Exhibit 4.1


                     POOLING AND SERVICING AGREEMENT


                               Relating to

               CONTIMORTGAGE HOME EQUITY LOAN TRUST 1997-3

                                  Among

                  CONTISECURITIES ASSET FUNDING CORP.,
                            as the Depositor

                       CONTIMORTGAGE CORPORATION,
                      as a Seller and the Servicer,

                         CONTIWEST CORPORATION,
                               as a Seller



                                   and


                 MANUFACTURERS AND TRADERS TRUST COMPANY
                              as the Trustee


                           Dated as of June 1, 1997

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                                    CONTENTS
                                    --------
                                                                        Page

CONVEYANCE ............................................................   1

ARTICLE I

    DEFINITIONS; RULES OF CONSTRUCTION ................................   2
    Section 1.01   Definitions ........................................   2
    Section 1.02   Use of Words and Phrases............................  43
    Section 1.03   Captions; Table of Contents ........................  43
    Section 1.04   Opinions ...........................................  43

ARTICLE II

    ESTABLISHMENT AND ORGANIZATION OF THE TRUST .......................  44
    Section 2.01   Establishment of the Trust .........................  44
    Section 2.02   Office .............................................  44
    Section 2.03   Purposes and Powers ................................  44
    Section 2.04   Appointment of the Trustee;
                   Declaration of Trust ...............................  44
    Section 2.05   Expenses of the Trust ..............................  44
    Section 2.06   Ownership of the Trust .............................  44
    Section 2.07   Situs of the Trust .................................  45
    Section 2.08   Miscellaneous REMIC Provisions .....................  45

ARTICLE III

    REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE DEPOSITOR, THE SERVICER AND THE SELLERS; COVENANT OF SELLERS TO CONVEY HOME
    EQUITY LOANS ......................................................  48
    Section 3.01   Representations and Warranties of the Depositor ....  48
    Section 3.02   Representations and Warranties of the Servicer .....  49
    Section 3.03   Representations and Warranties of the Sellers ......  51
    Section 3.04   Covenants of the Sellers to Take Certain Actions
                   with Respect to the Home Equity Loans In
                   Certain Situations .................................  56
    Section 3.05   Conveyance of the Home Equity Loans and
                   Qualified Replacement Mortgages ....................  63
    Section 3.06   Acceptance by Trustee; Certain Substitutions
                   of Home Equity Loans; Certification
                   by Trustee .........................................  66

ARTICLE IV

    ISSUANCE AND SALE OF CERTIFICATES .................................  68
    Section 4.01   Issuance of Certificates ...........................  68
    Section 4.02   Sale of Certificates ...............................  68

ARTICLE V

    CERTIFICATES AND TRANSFER OF INTERESTS ............................  69
    Section 5.01   Terms ..............................................  69
    Section 5.02   Forms ..............................................  69
    Section 5.03   Execution, Authentication and Delivery .............  69
    Section 5.04   Registration and Transfer of Certificates ..........  70
    Section 5.05   Mutilated, Destroyed, Lost or Stolen Certificates ..  72
    Section 5.06   Persons Deemed Owners ..............................  72

    Section 5.07   Cancellation .......................................  72
    Section 5.08   Limitation on Transfer of Ownership Rights .........  72
    Section 5.09   Assignment of Rights ...............................  73

ARTICLE VI
    COVENANTS .........................................................  74
    Section 6.01   Distributions ......................................  74
    Section 6.02   Money for Distributions to be Held in Trust;
                   Withholding ........................................  74
    Section 6.03   Protection of Trust Estate .........................  75
    Section 6.04   Performance of Obligations .........................  75
    Section 6.05   Negative Covenants .................................  76
    Section 6.06   No Other Powers ....................................  76
    Section 6.07   Limitation of Suits ................................  76
    Section 6.08   Unconditional Rights of Owners to
                   Receive Distributions ..............................  77
    Section 6.09   Rights and Remedies Cumulative .....................  77
    Section 6.10   Delay or Omission Not Waiver .......................  77
    Section 6.11   Control by Owners ..................................  77
    Section 6.12   Indemnification ....................................  78
    Section 6.13   Access to Owners of Certificates'
                   Names and Addresses ................................  78

ARTICLE VII

    ACCOUNTS, DISBURSEMENTS AND RELEASES ..............................  79
    Section 7.01   Collection of Money ................................  79
    Section 7.02   Establishment of Accounts ..........................  79
    Section 7.03   Flow of Funds ......................................  79
    Section 7.04   Reserved ...........................................  86
    Section 7.05   Investment of Accounts .............................  86
    Section 7.06   Payment of Trust Expenses ..........................  86
    Section 7.07   Eligible Investments ...............................  86
    Section 7.08   Accounting and Directions by Trustee ...............  88
    Section 7.09   Reports by Trustee to Owners .......................  89
    Section 7.10   Reports by Trustee .................................  91

ARTICLE VIII

    SERVICING AND ADMINISTRATION OF HOME EQUITY LOANS .................  92
    Section 8.01   Servicer and Sub-Servicers .........................  92
    Section 8.02   Collection of Certain Home Equity Loan Payments ....  93
    Section 8.03   Sub-Servicing Agreements Between Servicer and
                   Sub-Servicers.......................................  93
    Section 8.04   Successor Sub-Servicers ............................  93
    Section 8.05   Liability of Servicer; Indemnification .............  93
    Section 8.06   No Contractual Relationship Between Sub-Servicer,
                   Trustee or the Owners ..............................  94
    Section 8.07   Assumption or Termination of Sub-Servicing
                   Agreement by Trustee ...............................  94
    Section 8.08   Principal and Interest Account .....................  94
    Section 8.09   Delinquency Advances and Servicing Advances ........  96
    Section 8.10   Compensating Interest; Repurchase of
                   Home Equity Loans ..................................  97
    Section 8.11   Maintenance of Insurance ...........................  97
    Section 8.12   Due-on-Sale Clauses; Assumption
                   and Substitution Agreements ........................  98
    Section 8.13   Realization Upon Defaulted Home Equity Loans;
                   Modification .......................................  98
    Section 8.14   Trustee to Cooperate; Release of Files .............  99
    Section 8.15   Servicing Compensation ............................. 100
    Section 8.16   Annual Statement as to Compliance .................. 100
    Section 8.17   Annual Independent Certified Public
                   Accountants' Reports ............................... 101

    Section 8.18   Access to Certain Documentation and Information
                   Regarding the Home Equity Loans .................... 101
    Section 8.19   Assignment of Agreement ............................ 101
    Section 8.20   Removal of Servicer; Resignation of Servicer ....... 101
    Section 8.21   Inspections; Errors and Omissions Insurance104

ARTICLE IX

    TERMINATION OF TRUST .............................................. 105
    Section 9.01   Termination of Trust ............................... 105
    Section 9.02   Termination Upon Option of Owners of
                   Class R Certificates ............................... 105
    Section 9.03   Termination Upon Loss of REMIC Status .............. 106
    Section 9.04   Disposition of Proceeds ............................ 107

ARTICLE X

    THE TRUSTEE ....................................................... 108
    Section 10.01  Certain Duties and Responsibilities ................ 108
    Section 10.02  Removal of Trustee for Cause ....................... 109
    Section 10.03  Certain Rights of the Trustee ...................... 110
    Section 10.04  Not Responsible for Recitals or
                   Issuance of Certificates ........................... 111
    Section 10.05  May Hold Certificates .............................. 111
    Section 10.06  Money Held in Trust ................................ 112
    Section 10.07  Compensation and Reimbursement; No Lien for Fees ... 112
    Section 10.08  Corporate Trustee Required; Eligibility ............ 112
    Section 10.09  Resignation and Removal; Appointment of Successor .. 112
    Section 10.10  Acceptance of Appointment by Successor Trustee ..... 113
    Section 10.11  Merger, Conversion, Consolidation or Succession to
                   Business of the Trustee ............................ 114
    Section 10.12  Reporting; Withholding ............................. 114
    Section 10.13  Liability of the Trustee ........................... 115
    Section 10.14  Appointment of Co-Trustee or Separate Trustee ...... 115

ARTICLE XI

    MISCELLANEOUS ..................................................... 117
    Section 11.01  Compliance Certificates and Opinions ............... 117
    Section 11.02  Form of Documents Delivered to the Trustee ......... 117
    Section 11.03  Acts of Owners ..................................... 118
    Section 11.04  Notices, etc. to Trustee ........................... 118
    Section 11.05  Notices and Reports to Owners; Waiver of Notices ... 118
    Section 11.06  Rules by Trustee ................................... 119
    Section 11.07  Successors and Assigns ............................. 119
    Section 11.08  Severability ....................................... 119
    Section 11.09  Benefits of Agreement .............................. 119
    Section 11.10  Legal Holidays ..................................... 119
    Section 11.11  Governing Law; Submission to Jurisdiction .......... 119
    Section 11.12  Counterparts. ...................................... 120
    Section 11.13  Usury .............................................. 120
    Section 11.14  Amendment .......................................... 121
    Section 11.15  Paying Agent; Appointment and
                   Acceptance of Duties ............................... 121
    Section 11.16  REMIC Status ....................................... 122
    Section 11.17  Additional Limitation on Action and
                   Imposition of Tax .................................. 123
    Section 11.18  Appointment of Tax Matters Person .................. 123
    Section 11.19  Notices ............................................ 124

SCHEDULE I-A   SCHEDULE OF GROUP I HOME EQUITY LOANS
SCHEDULE I-B   SCHEDULE OF GROUP II HOME EQUITY LOANS
SCHEDULE II    RESERVED
SCHEDULE III   HOME EQUITY LOANS WITH DELINQUENCY CHARACTERISTICS
SCHEDULE IV    HOME EQUITY LOANS WITH 15-YEAR "BALLOON" PAYMENTS
SCHEDULE V     HOME EQUITY LOANS WITH 5-YEAR "BALLOON" PAYMENTS
EXHIBIT A-1    FORM OF CLASS A-1 CERTIFICATE
EXHIBIT A-2    FORM OF CLASS A-2 CERTIFICATE
EXHIBIT A-3    FORM OF CLASS A-3 CERTIFICATE
EXHIBIT A-4    FORM OF CLASS A-4 CERTIFICATE
EXHIBIT A-5    FORM OF CLASS A-5 CERTIFICATE
EXHIBIT A-6    FORM OF CLASS A-6 CERTIFICATE
EXHIBIT A-7    FORM OF CLASS A-7 CERTIFICATE
EXHIBIT A-8    FORM OF CLASS A-8 CERTIFICATE
EXHIBIT A-9    FORM OF CLASS A-9 CERTIFICATE
EXHIBIT A-10   FORM OF CLASS A-10 CERTIFICATE
EXHIBIT A-11   FORM OF CLASS A-11IO CERTIFICATE
EXHIBIT B-1    FORM OF CLASS M-1F CERTIFICATE
EXHIBIT B-2    FORM OF CLASS M-1A CERTIFICATE
EXHIBIT B-3    FORM OF CLASS M-2F CERTIFICATE
EXHIBIT B-4    FORM OF CLASS M-2A CERTIFICATE
EXHIBIT B-5    FORM OF CLASS B-1F CERTIFICATE
EXHIBIT B-6    FORM OF CLASS B-1A CERTIFICATE
EXHIBIT C-1    FORM OF CLASS C CERTIFICATE
EXHIBIT C-2    FORM OF CLASS R CERTIFICATE
EXHIBIT D      FORM OF CERTIFICATE RE:  HOME EQUITY LOANS
               PREPAID IN FULL AFTER CUT-OFF DATE
EXHIBIT E      FORM OF TRUSTEE'S RECEIPT
EXHIBIT F      FORM OF POOL CERTIFICATION
EXHIBIT G      FORM OF DELIVERY ORDER
EXHIBIT H      [RESERVED]
EXHIBIT I      FORM OF CLASS R TAX MATTERS TRANSFER CERTIFICATE

     POOLING AND SERVICING AGREEMENT, relating to CONTIMORTGAGE HOME EQUITY LOAN TRUST 1997-3, dated as of June 1, 1997 by and among CONTISECURITIES ASSET FUNDING CORP., a Delaware corporation, in its capacity as Depositor (the "Depositor"), CONTIMORTGAGE CORPORATION, a Delaware corporation in its capacities as a Seller (in such capacity, a "Seller") and as Servicer (in such capacity, the "Servicer"), CONTIWEST CORPORATION, a Nevada corporation, in its capacity as a Seller (a "Seller" and together with ContiMortgage Corporation, the "Sellers") and MANUFACTURERS AND TRADERS TRUST COMPANY, a New York banking corporation, in its capacity as the trustee (the "Trustee").

     WHEREAS, the Depositor wishes to establish the Trust and two subtrusts and provide for the allocation and sale of the beneficial interests therein and the maintenance and distribution thereof;

     WHEREAS, the Servicer has agreed to service the Home Equity Loans, which constitute the principal assets of the Trust Estate;

     WHEREAS, all things necessary to make the Certificates, when executed by the Depositor and authenticated by the Trustee, valid instruments, and to make this Agreement a valid agreement, in accordance with their and its terms, have been done;

     WHEREAS, Manufacturers and Traders Trust Company is willing to serve in the capacity of Trustee hereunder;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Sellers, the Servicer, and the Trustee hereby agree as follows:

                                   CONVEYANCE

     To provide for the distribution of the interest on and/or principal of the Certificates in accordance with their terms, all of the sums distributable under this Agreement with respect to the Certificates and the performance of the covenants contained in this Agreement, each Seller hereby bargains, sells, conveys, assigns and transfers to the Depositor and the Depositor hereby bargains, sells, conveys, assigns and transfers to the Trust, without recourse and for the exclusive benefit of the Owners of the Certificates, all of its respective right, title and interest in and to any and all benefits accruing to it from (a) the Home Equity Loans (other than any principal and interest payments received thereon on or prior to the Cut-Off Date) listed in Schedule I-A and I-B to this Agreement which the Sellers are causing to be delivered to the Depositor and the Depositor is causing to be delivered to the Trustee herewith (and all substitutions therefor as provided by Sections 3.03, 3.04 and 3.06), together wit h the related Home Equity Loan documents and each Seller's interest in any Property which secured a Home Equity Loan but which has been acquired by foreclosure or deed in lieu of foreclosure, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts as may be held by the Trustee in the Certificate Account, the Upper-Tier Group I Distribution Account and the Upper-Tier Group II Distribution Account together with investment earnings on such amounts and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, exclusive of investment earnings thereon (except as otherwise provided herein), whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by the Servicer); and (c) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Home Equity L oans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified herein ((a)-(c) above shall be collectively referred to herein as the "Trust Estate").

     The Trustee acknowledges such sale, accepts the Trust hereunder in accordance with the provisions hereof and agrees to perform the duties herein to the best of its ability to the end that the interests of the Owners may be adequately and effectively protected.

                                    ARTICLE I

                       DEFINITIONS; RULES OF CONSTRUCTION

     Section 1.01   Definitions.

     For all purposes of this Agreement, the following terms shall have the meanings set forth below, unless the context clearly indicates otherwise:

     "Account": Any account established in accordance with Section 7.02 or 8.08 hereof.

     "Accrual Period": With respect to the Group I Certificates and any Payment Date, the calendar month immediately preceding the month in which the Payment Date occurs. A "calendar month" shall be deemed to be 30 days. With respect to the Group II Certificates and any Payment Date, the period commencing on the immediately preceding Payment Date (or the Closing Date in the case of the first Payment Date) to and including the day prior to the current Payment Date. All calculations of interest on the Group I Certificates will be made on the basis of a 360-day year assumed to consist of twelve 30-day months and calculations of interest on the Group II Certificates will be made on the basis of the actual number of days elapsed in the related Accrual Period and in a year of 360 days.

     "Aggregate Certificate Principal Balance": As of any date of determination thereof, the sum of the then outstanding Certificate Principal Balance of the Class A Certificates, the Mezzanine Certificates and the Class B Certificates.

     "Agreement": This Pooling and Servicing Agreement, as it may be amended from time to time, including the Exhibits and Schedules hereto.

     "Appraised Value": The appraised value of any Property based upon the appraisal or other valuation made at the time of the origination of the related Home Equity Loan, or, in the case of a Home Equity Loan which is a purchase money mortgage, the sales price of the Property at such time of ori gination, if such sales price is less than such appraised value.

     "Authorized Officer": With respect to any Person, any officer of such Person who is authorized to act for such Person in matters relating to the Agreement, and whose action is binding upon such Person; with respect to the Depositor, the Sellers and the Servicer, initially including those individuals whose names appear on the lists of Authorized Officers delivered at the Closing; with respect to the Trustee, any Vice President, Assistant Vice President, Trust Officer or any Officer of the Trustee located at the Corporate Trust Office.

     "Business Day": Any day that is not a Saturday, Sunday or other day on which commercial banking institutions in The City of New York, or in the city in which the principal corporate trust office of the Trustee is located, are authorized or obligated by law or executive order to be closed.

     "Certificate": Any one of the Class A Certificates, Mezzanine Certificates, Class B Certificates, Class C Certificates or Class R Certificates, each representing the interests and the rights described in this Agreement.

     "Certificate Account": The certificate account established in accordance with Section 7.02(a) hereof and maintained in the corporate trust department of the Trustee; provided that the funds in such account shall not be commingled with other funds held by the Trustee.

     "Certificate Principal Balance": As of the Startup Day as to each of the following Classes of Certificates, the Certificate Principal Balances thereof, as follows:

       Class A-1 Certificates        --        $130,000,000
       Class A-2 Certificates        --        $135,000,000
       Class A-3 Certificates        --        $215,000,000
       Class A-4 Certificates        --        $ 73,000,000
       Class A-5 Certificates        --        $ 71,000,000
       Class A-6 Certificates        --        $ 36,000,000
       Class A-7 Certificates        --        $ 65,000,000
       Class A-8 Certificates        --        $ 38,600,000
       Class A-9 Certificates        --        $ 68,000,000
       Class A-10 Certificates       --        $259,200,000
       Class M-1F Certificates       --        $ 54,337,000
       Class M-1A Certificates       --        $ 25,600,000
       Class M-2F Certificates       --        $ 49,613,000
       Class M-2A Certificates       --        $ 20,000,000
       Class B-1F Certificates       --        $  9,450,000
       Class B-1A Certificates       --        $ 15,200,000

  The Class A-11IO Certificates, Class C Certificates and the Class R Certificates do not have a Certificate Principal Balance.

     "Class": Any Class of the Class A Certificates, any Class of the Mezzanine Certificates, either Class of the Class B Certificates, the Class C Certificates or the Class R Certificates.

     "Class A Certificate": Any one of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates, Class A-7 Certificates, Class A-8 Certificates, Class A-9 Certificates, Class A-10 Certificates or Class A-11IO Certificates.

     "Class A Certificate Principal Balance": As of any time of determination, the Certificate Principal Balance as of the Startup Day of all Class A Certificates less any amounts actually distributed on such Class A Certificates with respect to the Class A Principal Distribution Amount pursuant to Section 7.03(d) hereof with respect to principal thereon on all prior Payment Dates plus any amount previously distributed with respect to principal that is recovered as a voidable preference by a trustee in bankr uptcy pursuant to a final, nonappealable order.

     "Class A Distribution Amount": The sum of the Class A-1 Distribution Amount, the Class A-2 Distribution Amount, the Class A-3 Distribution Amount, the Class A-4 Distribution Amount, the Class A-5 Distribution Amount, the Class A-6 Distribution Amount, the Class A-7 Distribution Amount, the Class A-8 Distribution Amount, the Class A-9 Distribution Amount, the Class A-10 Distribution Amount and the Class A-11IO Current Interest.

     "Class A-1 Certificate": Any one of the Certificates designated on the face thereof as a Class A-1 Certificate, substantially in the form annexed hereto as Exhibit A-1, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

     "Class A-1 Certificate Principal Balance": As of any time of determination, the Certificate Principal Balance as of the Startup Day of all Class A-1 Certificates less any amounts actually distributed with respect to the Group I Class A Principal Distribution Amount pursuant to Section 7.03(d) hereof with respect to principal thereon on all prior Payment Dates plus any amount previously distributed with respect to principal that is recovered as a voidable preference by a trustee in bankruptcy pursuant to a final, nonappealable order.



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

     "Class A-1 Certificate Termination Date": The Payment Date on which the Class A-1 Certificate Principal Balance is reduced to zero.

     "Class A-1 Current Interest": With respect to any Payment Date, the amount of interest accrued on the Class A-1 Certificate Principal Balance immediately prior to such Payment Date during the related Accrual Period at the Class A-1 Pass-Through Rate plus the Preference Amount owed to the Owners of the Class A-1 Certificates as it relates to interest previously paid on the Class A-1 Certificates.

     "Class A-1 Distribution Amount": With respect to any Payment Date, the sum of (x) the Class A-1 Current Interest, (y) the Class A-1 Interest Carry Forward Amount and (z) the Group I Class A Principal Distribution Amount payable to the Owners of the Class A-1 Certificates pursuant to Section 7.03 (d) hereof.

     "Class A-1 Interest Carry Forward Amount": With respect to any Payment Date, the sum of (x) the amount, if any, by which (i) the sum of (A) the Class A-1 Current Interest as of the immediately preceding Payment Date and (B) any unpaid Class A-1 Interest Carry Forward Amount from all previous Payment Dates exceeds (ii) the amount of the actual distribution with respect to interest made to the Owners of the Class A-1 Certificates on such immediately preceding Payment Date and (y) 30 days' interest on such amount at the Class A-1 Pass-Through Rate.

     "Class A-1 Pass-Through Rate": 6.42% per annum.

     "Class A-2 Certificate": Any one of the Certificates designated on the face thereof as a Class A-2 Certificate, substantially in the form annexed hereto as Exhibit A-2, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

     "Class A-2 Certificate Principal Balance": As of any time of determination, the Certificate Principal Balance as of the Startup Day of all Class A-2 Certificates less any amounts actually distributed with respect to the Group I Class A Principal Distribution Amount pursuant to Section 7.03(d) hereof with respect to principal thereon on all prior Payment Dates plus any amount previously distributed with respect to principal that is recovered as a voidable preference by a trustee in bankruptcy pursuant to a final, nonappealable order.

     "Class A-2 Certificate Termination Date": The Payment Date on which the Class A-2 Certificate Principal Balance is reduced to zero.

     "Class A-2 Current Interest": With respect to any Payment Date, the amount of interest accrued on the Class A-2 Certificate Principal Balance immediately prior to such Payment Date during the related Accrual Period at the Class A-2 Pass-Through Rate plus the Preference Amount owed to the Owners of the Class A-2 Certificates as it relates to interest previously paid on the Class A-2 Certificates.

     "Class A-2 Distribution Amount": With respect to any Payment Date, the sum of (x) the Class A-2 Current Interest, (y) the Class A-2 Interest Carry Forward Amount and (z) the Group I Class A Principal Distribution Amount payable to the Owners of Class A-2 Certificates pursuant to Section 7.03(d) hereof.

     "Class A-2 Interest Carry Forward Amount": With respect to any Payment Date, the sum of (x) the amount, if any, by which (i) the sum of (A) the Class A-2 Current Interest as of the immediately preceding Payment Date and (B) any unpaid Class A-2 Interest Carry Forward Amount from all previous Payment Dates exceeds (ii) the amount of the actual distribution with respect to interest made to the Owners of the

Class A-2 Certificates on such immediately preceding Payment Date and (y) 30 days' interest on such amount at the Class A-2 Pass-Through Rate.

     "Class A-2 Pass-Through Rate": 6.51% per annum.

     "Class A-3 Certificate": Any one of the Certificates designated on the face thereof as a Class A-3 Certificate, substantially in the form annexed hereto as Exhibit A-3, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

     "Class A-3 Certificate Principal Balance": As of any time of determination, the Certificate Principal Balance as of the Startup Day of all Class A-3 Certificates less any amounts actually distributed with respect to the Group I Class A Principal Distribution Amount pursuant to Section 7.03(d) hereof with respect to principal thereon on all prior Payment Dates plus any amount previously distributed with respect to principal that is recovered as a voidable preference by a trustee in bankruptcy pursuant to a final, nonappealable order.

     "Class A-3 Certificate Termination Date": The Payment Date on which the Class A-3 Certificate Principal Balance is reduced to zero.

     "Class A-3 Current Interest": With respect to any Payment Date, the amount of interest accrued on the Class A-3 Certificate Principal Balance immediately prior to such Payment Date during the related Accrual Period at the Class A-3 Pass-Through Rate plus the Preference Amount owed to the Owners of the Class A-3 Certificates as it relates to interest previously paid on the Class A-3 Certificates.

     "Class A-3 Distribution Amount": With respect to any Payment Date, the sum of (x) the Class A-3 Current Interest, (y) the Class A-3 Interest Carry Forward Amount and (z) the Group I Class A Principal Distribution Amount payable to the Owners of the Class A-3 Certificates pursuant to Section 7.03 (d) hereof.

     "Class A-3 Interest Carry Forward Amount": With respect to any Payment Date, the sum of (x) the amount, if any, by which (i) the sum of (A) the Class A-3 Current Interest as of the immediately preceding Payment Date and (B) any unpaid Class A-3 Interest Carry Forward Amount from all previous Payment Dates exceeds (ii) the amount of the actual distribution with respect to interest made to the Owners of the Class A-3 Certificates on such immediately preceding Payment Date and (y) 30 days' interest on such amount at the Class A-3 Pass-Through Rate.

     "Class A-3 Pass-Through Rate": 6.68% per annum.

     "Class A-4 Certificate": Any one of the Certificates designated on the face thereof as a Class A-4 Certificate, substantially in the form annexed hereto as Exhibit A-4, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

     "Class A-4 Certificate Principal Balance": As of any time of determination, the Certificate Principal Balance as of the Startup Day of all Class A-4 Certificates less any amounts actually distributed with respect to the Group I Class A Principal Distribution Amount pursuant to Section 7.03(d) hereof with respect to principal thereon on all prior Payment Dates plus any amount previously distributed with respect to principal that is recovered as a voidable preference by a trustee in bankruptcy pursuant to a final, nonappealable order.

     "Class A-4 Certificate Termination Date": The Payment Date on which the Class A-4 Certificate Principal Balance is reduced to zero.

     "Class A-4 Current Interest": With respect to any Payment Date, the amount of interest accrued on the Class A-4 Certificate Principal Balance immediately prior to such Payment Date during the related Accrual Period at the Class A-4 Pass-Through Rate plus the Preference Amount owed to the Owners of the Class A-4 Certificates as it relates to interest previously paid on the Class A-4 Certificates.

     "Class A-4 Distribution Amount": With respect to any Payment Date, the sum of (x) the Class A-4 Current Interest, (y) the Class A-4 Interest Carry Forward Amount and (z) the Group I Class A Principal Distribution Amount payable to the Owners of the Class A-4 Certificates pursuant to Section 7.0 3(d) hereof.

     "Class A-4 Interest Carry Forward Amount": With respect to any Payment Date, the sum of (x) the amount, if any, by which (i) the sum of (A) the Class A-4 Current Interest as of the immediately preceding Payment Date and (B) any unpaid Class A-4 Interest Carry Forward Amount from all previous Payment Dates exceeds (ii) the amount of the actual distribution with respect to interest made to the Owners of the Class A-4 Certificates on such immediately preceding Payment Date and (y) 30 days' interest on such amount at the Class A-4 Pass-Through Rate.

     "Class A-4 Pass-Through Rate": 6.82% per annum.

     "Class A-5 Certificate": Any one of the Certificates designated on the face thereof as a Class A-5 Certificate, substantially in the form annexed hereto as Exhibit A-5, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

     "Class A-5 Certificate Principal Balance": As of any time of determination, the Certificate Principal Balance as of the Startup Day of all Class A-5 Certificates less any amounts actually distributed with respect to the Group I Class A Principal Distribution Amount pursuant to Section 7.03(d) hereof with respect to principal thereon on all prior Payment Dates plus any amount previously distributed with respect to principal that is recovered as a voidable preference by a trustee in bankruptcy pursuant to a final, nonappealable order.

     "Class A-5 Certificate Termination Date": The Payment Date on which the Class A-5 Certificate Principal Balance is reduced to zero.

     "Class A-5 Current Interest": With respect to any Payment Date, the amount of interest accrued on the Class A-5 Certificate Principal Balance immediately prior to such Payment Date during the related Accrual Period at the Class A-5 Pass-Through Rate plus the Preference Amount owed to the Owners of the Class A-5 Certificates as it relates to interest previously paid on the Class A-5 Certificates.

     "Class A-5 Distribution Amount": With respect to any Payment Date, the sum of (x) the Class A-5 Current Interest, (y) the Class A-5 Interest Carry Forward Amount and (z) the Group I Class A Principal Distribution Amount payable to the Owners of the Class A-5 Certificates pursuant to Section 7.03 (d) hereof.

     "Class A-5 Interest Carry Forward Amount": With respect to any Payment Date, the sum of (x) the amount, if any, by which (i) the sum of (A) the Class A-5 Current Interest as of the immediately preceding Payment Date and (B) any unpaid Class A-5 Interest Carry Forward Amount from all previous Payment Dates exceeds (ii) the amount of the actual distribution with respect to interest made to the Owners of the Class A-5 Certificates on such immediately preceding Payment Date and (y) 30 days' interest on such amount at the Class A-5 Pass-Through Rate.

     "Class A-5 Pass-Through Rate": 7.01% per annum.

     "Class A-6 Certificate": Any one of the Certificates designated on the face thereof as a Class A-6 Certificate, substantially in the form annexed hereto as Exhibit A-6, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

     "Class A-6 Certificate Principal Balance": As of any time of determination, the Certificate Principal Balance as of the Startup Day of all Class A-6 Certificates less any amounts actually distributed with respect to the Group I Class A Principal Distribution Amount pursuant to Section 7.03(d) hereof with respect to principal thereon on all prior Payment Dates plus any amount previously distributed with respect to principal that is recovered as a voidable preference by a trustee in bankruptcy pursuant to a final, nonappealable order.

     "Class A-6 Certificate Termination Date": The Payment Date on which the Class A-6 Certificate Principal Balance is reduced to zero.

     "Class A-6 Current Interest": With respect to any Payment Date, the amount of interest accrued on the Class A-6 Certificate Principal Balance immediately prior to such Payment Date during the related Accrual Period at the Class A-6 Pass-Through Rate plus the Preference Amount owed to the Owners of the Class A-6 Certificates as it relates to interest previously paid on the Class A-6 Certificates.

     "Class A-6 Distribution Amount": With respect to any Payment Date, the sum of (x) the Class A-6 Current Interest, (y) the Class A-6 Interest Carry Forward Amount and (z) the Group I Class A Principal Distribution Amount payable to the Owners of the Class A-6 Certificates pursuant to Section 7.03 (d) hereof.

     "Class A-6 Interest Carry Forward Amount": With respect to any Payment Date, the sum of (x) the amount, if any, by which (i) the sum of (A) the Class A-6 Current Interest as of the immediately preceding Payment Date and (B) any unpaid Class A-6 Interest Carry Forward Amount from all previous Payment Dates exceeds (ii) the amount of the actual distribution with respect to interest made to the Owners of the Class A-6 Certificates on such immediately preceding Payment Date and (y) 30 days' interest on such amount at the Class A-6 Pass-Through Rate.

     "Class A-6 Pass-Through Rate": On any Payment Date, the lesser of (x) 7.13% per annum, and (y) the weighted average Coupon Rate of the Home Equity Loan in Group I less the sum of (A) 0.50% per annum, (B) the Trustee Fee Rate and (C) for Payment Dates during the Interest Only Period, the Class A- 11IO Interest Allocation Rate.

     "Class A-7 Certificate": Any one of the Certificates designated on the face thereof as a Class A-7 Certificate, substantially in the form annexed hereto as Exhibit A-7, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

     "Class A-7 Certificate Principal Balance": As of any time of determination, the Certificate Principal Balance as of the Startup Day of all Class A-7 Certificates less any amounts actually distributed with respect to the Group I Class A Principal Distribution Amount pursuant to Section 7.03(d) hereof with respect to principal thereon on all prior Payment Dates plus any amount previously distributed with respect to principal that is recovered as a voidable preference by a trustee in bankruptcy pursuant to a final, nonappealable order.

     "Class A-7 Certificate Termination Date": The Payment Date on which the Class A-7 Certificate Principal Balance is reduced to zero.

     "Class A-7 Current Interest": With respect to any Payment Date, the amount of interest accrued on the Class A-7 Certificate Principal Balance immediately prior to such Payment Date during the related Accrual Period at the Class A-7 Pass-Through Rate plus the Preference Amount owed to the Owners of the Class A-7 Certificates as it relates to interest previously paid on the Class A-7 Certificates.

     "Class A-7 Distribution Amount": With respect to any Payment Date, the sum of (x) the Class A-7 Current Interest, (y) the Class A-7 Interest Carry Forward Amount and (z) the Group I Class A Principal Distribution Amount payable to the Owners of the Class A-7 Certificates pursuant to Section 7.03 (c) hereof.

     "Class A-7 Interest Carry Forward Amount": With respect to any Payment Date, the sum of (x) the amount, if any, by which (i) the sum of (A) the Class A-7 Current Interest as of the immediately preceding Payment Date and (B) any unpaid Class A-7 Interest Carry Forward Amount from all previous Payment Dates exceeds (ii) the amount of the actual distribution with respect to interest made to the Owners of the Class A-7 Certificates on such immediately preceding Payment Date and (y) 30 days' interest on such amount at the Class A-7 Pass-Through Rate.

     "Class A-7 Pass-Through Rate": On any Payment Date, the lesser of (x) 7.28% per annum and (y) the weighted average Coupon Rate on the Home Equity Loans in Group I less the sum of (A) 0.50%, (B) the Trustee Fee Rate and (C) for Payment Dates during the Interest Only Period, the Class A-11IO Interest Allocation Rate.

     "Class A-8 Certificate": Any one of the Certificates designated on the face thereof as a Class A-8 Certificate, substantially in the form annexed hereto as Exhibit A-8, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

     "Class A-8 Certificate Principal Balance": As of any time of determination, the Certificate Principal Balance as of the Startup Day of all Class A-8 Certificates less any amounts actually distributed with respect to the Group I Class A Principal Distribution Amount pursuant to Section 7.03(d) hereof with respect to principal thereon on all prior Payment Dates plus any amount previously distributed with respect to principal that is recovered as a voidable preference by a trustee in bankruptcy pursuant to a final, nonappealable order.

     "Class A-8 Certificate Termination Date": The Payment Date on which the Class A-8 Certificate Principal Balance is reduced to zero.

     "Class A-8 Current Interest": With respect to any Payment Date, the amount of interest accrued on the Class A-8 Certificate Principal Balance immediately prior to such Payment Date during the related Accrual Period at the Class A-8 Pass-Through Rate plus the Preference Amount owed to the Owners of the Class A-8 Certificates as it relates to interest previously paid on the Class A-8 Certificates.

     "Class A-8 Distribution Amount": With respect to any Payment Date, the sum of (x) the Class A-8 Current Interest, (y) the Class A-8 Interest Carry Forward Amount and (z) the Group I Class A Principal Distribution Amount payable to the Owners of the Class A-8 Certificates pursuant to Section 7.0 3(d) hereof.

     "Class A-8 Interest Carry Forward Amount": With respect to any Payment Date, the sum of (x) the amount, if any, by which (i) the sum of (A) the Class A-8 Current Interest as of the immediately preceding Payment Date and (B) any unpaid Class A-8 Interest Carry Forward Amount from all previous Payment Dates exceeds (ii) the amount of the actual distribution with respect to interest made to the Owners of the Class A-8 Certificates on such immediately preceding Payment Date and (y) 30 days' interest on such amount at the Class A-8 Pass-Through Rate.

     "Class A-8 Pass-Through Rate": On any Payment Date, the lesser of (x) 7.58% per annum and (y) the weighted average of the Coupon Rates of the Home Equity Loans in Group I less the sum of (A) 0.50% per annum, (B) the Trustee Fee Rate, and (C) for Payment Dates during the Interest Only Period, the Class A-11 Interest Only Interest Allocation Rate.

     "Class A-9 Certificate": Any one of the Certificates designated on the face thereof as a Class A-9 Certificate, substantially in the form annexed hereto as Exhibit A-9, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

     "Class A-9 Certificate Principal Balance": As of any time of determination, the Certificate Principal Balance as of the Startup Day of all Class A-9 Certificates less any amounts actually distributed with respect to the Group I Class A Distribution Amount pursuant to Section 7.03(d) hereof with respect to principal thereon on all prior Payment Dates plus any amount previously distributed with respect to principal that is recovered as a voidable preference by a trustee in bankruptcy pursuant to a final, nonappealable order.

     "Class A-9 Certificate Termination Date": The Payment Date on which the Class A-9 Certificate Principal Balance is reduced to zero.

     "Class A-9 Current Interest": With respect to any Payment Date, the amount of interest accrued on the Class A-9 Certificate Principal Balance immediately prior to such Payment Date during the related Accrual Period at the Class A-9 Pass-Through Rate plus the Preference Amount owed to the Owners of the Class A-9 Certificates as it relates to interest previously paid on the Class A-9 Certificates.

     "Class A-9 Distribution Amount": With respect to any Payment Date, the sum of (w) the Class A-9 Current Interest, (x) the Class A-9 Interest Carry Forward Amount, (y) the Class A-9 Lockout Distribution Amount payable to the Owners of the Class A-9 Certificates pursuant to Section 7.03(c) and (z) the Group I Class A Principal Distribution Amount payable to the Owners of the Class A-9 Certificates pursuant to Section 7.03(d) hereof.

     "Class A-9 Interest Carry Forward Amount": With respect to any Payment Date, the sum of (x) the amount, if any, by which (i) the sum of (A) the Class A-9 Current Interest as of the immediately preceding Payment Date and (B) any unpaid Class A-9 Interest Carry Forward Amount from all previous Payment Dates exceeds (ii) the amount of the actual distribution with respect to interest made to the Owners of the Class A-9 Certificates on such immediately preceding Payment Date and (y) 30 days' interest on such amount at the Class A-9 Pass-Through Rate.

     "Class A-9 Lockout Distribution Amount": For any Payment Date, the product of (i) the applicable Class A-9 Lockout Percentage for such Payment Date and
(ii) the Class A-9 Lockout Pro Rata Distribution Amount for such Payment Date.

     "Class A-9 Lockout Percentage": For each Payment Date, the percentage set forth below:


                                                          Class A-9
            Payment Dates                             Lockout Percentage
            -------------                             ------------------


      July 1997 - June 2000                                    0%


      July 2000 - June 2002                                   45%


      July 2002 - June 2003                                   80%


      July 2003 - June 2004                                  100%


      July 2004 and thereafter                               300%


     "Class A-9 Lockout Pro Rata Distribution Amount": For any Payment Date, an amount equal to the product of (x) a fraction, the numerator of which is the Class A-9 Certificate Principal Balance immediately prior to such Payment Date and the denominator of which is the aggregate Certificate Principal Balance of the Class A Certificates related to Group I immediately prior to such Payment Date and (y) the Class A Principal Distribution Amount for such Payment Date.

     "Class A-9 Pass-Through Rate": On any Payment Date, the lesser of (x) 7.12% per annum and (y) the sum of (A) 0.50%, (B) the Trustee Fee Rate and (C) for Payment Dates during the Interest Only Period, the Class A-11IO Interest Allocation Rate.

     "Class A-10 Certificate": Any one of the Certificates designated on the face thereof as a Class A-10 Certificate, substantially in the form annexed hereto as Exhibit A-10, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

     "Class A-10 Certificate Principal Balance": As of any time of determination, the Certificate Principal Balance as of the Startup Day of all Class A-10 Certificates less any amounts actually distributed with respect to the Group II Class A Principal Distribution Amount pursuant to Section 7.03(e) hereof with respect to principal thereon on all prior Payment Dates plus any amount previously distributed with respect to principal that is recovered as a voidable preference by a trustee in bankruptcy pursuant to a final, nonappealable order.

     "Class A-10 Certificate Termination Date": The Payment Date on which the Class A-10 Certificate Principal Balance is reduced to zero.

     "Class A-10 Current Interest": With respect to any Payment Date, the amount of interest accrued on the Class A-10 Certificate Principal Balance immediately prior to such Payment Date during the related Accrual Period at the Class A-10 Pass-Through Rate plus the Preference Amount owed to the Owners of the Class A-10 Certificates as it relates to interest previously paid on the Class A-10 Certificates.

     "Class A-10 Distribution Amount": With respect to any Payment Date, the sum of (x) the Class A-10 Current Interest, (y) the Class A-10 Interest Carry Forward Amount and (z) the Group II Class A Principal Distribution Amount payable to the Owners of the Class A-10 Certificates pursuant to Section 7.03(e) hereof.

     "Class A-10 Interest Carry Forward Amount": With respect to any Payment Date, the sum of (x) the amount, if any, by which (i) the sum of (A) the Class A-10 Current Interest as of the immediately preceding Payment Date and (B) any unpaid Class A-10 Interest Carry Forward Amount from all previous Payment Dates exceeds (ii) the amount of the actual distribution with respect to interest made to the Owners of the Class A-10 Certificates on such immediately preceding Payment Date and (y) 30 days' interest on such amount at the Class A-10 Pass-Through Rate.

     "Class A-10 Pass-Through Rate": For any Payment Date in any month up to and including the month in which the Clean-Up Call Date occurs, the lesser of (i) LIBOR plus 0.21% per annum and (ii) the Group II Available Funds Cap Rate for such Payment Date and for any month following the month in which the Clean-Up Call Date occurs, the lesser of (i) LIBOR plus 0.42% per annum and (ii) the Group II Available Funds Cap Rate.

     "Class A-11IO Interest Allocation Rate": For any Payment Date during the Interest Only Period, (A) the product of (x) 8.50% and (y) the Class A-11IO Notional Principal Amount divided by (B) the Loan Balance of the Home Equity Loans in the Fixed Rate Group.

     "Class A-11IO Certificate": Any one of the Certificates designated on the face thereof as a Class A-11IO Certificate, substantially in the form annexed hereto as Exhibit 11IO, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

     "Class A-11IO Certificate Termination Date": The Payment Date on which the Class A-11IO Notional Principal Amount is reduced to zero.

     "Class A-11IO Current Interest": With respect to any Payment Date, the amount of interest accrued on the Class A-11IO Notional Principal Amount immediately prior to such Payment Date during the related Accrual Period at the Class A-11IO Pass-Through Rate plus the Preference Amount owed to the Owners of the Class A-11IO Certificates as it relates to interest previously paid on the Class A-11IO Certificates plus the Class A-11IO Interest Carry Forward Amount.

     "Class A-11IO Interest Carry Forward Amount": With respect to any Payment Date, the sum of (x) the amount, if any, by which (i) the sum of (A) the Class A-11IO Current Interest as of the immediately preceding Payment Date and (B) any unpaid Class A-11IO Interest Carry Forward Amount from all previous Payment Dates exceeds (ii) the amount of the actual distribution made to Owners of the Class A-11IO Certificates on such immediately preceding Payment Date and (y) 30 days' interest on such amount at the Class A-11IO Pass-Through Rate.

     "Class A-11IO Notional Principal Amount": For Payment Dates during the Interest Only Period, the Class A-9 Certificate Principal Balance and thereafter, zero.

     "Class A-11IO Pass-Through Rate": 8.50% per annum.

     "Class B Certificates": Any one of the Class B-1F Certificates or Class B-1A Certificates.

     "Class B-1A Applied Realized Loss Amount": As to any Payment Date, the lesser of (x) the Class B-1A Certificate Principal Balance (after taking into account the distribution of the Group II Principal Distribution Amount on such Payment Date, but prior to the application of the Class B-1A Applied Realized Loss Amount, if any, on such Payment Date) and (y) the Group II Applied Realized Loss Amount as of such Payment Date.

     "Class B-1A Certificate": Any one of the Certificates designated on the face thereof as a Class B-1A Certificate, substantially in the form annexed hereto as Exhibit B-6, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

     "Class B-1A Certificate Principal Balance": As of any time of determination, the Certificate Principal Balance as of the Startup Day of all Class B-1A Certificates less the sum of (x) any amounts of the Class B-1A Principal Distribution Amount actually distributed to the Owners of the Class B-1A Certificates pursuant to Section 7.03(e) hereof on all prior Payment Dates and (y) the aggregate, cumulative amount of the Class B-1A Applied Realized Loss Amounts on all prior Payment Dates plus any amount previously distributed with respect to principal that is recovered as a voidable preference by a trustee in bankruptcy pursuant to a final, nonappealable order.

     "Class B-1A Certificate Termination Date": The Payment Date on which the Class B-1A Certificate Principal Balance is reduced to zero.

     "Class B-1A Current Interest": With respect to any Payment Date, the amount of interest accrued on the Class B-1A Certificate Principal Balance immediately prior to such Payment Date during the related Accrual Period at the Class B-1A Pass-Through Rate plus the Preference Amount owed to the Owners of the Class B-1A Certificates as it relates to interest previously paid on the Class B-1A Certificates.

     "Class B-1A Distribution Amount": With respect to any Payment Date, the sum of (w) the Class B- 1A Current Interest, (x) the Class B-1A Principal Distribution Amount, if any, (y) the Class B-1A Interest Carry Forward Amount, if any, and (z) the Class B-1A Realized Loss Amortization Amount, if any.

     "Class B-1A Interest Carry Forward Amount": With respect to any Payment Date, the sum of (x) the amount, if any, by which (i) the sum of (A) the Class B-1A Current Interest as of the immediately preceding Payment Date and (B) any unpaid Class B-1A Interest Carry Forward Amount from all previous Payment Dates exceeds (ii) the amount of the actual distribution with respect to interest made to the Owners of the Class B-1A Certificates on such immediately preceding Payment Date and (y) 30 days' interest on such amount at the Class B-1A Pass-Through Rate.

     "Class B-1A Pass-Through Rate": For any Payment Date in any month up to and including the month in which the Clean-Up Call Date occurs, the lesser of (i) LIBOR plus 1.00% per annum and (ii) the Group II Available Funds Cap Date for such Payment Date and for any month following the month in which the Clean-Up Call Date occurs, the lessor of (i) LIBOR plus 1.50% per annum and (ii) the Group II Available Funds Cap Rate.

     "Class B-1A Principal Distribution Amount": As of any Payment Date on or after the Group II Stepdown Date and as long as a Group II Trigger Event is not in effect, the positive difference, if any, of the excess of (x) the aggregate Certificate Principal Balance of the Group II Certificates (after taking into account the payment of the Group II Class A Principal Distribution Amount, the Class M-1A Principal Distribution Amount and the Class M-2A Principal Distribution Amount on such Payment Date) over (y) the Group II B Target Certificate Balance.

     "Class B-1A Realized Loss Amortization Amount": As of any Payment Date, the lesser of (x) the related Unpaid Realized Loss Amount as of such Payment Date and (y) the excess of (i) the Group II Monthly Excess Cashflow Amount over (ii) the sum of the Group II Extra Principal Distribution Amount, the Class M-1A Realized Loss Amortization Amount, the Class M-2A Realized Loss Amortization Amount, the Class M-1A Interest Carry Forward Amount, the Class M-2A Interest Carry Forward Amount and the Class B-1A Interest Carry Forward Amount in each case for such Payment Date.

     "Class B-1F Applied Realized Loss Amount": As to any Payment Date, the lesser of (x) the Class B-1F Certificate Principal Balance (after taking into account the distribution of the Group I Principal Distribution Amount on such Payment Date, but prior to the application of the Class B-1F Applied Realized Loss Amount, if any, on such Payment Date) and (y) the Group I Applied Realized Loss Amount as of such Payment Date.

     "Class B-1F Certificate": Any one of the Certificates designated on the face thereof as a Class B-1F Certificate, substantially in the form annexed hereto as Exhibit B-5, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

     "Class B-1F Certificate Principal Balance": As of any time of determination, the Certificate Principal Balance as of the Startup Day of all Class B-1F Certificates less the sum of (x) any amounts of the Class B-1F Principal Distribution Amount actually distributed to the Owners of the Class B-1F Certificates pursuant to Section 7.03(d) hereof on all prior Payment Dates and (y) the aggregate, cumulative amount of the Class B-1F Applied Realized Loss Amounts on all prior Payment Dates plus any amount previously distributed with respect to principal that is recovered as a voidable preference by a trustee in bankruptcy pursuant to a final, nonappealable order.

     "Class B-1F Certificate Termination Date": The Payment Date on which the Class B-1F Certificate Principal Balance is reduced to zero.

     "Class B-1F Current Interest": With respect to any Payment Date, the amount of interest accrued on the Class B-1F Certificate Principal Balance immediately prior to such Payment Date during the related Accrual Period at the Class B-1F Pass-Through Rate plus the Preference Amount owed to the Owners of the Class B-1F Certificates as it relates to interest previously paid on the Class B-1F Certificates.

     "Class B-1F Distribution Amount": With respect to any Payment Date, the sum of (w) the Class B- 1F Current Interest, (x) the Class B-1F Principal Distribution Amount, if any, (y) the Class B-1F Interest Carry Forward Amount, if any, and (z) the Class B-1F Realized Loss Amortization Amount, if any.

     "Class B-1F Interest Carry Forward Amount": With respect to any Payment Date, the sum of (x) the amount, if any, by which (i) the sum of (A) the Class B-1F Current Interest as of the immediately preceding Payment Date and (B) any unpaid Class B-1F Interest Carry Forward Amount from all previous Payment Dates exceeds (ii) the amount of the actual distribution with respect to interest made to the Owners of the Class B-1F Certificates on such immediately preceding Payment Date and (y) 30 days' interest on such amount at the Class B-1F Pass-Through Rate.

     "Class B-1F Pass-Through Rate": On any Payment Date, the lesser of (x) 7.89% per annum and (y) the weighted average of the Coupon Rates of the Home Equity Loans in Group I less the sum of (A) 0.50% per annum, (B) the Trustee Fee Rate, and (C) for Payment Dates during the Interest Only Period, the Class A-11IO Interest Allocation Rate.

     "Class B-1F Principal Distribution Amount": As of any Payment Date on or after the Group I Stepdown Date and as long as a Group I Trigger Event is not in effect, the positive difference, if any, of the excess of (x) the aggregate Certificate Principal Balance of the Group I Certificates (after taking into account the payment of the Group I Class A Principal Distribution Amount, the Class M-1F Principal Distribution Amount and the Class M-2F Principal Distribution Amount on such Payment Date) over (y) the Group I B Target Certificate Balance.

     "Class B-1F Realized Loss Amortization Amount": As of any Payment Date, the lesser of (x) the Class B-1F Unpaid Realized Loss Amount as of such Payment Date and (y) the excess of (i) the Group I Monthly Excess Cashflow Amount over (ii) the sum of the Group I Extra Principal Distribution Amount, the Class M-1F Realized Loss Amortization Amount, the Class M-2F Realized Loss Amortization Amount, the Class M-1F Interest Carry Forward Amount, the Class M-2F Interest Carry Forward Amount and the Class B-1F Interest Carry Forward Amount in each case for such Payment Date.

     "Class C Certificate": Any one of the Certificates designated on the face thereof as a Class C Certificate, substantially in the form annexed hereto as Exhibit C-1, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein. The Class C Certificates represent a class of "regular interests" in the Upper-Tier REMIC.

     "Class C Distribution Amount": With respect to any Payment Date, the sum of:


     (a)the excess of (x) the interest payable at the Group I Net Weighted Average Coupon Rate on the Class A-1 Certificate Principal Balance over (y) the interest payable at the Class A-1 Pass-Through Rate on the Class A-1 Certificate Principal Balance; and

     (b)the excess of (x) the interest payable at the Group I Net Weighted Average Coupon Rate on the Class A-2 Certificate Principal Balance over (y) the interest payable at the Class A-2 Pass- Through Rate on the Class A-2 Certificate Principal Balance; and

     (c)the excess of (x) the interest payable at the Group I Net Weighted Average Coupon Rate on the Class A-3 Certificate Principal Balance over (y) the interest payable at the Class A-3 Pass- Through Rate on the Class A-3 Certificate Principal Balance; and

     (d)the excess of (x) the interest payable at the Group I Net Weighted Average Coupon Rate on the Class A-4 Certificate Principal Balance over (y) the interest payable at the Class A-4 Pass- Through Rate on the Class A-4 Certificate Principal Balance; and

     (e)the excess of (x) the interest payable at the Group I Net Weighted Average Coupon Rate on the Class A-5 Certificate Principal Balance over (y) the interest payable at the Class A-5 Pass- Through Rate on the Class A-5 Certificate Principal Balance; and

     (f)the excess of (x) the interest payable at the Group I Net Weighted Average Coupon Rate on the Class A-6 Certificate Principal Balance over (y) the interest payable at the Class A-6 Pass- Through Rate on the Class A-6 Certificate Principal Balance; and

     (g)the excess of (x) the interest payable at the Group I Net Weighted Average Coupon Rate on the Class A-7 Certificate Principal Balance over (y) the interest payable at the Class A-7 Pass- Through Rate on the Class A-7 Certificate Principal Balance; and

     (h)the excess of (x) the interest payable at the Group I Net Weighted Average Coupon Rate on the Class A-8 Certificate Principal Balance over (y) the interest payable at the Class A-8 Pass- Through Rate on the Class A-8 Certificate Principal Balance; and

     (i)the excess of (x) the interest payable at the Group I Net Weighted Average Coupon Rate on the Class A-9 Certificate Principal Balance over (y) the interest payable at the Class A-9 Pass- Through Rate on the Class A-9 Certificate Principal Balance; and

     (j)the excess of (x) the interest payable at the Group II Net Weighted Average Coupon Rate on the Class A-10 Certificate Principal Balance over
     (y) the interest payable at the Class A-10 Pass- Through Rate on the Class A-10 Certificate Principal Balance; and

     (k)the excess of (x) the interest payable at the Group I Net Weighted Average Coupon Rate on the Class M-1F Certificate Principal Balance over
     (y) the interest payable at the Class M-1F Pass- Through Rate on the Class M-1F Certificate Principal Balance; and

     (l)the excess of (x) the interest payable at the Group II Net Weighted Average Coupon Rate on the Class M-1A Certificate Principal Balance over
     (y) the interest payable at the Class M-1A Pass-Through Rate on the Class M-1A Certificate Principal Balance; and

     (m)the excess of (x) the interest payable at the Group I Net Weighted Average Coupon Rate on the Class M-2F Certificate Principal Balance over
     (y) the interest payable at the Class M-2F Pass- Through Rate on the Class M-2F Certificate Principal Balance; and

     (n)the excess of (x) the interest payable at the Group II Net Weighted Average Coupon Rate on the Class M-2A Certificate Principal Balance over
     (y) the interest payable at the Class M-2A Pass-Through Rate on the Class M-2A Certificate Principal Balance; and

     (o)the excess of (x) the interest payable at the Group I Net Weighted Average Coupon Rate on the Class B-1F Certificate Principal Balance over
     (y) the interest payable at the Class B-1F Pass- Through Rate on the Class B-1F Certificate Principal Balance; and

     (p)the excess of (x) the interest payable at the Group II Net Weighted Average Coupon Rate on the Class B-1A Certificate Principal Balance over
     (y) the interest payable at the Class B-1A Pass- Through Rate on the Class B-1A Certificate Principal Balance.

     "Class M-1 Certificate": Any one of the Class M-1F Certificates or the Class M-1A Certificates.

     "Class M-1A Applied Realized Loss Amount": As to any Payment Date, the lesser of (x) the Class M-1A Certificate Principal Balance (after taking into account the distribution of the Group II Principal Distribution Amount on such Payment Date, but prior to the application of the Class M-1A Applied Realized Loss Amount, if any, on such Payment Date) and (y) the excess of (i) the Group II Applied Realized Loss Amount as of such

Payment Date over (ii) the sum of the Class M-2A Applied Realized Loss
Amount and the Class B-1A Applied Realized Loss Amount, in each case as of such Payment Date.


     "Class M-1A Certificate": Any one of the Certificates designated on the face thereof as a Class M- 1A Certificate, substantially in the form annexed hereto as Exhibit B-2, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

     "Class M-1A Certificate Principal Balance": As of any time of determination, the Certificate Principal Balance as of the Startup Day of all Class M-1A Certificates less the sum of (x) any amounts of the Class M-1A Principal Distribution Amount actually distributed to the Owners of the Class M-1A Certificates pursuant to Section 7.03(e) hereof on all prior Payment Dates and (y) the aggregate, cumulative amount of Class M-1A Applied Realized Loss Amounts on all prior Payment Dates plus any amount previously distributed with respect to principal that is recovered as a voidable preference by a trustee in bankruptcy pursuant to a final, nonappealable order.

     "Class M-1A Certificate Termination Date": The Payment Date on which the Class M-1A Certificate Principal Balance is reduced to zero.

     "Class M-1A Current Interest": With respect to any Payment Date, the amount of interest accrued on the Class M-1A Certificate Principal Balance immediately prior to such Payment Date during the related Accrual Period at the Class M-1A Pass-Through Rate plus the Preference Amount owed to the Owners of the Class M-1A Certificates as it relates to interest previously paid on the Class M-1A Certificates.

     "Class M-1A Distribution Amount": With respect to any Payment Date, the sum of (w) the Class M-1A Current Interest, (x) the Class M-1A Principal Distribution Amount, if any, (y) the Class M-1A Interest Carry Forward Amount and (z) the Class M-1A Realized Loss Amortization Amount.

     "Class M-1A Interest Carry Forward Amount": With respect to any Payment Date, the sum of (x) the amount, if any, by which (i) the sum of (A) the Class M-1A Current Interest as of the immediately preceding Payment Date and (B) any unpaid Class M-1A Interest Carry Forward Amount from all previous Payment Dates exceeds (ii) the amount of the actual distribution with respect to interest made to the Owners of the Class M-1A Certificates on such immediately preceding Payment Date and (y) 30 days' interest on such amount at the Class M-1A Pass-Through Rate.

     "Class M-1A Pass-Through Rate": For any Payment Date in any month up to and including the month in which the Clean-Up Call Date occurs, the lesser of (i) LIBOR plus 0.34% per annum and (ii) the Group II Available Funds Cap Rate for such Payment Date and for any month following the month in which the Clean-Up Call Date occurs, the lesser of (i) LIBOR plus 0.51% per annum and (ii) the Group II Available Funds Cap Rate.

     "Class M-1A Principal Distribution Amount": As of any Payment Date on or after the Group II Stepdown Date and as long as a Group II Trigger Event is not in effect, the positive difference, if any, of the excess of (x) the sum of (i) the Class A-10 Certificate Principal Balance (after taking into account the payment of the Group II Class A Principal Distribution Amount on such Payment
Date) and (ii) the Class M-1A Certificate Principal Balance immediately prior to such Payment Date over (y) the Group II M-1 Target Certificate Balance.

     "Class M-1A Realized Loss Amortization Amount": As of any Payment Date, the lesser of (x) the Class M-1A Unpaid Realized Loss Amount as of such Payment Date and (y) the excess of (i) the Group II Monthly Excess Cashflow Amount over (ii) the sum of the Group II Extra Principal Distribution Amount and the Class M-1A Interest Carry Forward Amount, in each case for such Payment Date.

     "Class M-1F Applied Realized Loss Amount": As to any Payment Date, the lesser of (x) the Class M-1F Certificate Principal Balance (after taking into account the distribution of the Group I Principal Distribution Amount on such Payment Date, but prior to the application of the Class M-1F Applied Realized Loss Amount, if any, on such Payment Date) and (y) the excess of (i) the Group I Applied Realized Loss Amount as of such Payment Date over (ii) the sum of the Class M-2F Applied Realized Loss Amount and the Class B-1F Applied Realized Loss Amount, in each case as of such Payment Date.

     "Class M-1F Certificate": Any one of the Certificates designated on the face thereof as a Class M-1F Certificate, substantially in the form annexed hereto as Exhibit B-1, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

     "Class M-1F Certificate Principal Balance": As of any time of determination, the Certificate Principal Balance as of the Startup Day of all Class M-1F Certificates less the sum of (x) any amounts of the Class M-1F Principal Distribution Amount actually distributed to the Owners of the Class M-1F Certificates pursuant to Section 7.03(d) hereof on all prior Payment Dates and (y) the aggregate, cumulative amount of Class M-1F Applied Realized Loss Amounts on all prior Payment Dates plus any amount previously distributed with respect to principal that is recovered as a voidable preference by a trustee in bankruptcy pursuant to a final, nonappealable order.

     "Class M-1F Certificate Termination Date": The Payment Date on which the Class M-1F Certificate Principal Balance is reduced to zero.

     "Class M-1F Current Interest": With respect to any Payment Date, the amount of interest accrued on the Class M-1F Certificate Principal Balance immediately prior to such Payment Date during the related Accrual Period at the Class M-1F Pass-Through Rate plus the Preference Amount owed to the Owners of the Class M-1F Certificates as it relates to interest previously paid on the Class M-1F Certificates.

     "Class M-1F Distribution Amount": With respect to any Payment Date, the sum of (w) the Class M- 1F Current Interest, (x) the Class M-1F Principal Distribution Amount, if any, (y) the Class M-1F Interest Carry Forward Amount and (z) the Class M-1F Realized Loss Amortization Amount.

     "Class M-1F Interest Carry Forward Amount": With respect to any Payment Date, the sum of (x) the amount, if any, by which (i) the sum of (A) the Class M-1F Current Interest as of the immediately preceding Payment Date and (B) any unpaid Class M-1F Interest Carry Forward Amount from all previous Payment Dates exceeds (ii) the amount of the actual distribution with respect to interest made to the Owners of the Class M-1F Certificates on such immediately preceding Payment Date and (y) 30 days' interest on such amount at the Class M-1F Pass-Through Rate.

     "Class M-1F Pass-Through Rate": The Class M-1F Pass-Through Rate shall be the lesser of (x) 7.31% per annum and (y) the weighted average of the Coupon Rates of the Home Equity Loans in Group I less the sum of (A) 0.50% per annum,
(B) the Trustee Fee Rate, (C) for Payment Dates during the Interest Only Period, the Class A-11IO Interest Allocation Rate.

     "Class M-1F Principal Distribution Amount": As of any Payment Date on or after the Group I Stepdown Date and as long as a Group I Trigger Event is not in effect, the positive difference, if any, of the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates related to Group I (after taking into account the payment of the Group I Class A Principal Distribution Amount on such Payment Date) and (ii) the Class M-1F Certificate Principal Balance immediately prior to such Payment Date over (y) the Group
IM-1 Target Certificate Balance.

     "Class M-1F Realized Loss Amortization Amount": As of any Payment Date, the lesser of (x) the Class M-1F Unpaid Realized Loss Amount as of such Payment Date and (y) the excess of (i) the Group I Monthly Excess Cashflow Amount over (ii) the sum of the Group I Extra Principal Distribution Amount and the Class M-1F Interest Carry Forward Amount, in each case for such Payment Date.

     "Class M-2 Certificate": Any one of the Class M-2F Certificates or the Class M-2A Certificates.

     "Class M-2A Applied Realized Loss Amount": As to any Payment Date, the lesser of (x) the Class M-2A Certificate Principal Balance (after taking into account the distribution of the Group II Principal Distribution Amount on such Payment Date, but prior to the application of the Class M-2A Applied Realized Loss Amount, if any, on such Payment Date) and (y) the excess of (i) the Group II Applied Realized Loss Amount as of such Payment Date over (ii) the sum of the Class B-1A Applied Realized Loss Amount and the Class M-1A Applied Realized Loss Amount, in each case as of such Payment Date.

     "Class M-2A Certificate": Any one of the Certificates designated on the face thereof as a Class M- 2A Certificate, substantially in the form annexed hereto as Exhibit B-4, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

     "Class M-2A Certificate Principal Balance": As of any time of determination, the Certificate Principal Balance as of the Startup Day of all Class M-2A Certificates less the sum of (x) any amounts of the Class M-2A Principal Distribution Amount actually distributed and to the Owners of the Class M-2A Certificates, pursuant to Section 7.03(e) hereof on all prior Payment Dates and (y) the aggregate, cumulative amount of Class M-2A Applied Realized Loss Amounts on all prior Payment Dates.

     "Class M-2A Certificate Termination Date": The Payment Date on which the Class M-2A Certificate Principal Balance is reduced to zero.

     "Class M-2A Current Interest": With respect to any Payment Date, the amount of interest accrued on the Class M-2A Certificate Principal Balance immediately prior to such Payment Date during the related Accrual Period at the Class M-2A Pass-Through Rate plus the Preference Amount owed to the Owners of the Class M-2A Certificates as it relates to interest previously paid on the Class M-2A Certificates.

     "Class M-2A Distribution Amount": With respect to any Payment Date, the sum of (w) the Class M-2A Current Interest, (x) the Class M-2A Principal Distribution Amount, if any, (y) the Class M-2A Interest Carry Forward Amount, if any, and (z) the Class M-2A Realized Loss Amortization Amount, if any.

     "Class M-2A Interest Carry Forward Amount": With respect to any Payment Date, the sum of (x) the amount, if any, by which (i) the sum of (A) the Class M-2A Current Interest as of the immediately preceding Payment Date and (B) any unpaid Class M-2A Interest Carry Forward Amount from all previous Payment Dates exceeds (ii) the amount of the actual distribution with respect to interest made to the Owners of the Class M-2A Certificates on such immediately preceding Payment Date and (y) 30 days' interest on such amount at the Class M-2A Pass-Through Rate.

     "Class M-2A Pass-Through Rate": For any Payment Date in any month up to and including the month in which the Clean-Up Call Date occurs, the lesser of (i) LIBOR plus 0.58% per annum and (ii) the Group II Available Funds Cap Rate for such Payment Date and for any month following the month in which the Clean-Up Call Date occurs, the lesser of (i) LIBOR plus 0.87% per annum and (ii) the Group II Available Funds Cap Rate.

     "Class M-2A Principal Distribution Amount": As of any Payment Date on or after the Stepdown Date and as long as a Group II Trigger Event is not in effect, the positive difference, if any, of the excess of (x) the sum of (i) the Class A-10 Certificate Principal Balance (after taking into account the payment of the Group II Class

A Principal Distribution Amount on such Payment Date), (ii) the Class M-1A Certificate Principal Balance (after taking into account the payment of the Class M-1A Principal Distribution Amount on such Payment Date) and (iii) the Class M-2A Certificate Principal Balance immediately prior to such Payment Date over (y) the Group II M-2 Target Certificate Balance.

     "Class M-2A Realized Loss Amortization Amount": As of any Payment Date, the lesser of (x) the Class M-2A Unpaid Realized Loss Amount as of such Payment Date and (y) the excess of (i) the Group II Monthly Excess Cashflow Amount over (ii) the sum of the Group II Extra Principal Distribution Amount, the Class M-1A Realized Loss Amortization Amount, the Class M-1 Interest Carry Forward Amount and the Class M-2A Interest Carry Forward Amount, in each case for such Payment Date.

     "Class M-2F Applied Realized Loss Amount": As to any Payment Date, the lesser of (x) the Class M-2F Certificate Principal Balance (after taking into account the distribution of the Group I Principal Distribution Amount on such Payment Date, but prior to the application of the Class M-2F Applied Realized Loss Amount, if any, on such Payment Date) and (y) the excess of (i) the Group I Applied Realized Loss Amount as of such Payment Date over (ii) the sum of the Class B-1F Applied Realized Loss Amount and the Class M-1F Applied Realized Loss Amount, in each case as of such Payment Date.

     "Class M-2F Certificate": Any one of the Certificates designated on the face thereof as a Class M-2F Certificate, substantially in the form annexed hereto as Exhibit B-3, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

     "Class M-2F Certificate Principal Balance": As of any time of determination, the Certificate Principal Balance as of the Startup Day of all Class M-2F Certificates less the sum of (x) any amounts of the Class M-2F Principal Distribution Amount actually distributed and to the Owners of the Class M-2F Certificates, pursuant to Section 7.03(d) hereof on all prior Payment Dates and (y) the aggregate, cumulative amount of Class M-2F Applied Realized Loss Amounts on all prior Payment Dates plus any amount previously distributed with respect to principal that is recovered as a voidable preference by a trustee in bankruptcy pursuant to a final, nonappealable order.

     "Class M-2F Certificate Termination Date": The Payment Date on which the Class M-2F Certificate Principal Balance is reduced to zero.

     "Class M-2F Current Interest": With respect to any Payment Date, the amount of interest accrued on the Class M-2F Certificate Principal Balance immediately prior to such Payment Date during the related Accrual Period at the Class M-2F Pass-Through Rate plus the Preference Amount owed to the Owners of the Class M-2F Certificates as it relates to interest previously paid on the Class M-2F Certificates.

     "Class M-2F Distribution Amount": With respect to any Payment Date, the sum of (w) the Class M- 2F Current Interest, (x) the Class M-2F Principal Distribution Amount, if any, (y) the Class M-2F Interest Carry Forward Amount, if any, and (z) the Class M-2F Realized Loss Amortization Amount, if any.

     "Class M-2F Interest Carry Forward Amount": With respect to any Payment Date, the sum of (x) the amount, if any, by which (i) the sum of (A) the Class M-2F Current Interest as of the immediately preceding Payment Date and (B) any unpaid Class M-2F Interest Carry Forward Amount from all previous Payment Dates exceeds (ii) the amount of the actual distribution with respect to interest made to the Owners of the Class M-2F Certificates on such immediately preceding Payment Date and (y) 30 days' interest on such amount at the Class M-2F Pass-Through Rate.

     "Class M-2F Pass-Through Rate": The Class M-2F Pass-Through Rate shall be the lesser of (i) 7.55% per annum and (ii) the weighted average of the Coupon Rates of the Home Equity Loans in Group I less the sum of (A) 0.50% per annum, (B) the Trustee Fee Rate, and (C) for Payment Dates during the Interest Only Period, the Class A-11 Interest Allocation Rate.

     "Class M-2F Principal Distribution Amount": As of any Payment Date on or after the Group I Stepdown Date and as long as a Group I Trigger Event is not in effect, the positive difference, if any, of the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates related to Group I (after taking into account the payment of the Group I Class A Principal Distribution Amount on such Payment Date), (ii) the Class M-1F Certificate Principal Balance (after taking into account the payment of the Class M-1F Principal Distribution Amount on such Payment Date) and (iii) the Class M-2F Certificate Principal Balance immediately prior to such Payment Date over (y) the Group I M-2 Target Certificate Balance.

     "Class M-2F Realized Loss Amortization Amount": As of any Payment Date, the lesser of (x) the Class M-2F Unpaid Realized Loss Amount as of such Payment Date and (y) the excess of (i) the Group I Monthly Excess Cashflow Amount over (ii) the sum of the Group I Extra Principal Distribution Amount, the Class M-1F Realized Loss Amortization Amount, the Class M-1 Interest Carry Forward Amount and the Class M-2F Interest Carry Forward Amount, in each case for such Payment Date.

     "Class R Certificate": Any one of the Certificates designated on the face thereof as a Class R Certificate, substantially in the form annexed hereto as Exhibit C-2, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein, and evidencing an interest designated as the "residual interest" in the Upper-Tier REMIC for the purposes of the REMIC Provisions.

     "Clean-Up Call Date": The first Monthly Remittance Date immediately following the date on which the aggregate Loan Balances of the Home Equity Loans has declined to $126,500,408.10 or less.

     "Closing": As defined in Section 4.02 hereof.

     "Code": The Internal Revenue Code of 1986, as amended.

     "Compensating Interest": As defined in Section 8.10(a) hereof.

     "ContiMortgage": ContiMortgage Corporation, a Delaware corporation that is the originator of each Home Equity Loan, one of the Sellers and the Servicer.

     "ContiWest": ContiWest Corporation, a Nevada corporation that is one of the Sellers.

     "Corporate Trust Office": The principal office of the Trustee at One M&T Plaza, Buffalo, New York 14240.

     "Coupon Rate": The rate of interest borne by each Note.

     "Cumulative Realized Loss Termination Trigger": A Cumulative Realized Loss Termination Event occurs on any date of determination if the amount of Cumulative Realized Losses expressed as a percentage of the Original Aggregate Loan Balance on any date of determination equals or exceeds the percentage for such date set out below:

               Date                                Percentage
               ----                                ----------

      July 1997-June 1999                            1.575%
      July 1999-June 2000                            2.700%
      July 2000-June 2001                            3.600%
      July 2001-June 2002                            4.275%
      July 2002 and thereafter                       4.500%

     "Cumulative Realized Loss Trigger Event": A Cumulative Realized Loss Trigger Event occurs on any date of determination if the amount of Cumulative Realized Losses expressed as a percentage of the Original Aggregate Loan Balance on any date of determination equals or exceeds the percentage for such date set out below:

              Date                                Percentage
              ----                                ----------

     July 1997-June 1999                            1.05%
     July 1999-June 2000                            1.80%
     July 2000-June 2001                            2.40%
     July 2001-June 2002                            2.85%
     July 2002 and thereafter                       3.00%

     "Cumulative Realized Losses": As of any date of determination, the aggregate amount of Realized Losses with respect to the Home Equity Loans since the Startup Day.

     "Current Interest": With respect to any Payment Date, the sum of the Class A-1 Current Interest, the Class A-2 Current Interest, the Class A-3 Current Interest, the Class A-4 Current Interest, the Class A-5 Current Interest, the Class A-6 Current Interest, the Class A-7 Current Interest, the Class A-8 Current Interest, the Class A-9 Current Interest, the Class A-10 Current Interest, the Class A-11IO Current Interest, the Class M-1F Current Interest, the class M-1A Current Interest, the Class M-2F Current Interest, the Class M-2A Current Interest, the Class B-1F Current Interest and the Class B-1A Current Interest.

     "Cut-Off Date": As of the close of business on May 31, 1997.

     "Daily Collections": As defined in Section 8.08(c) hereof.

     "Date-of-Payment Loans": Any Home Equity Loan as to which, pursuant to the Note relating thereto, interest is computed and charged to the Mortgagor at the Coupon Rate on the outstanding principal balance of such Note based on the number of days elapsed between receipt of the Mortgagor's last payment through receipt of the Mortgagor's most current payment.

     "Delinquency Advance": As defined in Section 8.09(a) hereof.

     "Delinquent": A Home Equity Loan is "Delinquent" if any payment due thereon is not made by the close of business on the day such payment is scheduled to be due. A Home Equity Loan is "30 days Delinquent" if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month) then on the last day of such immediately succeeding month. Similarly for "60 days Delinquent," "90 days Delinquent" and so on.

     "Delivery Order": Each delivery order in the form set forth as Exhibit G hereto and delivered by each Seller to the Trustee on the Startup Day pursuant to Section 4.01 hereof.

     "Depositor": ContiSecurities Asset Funding Corp., a Delaware corporation, or any successor thereto.

     "Depository": The Depository Trust Company, 7 Hanover Square, New York, New York 10004, and any successor Depository hereafter named.

     "Designated Depository Institution": With respect to the Principal and Interest Account, a trust account maintained by the trust department of a federal or state chartered depository institution acting in its fiduciary capacity, having combined capital and surplus of at least $50,000,000; provided, however, that if the Principal and Interest Account is not maintained with the Trustee, (i) such institution shall have a long-term debt rating of at least "A2" by Moody's, and, if rated by Fitch, at least "A" by Fitch (ii) a short-term debt rating of at least "A-1" by Standard & Poor's and (iii) if such Principal and Interest Account is moved to a new institution, the Servicer shall provide the Trustee and the Owners with a statement identifying the location of the Principal and Interest Account.

     "Determination Date": As to each Payment Date, the third Business Day next preceding such Payment Date.

     "Direct Participant" or "DTC Participant": Any broker-dealer, bank or other financial institution for which the Depository holds Offered Certificates from time to time as a securities depository.

     "Disqualified Organization": The meaning set forth from time to time in the definition thereof at Section 860E(e)(5) of the Code (or any successor statute thereto) and applicable to the Trust.

     "Eligible Investments": Those investments so designated pursuant to Section
7.07 hereof.

     "FannieMae": FannieMae, a federally-chartered and privately-owned corporation existing under the Federal National Mortgage Association Charter Act, as amended, or any successor thereof.

     "FannieMae Guide": FannieMae's Servicing Guide, as the same may be amended by FannieMae from time to time, and the Servicer shall elect to apply such amendments in accordance with Section 8.01 hereof.

     "FDIC": The Federal Deposit Insurance Corporation, a corporate instrumentality of the United States, or any successor thereto.

     "FHLMC": The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created pursuant to the Emergency Home Finance Act of 1970, as amended, or any successor thereof.

     "File": The documents delivered to the Trustee pursuant to Section 3.05 hereof pertaining to a particular Home Equity Loan and any additional documents required to be added to the File pursuant to this Agreement.

     "Final Determination": As defined in Section 9.03(a) hereof.

     "Final Scheduled Payment Date": For each Class of Certificates, as set out in Section 2.08(k).

     "First Mortgage Loan": A Home Equity Loan which constitutes a first priority mortgage lien with respect to the related Property.

     "Fitch": Fitch Investors Service, L.P.

     "Group I": The pool of Home Equity Loans identified in the related Schedule of Home Equity Loans as having been assigned to Group I in Schedule I-A hereto, including any Qualified Replacement Mortgages delivered in replacement thereof.

     "Group I Applied Realized Loss Amount": As of any Payment Date, the excess of (x) the aggregate Certificate Principal Balance of the Group I Certificates on such Payment Date, after taking into account the distribution of the Group I Principal Distribution Amount on such Payment Date but prior to the application of the Group I Applied Realized Loss Amount, if any, on such Payment Date over
(y) the aggregate outstanding Loan Balance of the Home Equity Loans in Group I as of the last day of the related Remittance Period.

     "Group I B Target Certificate Balance": As of any Payment Date on and after the Group I Stepdown Date and as to which a Group I Trigger Event is not in effect:

     (i) if a Cumulative Realized Loss Trigger Event is not in effect on such Payment Date, the lesser of:

         (A) the product of (x) 98% and (y) the outstanding aggregate Loan Balance of the Home Equity Loans in Group I as of the last day of the related Remittance Period, and

         (B) the outstanding aggregate Loan Balance of the Home Equity Loans in Group I as of the last day of the related
              Remittance Period minus $4,725,000; or

     (ii) if a Cumulative Realized Loss Trigger Event is in effect on such Payment Date, the product of (x) 100% minus the percentage equivalent of a fraction, the numerator of which is $22,680,000 and the denominator of which is the outstanding aggregate Loan Balance of the Home Equity Loans in Group I as of the last day of the related Remittance Period and (y) the outstanding aggregate Loan Balance of the Home Equity Loans in Group I as of the last day of the related Remittance Period.

     "Group I Certificates": The Class A Certificates (other than the Class A-10 Certificates), the Class M-1F Certificates, the Class M-2F Certificates and the Class B-1F Certificates.

     "Group I Class A Principal Distribution Amount": As of any Payment Date (a) prior to the Group I Stepdown Date or with respect to which a Group I Trigger Event is in effect, the lesser of (i) 100% of the Group I Principal Distribution Amount and (ii) the aggregate Certificate Principal Balance of the Class A Certificates related to Group I and (b) on or after the Group I Stepdown Date and as to which a Group I Trigger Event is not in effect, the positive difference, if any, of the excess of (x) the aggregate Certificate Principal Balance of the Class A Certificates related to Group I immediately prior to such Payment Date over (y) the Group I Senior Target Certificate Balance.

     "Group I Cumulative Realized Losses": As of any date of determination, the aggregate amount of Realized Losses with respect to the Home Equity Loans in Group I since the Cut-Off Date.

     "Group I Extra Principal Distribution Amount": As of any Payment Date, the lesser of (x) the Group I Monthly Excess Interest Amount for such Payment Date and (y) the Group I Overcollateralization Deficiency for such Payment Date.

     "Group I Interest Amount Available": As of any Payment Date, the Group I Interest Remittance Amount less the portion of the Trustee Fee related to Group I.

     "Group I Interest Remittance Amount": As of any Monthly Remittance Date, the sum, without duplication, of (i) all interest due during the related Remittance Period with respect to the Home Equity Loans in Group I (less the Servicing Fee with respect to such Home Equity Loans), (ii) all Compensating Interest paid by the Servicer on such Monthly Remittance Date with respect to Home Equity Loans in Group I, (iii) the portion of the Substitution Amount relating to interest on the Home Equity Loans in Group I, (iv) the portion of any Loan Purchase Price relating to interest on any Home Equity Loan in Group I repurchased during the related Remittance Period and (v) the portion of Net Liquidation Proceeds relating to interest on Home Equity Loans in Group I.

     "Group I M-1 Target Certificate Balance": As of any Payment Date on and after the Group I Stepdown Date and as to which a Group I Trigger Event is not in effect:

     (i) if a Cumulative Realized Loss Trigger Event is not in effect on such Payment Date, the lesser of:

         (A) the product of (x) 85.5% and (y) the outstanding aggregate Loan Balance of the Home Equity Loans in Group I as of the last day of the related Remittance Period, and

         (B) the outstanding aggregate Loan Balance of the Home Equity Loans in Group I as of the last day of the related
              Remittance Period minus $4,725,000; or

    (ii) if a Cumulative Realized Loss Trigger Event is in effect on such Payment Date, the product of (x) 87.5% minus the percentage equivalent of a fraction, the numerator of which is $22,680,000 and the denominator of which is the outstanding aggregate Loan Balance of the Home Equity Loans in Group I as of the last day of the related Remittance Period and (y) the outstanding aggregate Loan Balance of the Home Equity Loans in Group I as of the last day of the related Remittance Period.

     "Group I M-2 Target Certificate Balance": As of any Payment Date on and after the Group I Stepdown Date and as to which a Group I Trigger Event is not in effect:

    (i) if a Cumulative Realized Loss Trigger Event is not in effect on such Payment Date, the lesser of:

         (A) the product of (x) 96% and (y) the outstanding aggregate Loan Balance of the Home Equity Loans in Group I as of the last day of the related Remittance Period and

         (B) the outstanding aggregate Loan Balance of the Home Equity Loans in Group I as of the last day of the related
              Remittance Period minus $4,725,000; or

    (ii) if a Cumulative Realized Loss Trigger Event is in effect on such Payment Date, the product of (x) 98% minus the percentage equivalent of a fraction, the numerator of which is $22,680,000 and the denominator of which is the outstanding aggregate Loan Balance of the Home Equity Loans in Group I as of the last day of the related Remittance Period and (y) the outstanding aggregate Loan Balance of the Home Equity Loans in Group I as of the last day of the related Remittance Period.

     "Group I Monthly Excess Cashflow Amount": For any Payment Date, the sum of
(x) the Group I Monthly Excess Interest Amount and (y) the Group I Overcollateralization Release Amount for such Payment Date.

     "Group I Monthly Excess Interest Amount": With respect to any Payment Date, the excess, if any, of (i) the Group I Interest Amount Available for the related Remittance Period over (ii) the Current Interest plus the Interest Carry Forward Amount, if any, with respect to the Class A Certificates related to Group I on the Group I Certificates on such Payment Date.

     "Group I Net Weighted Average Coupon Rate": With respect to any Payment Date, the weighted average of the Coupon Rates of the Home Equity Loans in Group I (weighted by the Loan Balances of the Home Equity Loans in Group I), less the sum of (A) 0.50% per annum, (B) the Trustee Fee Rate, and (C) for Payment Dates during the Interest Only Period, the Class A-11IO Interest Allocation Rate.

     "Group I Overcollateralization Amount": As of any Payment Date, the positive difference, if any, between (x) the Loan Balance of the Home Equity Loans in Group I as of the last day of the immediately preceding Remittance Period and (y) the aggregate Certificate Principal Balance of the Group I Certificates (after taking into account all distributions of principal on such Group I Certificates as of such Payment Date).

     "Group I Overcollateralization Deficiency": As of any Payment Date, the excess, if any, of (x) the Group I Targeted Overcollateralization Amount for such Payment Date over (y) the Group I Overcollateralization Amount for such Payment Date, calculated for this purpose after taking into account the reduction on such Payment Date of the aggregate Certificate Principal Balance of the Group I Certificates resulting from the distribution of the Group I Principal Remittance Amount (but not the Group I Extra Principal Distribution Amount) on such Payment Date, but prior to taking into account any Group I Applied Realized Loss Amount on such Payment Date.

     "Group I Overcollateralization Release Amount": As of any Payment Date, the lesser of (x) the Group I Principal Remittance Amount for such Payment Date and
(y) the excess of (i) the Group I Overcollateralization Amount for such Payment Date, assuming that 100% of the Group I Principal Remittance Amount is applied on such Payment Date to the payment of principal on the Group I Certificates and
(ii) the Group I Targeted Overcollateralization Amount for such Payment Date.

     "Group I Principal Distribution Amount": As of any Payment Date, the sum of
(i) the Group I Principal Remittance Amount (minus, for Payment Dates occurring on and after the Group I Stepdown Date and with respect to which a Trigger Event is not in effect the Group I Overcollateralization Release Amount, if any) and
(ii) the Group I Extra Principal Distribution Amount, if any.

     "Group I Principal Remittance Amount": As of any Monthly Remittance Date, the sum, without duplication, of (i) the principal actually collected by the Servicer with respect to Home Equity Loans in Group I during the related Remittance Period, (ii) the Loan Balance of each Home Equity Loan in Group I that was purchased from the Trustee on or prior to such Monthly Remittance Date, to the extent such Loan Balance was actually deposited in the Principal and Interest Account, (iii) any Substitution Amounts relating to principal delivered by the Seller in connection with a substitution of a Home Equity Loan in Group I to the extent such Substitution Amounts were actually deposited in the Principal and Interest Account on or prior to such Monthly Remittance Date, and (iv) all Net Liquidation Proceeds actually collected by the Servicer with respect to the Home Equity Loans in Group I during the related Remittance Period (to the extent such Net Liquidation Proceeds related to principal).

     "Group I Senior Enhancement Percentage": For any Payment Date, the percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balance of the Subordinate Certificates relating to Group I and (ii) the Group I Overcollateralization Amount, in each case after taking into account the distribution of the Group I Principal Distribution Amount on such Payment Date by (y) the Loan Balance of the Home Equity Loans in Group I as of the last day of the related Remittance Period.

     "Group I Senior Specified Enhancement Percentage": On any date of determination thereof means 26%.

     "Group I Senior Target Certificate Balance": As of any Payment Date on and after the Group I Stepdown Date and as to which a Group I Trigger Event is not in effect:

     (i) if a Cumulative Realized Loss Trigger Event is not in effect on such Payment Date, the lesser of:

          (A) the product of (x) 74% and (y) the outstanding aggregate Loan Balance of the Home Equity Loans in Group I as of the last day of the related Remittance Period, and

          (B) the outstanding aggregate Loan Balance of the Home Equity Loans in Group I as of the last day of the related
               Remittance Period minus $4,725,000; or

     (ii) if a Cumulative Realized Loss Trigger Event is in effect on such Payment Date, the product of (x) 76% minus the percentage equivalent of a fraction, the numerator of which is $22,680,000 and the denominator of which is the outstanding aggregate Loan Balance of the Home Equity Loans in Group I as of the last day of the related Remittance Period and (y) the outstanding aggregate Loan Balance of the Home Equity Loans in Group I as of the last day of the related Remittance Period.

     "Group I Stepdown Date": The earlier to occur of (i) the later to occur of
(x) the Payment Date in July 2000 and (y) the first Payment Date on which the Group I Senior Enhancement Percentage (after taking into account distributions of principal on such Payment Date) is equal to or greater than the Group I Senior Specified Enhancement Percentage and (ii) the date on which the aggregate Certificate Principal Balance of the Class A Certificates related to Group I has been reduced to zero.

     "Group I Stepped Up Enhancement Level": The Group I Stepped Up Enhancement Level will be considered met on a Payment Date if (x) the Percent Below for the Most Senior Outstanding Class relating to Group I on such Payment Date equals or exceeds (y) 2 times the Three-Month Rolling Average of 60+ Day Delinquent Loans.

     "Group I Targeted Overcollateralization Amount": On any Payment Date (x) prior to the Group I Stepdown Date, $9,450,000 and (y) on or after the Group I Stepdown Date (A) if a Group I Trigger Event is not in effect, the greater of
(x) 2% of the aggregate outstanding Loan Balance of the Home Equity Loans in Group I as of the last day of the related Remittance Period and (y) $4,725,000 or (B) if a Group I Trigger Event is in effect, the Group I Targeted Overcollateralization Amount will be equal to the Group I Targeted Overcollateralization Amount for the immediately preceding Payment Date; provided that, upon the occurrence and during the continuance of a Cumulative Realized Loss Trigger Event, the Group I Targeted Overcollateralization Amount shall be $22,680,000.

     "Group I Trigger Event": A Group I Trigger Event has occurred with respect to a Payment Date (i) if the Three-Month Rolling Average of 60+ Day Delinquent Loans in Group I equals or exceeds one-half of the Group I Senior Enhancement Percentage; or (ii) that if the Certificate Principal Balance of the Class A Certificates related to Group I has been reduced to zero, a Group I Trigger Event will have occurred if the Three-Month Rolling Average of 60+ Day Delinquent Loans related to Group I equals or exceeds 13%; provided, further, that, notwithstanding the foregoing clause (i) or clause (ii), a Group I Trigger Event will not be in effect on a Payment Date if the Group I Stepped Up Enhancement Level has been met with respect to such Payment Date.

     "Group I Weighted Average Pass-Through Rate": As to any Payment Date, the sum of (x) weighted average of the Class A-1 Pass-Through Rate, the Class A-2 Pass-Through Rate, the Class A-3 Pass-Through Rate, the Class A-4 Pass-Through Rate, the Class A-5 Pass-Through Rate, the Class A-6 Pass-Through Rate, the Class A-7 Pass-Through Rate, the Class A-8 Pass-Through Rate, the Class A-9 Pass-Through Rate, the Class M-1F Pass-Through Rate, the Class M-2F Pass-Through Rate and the Class B-1F Pass-Through Rate (such rate calculated for this purpose on the basis of 360-day year assumed to consist of twelve 30 day months) weighted by the respective Certificate Principal Balance of the related Class as of such Payment Date before taking into account any distributions to be made on such Payment Date and (y) the Class A-11IO Pass-Through Rate.

     "Group II": The pool of Home Equity Loans identified in the related Schedule of Home Equity Loans as having been assigned to Group II in Schedule I-B hereto, including any Qualified Replacement Mortgages delivered in replacement thereof.

     "Group II Applied Realized Loss Amount": As of any Payment Date, the excess of (x) the aggregate Certificate Principal Balance of the Group II Certificates on such Payment Date, after taking into account the distribution of the Group II Principal Distribution Amount on such Payment Date but prior to the application of the Group II Applied Realized Loss Amount, if any, on such Payment Date over
(y) the aggregate outstanding Loan Balance of the Home Equity Loans in Group II as of the last day of the related Remittance Period.

     "Group II Available Funds Cap Rate": With respect to Group II, on any Payment Date, a rate equal the Net Weighted Average Coupon Rate.

     "Group II B Target Certificate Balance": As of any Payment Date on and after the Group II Stepdown Date and as to which a Group II Trigger Event is not in effect:

      (i) if a Cumulative Realized Loss Trigger Event is not in effect on such Payment Date, the lesser of:

           (A) the product of (x) 97.5% and (y) the outstanding aggregate Loan Balance of the Home Equity Loans in Group II as of the last day of the related Remittance Period, and

           (B) the outstanding aggregate Loan Balance of the Home Equity Loans in Group II as of the last day of the related Remittance Period minus $1,600,000; or

      (ii) if a Cumulative Realized Loss Trigger Event is in effect on such Payment Date, the product of (x) 100% minus the percentage equivalent of a fraction, the numerator of which is $8,480,000 and the denominator of which is the outstanding aggregate Loan Balance of the Home Equity Loans in Group II as of the last day of the related Remittance Period and (y) the outstanding aggregate Loan Balance of the Home Equity Loans in Group II as of the last day of the related Remittance Period.

     "Group II Certificates": The Class A-10 Certificates, the Class M-1A Certificates, the Class M-2A Certificates and the Class B-1A Certificates.

     "Group II Class A Principal Distribution Amount": As of any Payment Date
(a) prior to the Group II Stepdown Date or with respect to which a Group II Trigger Event is in effect, the lesser of (i) 100% of the Group II Principal Distribution Amount and (ii) the Class A-10 Certificate Principal Balance and
(b) on or after the Group II Stepdown Date and as to which a Group II Trigger Event is not in effect, the positive difference, if any, of the excess of (x) the aggregate Certificate Principal Balance of the Class A-10 Certificates immediately prior to such Payment Date over (y) the Group II Senior Target Certificate Balance.

     "Group II Cumulative Realized Losses": As of any date of determination, the aggregate amount of Realized Losses with respect to the Home Equity Loans in Group II since the Cut-Off Date.

     "Group II Extra Principal Distribution Amount": As of any Payment Date, the lesser of (x) the Group II Monthly Excess Interest Amount for such Payment Date and (y) the Group II Overcollateralization Deficiency for such Payment Date.

     "Group II Interest Amount Available": As of any Payment Date, the Group II Interest Remittance Amount less the portion of the Trustee Fee related to Group II.

     "Group II Interest Remittance Amount": As of any Monthly Remittance Date, the sum, without duplication, of (i) all interest due during the related Remittance Period with respect to the Home Equity Loans in Group II (less the Servicing Fee with respect to such Home Equity Loans), (ii) all Compensating Interest paid by the Servicer on such Monthly Remittance Date with respect to Home Equity Loans in Group II, (iii) the portion of the Substitution Amount relating to interest on the Home Equity Loans in Group II, (iv) the portion of any Loan Purchase Price relating to interest on any Home Equity Loan in Group II repurchased during the related Remittance Period and (v) the portion of Net Liquidation Proceeds relating to interest on Home Equity Loans in Group II.

     "Group II M-1 Target Certificate Balance": As of any Payment Date on and after the Group II Stepdown Date and as to which a Group II Trigger Event is not in effect:

     (i) if a Cumulative Realized Loss Trigger Event is not in effect on such Payment Date, the lesser of:

          (A) the product of (x) 70% and (y) the outstanding aggregate Loan Balance of the Home Equity Loans in Group II as of the last day of the related Remittance Period, and

          (B) the outstanding aggregate Loan Balance of the Home Equity Loans in Group II as of the last day of the related Remittance Period minus $1,600,000; or

     (ii) if a Cumulative Realized Loss Trigger Event is in effect on such Payment Date, the product of (x) 72.5% minus the percentage equivalent of a fraction, the numerator of which is $8,480,000 and the denominator of which is the outstanding aggregate Loan Balance of the Home Equity Loans in Group II as of the last day of the related Remittance Period and (y) the outstanding aggregate Loan Balance of the Home Equity Loans in Group II as of the last day of the related Remittance Period.

     "Group II M-2 Target Certificate Balance": As of any Payment Date on and after the Group II Stepdown Date and as to which a Group II Trigger Event is not in effect:

     (i) if a Cumulative Realized Loss Trigger Event is not in effect on such Payment Date, the lesser of:

          (A) the product of (x) 85.625% and (y) the outstanding aggregate Loan Balance of the Home Equity Loans in Group II as of the last day of the related Remittance Period, and

          (B) the outstanding aggregate Loan Balance of the Home Equity Loans in Group II as of the last day of the related Remittance Period minus $1,600,000; or

      (ii) if a Cumulative Realized Loss Trigger Event is in effect on such Payment Date, the product of (x) 88.125% minus the percentage equivalent of a fraction, the numerator of which is $8,480,000 and the denominator of which is the outstanding aggregate Loan Balance of the Home Equity Loans in Group II as of the last day of the related Remittance Period and (y) the outstanding aggregate Loan Balance of the Home Equity Loans in Group II as of the last day of the related Remittance Period.

     "Group II Monthly Excess Cashflow Amount": For any Payment Date, the sum of
(x) the Group II Monthly Excess Interest Amount and (y) the Group II Overcollateralization Release Amount for such Payment Date.

     "Group II Monthly Excess Interest Amount": With respect to any Payment Date, the excess, if any, of (i) the Group II Interest Amount Available for the related Remittance Period over (ii) the Current Interest plus the Class A-10 Interest Carry Forward Amount, on the Group II Certificates on such Payment Date.

     "Group II Net Weighted Average Coupon Rate": With respect to any Payment Date, the weighted average of the Coupon Rates of the Home Equity Loans in Group II (weighted by the Loan Balances of the Home Equity Loans in Group II), less the sum of (A) 1.00% per annum and (B) the Trustee Fee Rate.

     "Group II Overcollateralization Amount": As of any Payment Date, the positive difference, if any, between (x) the Loan Balance of the Home Equity Loans in Group II as of the last day of the immediately preceding Remittance Period and (y) the aggregate Certificate Principal Balance of the Group II Certificates (after taking into account all distributions of principal on such Group II Certificates as of such Payment Date).

     "Group II Overcollateralization Deficiency": As of any Payment Date, the excess, if any, of (x) the Group II Targeted Overcollateralization Amount for such Payment Date over (y) the Group II Overcollateralization Amount for such Payment Date, calculated for this purpose after taking into account the reduction on such Payment Date of the aggregate Certificate Principal Balance of the Group II Certificates resulting from the distribution of the Group II Principal Remittance Amount (but not the Group II Extra Principal Distribution Amount) on such Payment Date, but prior to taking into account any Group II Applied Realized Loss Amount on such Payment Date.

     "Group II Overcollateralization Release Amount": As of any Payment Date, the lesser of (x) the Group II Principal Remittance Amount for such Payment Date and (y) the excess of (i) the Group II Overcollateralization Amount for such Payment Date, assuming that 100% of the Group II Principal Remittance Amount is applied on such Payment Date to the payment of principal on the Group II Certificates and (ii) the Group II Targeted Overcollateralization Amount for such Payment Date.

     "Group II Principal Distribution Amount": As of any Payment Date, the sum of (i) the Group II Principal Remittance Amount (minus, for Payment Dates occurring on and after the Group II Stepdown Date and with respect to which a Trigger Event is not in effect, the Group II Overcollateralization Release Amount, if any) and (ii) the Group II Extra Principal Distribution Amount, if any.

     "Group II Principal Remittance Amount": As of any Monthly Remittance Date, the sum, without duplication, of (i) the principal actually collected by the Servicer with respect to Home Equity Loans in Group II during the related Remittance Period, (ii) the Loan Balance of each Home Equity Loan in Group II that was purchased from the Trustee on or prior to such Monthly Remittance Date, to the extent such Loan Balance was actually deposited in the Principal and Interest Account, (iii) any Substitution Amounts relating to principal delivered by the Seller in connection with a substitution of a Home Equity Loan in Group II to the extent such Substitution Amounts were actually deposited in the Principal and Interest Account on or prior to such Monthly Remittance Date, and
(iv) all Net Liquidation Proceeds actually collected by the Servicer with respect to the Home Equity Loans in Group II during the related Remittance Period (to the extent such Net Liquidation Proceeds related to principal).

     "Group II Senior Enhancement Percentage": For any Payment Date, the percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balance of the Subordinate Certificates relating to Group II and (ii) the Group II Overcollateralization Amount, in each case after taking into account the distribution of the Group II Principal Distribution Amount on such Payment Date by (y) the Loan Balance of the Home Equity Loans in Group II as of the last day of the related Remittance Period.

     "Group II Senior Specified Enhancement Percentage": On any date of determination thereof means 50%.

     "Group II Senior Target Certificate Balance": As of any Payment Date on and after the Group II Stepdown Date and as to which a Group II Trigger Event is not in effect:

     (i) if a Cumulative Realized Loss Trigger Event is not in effect on such Payment Date, the lesser of:

          (A) the product of (x) 50% and (y) the outstanding aggregate Loan Balance of the Home Equity Loans in Group II as of the last day of the related Remittance Period, and

          (B) the outstanding aggregate Loan Balance of the Home Equity Loans in Group II as of the last day of the related Remittance Period minus $1,600,000; or

     (ii) if a Cumulative Realized Loss Trigger Event is in effect on such Payment Date, the product of (x) 52.5% minus the percentage equivalent of a fraction, the numerator of which is $8,480,000 and the denominator of which is the outstanding aggregate Loan Balance of the Home Equity Loans in Group II as of the last day of the related Remittance Period and (y) the outstanding aggregate Loan Balance of the Home Equity Loans in Group II as of the last day of the related Remittance Period.

     "Group II Stepdown Date": The earlier to occur of (i) the later to occur of
(x) the Payment Date in July 2000 and (y) the first Group II Payment Date on which the Group II Senior Enhancement Percentage (after taking into account distributions of principal on such Payment Date) is equal to or greater than the Group II Senior Specified Enhancement Percentage and (ii) the date on which the Class A-10 Certificate Principal Balance has been reduced to zero.

     "Group II Stepped Up Enhancement Level": The Group II Stepped Up Enhancement Level will be considered met on a Payment Date if (x) the Percent Below for the Most Senior Outstanding Class relating to Group II on such Payment Date equals or exceeds (y) 2 times the Three-Month Rolling Average of 60+ Day Delinquent Loans.

     "Group II Targeted Overcollateralization Amount": On any Payment Date (x) prior to the Group II Stepdown Date, $3,200,000 and (y) on or after the Group II Stepdown Date, (A) if a Group II Trigger Event is not in effect the greater of
(x) 2.5% of the aggregate outstanding Loan Balance of the Home Equity Loans in Group II as of the last day of the related Remittance Period and (y) $1,600,000 or (B) if a (B) if a Group II Trigger Event is in effect, the Group II Targeted Overcollateralization Amount for the immediately preceding Payment Dates; provided, that, upon the occurrence and during the continuance of a Cumulative Realized Loss Trigger Event, the Group II Targeted Overcollateralization Amount shall be $8,480,000.

     "Group II Trigger Event": A Group II Trigger Event has occurred with respect to a Payment Date (i) if the Three Month Rolling Average of 60+ Day Delinquent Loans in Group II equals or exceeds one-half of the Group II Senior Enhancement Percentage; or (ii) that if the Class A-10 Certificate Principal Balance has been reduced to zero, a Group II Trigger Event will have occurred if the Three-Month Rolling Average of 60+ Day Delinquent Loans related to Group II equals or exceeds 25%; provided, further, that, notwithstanding the foregoing clause (i) or clause (ii), a Group II Trigger Event will not be in effect on a Payment Date if the Group II Stepped Up Enhancement Level has been met with respect to such Payment Date.

     "Group II Weighted Average Pass-Through Rate": As to any Payment Date, the weighted average of the Class A-10 Pass-Through Rate, the Class M-1A Pass-Through Rate, the Class M-2A Pass-Through Rate and the Class B-1A Pass-Through Rate weighted by the respective Certificate Principal Balance of the related Class as of such Payment Date before taking into account any distributions to be made on such Payment Date.

     "Highest Lawful Rate": As defined in Section 11.13.

     "Home Equity Loan Group" or "Group": Group I or Group II, as the case may be. References herein to the related Class(es) of Offered Certificates, when used with respect to a Home Equity Loan Group, shall mean (A) in the case of Group I, the Group I Certificates and (B) in the case of Group II, the Group II Certificates.

     "Home Equity Loans": Such of the home equity loans transferred and assigned to the Trust pursuant to Section 3.05(a) hereof, together with any Qualified Replacement Mortgages substituted therefor in accordance with this Agreement, as from time to time are held as a part of the Trust Estate, the Home Equity Loans originally so held being identified in the Schedules of Home Equity Loans. The term "Home Equity Loan" includes the terms "First Mortgage Loan" and "Second Mortgage Loan". The term "Home Equity Loan" includes any Home Equity Loan which is Delinquent, which relates to a foreclosure or which relates to a Property which is REO Property prior to such Property's disposition by the Trust. Any home equity loan which, although intended by the parties hereto to have been, and which purportedly was, transferred and assigned to the Trust by the Depositor, in fact was not transferred and assigned to the Trust for any reason whatsoever, including, without limitation, the incorrectness of the statement set forth in Section 3.04(b)(x) hereof with respect to such home equity loan, shall nevertheless be considered a "Home Equity Loan" for all purposes of this Agreement.

     "Indirect Participant": Any financial institution for whom any Direct Participant holds an interest in a Offered Certificate.

     "Insurance Policy": Any hazard, flood, title or primary mortgage insurance policy relating to a Home Equity Loan plus any amount remitted under Section
8.11 hereof.

     "Interest Only Period": The period from the Startup Day through and including December 31, 1999.

     "Interest Remittance Amount": As of any Monthly Remittance Date, the sum of the Group I Interest Remittance Amount and the Group II Interest Remittance Amount.

     "LIBOR": With respect to any Accrual Period for the Group II Certificates, the rate determined by the Trustee on the related LIBOR Determination Date on the basis of the offered rate for one-month U.S. dollar deposits as such rate appears on Telerate Page 3750 as of 11:00 a.m. (London time) on such date; provided that if such rate does not appear on Telerate Page 3750, the rate for such date will be determined on the basis of the rates at which one-month U.S. dollar deposits are offered by the Reference Banks at approximately 11:00 a.m. (London time) on such date to prime banks in the London interbank market. In such event, the Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Servicer, at approximately 11:00 a.m. (New York City time) on such date for one-month U.S. dollar loan to leading European banks.

     "LIBOR Determination Date": With respect to any Accrual Period for the Group II Certificates, the second London Business Day preceding the commencement of such Accrual Period.

     "Liquidated Loan": As defined in Section 8.13(b) hereof.

     "Liquidation Expenses": Expenses, not to exceed Liquidation Proceeds, which are incurred by the Servicer in connection with the liquidation of any defaulted Home Equity Loan, such expenses including, without limitation, legal fees and expenses, and any unreimbursed Servicing Advances expended by the Servicer pursuant to Section 8.09(b) with respect to the related Home Equity Loan.

     "Liquidation Proceeds": With respect to any Liquidated Loan, any amounts (including the proceeds of any Insurance Policy) recovered by the Servicer in connection with such Liquidated Loan, whether through trustee's sale, foreclosure sale or otherwise.

     "Loan Balance": With respect to each Home Equity Loan and as of any date of determination, the outstanding principal balance thereof on the Cut-Off Date, less any principal payments relating to such Home Equity Loan included in previous Monthly Remittance Amounts, provided, however, that the Loan Balance for any Home Equity Loan that has become a Liquidated Loan shall be zero as of the first day of the Remittance Period following the Remittance Period in which such Home Equity Loan becomes a Liquidated Loan, and at all times thereafter.

     "Loan Purchase Price": With respect to any Home Equity Loan purchased from the Trust on a Monthly Remittance Date pursuant to Section 3.03, 3.04, 3.06(b), 8.10(b) or 8.13(a) hereof, an amount equal to the Loan Balance of such Home Equity Loan as of the date of purchase (assuming that the Monthly Remittance Amount remitted by the Servicer on such Monthly Remittance Date has already been remitted), plus one month's interest on the outstanding Loan Balance thereof as of the beginning of the related Remittance Period computed at the then applicable Coupon Rate, together with (without duplication) the aggregate amounts of (i) all unreimbursed Delinquency Advances and Servicing Advances theretofore made with respect to such Home Equity Loan, (ii) all Delinquency Advances and Servicing Advances which the Servicer has theretofore failed to remit with respect to such Home Equity Loan and (iii) all reimbursed Delinquency Advances to the extent that reimbursement is not made from the Mortgagor or from Liquidation Proceeds from the respective Home Equity Loan.

     "Loan-to-Value Ratio": As of any particular date (i) with respect to any First Mortgage Loan, the percentage obtained by dividing the Appraised Value into the original principal balance of the Note relating to such First Mortgage Loan and (ii) with respect to any Second Mortgage Loan, the percentage obtained by dividing the Appraised Value as of the date of origination of such Second Mortgage Loan into an amount equal to the sum of (a) the remaining principal balance of the Senior Lien note relating to such First Mortgage Loan as of the date of origination of the related Second Mortgage Loan and (b) the original principal balance of the Note relating to such Second Mortgage Loan.

     "London Business Day": Any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

     "Lower-Tier A-1 Monthly Interest": With respect to any Payment Date, the amount of interest accrued on the Lower-Tier Balance of the Lower-Tier Interest A-1 immediately prior to such Payment Date during the related Accrual Period at the Lower-Tier A-1 Pass-Through Rate.

     "Lower-Tier A-1 Pass-Through Rate": For any Payment Date, the Group I Net Weighted Average Coupon Rate.

     "Lower-Tier A-2 Monthly Interest": With respect to any Payment Date, the amount of interest accrued on the Lower-Tier Balance of the Lower-Tier Interest A-2 immediately prior to such Payment Date during the related Accrual Period at the Lower-Tier A-2 Pass-Through Rate.

     "Lower-Tier A-2 Pass-Through Rate": For any Payment Date, the Group I Net Weighted Average Coupon Rate.

     "Lower-Tier A-3 Monthly Interest": With respect to any Payment Date, the amount of interest accrued on the Lower-Tier Balance of the Lower-Tier Interest A-3 immediately prior to such Payment Date during the related Accrual Period at the Lower-Tier A-3 Pass-Through Rate.

     "Lower-Tier A-3 Pass-Through Rate": For any Payment Date, the Group I Net Weighted Average Coupon Rate.

     "Lower-Tier A-4 Monthly Interest": With respect to any Payment Date, the amount of interest accrued on the Lower-Tier Balance of the Lower-Tier Interest A-4 immediately prior to such Payment Date during the related Accrual Period at the Lower-Tier A-4 Pass-Through Rate.

     "Lower-Tier A-4 Pass-Through Rate": For any Payment Date, the Group I Net Weighted Average Coupon Rate.

     "Lower-Tier A-5 Monthly Interest": With respect to any Payment Date, the amount of interest accrued on the Lower-Tier Balance of the Lower-Tier Interest A-5 immediately prior to such Payment Date during the related Accrual Period at the Lower-Tier A-5 Pass-Through Rate.

     "Lower-Tier A-5 Pass-Through Rate": For any Payment Date, the Group I Net Weighted Average Coupon Rate.

     "Lower-Tier A-6 Monthly Interest": With respect to any Payment Date, the amount of interest accrued on the Lower-Tier Balance of the Lower-Tier Interest A-6 immediately prior to such Payment Date during the related Accrual Period at the Lower-Tier A-6 Pass-Through Rate.

     "Lower-Tier A-6 Pass-Through Rate": For any Payment Date, the Group I Net Weighted Average Coupon Rate.

     "Lower-Tier A-7 Monthly Interest": With respect to any Payment Date, the amount of interest accrued on the Lower-Tier Balance of the Lower-Tier Interest A-7 immediately prior to such Payment Date during the related Accrual Period at the Lower-Tier A-7 Pass-Through Rate.

     "Lower-Tier A-7 Pass-Through Rate": For any Payment Date the Group I Net Weighted Average Coupon Rate.

     "Lower-Tier A-8 Monthly Interest": With respect to any Payment Date, the amount of interest accrued on the Lower-Tier Balance of the Lower-Tier Interest A-8 immediately prior to such Payment Date during the related Accrual Period at the Lower-Tier A-8 Pass-Through Rate.

     "Lower-Tier A-8 Pass-Through Rate": For any Payment Date the Group I Net Weighted Average Coupon Rate.

     "Lower-Tier A-9 Monthly Interest": With respect to any Payment Date, the amount of interest accrued on the Lower-Tier Balance of the Lower-Tier Interest A-9 immediately prior to such Payment Date during the related Accrual Period at the Lower-Tier A-9 Pass-Through Rate.

     "Lower-Tier A-9 Pass-Through Rate": For any Payment Date, the Group I Net Weighted Average Coupon Rate.

     "Lower-Tier A-10 Monthly Interest": With respect to any Payment Date, the amount of interest accrued on the Lower-Tier Balance of the Lower-Tier Interest A-10 immediately prior to such Payment Date during the related Accrual Period at the Lower-Tier A-10 Pass-Through Rate.

     "Lower-Tier A-10 Pass-Through Rate": For any Payment Date, the Group II Net Weighted Average Coupon Rate.

     "Lower-Tier A-11IO Monthly Interest": With respect to any Payment Date, the amount of interest accrued on the Lower-Tier Balance of the Lower-Tier Interest A-11IO immediately prior to such Payment Date during the related Accrual Period at the Lower-Tier A-11IO Pass-Through Rate.

     "Lower-Tier A-11IO Pass-Through Rate": During the Interest Only Period, the sum of (x) 8.50% per annum and (y) the Trustee Fee Rate and thereafter, zero.

     "Lower-Tier B-1A Monthly Interest": With respect to any Payment Date, the amount of interest accrued on the Lower-Tier Balance of the Lower-Tier Interest B-1A immediately prior to such Payment Date during the related Accrual Period at the Lower-Tier B-1A Pass-Through Rate.

     "Lower-Tier B-1A Pass-Through Rate": For any Payment Date, the Group II Net Weighted Average Coupon Rate.

     "Lower-Tier B-1F Monthly Interest": With respect to any Payment Date, the amount of interest accrued on the Lower-Tier Balance of the Lower-Tier Interest B-1F immediately prior to such Payment Date during the related Accrual Period at the Lower-Tier B-1F Pass-Through Rate.

     "Lower-Tier B-1F Pass-Through Rate": For any Payment Date, the Group I Net Weighted Average Coupon Rate.

     "Lower-Tier Balance": As to each Class of Lower-Tier Interests and any Payment Date, the Initial Lower-Tier Balance as set forth in Section 2.08(a) minus all amounts distributed as principal of such Class on previous Payments Dates pursuant to Section 7.03(d) or (e).

     "Lower-Tier Group I Distribution Amount": With respect to any Payment
Date, the sum of the Lower-Tier A-1 Monthly Interest, the Lower-Tier A-2
Monthly Interest, the Lower-Tier A-3 Monthly Interest, the Lower-Tier A-4 Monthly Interest, the Lower-Tier A-5 Monthly Interest, the Lower-Tier A-6 Monthly Interest, the Lower-Tier A-7 Monthly Interest, the Lower-Tier A-8 Monthly Interest, the Lower-Tier A-9 Monthly Interest, the Lower-Tier A-11IO Monthly Interest, the Lower-Tier B-1F Monthly Interest, the Lower-Tier M-1F Monthly Interest, the Lower-Tier M-2F Monthly Interest, the Group I Class A Principal Distribution Amount, the Class M-1F Principal Distribution Amount, the Class M-2F Principal Distribution Amount and the Class B-1F Principal Distribution Amount. Such Group I Class A Principal Distribution Amount is allocated as follows: (a) to the Lower-Tier Interest A-9 an amount equal to the Class A-9 Lockout Distribution Amount and (b) the remainder as follows, as a distribution on the Lower-Tier Interest A-1 until the Lower-Tier Interest A-1 Termination Date, the Class A-1 Distribution Amount; as a distribution on the Lower-Tier Interest A-2 until the Lower-Tier Interest A-2 Termination Date, the Class A-2 Distribution Amount; as a distribution on the Lower-Tier Interest A-3 until the Lower-Tier Interest A-3 Termination Date, the Class A-3 Distribution Amount; as a distribution on the Lower-Tier Interest A-4 until the Lower-Tier Interest A-4 Termination Date, the Class A-4 Distribution Amount; as a distribution on the Lower-Tier Interest A-5 until the Lower-Tier Interest A-5 Termination Date, the Class A-5 Distribution Amount; as a distribution on the Lower-Tier Interest A-6 until the Lower-Tier Interest A-6 Termination Date, the Class A-6 Distribution Amount; as a distribution on the Lower-Tier Interest A-7 until the Lower-Tier Interest A-7 Termination Date, the Class A-7 Distribution Amount; as a distribution on the Lower-Tier Interest A-8 until the Lower-Tier Interest A-8 Termination Date; and as a distribution on the Lower-Tier Interest A-9 until the Lower-Tier Interest A-9 Termination Date.

     "Lower-Tier Group II Distribution Amount": With respect to any Payment Date, the sum of the Lower-Tier A-10 Monthly Interest, the Lower-Tier M-1A Monthly Interest, the Lower-Tier M-2A Monthly Interest, the Lower-Tier B-1A Monthly Interest, the Lower-Tier Interest OC Monthly Interest, the Group II Class A Principal Distribution Amount, the Class M-1A Principal Distribution Amount, the Class M-2A Principal Distribution Amount and the Class B-1A Principal Distribution Amount.

     "Lower-Tier Interest A-1": The interest of that name established pursuant to Section 2.08(a) hereof.

     "Lower-Tier Interest A-2": The interest of that name established pursuant to Section 2.08(a) hereof.

     "Lower-Tier Interest A-3": The interest of that name established pursuant to Section 2.08(a) hereof.

     "Lower-Tier Interest A-4": The interest of that name established pursuant to Section 2.08(a) hereof.

     "Lower-Tier Interest A-5": The interest of that name established pursuant to Section 2.08(a) hereof.

     "Lower-Tier Interest A-6": The interest of that name established pursuant to Section 2.08(a) hereof.

     "Lower-Tier Interest A-7": The interest of that name established pursuant to Section 2.08(a) hereof.

     "Lower-Tier Interest A-8": The interest of that name established pursuant to Section 2.08(a) hereof.

     "Lower-Tier Interest A-9": The interest of that name established pursuant to Section 2.08(a) hereof.

     "Lower-Tier Interest A-10": The interest of that name established pursuant to Section 2.08(a) hereof.

     "Lower-Tier Interest A-11IO": The interest of that name established pursuant to Section 2.08(a) hereof.

     "Lower-Tier Interest B-1A": The interest of that name established pursuant to Section 2.08(a) hereof.

     "Lower-Tier Interest B-1F": The interest of that name established pursuant to Section 2.08(a) hereof.

     "Lower-Tier Interest M-1A": The interest of that name established pursuant to Section 2.08(a) hereof.

     "Lower-Tier Interest M-1F": The interest of that name established pursuant to Section 2.08(a) hereof.

     "Lower-Tier Interest M-2A": The interest of that name established pursuant to Section 2.08(a) hereof.

     "Lower-Tier Interest M-2F": The interest of that name established pursuant to Section 2.08(a) hereof.

     "Lower-Tier Interest OC": The interest of that name established pursuant to
Section 2.08(a) hereof.

     "Lower-Tier Interest A-1 Termination Date": The Payment Date on which the Lower-Tier Balance of Lower-Tier Interest A-1 is reduced to zero through the distribution made in respect of Lower-Tier Interest A-1 on such Payment Date.

     "Lower-Tier Interest A-2 Termination Date": The Payment Date on which the Lower-Tier Balance of Lower-Tier Interest A-2 is reduced to zero through the distribution made in respect of Lower-Tier Interest A-2 on such Payment Date.

     "Lower-Tier Interest A-3 Termination Date": The Payment Date on which the Lower-Tier Balance of Lower-Tier Interest A-3 is reduced to zero through the distribution made in respect of Lower-Tier Interest A-3 on such Payment Date.

     "Lower-Tier Interest A-4 Termination Date": The Payment Date on which the Lower-Tier Balance of Lower-Tier Interest A-4 is reduced to zero through the distribution made in respect of Lower-Tier Interest A-4 on such Payment Date.

     "Lower-Tier Interest A-5 Termination Date": The Payment Date on which the Lower-Tier Balance of Lower-Tier Interest A-5 is reduced to zero through the distribution made in respect of Lower-Tier Interest A-5 on such Payment Date.

     "Lower-Tier Interest A-6 Termination Date": The Payment Date on which the Lower-Tier Balance of Lower-Tier Interest A-6 is reduced to zero through the distribution made in respect of Lower-Tier Interest A-6 on such Payment Date.

     "Lower-Tier Interest A-7 Termination Date": The Payment Date on which the Lower-Tier Balance of Lower-Tier Interest A-7 is reduced to zero through the distribution made in respect of Lower-Tier Interest A-7 on such Payment Date.

     "Lower-Tier Interest A-8 Termination Date": The Payment Date on which the Lower-Tier Balance of Lower-Tier Interest A-8 is reduced to zero through the distribution made in respect of Lower-Tier Interest A-8 on such Payment Date.

     "Lower-Tier Interest A-9 Termination Date": The Payment Date on which the Lower-Tier Balance of Lower-Tier Interest A-9 is reduced to zero through the distribution made in respect of Lower-Tier Interest A-9 on such Payment Date.

     "Lower-Tier Interest A-10 Termination Date": The Payment Date on which the Lower-Tier Balance of Lower-Tier Interest A-10 is reduced to zero through the distribution made in respect of Lower-Tier Interest A-10 on such Payment Date.

     "Lower-Tier Interest A-11IO Termination Date": December 15, 1999.

     "Lower-Tier Interest B-1A Termination Date": The Payment Date on which the Lower-Tier Balance of Lower-Tier Interest B-1A is reduced to zero through the distribution made in respect of Lower-Tier Interest B-1A on such Payment Date.

     "Lower-Tier Interest B-1F Termination Date": The Payment Date on which the Lower-Tier Balance of Lower-Tier Interest B-1F is reduced to zero through the distribution made in respect of Lower-Tier Interest B-1F on such Payment Date.

     "Lower-Tier Interest M-1A Termination Date": The Payment Date on which the Lower-Tier Balance of Lower-Tier Interest M-1A is reduced to zero through the distribution made in respect of Lower-Tier Interest M-1A on such Payment Date.

     "Lower-Tier Interest M-1F Termination Date": The Payment Date on which the Lower-Tier Balance of Lower-Tier Interest M-1F is reduced to zero through the distribution made in respect of Lower-Tier Interest M-1F on such Payment Date.

     "Lower-Tier Interest M-2A Termination Date": The Payment Date on which the Lower-Tier Balance of Lower-Tier Interest M-2A is reduced to zero through the distribution made in respect of Lower-Tier Interest M-2A on such Payment Date.

     "Lower-Tier Interest M-2A Termination Date": The Payment Date on which the Lower-Tier Balance of Lower-Tier Interest M-2A is reduced to zero through the distribution made in respect of Lower-Tier Interest M-2A on such Payment Date.

     "Lower-Tier Interest OC Monthly Interest": With respect to any Payment Date, the amount of interest accrued on the Lower-Tier Balance of the Lower-Tier Interest OC immediately prior to such Payment Date during the related Accrual Period of the Lower-Tier Interest OC Pass-Through Rate.

     "Lower-Tier Interest OC Pass-Through Rate": The sum of (x) 0.50% per annum and (y) the Trustee Fee Rate.

     "Lower-Tier Interest OC Termination Date": The Payment Date on which the Lower-Tier Balance of Lower-Tier Interest OC is reduced to zero through the distribution made in respect of Lower-Tier Interest OC on such Payment Date.

     "Lower-Tier M-1A Monthly Interest": With respect to any Payment Date, the amount of interest accrued on the Lower-Tier Balance of the Lower-Tier Interest M-1A immediately prior to such Payment Date during the related Accrual Period at the Lower-Tier M-1A Pass-Through Rate.

     "Lower-Tier M-1A Pass-Through Rate": For any Payment Date, the Group II Net Weighted Average Coupon Rate.

     "Lower-Tier M-1F Monthly Interest": With respect to any Payment Date, the amount of interest accrued on the Lower-Tier Balance of the Lower-Tier Interest M-1F immediately prior to such Payment Date during the related Accrual Period at the Lower-Tier M-1F Pass-Through Rate.

     "Lower-Tier M-1F Pass-Through Rate": For any Payment Date, the Group I Net Weighted Average Coupon Rate.

     "Lower-Tier M-2A Monthly Interest": With respect to any Payment Date, the amount of interest accrued on the Lower-Tier Balance of the Lower-Tier Interest M-2A immediately prior to such Payment Date during the related Accrual Period at the Lower-Tier M-2A Pass-Through Rate.

     "Lower-Tier M-2A Pass-Through Rate": For any Payment Date, the Group II Net Weighted Average Coupon Rate.

     "Lower-Tier M-2F Monthly Interest": With respect to any Payment Date, the amount of interest accrued on the Lower-Tier Balance of the Lower-Tier Interest M-2F immediately prior to such Payment Date during the related Accrual Period at the Lower-Tier M-2F Pass-Through Rate.

     "Lower-Tier M-2F Pass-Through Rate": For any Payment Date, the Group I Net Weighted Average Coupon Rate.

     "Lower-Tier Pass-Through Rate": As to each of the respective Lower-Tier Interests, the applicable "Lower-Tier Pass-Through Rate" set forth in Section
2.08 hereof.

     "Lower-Tier REMIC": The segregated pool of assets referred to as the Trust Estate, other than the Upper-Tier Group I Distribution Account and the Upper-Tier Group II Distribution Account which are assets of the Upper-Tier REMIC.

     "Lower-Tier REMIC Residual Class": With respect to the Lower-Tier REMIC, the interest therein designated as the "residual interest" therein for purposes of the REMIC Provisions. The Lower-Tier REMIC Residual Class shall be uncertificated, and shall be issuable only in Percentage Interests of 99.999% to ContiSecurities Asset Funding II, L.L.C. and 0.001% to ContiFunding Corporation, as Tax Matters Person. Such interests shall be non-transferrable, except that ContiFunding Corporation may assign such interest to another person who accepts such assignment and the designation as Tax Matters Person pursuant to Section
11.18 hereof. The Lower-Tier REMIC Residual Class is entitled only to any amounts at any time held in the Certificate Account and not required to be paid to the Upper-Tier REMIC, which is expected to be zero at all times during the term of this Agreement.

     "Mezzanine Certificates": Collectively, the Class M-1 Certificates and the Class M-2 Certificates.

     "Monthly Remittance Amount": As of any Monthly Remittance Date, the sum of
(i) the Interest Remittance Amount and (ii) the Principal Remittance Amount for such Monthly Remittance Date.

     "Monthly Remittance Date": The 10th day of each month or, if such day is not a Business Day, the Business Day succeeding such day, commencing in the month following the Startup Day.

     "Moody's": Moody's Investors Service, Inc.

     "Mortgage": The mortgage, deed of trust or other instrument creating a first or second lien on an estate in fee simple interest in real property securing a Note.

     "Mortgagor": The obligor on a Note.

     "Most Senior Outstanding Class": As to any Payment Date and either Group, the most senior class of Certificates relating to such Group which has a Certificate Principal Balance greater than zero on such Payment Date, after taking into account all distributions on such Payment Date.

     "Net Liquidation Proceeds": As to any Liquidated Loan, Liquidation Proceeds net of Liquidation Expenses and unreimbursed Delinquency Advances relating to such Home Equity Loan. In no event shall Net Liquidation Proceeds with respect to any Liquidated Loan be less than zero.

     "Note": The note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Home Equity Loan.

     "Offered Certificates": Collectively, the Class A Certificates the Mezzanine Certificates and the Subordinate Certificates.

     "Officer's Certificate": A certificate signed by any Authorized Officer of any Person delivering such certificate and delivered to the Trustee.

     "Operative Documents": Collectively, this Agreement, the Underwriting Agreement and the Certificates.

     "Original Aggregate Loan Balance": The aggregate Loan Balances of the Home Equity Loans as of the Cut-Off Date, i.e., $1,265,004,080.96.

     "Outstanding": With respect to all Certificates of a Class, as of any date of determination, all such Certificates theretofore executed and delivered hereunder except:

          (i) Certificates theretofore canceled by the Registrar or delivered to the Registrar for cancellation;

          (ii) Certificates or portions thereof for which full and final payment of money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent in trust for the Owners of such Certificates;

          (iii) Certificates in exchange for or in lieu of which other Certificates have been executed and delivered pursuant to this Agreement, unless proof satisfactory to the Trustee is presented that any such Certificates are held by a bona fide purchaser;

          (iv) Certificates alleged to have been destroyed, lost or stolen for which replacement Certificates have been issued as provided for in Section
     5.05 hereof; and

          (v) Certificates as to which the Trustee has made the final distribution thereon, whether or not such Certificate is ever returned to the Trustee.

     "Overcollateralization Release Amount": For any Payment Date, the sum of the Group I Overcollateralization Release Amount and the Group II
Overcollateralization Release Amount.

     "Owner": The Person in whose name a Certificate is registered in the Register to the extent described in Section 5.06 hereof; provided that solely for the purposes of determining the exercise of any voting rights hereunder, if any Offered Certificates are beneficially owned by a Seller or any affiliate thereof, such Seller or such affiliate shall not be considered an Owner hereunder.

     "Paying Agent": Initially, the Trustee, and thereafter, the Trustee or any other Person that meets the eligibility standards for the Paying Agent specified in Section 11.15 hereof and is authorized by the Trustee and the Depositor to make payments on the Certificates on behalf of the Trustee.

     "Payment Date": Any date on which the Trustee is required to make distributions to the Owners, which shall be the 15th day of each month or if such day is not a Business Day, the next Business Day thereafter, commencing in the month following the Startup Day.

     "Percentage Interest": With respect to a Class of the Offered Certificates, a fraction, expressed as a percentage, the numerator of which is the initial Certificate Principal Balance represented by such Certificate and the denominator of which is the aggregate initial Certificate Principal Balance represented by all the Certificates in such Class. With respect to a Class of the Class A-11IO Certificates a fraction, expressed as a percentage, the numerator of which is the initial Class A-11IO Notional Principal Amount represented by such Class A-11IO Certificate and the denominator of which is the aggregate initial Class A- 11IO Notional Principal Amount represented by all of the Class A-11IO Certificates. With respect to a Class C Certificate or a Class R Certificate, the portion of the Class evidenced thereby, expressed as a percentage, as stated on the face of such Certificate, all of which shall total 100% with respect to the related Class.

     "Percent Below": As to any Payment Date and either Gorup, the percentage equivalent of a fraction, the numerator of which is the aggregate Certificate Principal Balance (after taking into account all distributions on such Payment
Date) of all Classes of Offered relating to such Group which are subordinate to the Most Senior Outstanding Class, and the denominator of which is the outstanding aggregate Loan Balance of the Home Equity Loans in the related Group as of the last day of the related Remittance Period.

     "Person": Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Preference Amount": With respect to the Offered Certificates, any amounts of Current Interest and principal included in previous distributions to the Owners of such Certificates which are recovered from such Owners as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court having competent jurisdiction and which have not theretofore been repaid to such Owners.

     "Prepaid Installment": With respect to any Home Equity Loan, any installment of principal thereof and interest thereon received by the Servicer prior to the scheduled due date for such installment, intended by the Mortgagor as an early payment thereof and not as a Prepayment with respect to such Home Equity Loan.

     "Prepayment": Any payment of principal of a Home Equity Loan which is received by the Servicer in advance of the scheduled due date for the payment of such principal (other than the principal portion of any Prepaid Installment), Substitution Amounts, the portion of the purchase price of any Home Equity Loan purchased from the Trust pursuant to Section 3.03, 3.04, 3.06(b), 8.10(b) or 8.13(a) hereof representing principal and the proceeds of any Insurance Policy which are to be applied as a payment of principal on the related Home Equity Loan shall be deemed to be Prepayments for all purposes of this Agreement.

     "Preservation Expenses": Expenditures made by the Servicer in connection with a foreclosed Home Equity Loan prior to the liquidation thereof, including, without limitation, expenditures for real estate property taxes, hazard insurance premiums, property restoration or preservation.

     "Principal and Interest Account": The principal and interest account created by the Servicer pursuant to Section 8.08(a) hereof.

     "Principal Remittance Amount": As of any Monthly Remittance Date, the sum of the Group I Principal Remittance Amount and the Group II Principal Remittance Amount.

     "Prohibited Transaction": The meaning set forth from time to time in the definition thereof at Section 860F(a)(2) of the Code (or any successor statute thereto) and applicable to the Trust.

     "Property": The underlying property (including all building thereon) securing a Home Equity Loan.

     "Prospectus": The Prospectus dated February 19, 1997 constituting part of the Registration Statement.

     "Prospectus Supplement": The ContiMortgage Home Equity Loan Trust 1997-3 Prospectus Supplement dated June 5, 1997 to the Prospectus.

     "Purchase Option Period": As defined in Section 9.03(a) hereof.

     "Qualified Liquidation": The meaning set forth from time to time in the definition thereof at Section 860F(a)(4) of the Code (or any successor statute thereto) and applicable to the Trust.

     "Qualified Mortgage": The meaning set forth from time to time in the definition thereof at Section 860G(a)(3) of the Code (or any successor statute thereto) and applicable to the Trust.

     "Qualified Replacement Mortgage": A Home Equity Loan substituted for another pursuant to Section 3.03, 3.04 or 3.06(b) hereof, which (i) has a Coupon Rate at least equal to the Coupon Rate of the Home Equity Loan being replaced,
(ii) is of the same property type or is a single family dwelling and the same occupancy status or is a primary residence as the replaced Home Equity Loan,
(iii) shall mature no later than June 1, 2027, (iv) has a Loan-to-Value Ratio as of the Replacement Cut-Off Date no higher than the Loan-to-Value Ratio of the replaced Home Equity Loan at such time, (v) shall be of the same or higher credit quality classification (determined in accordance with ContiMortgage's credit underwriting guidelines set forth in ContiMortgage's underwriting manual) as the Home Equity Loan which such Qualified Replacement Mortgage replaces, (vi) has a Loan Balance as of the related Replacement Cut-Off Date equal to or less than the Loan Balance of the replaced Home Equity Loan as of such Replacement Cut-Off Date, (vii) shall not provide for a "balloon" payment if the related Home Equity Loan did not provide for a "balloon" payment (and if such related Home Equity Loan provided for a "balloon" payment, such Qualified Replacement Mortgage shall have an original maturity of not less than the original maturity of such related Home Equity Loan), (viii) shall be a fixed rate Home Equity Loan if the Home Equity Loan being replaced is in Group I and shall be a first lien adjustable rate Home Equity Loan if the Home Equity Loan being replaced is in Group II and (ix) satisfies the criteria set forth from time to time in the definition thereof at Section 860G(a)(3) of the Code (or any successor statute thereto) and applicable to the Trust.

     "Rating Agencies": Collectively, Moody's, Standard & Poor's and Fitch or any successors thereto.

     "Realized Loss": As to any Liquidated Loan, the amount, if any, by which the Loan Balance thereof as of the date of liquidation is in excess of Net Liquidation Proceeds realized thereon applied in reduction of such Loan Balance.

     "Record Date": With respect to the Group I Certificates and any Payment Date, the last day of the calendar month immediately preceding the calendar month in which such Payment Date occurs and with respect to the Group II Certificates, the day immediately preceding such Payment Date.

     "Reference Banks": Bankers Trust Company, Barclays Bank PLC, The Bank of Tokyo and National Westminster Bank PLC, provided that if any of the foregoing banks are not suitable to serve as a Reference Bank, then any leading banks selected by the Trustee which are engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) not controlling, under the control of or under common control with either Seller or any affiliate thereof, (iii) whose quotations appear on Telerate Page 3750 on the relevant LIBOR Determination Date and (iv) which have been designated as such by the Trustee.

     "Register": The register maintained by the Registrar in accordance with
Section 5.04 hereof, in which the names of the Owners are set forth.

     "Registrar": The Trustee, acting in its capacity as Registrar appointed pursuant to Section 5.04 hereof, or any duly appointed and eligible successor thereto.

     "Registration Statement": The Registration Statement filed by the Depositor with the Securities and Exchange Commission (Registration Number 333-19427), including all amendments thereto and including the Prospectus relating to the Offered Certificates constituting a part thereof.

     "REMIC": A "real estate mortgage investment conduit" within the meaning of
Section 860D of the Code.

     "REMIC Opinion": As defined in Section 3.03 hereof.

     "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations and revenue rulings promulgated thereunder, as the foregoing may be in effect from time to time.

     "Remittance Period": The calendar month immediately preceding the month in which a Monthly Remittance Date occurs.

     "REO Property": A Property acquired by the Servicer on behalf of the Trust through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Home Equity Loan.

     "Replacement Cut-Off Date": With respect to any Qualified Replacement Mortgage, the first day of the calendar month in which such Qualified Replacement Mortgage is conveyed to the Trust.

     "Representation Letter": Letters to, or agreements with, the Depository to effectuate a book entry system with respect to the Offered Certificates registered in the Register under the nominee name of the Depository.

     "Retained Certificates": Collectively, the Class C Certificates and the Class R Certificates.

     "Schedule of Home Equity Loans": Each of the schedules of Home Equity Loans, segregated by Home Equity Loan Group, listing each Home Equity Loan in the related Home Equity Loan Group to be conveyed on the Startup Day. Such Schedules of Home Equity Loans shall identify each Home Equity Loan by the Servicer's loan number and the borrower's name and address (including the state) of the Property and shall set forth as to each Home Equity Loan the lien status thereof (and with respect to Home Equity Loans in Group II, the margin), the Loan-to-Value Ratio and the Loan Balance as of the Cut-Off Date the Coupon Rate thereof, the current scheduled monthly payment of principal and interest and the maturity of the related Note, the property type, occupancy status, Appraised Value and original term-to-maturity thereof, whether or not such Home Equity Loan (including related Note) has been modified and the aggregate Loan Balances of all Home Equity Loans. Such Schedules shall also identify the Seller of each Home Equity Loan.

     "Scheduled Payment": As of any date of calculation, with respect to a Home Equity Loan, the then stated scheduled monthly installment of principal and interest payable thereunder which, if timely paid, would result in the full amortization of principal over the term thereof (or, in the case of a "balloon" Note, the term to the nominal maturity date for amortization purposes, without regard to the actual maturity date).

     "Second Mortgage Loan": A Home Equity Loan which constitutes a second priority mortgage lien with respect to the related Property.

     "Securities Act": The Securities Act of 1933, as amended.

     "Sellers": ContiMortgage and ContiWest.

     "Senior Lien": With respect to any Second Mortgage Loan, the mortgage loan relating to the corresponding Property having a first priority lien.

     "Servicer": ContiMortgage Corporation, a Delaware corporation, and its permitted successors and assigns.

     "Servicer Affiliate": A Person (i) controlling, controlled by or under common control with the Servicer and (ii) which is qualified to service residential mortgage loans.

     "Servicing Advance": As defined in Section 8.09(b) and Section 8.13(a) hereof.

     "Servicing Fee": With respect to any Home Equity Loan, an amount retained by the Servicer as compensation for servicing and administration duties relating to such Home Equity Loan pursuant to Section 8.15 and equal to 0.50% per annum of the then outstanding principal amount of such Home Equity Loan as of the first day of each calendar month payable on a monthly basis.

     "60+ Day Delinquent Loan": With respect to any Determination Date, all REO Properties and each Home Equity Loan with respect to which any portion of a Monthly Payment is, as of the last day of the prior Remittance Period, two months or more past due (without giving effect to any grace period).

     "Standard & Poor's": Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies.

     "Startup Day": June 12, 1997.

     "Subordinate Certificate": With respect to either Group, collectively, the Mezzanine Certificates and the Class B Certificates relating to such Group.

     "Sub-Servicer": Any Person with whom the Servicer has entered into a Sub-Servicing Agreement and who satisfies any requirements set forth in Section
8.03 hereof in respect of the qualification of a Sub-Servicer.

     "Sub-Servicing Agreement": The written contract between the Servicer and any Sub-Servicer relating to servicing and/or administration of certain Home Equity Loans as permitted by Section 8.03.

     "Substitution Amount": As defined in Section 3.03 hereof.

     "Tax Matters Certificate": The Class R Certificate initially issued to ContiFunding Corporation as the initial Tax Matters Person.

     "Tax Matters Person": The Person appointed for the Trust pursuant to
Section 11.18 hereof to act as the Tax Matters Person under the Code.

     "Tax Matters Person Residual Interest": The 0.001% interest in the Class R Certificates and the Lower-Tier REMIC Residual Class, each of which shall be issued to and held by ContiFunding Corporation throughout the term hereof unless another Person shall accept an assignment of such interest and the designation of Tax Matters Person pursuant to Section 11.18 hereof.

     "Telerate Page 3750": The display designated as page "3750" on the Dow Jones Telerate Capital Markets Report (or such other page as may replace page 3750 on that report for the purpose of displaying London interbank offered rates of major banks).

     "Termination Date Pass-Through Rate": A rate equal to the sum of (a) (i) the Group I Weighted Average Pass-Through Rate in the case of the Home Equity Loans in Group I or (ii) the Group II Weighted Average Pass-Through Rate in the case of the Home Equity Loans in Group II and (b) any portion of the Trustee Fee (calculated as a percentage of the outstanding principal amount of the related Certificates) then accrued and outstanding.

     "Termination Notice": As defined in Section 9.03(a) hereof.

     "Three-Month Rolling Average of 60+ Day Delinquent Loans": With respect to a Home Equity Loan Group and on a Payment Date, the fraction, expressed as a percentage (A) the numerator of which is the sum of the following three percentages for each of the past three Remittance Periods (x) the principal amount of 60+ Day Delinquent Loans in such Home Equity Loan Group by (y) the aggregate outstanding Loan Balance of the Home Equity Loans in such Home Equity Loan Group as of the last day of the related Remittance Period for each of the past three Remittance Periods and (B) the denominator of which is 3.

     "Trust": ContiMortgage Home Equity Loan Trust 1997-3, the trust created under this Agreement.

     "Trust Estate": As defined in the conveyance clause under this Agreement.

     "Trustee": Manufacturers and Traders Trust Company, a New York banking corporation, the Corporate Trust Department of which is located on the date of execution of this Agreement at One M&T Plaza, Buffalo, New York 14240, not in its individual capacity but solely as Trustee under this Agreement, and any successor hereunder.

     "Trustee Fee": The fee payable monthly on each Payment Date in an amount equal to one-twelfth of the sum of (i) 0.0018% multiplied by the then-outstanding Aggregate Certificate Principal Balance and (ii) $4,750.

     "Trustee Fee Rate": A fraction expressed as a percentage, the numerator of which is the product of (x) 12 and (y) the Trustee Fee and the denominator of which is the Aggregate Certificate Principal Balance.

     "Underwriters": Morgan Stanley & Co. Incorporated, Bear, Stearns & Co., ContiFinancial Services Corporation, Credit Suisse First Boston, Greenwich Capital Markets, Inc., Lehman Brothers Inc. and Merrill Lynch, Pierce, Fenner & Smith, Inc.

     "Unpaid Realized Loss Amount": For any Class of the Subordinate Certificates and as to any Payment Date, the excess of (x) the aggregate cumulative amount of related Applied Realized Loss Amounts with respect to such Class for all prior Payment Dates over (y) the aggregate, cumulative amount of related Realized Loss Amortization Amounts with respect to such Class for all prior Payment Dates.

     "Upper-Tier Group I Distribution Account": The Upper-Tier Group I Distribution Account established pursuant to Section 7.02(a) hereof.

     "Upper-Tier Group II Distribution Account": The Upper-Tier Group II Distribution Account established pursuant to Section 7.02(a) hereof.

     "Upper-Tier REMIC": The REMIC established pursuant to Section 2.08 hereof with respect to the Certificates. The assets of the Upper-Tier REMIC shall include the Upper-Tier Group I Distribution Account, the Upper-Tier Group II Distribution Account and the right to receive the distributions deposited therein with respect to each Lower-Tier Interest.

     Section 1.02 Use of Words and Phrases.

     "Herein", "hereby", "hereunder", "hereof", "hereinbefore", "hereinafter" and other equivalent words refer to this Agreement as a whole and not solely to the particular section of this Agreement in which any such word is used. The definitions set forth in Section 1.01 hereof include both the singular and the plural. Whenever used in this Agreement, any pronoun shall be deemed to include both singular and plural and to cover all genders.

     Section 1.03 Captions; Table of Contents.

     The captions or headings in this Agreement and the Table of Contents are for convenience only and in no way define, limit or describe the scope and intent of any provisions of this Agreement.

     Section 1.04 Opinions.

     Each opinion with respect to the validity, binding nature and enforceability of documents or Certificates may be qualified to the extent that the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law) and may state that no opinion is expressed on the availability of the remedy of specific enforcement, injunctive relief or any other equitable remedy. Any opinion required to be furnished by any Person hereunder must be delivered by counsel upon whose opinion the addressee of such opinion may reasonably rely, and such opinion may state that it is given in reasonable reliance upon an opinion of another, a copy of which must be attached, concerning the laws of a foreign jurisdiction.



                               END OF ARTICLE I

                                   ARTICLE II

                   ESTABLISHMENT AND ORGANIZATION OF THE TRUST

     Section 2.01 Establishment of the Trust.

     The parties hereto do hereby create and establish, pursuant to the laws of the State of New York and this Agreement, the Trust, which, for convenience, shall be known as "ContiMortgage Home Equity Loan Trust 1997-3" and which shall contain two subtrusts.

     Section 2.02 Office.

     The office of the Trust shall be in care of the Trustee, addressed to One M&T Plaza, Buffalo, New York 14240, Attention Corporate Trust Department, or at such other address as the Trustee may designate by notice to the Depositor, the Seller and the Servicer.

     Section 2.03 Purposes and Powers.

     The purpose of the Trust is to engage in the following activities and only such activities: (i) the issuance of the Certificates and the acquiring, owning and holding of Home Equity Loans and the Trust Estate in connection therewith;
(ii) activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith, including the investment of moneys in accordance with this Agreement; and (iii) such other activities as may be required in connection with conservation of the Trust Estate and distributions to the Owners; provided, however, that nothing contained herein shall permit the Trustee to take any action which would adversely affect either the Lower-Tier REMIC's or the Upper-Tier REMIC's status as a REMIC.

     Section 2.04 Appointment of the Trustee; Declaration of Trust.

     The Depositor hereby appoints the Trustee as trustee of the Trust effective as of the Startup Day, to have all the rights, powers and duties set forth herein. The Trustee hereby acknowledges and accepts such appointment, represents and warrants its eligibility as of the Startup Day to serve as Trustee pursuant to Section 10.08 hereof and declares that it will hold the Trust Estate in trust upon and subject to the conditions set forth herein for the benefit of the Owners.

     Section 2.05 Expenses of the Trust.

     The expenses of the Trust, including (i) the fees of the Trustee (including any portion of the Trustee Fee not paid pursuant to Section 7.03(c) and (d) hereof), (ii) any reasonable expenses of the Trustee, and (iii) any other expenses of the Trust that have been reviewed by ContiMortgage, which review shall not be required in connection with the enforcement of a remedy by the Trustee resulting from a default under this Agreement, shall be paid directly by ContiMortgage. ContiMortgage shall pay directly the reasonable fees and expenses of counsel to the Trustee. The reasonable fees and expenses of the Trustee's counsel in connection with the review and delivery of this Agreement and related documentation shall be paid by ContiMortgage on the Startup Day.

     Section 2.06 Ownership of the Trust.

     On the Startup Day the ownership interests in the Trust shall be transferred as set forth in Section 4.02 hereof, such transfer to be evidenced by sale of the Certificates as described therein. Thereafter, transfer of any ownership interest shall be governed by Sections 5.04 and 5.08 hereof.

     Section 2.07 Situs of the Trust.

     It is the intention of the parties hereto that the Trust constitute a trust under the laws of the State of New York. The Trust will be created and administered in, and all Accounts maintained by the Trustee on behalf of the Trust will be located in, the State of New York. The Trust will not have any employees and will not have any real or personal property (other than property acquired pursuant to Section 8.13 hereof) located in any state other than in the State of New York and payments will be received by the Trustee only in the State of New York and payments from the Trustee will be made only from the State of New York. The Trust's only office will be at the office of the Trustee as set forth in Section 2.02 hereof.

     Section 2.08 Miscellaneous REMIC Provisions.

     (a) The beneficial ownership interest in the Lower-Tier REMIC shall be evidenced by the interests having the characteristics and terms as follows:


                              Initial Lower-      Lower-Tier           Final Scheduled
      Class Designation        Tier Balance    Pass-Through Rate        Payment Dates
      -----------------        ------------    -----------------        -------------

Lower-Tier Interest A-1       $130,000,000            (1)              April 15, 2007
Lower-Tier Interest A-2        135,000,000            (1)              May 15, 2012
Lower-Tier Interest A-3        215,000,000            (1)              May 15, 2012
Lower-Tier Interest A-4         73,000,000            (1)              May 15, 2012
Lower-Tier Interest A-5         71,000,000            (1)              August 15, 2013
Lower-Tier Interest A-6         36,000,000            (1)              March 15, 2015
Lower-Tier Interest A-7         65,000,000            (1)              May 15, 2024
Lower-Tier Interest A-8         38,600,000            (1)              August 15, 2028
Lower-Tier Interest A-9         68,000,000            (1)              August 15, 2028
Lower-Tier Interest A-10       259,200,000            (1)              August 15, 2028
Lower-Tier Interest A-11IO             $0*             8.50%           December 15, 1999
Lower-Tier Interest M-1F        54,337,000            (1)              August 15, 2028
Lower-Tier Interest M-1A        25,600,000            (2)              August 15, 2028
Lower-Tier Interest M-2F        49,613,000            (1)              August 15, 2028
Lower-Tier Interest M-2A        20,000,000            (2)              August 15, 2028
Lower-Tier Interest B-1F         9,450,000            (1)              August 15, 2028
Lower-Tier Interest B-1A        15,200,000            (2)              August 15, 2028
Lower-Tier Interest OC                $0**            (3)              August 15, 2028
Lower-Tier REMIC Residual Class         (4)           (4)              August 15, 2028

----------

* Notional principal amount equal to the outstanding Certificate Principal Balance of the Class A-9 Certificates during the Interest Only Period, and thereafter, zero.

** Notional principal amount equal to the aggregate outstanding Loan Balance of the Home Equity Loans.

(1)  On any Payment Date, the Group I Net Weighted Average Coupon Rate.

(2)  On any Payment Date, the Group II Net Weighted Average Coupon Rate.

(3)  The sum of (x) 0.50% per annum and (y) the Trustee Fee Rate.

(4) The Lower-Tier REMIC Residual Class is not issued with a Lower-Tier Balance or a Lower-Tier Pass-Through Rate.

     (b) The Lower-Tier Interests A-1, A-2, A-3, A-4, A-5, A-6, A-7, A-8, A-9, A-10, A-11IO, M-1F, M-1A, M-2F, M-2A, B-1F and B-1A Certificates shall be issued as non-certificated interests. The Lower- Tier REMIC Residual Class shall be issued from the Lower-Tier REMIC as a non-certificated interest.

     (c) The Depositor hereby designates Lower-Tier Interest A-1, Lower-Tier Interest A-2, Lower- Tier Interest A-3, Lower-Tier Interest A-4, Lower-Tier Interest A-5, Lower-Tier Interest A-6, Lower-Tier Interest A-7, Lower-Tier Interest A-8, Lower-Tier Interest A-9, Lower-Tier Interest A-10, Lower-Tier Interest A-11IO, Lower-Tier Interest M-1F, Lower-Tier Interest M-1A, Lower-Tier

Interest M-2F, Lower- Tier Interest M-2A, Lower-Tier Interest B-1F, Lower-Tier Interest B-1A and Lower-Tier Interest OC as "regular interests" and the Lower-Tier REMIC Residual Class as the single class of "residual interests" in the Lower-Tier REMIC for purposes of the REMIC Provisions.

     (d) The Depositor hereby designates the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11IO, Class M-1F, Class M-1A, Class M- 2F, Class M-2A, Class B-1F, Class B-1A and Class C Certificates as "regular interests," and the Class R Certificates as the single class of "residual interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions. The Depositor hereby designates the Lower-Tier Interest A-1, the Lower-Tier Interest A-2, the Lower-Tier Interest A-3, the Lower-Tier Interest A-4, the Lower-Tier Interest A-5, the Lower-Tier Interest A-6, the Lower-Tier Interest A-7, the Lower-Tier Interest A-8, Lower-Tier Interest A-9, Lower-Tier Interest A-10, Lower-Tier Interest A-11IO, Lower-Tier Interest M-1F, Lower-Tier Interest M-1A, Lower-Tier Interest M-2F, Lower-Tier Interest M-2A, Lower-Tier Interest B-1F, Lower-Tier Interest B-1A, Lower-Tier Interest OC, the Upper-Tier Group I Distribution Account and the Upper-Tier Group II Distribution Account as the only assets of the Upper-Tier REMIC.

     (e) The Startup Day is hereby designated as the "startup day" of the Upper-Tier REMIC and the Lower-Tier REMIC within the meaning of Section 860G(a)(9) of the Code.

     (f) The Owner of the Tax Matters Person Residual Interests in the Upper-Tier REMIC and the Lower-Tier REMIC is hereby designated as "tax matters person" as defined in the REMIC Provisions with respect to each such REMIC.

     (g) The Trust and each REMIC shall, for federal income tax purposes, maintain books on a calendar year basis and report income on an accrual basis.

     (h) The Trustee shall cause the Upper-Tier REMIC and the Lower-Tier REMIC each to elect to be treated as a REMIC under Section 860D of the Code. Any inconsistencies or ambiguities in this Agreement or in the administration of the Trust shall be resolved in a manner that preserves the validity of such election to be treated as a REMIC. The Trustee shall report all expenses of the Trust Estate to the Lower-Tier REMIC.

     (i) For all Federal tax law purposes amounts transferred by the Trustee to the Owners of the Class R Certificates shall be treated as distributions by the Upper-Tier REMIC and amounts, if any, distributed on the Lower-Tier REMIC Residual Class, if any, shall be treated as distributions by the Lower- Tier REMIC. It is expected that there shall not be any distributions to the Lower-Tier REMIC Residual Class.

     (j) The Trustee shall provide to the Internal Revenue Service and to the person described in Section 860(E)(e)(3) and (6) of the Code the information described in Treasury Regulation Section 1.860D-1(b)(5)(ii), or any successor regulation thereto with respect to both the Lower-Tier REMIC and the Upper-Tier REMIC. Such information will be provided in the manner described in Treasury Regulation Section 1.860E-2(a)(5), or any successor regulation thereto.

     (k) For federal income tax purposes, the Final Scheduled Payment Date for each Class of the Offered Certificates is hereby set to be the Payment Date indicated below:

                                Final Scheduled
            Class                Payment Date
            -----                 ------------

Class A-1 Certificates          April 15, 2007
Class A-2 Certificates          May 15, 2012
Class A-3 Certificates          May 15, 2012
Class A-4 Certificates          May 15, 2012
Class A-5 Certificates          August 15, 2013
Class A-6 Certificates          March 15, 2015
Class A-7 Certificates          May 15, 2024
Class A-8 Certificates          August 15, 2028
Class A-9 Certificates          August 15, 2028
Class A-10 Certificates         August 15, 2028
Class A-11IO Certificates       December 15, 1999
Class M-1F Certificates         August 15, 2028
Class M-1A Certificates         August 15, 2028
Class M-2F Certificates         August 15, 2028
Class M-2A Certificates         August 15, 2028
Class B-1F Certificates         August 15, 2028
Class B-1A Certificates         August 15, 2028



                                END OF ARTICLE II

                                   ARTICLE III

                    REPRESENTATIONS, WARRANTIES AND COVENANTS
                 OF THE DEPOSITOR, THE SERVICER AND THE SELLERS;
                 COVENANT OF SELLERS TO CONVEY HOME EQUITY LOANS

    Section 3.01 Representations and Warranties of the Depositor.

    The Depositor hereby represents, warrants and covenants to the Trustee and the Owners that as of the Startup Day:

     (a) The Depositor is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and is in good standing as a foreign corporation in each jurisdiction in which the nature of its business, or the properties owned or leased by it make such qualification necessary. The Depositor has all requisite corporate power and authority to own and operate its properties, to carry out its business as presently conducted and as proposed to be conducted and to enter into and discharge its obligations under this Agreement and the other Operative Documents to which it is a party.

     (b) The execution and delivery of this Agreement by the Depositor and its performance and compliance with the terms of this Agreement and the other Operative Documents to which it is a party have been duly authorized by all necessary corporate action on the part of the Depositor and will not violate the Depositor's Certificate of Incorporation or Bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a breach of, any material contract, agreement or other instrument to which the Depositor is a party or by which the Depositor is bound or violate any statute or any order, rule or regulation of any court, governmental agency or body or other tribunal having jurisdiction over the Depositor or any of its properties.

     (c) This Agreement and the other Operative Documents to which the Depositor is a party, assuming due authorization, execution and delivery by the other parties hereto and thereto, each constitutes a valid, legal and binding obligation of the Depositor, enforceable against it in accordance with the terms hereof and thereof, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law).

     (d) The Depositor is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default would materially and adversely affect the condition (financial or other) or operations of the Depositor or its properties or the consequences of which would materially and adversely affect its performance hereunder or under the other Operative Documents to which the Depositor is a party.

     (e) No litigation is pending with respect to which the Depositor has received service of process or, to the best of the Depositor's knowledge, threatened against the Depositor which litigation might have consequences that would prohibit its entering into this Agreement or any other Operative Documents to which it is a party or that would materially and adversely affect the condition (financial or otherwise) or operations of the Depositor or its properties or might have consequences that would materially and adversely affect its performance hereunder and under the other Operative Documents to which the Depositor is a party.

     (f) No certificate of an officer, statement furnished in writing or report delivered pursuant to the terms hereof by the Depositor contains any untrue statement of a material fact or omits to state any material fact necessary to make the certificate, statement or report not misleading.

     (g) The statements contained in the Registration Statement which describe the Depositor or matters or activities for which the Depositor is responsible in accordance with the Operative Documents or which are attributable to the Depositor therein are true and correct in all material respects, and the Registration Statement does not contain any untrue statement of a material fact with respect to the Depositor required to be stated therein or necessary to make the statements contained therein with respect to the Depositor, in light of the circumstances under which they were made, not misleading. The Registration Statement does not contain any untrue statement of a material fact required to be stated therein or omit to state any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. There is no fact known to the Depositor that materially adversely affects or in the future may (so far as the Depositor can now reasonably foresee) materially adversely affect the Depositor or the Home Equity Loans or the ownership interests therein represented by the Certificates that has not been set forth in the Registration Statement.

     (h) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency (other than any such actions, approvals, etc. under any state securities laws, real estate syndication or "Blue Sky" statutes, as to which the Depositor makes no such representation or warranty), that are necessary or advisable in connection with the purchase and sale of the Certificates and the execution and delivery by the Depositor of the Operative Documents to which it is a party, have been duly taken, given or obtained, as the case may be, are in full force and effect on the date hereof, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement and the other Operative Documents on the part of the Depositor and the performance by the Depositor of its obligations under this Agreement and such of the other Operative Documents to which it is a party.

     (i) The transactions contemplated by this Agreement are in the ordinary course of business of the Depositor.

     (j) The Depositor is not insolvent, nor will it be made insolvent by the transfer of the Home Equity Loans, nor is the Depositor aware of any pending insolvency.

     (k) The transfer, assignment and conveyance of the Notes and the Mortgages by the Depositor hereunder are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction.

     (l) The Depositor is not transferring the Home Equity Loans to the Trustee with any intent to hinder, delay or defraud its creditors.

    It is understood and agreed that the representations and warranties set forth in this Section 3.01 shall survive delivery of the respective Home Equity Loans to the Trustee.

    Section 3.02 Representations and Warranties of the Servicer.

    The Servicer hereby represents, warrants and covenants to the Trustee and the Owners that as of the Startup Day:


     (a) The Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is, and each Sub-Servicer is, in compliance with the laws of each state in which any Property is located to the extent necessary to enable it to perform its obligations hereunder and is in good standing as a foreign corporation in each jurisdiction in which the nature of its business, or the properties owned or leased by it make such qualification necessary. The Servicer and each Sub-Servicer has all requisite corporate power and authority to own and operate its properties, to carry out its business as presently conducted and as proposed to be conducted and to enter into and discharge its obligations under this Agreement and the other Operative Documents to which it is a party. The Servicer is designated as an approved seller-servicer by FannieMae for first and second mortgage loans and has combined equity and subordinated debt of at least $1,500,000, as determined in accordance with generally accepted accounting principles.

     (b) The execution and delivery of this Agreement by the Servicer and its performance and compliance with the terms of this Agreement have been duly authorized by all necessary corporate action on the part of the Servicer and will not violate the Servicer's Certificate of Incorporation or Bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Servicer is a party or by which the Servicer is bound or violate any statute or any order, rule or regulation of any court, governmental agency or body or other tribunal having jurisdiction over the Servicer or any of its properties.

     (c) This Agreement and the Operative Documents to which the Servicer is a party, assuming due authorization, execution and delivery by the other parties hereto and thereto, each constitutes a valid, legal and binding obligation of the Servicer, enforceable against it in accordance with the terms hereof and thereof, except as the enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law).

     (d) The Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or otherwise) or operations of the Servicer or its properties or might have consequences that would materially and adversely affect its performance hereunder or under the other Operative Documents to which the Servicer is a party.

     (e) No litigation is pending with respect to which the Servicer has received service of process or, to the best of the Servicer's knowledge, threatened against the Servicer which litigation might have consequences that would prohibit its entering into this Agreement or any other Operative Documents to which the Servicer is a party or that would materially and adversely affect the condition (financial or otherwise) or operations of the Servicer or its properties or might have consequences that would materially and adversely affect its performance hereunder and the other Operative Documents to which the Servicer is a party.

     (f) No certificate of an officer, statement furnished in writing or report delivered pursuant to the terms hereof by the Servicer contains any untrue statement of a material fact or omits to state any material fact necessary to make the certificate, statement or report not misleading.

     (g) The statements contained in the Registration Statement which describe the Servicer or matters or activities for which the Servicer is responsible in accordance with the Operative Document or which are attributed to the Servicer therein are true and correct in all material respects, and the Registration Statement does not contain any untrue statement of a material fact with respect to the Servicer or omit to state a material fact required to be stated therein or necessary to make the statements contained therein with respect to the Servicer, in light of the circumstances under which they were made, not misleading.

     (h) The Servicing Fee is a "current (normal) servicing fee rate" as that term is used in Statement of Financial Accounting Standards No. 65 issued by the Financial Accounting Standards Board. Neither the Servicer nor any affiliate thereof will report on any financial statements any part of the Servicing Fee as an adjustment to the sales price of the Home Equity Loans.

     (i) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency (other than any such actions, approvals, etc. under any state securities laws, real estate syndication or "Blue Sky" statutes, as to which the Servicer makes no such representation or warranty), that are necessary or advisable in connection with the execution and delivery by the Servicer of the Operative Documents to which it is a party, have been duly taken, given or obtained, as the case may be, are in full force and effect on the date hereof, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement and the other Operative Documents on the part of the Servicer and the performance by the Servicer of its obligations under this Agreement and such of the other Operative Documents to which it is a party.

     (j) The collection practices used by the Servicer with respect to the Home Equity Loans have been, in all material respects, legal, proper, prudent and customary in the mortgage servicing business and in conformity with relevant FannieMae guidelines.

     (k) The transactions contemplated by this Agreement are in the ordinary course of business of the Servicer.

    It is understood and agreed that the representations and warranties set forth in this Section 3.02 shall survive delivery of the Home Equity Loans to the Trustee.

    Upon discovery by any of either Seller, the Servicer, any Sub-Servicer, any Owner or the Trustee (each, for purposes of this paragraph, a party) of a breach of any of the representations and warranties set forth in this Section 3.02 which materially and adversely affects the interests of the Owners, the party discovering such breach shall give prompt written notice to the other parties. Within 60 days of its discovery or its receipt of notice of breach, the Servicer shall cure such breach in all material respects and, upon the Servicer's continued failure to cure such breach, may thereafter be removed by the Trustee pursuant to Section 8.20 hereof.

    Section 3.03 Representations and Warranties of the Sellers.


     (1) ContiMortgage hereby represents, warrants and covenants to the Trustee and the Owners that as of the Startup Day:

     (a) ContiMortgage is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and is in good standing as a foreign corporation in each jurisdiction in which the nature of its business, or the properties owned or leased by it, make such qualification necessary. ContiMortgage has all requisite corporate power and authority to own and operate its properties, to carry out its business as presently conducted and as proposed to be conducted and to enter into and discharge its obligations under this Agreement and the other Operative Documents to which it is a party.

     (b) The execution and delivery of this Agreement by ContiMortgage and its performance and compliance with the terms of this Agreement and the other Operative Documents to which it is a party have been duly authorized by all necessary corporate action on the part of ContiMortgage and will not violate ContiMortgage's Certificate of Incorporation or Bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a breach of, any material contract, agreement or other instrument to which ContiMortgage is a party or by which ContiMortgage is bound or violate any statute or any order, rule or regulation of any court, governmental agency or body or other tribunal having jurisdiction over ContiMortgage or any of its properties.

     (c) This Agreement and the other Operative Documents to which ContiMortgage is a party, assuming due authorization, execution and delivery by the other parties hereto and thereto, each constitutes a valid, legal and binding obligation of ContiMortgage, enforceable against it in accordance with the terms hereof and thereof, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law).

     (d) ContiMortgage is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default would materially and adversely affect the condition (financial or other) or operations of ContiMortgage or its properties or the consequences of which would materially and adversely affect its performance hereunder and under the other Operative Documents to which ContiMortgage is a party.

     (e) No litigation is pending with respect to which ContiMortgage has received service of process or, to the best of ContiMortgage's knowledge, threatened against ContiMortgage which litigation might have consequences that would prohibit its entering into this Agreement or any other Operative Documents to which it is a party or that would materially and adversely affect the condition (financial or otherwise) or operations of ContiMortgage or its properties or might have consequences that would materially and adversely affect its performance hereunder and under the other Operative Documents to which ContiMortgage is a party.

     (f) No certificate of an officer, statement furnished in writing or report delivered pursuant to the terms hereof by ContiMortgage contains any untrue statement of a material fact or omits to state any material fact necessary to make the certificate, statement or report not misleading.

     (g) The statements contained in the Registration Statement which describe ContiMortgage or matters or activities for which ContiMortgage is responsible in accordance with the Operative Documents or which are attributable to ContiMortgage therein are true and correct in all material respects, and the Registration Statement does not contain any untrue statement of a material fact with respect to ContiMortgage required to be stated therein or necessary to make the statements contained therein with respect to ContiMortgage, in light of the circumstances under which they were made, not misleading. The Registration Statement does not contain any untrue statement of a material fact required to be stated therein or omit to state any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. There is no fact known to ContiMortgage that materially adversely affects or in the future may (so far as ContiMortgage can now reasonably foresee) materially adversely affect ContiMortgage or the Home Equity Loans or the ownership interests therein represented by the Certificates that has not been set forth in the Registration Statement.

     (h) Upon the receipt of each Home Equity Loan (including the related Note) and other items of the Trust Estate delivered by ContiMortgage to the Depositor and by the Depositor to the Trustee under this Agreement, the Trust will have good title to such Home Equity Loan (including the related Note) and such other items of the Trust Estate free and clear of any lien, charge, mortgage, encumbrance or rights of others, except as set forth in Section 3.04 (b)(ix) (other than liens which will be simultaneously released).

     (i) Neither ContiMortgage nor any affiliate thereof will report on any financial statement any part of the Servicing Fee as an adjustment to the sales price of the Home Equity Loans.

     (j) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency (other than any such actions, approvals, etc. under any state securities laws, real estate syndication or "Blue Sky" statutes, as to which ContiMortgage makes no such representation or warranty), that are necessary or advisable in connection with the purchase and sale of the

Certificates and the execution and delivery by ContiMortgage of the Operative Documents to which it is a party, have been duly taken, given or obtained, as the case may be, are in full force and effect on the date hereof, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement and the other Operative Documents on the part of ContiMortgage and the performance by ContiMortgage of its obligations under this Agreement and such of the other Operative Documents to which it is a party.

     (k) The origination practices used by ContiMortgage with respect to the Home Equity Loans have been, in all material respects, legal, proper, prudent and customary in the mortgage lending business.

     (l) The transactions contemplated by this Agreement are in the ordinary course of business of ContiMortgage.

     (m) ContiMortgage is not insolvent, nor will it be made insolvent by the transfer of the Home Equity Loans, nor is ContiMortgage aware of any pending insolvency.

     (n) The transfer, assignment and conveyance of the Notes and the Mortgages by ContiMortgage hereunder are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction.

     (o) ContiMortgage is not transferring the Home Equity Loans to the Depositor with any intent to hinder, delay or defraud its creditors.

    It is understood and agreed that the representations and warranties set forth in this Section 3.03(1) shall survive delivery of the respective Home Equity Loans to the Trustee.

    Upon discovery by any of the Servicer, any Sub-Servicer, either Seller or the Trustee (each, for purposes of this paragraph, a "party") of a breach of any of the representations and warranties set forth in this Section 3.03 which materially and adversely affects the interests of the Owners, the party discovering such breach shall give prompt written notice to the other parties. ContiMortgage hereby covenants and agrees that within 60 days of its discovery or its receipt of notice of breach, it shall cure such breach in all material respects or, with respect to a breach of clause (h) above, ContiMortgage may (or may cause an affiliate of ContiMortgage to) on the Monthly Remittance Date next succeeding such discovery or receipt of notice (i) substitute in lieu of any Home Equity Loan not in compliance with clause (h) a Qualified Replacement Mortgage and, if the outstanding principal amount of such Qualified Replacement Mortgage as of the applicable Replacement Cut-Off Date is less than the Loan Balance of such Home Equity Loan as of such Replacement Cut-Off Date, deliver an amount equal to such difference together with the aggregate amount of (A) all Delinquency Advances and Servicing Advances theretofore made with respect to such Home Equity Loan and (B) all Delinquency Advances and Servicing Advances which the Servicer has theretofore failed to remit with respect to such Home Equity Loan (a "Substitution Amount") to the Servicer for deposit in the Principal and Interest Account or (ii) purchase such Home Equity Loan from the Trust at the Loan Purchase Price, which purchase price shall be delivered to the Servicer for deposit in the Principal and Interest Account. Notwithstanding any provision of this Agreement to the contrary, with respect to any Home Equity Loan which is not in default or as to which no default is imminent, no repurchase or substitution pursuant to Section 3.03, 3.04 or 3.06 shall be made unless ContiMortgage obtains for the Trustee an opinion of counsel experienced in federal income tax matters to the effect that such a repurchase or substitution would not constitute a Prohibited Transaction for the Trust or any REMIC therein or otherwise subject the Trust or any REMIC therein to tax and would not jeopardize the status of either of the Lower-Tier REMIC or Upper-Tier REMIC as a REMIC (a "REMIC Opinion") addressed to the Trustee and acceptable to the Trustee. Any Home Equity Loan as to which repurchase or substitution was delayed pursuant to this Section shall be repurchased or substituted for (subject to compliance with Sections 3.03, 3.04 or 3.06, as the case may be) upon the earlier of (a) the occurrence of a default or imminent default with respect to such Home Equity Loan and (b) receipt by the Trustee of a REMIC Opinion.

    (2) ContiWest hereby represents, warrants and covenants to the Trustee and the Owners that as of the Startup Day:

     (a) ContiWest is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and is in good standing as a foreign corporation in each jurisdiction in which the nature of its business, or the properties owned or leased by it, make such qualification necessary. ContiWest has all requisite corporate power and authority to own and operate its properties, to carry out its business as presently conducted and as proposed to be conducted and to enter into and discharge its obligations under this Agreement and the other Operative Documents to which it is a party.

     (b) The execution and delivery of this Agreement by ContiWest and its performance and compliance with the terms of this Agreement and the other Operative Documents to which it is a party have been duly authorized by all necessary corporate action on the part of ContiWest and will not violate ContiWest's Certificate of Incorporation or Bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a breach of, any material contract, agreement or other instrument to which ContiWest is a party or by which ContiWest is bound or violate any statute or any order, rule or regulation of any court, governmental agency or body or other tribunal having jurisdiction over ContiWest or any of its properties.

     (c) This Agreement and the other Operative Documents to which ContiWest is a party, assuming due authorization, execution and delivery by the other parties hereto and thereto, each constitutes a valid, legal and binding obligation of ContiWest, enforceable against it in accordance with the terms hereof and thereof, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law).

     (d) ContiWest is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default would materially and adversely affect the condition (financial or other) or operations of ContiWest or its properties or the consequences of which would materially and adversely affect its performance hereunder and under the other Operative Documents to which ContiWest is a party.

     (e) No litigation is pending with respect to which ContiWest has received service of process or, to the best of ContiWest's knowledge, threatened against ContiWest which litigation might have consequences that would prohibit its entering into this Agreement or any other Operative Documents to which it is a party or that would materially and adversely affect the condition (financial or otherwise) or operations of ContiWest or its properties or might have consequences that would materially and adversely affect its performance hereunder and under the other Operative Documents to which ContiWest is a party.

     (f) No certificate of an officer, statement furnished in writing or report delivered pursuant to the terms hereof by ContiWest contains any untrue statement of a material fact or omits to state any material fact necessary to make the certificate, statement or report not misleading.

     (g) The statements contained in the Registration Statement which describe ContiWest or matters or activities for which ContiWest is responsible in accordance with the Operative Documents or which are attributable to ContiWest therein are true and correct in all material respects, and the Registration Statement does not contain any untrue statement of a material fact with respect to ContiWest required to be stated therein or necessary to make the statements contained therein with respect to ContiWest, in light of the circumstances under which they were made, not misleading. The Registration Statement does not contain any untrue statement of a material fact required to be stated therein or omit to state any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. There is no fact known to ContiWest that materially adversely affects or in the future may (so far as ContiWest can now reasonably foresee) materially adversely affect ContiWest or the Home Equity Loans or the ownership interests therein represented by the Certificates that has not been set forth in the Registration Statement.

     (h) Upon the receipt of each Home Equity Loan (including the related Note) and other items of the Trust Estate delivered by ContiWest to the Depositor and by the Depositor to the Trustee under this Agreement, the Trust will have good title to such Home Equity Loan (including the related Note) and such other items of the Trust Estate free and clear of any lien, charge, mortgage, encumbrance or rights of others, except as set forth in Section 3.04 (b) (ix) (other than liens which will be simultaneously released).

     (i) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency (other than any such actions, approvals, etc. under any state securities laws, real estate syndication or "Blue Sky" statutes, as to which ContiWest makes no such representation or warranty), that are necessary or advisable in connection with the purchase and sale of the Certificates and the execution and delivery by ContiWest of the Operative Documents to which it is a party, have been duly taken, given or obtained, as the case may be, are in full force and effect on the date hereof, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement and the other Operative Documents on the part of ContiWest and the performance by ContiWest of its obligations under this Agreement and such of the other Operative Documents to which it is a party.

     (j) The transactions contemplated by this Agreement are in the ordinary course of business of ContiWest.

     (k) ContiWest is not insolvent, nor will it be made insolvent by the transfer of the Home Equity Loans, nor is ContiWest aware of any pending insolvency.

     (l) The transfer, assignment and conveyance of the Notes and the Mortgages by ContiWest hereunder are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction.

     (m) ContiWest is not transferring the Home Equity Loans to the Depositor with any intent to hinder, delay or defraud its creditors.

    It is understood and agreed that the representations and warranties set forth in this Section 3.03(2) shall survive delivery of the respective Home Equity Loans to the Trustee.

    Upon discovery by any of the Servicer, any Sub-Servicer, either Seller or the Trustee (each, for purposes of this paragraph, a "party") of a breach of any of the representations and warranties set forth in this Section 3.03 which materially and adversely affects the interests of the Owners, the party discovering such breach shall give prompt written notice to the other parties. ContiWest hereby covenants and agrees that within 60 days of its discovery or its receipt of notice of breach, it shall cure such breach in all material respects or, with respect to a breach of clause (h) above, ContiWest may (or may cause an affiliate of ContiWest to) on the Monthly Remittance Date next succeeding such discovery or receipt of notice (i) substitute in lieu of any Home Equity

Loan not in compliance with clause (h) a Qualified Replacement Mortgage and, if the outstanding principal amount of such Qualified Replacement Mortgage as of the applicable Replacement Cut-Off Date is less than the Loan Balance of such Home Equity Loan as of such Replacement Cut-Off Date, deliver an amount equal to such difference together with the aggregate amount of (A) all Delinquency Advances and Servicing Advances theretofore made with respect to such Home Equity Loan and (B) all Delinquency Advances and Servicing Advances which the Servicer has theretofore failed to remit with respect to such Home Equity Loan (a "Substitution Amount") to the Servicer for deposit in the Principal and Interest Account or (ii) purchase such Home Equity Loan from the Trust at the Loan Purchase Price, which purchase price shall be delivered to the Servicer for deposit in the Principal and Interest Account. Notwithstanding any provision of this Agreement to the contrary, with respect to any Home Equity Loan which is not in default or as to which no default is imminent, no repurchase or substitution pursuant to Section 3.03, 3.04 or 3.06 shall be made unless ContiWest obtains for the Trustee an opinion of counsel experienced in federal income tax matters to the effect that such a repurchase or substitution would not constitute a Prohibited Transaction for the Trust or any REMIC therein or otherwise subject the Trust or any REMIC therein to tax and would not jeopardize the status of either of the Lower-Tier REMIC or Upper-Tier REMIC as a REMIC (a "REMIC Opinion") addressed to the Trustee and acceptable to the Trustee. Any Home Equity Loan as to which repurchase or substitution was delayed pursuant to this Section shall be repurchased or substituted for (subject to compliance with Sections 3.03, 3.04 or 3.06, as the case may be) upon the earlier of (a) the occurrence of a default or imminent default with respect to such Home Equity Loan and (b) receipt by the Trustee of a REMIC Opinion.

     Section 3.04 Covenants of the Sellers to Take Certain Actions with Respect to the Home Equity Loans In Certain Situations.

    (a) Upon the discovery by either Seller, the Servicer, any Sub-Servicer or the Trustee (i) that any of the statements set forth in subsection (b) below were untrue as of the Startup Day with the result that the interests of the Owners are materially and adversely affected or (ii) that statements set forth in Clauses (ix), (x), (xiii), (xxxvi), (xl), or (xli) of subsection (b) below were untrue in any material respect as of the Startup Day, the party discovering such breach shall give prompt written notice to the other parties. Upon the earliest to occur of such Seller's discovery, its receipt of notice of breach from any one of the other parties or such time as a situation resulting from an existing statement which is untrue materially and adversely affects the interests of the Owners, such Seller hereby covenants and warrants that it shall promptly cure such breach in all material respects or subject to the last two sentences of Section 3.03 it shall on the second Monthly Remittance Date next succeeding such discovery, receipt of notice or such time (i) substitute in lieu of each Home Equity Loan which has given rise to the requirement for action by such Seller a Qualified Replacement Mortgage and deliver the Substitution Amount to the Servicer for deposit in the Principal and Interest Account or (ii) purchase such Home Equity Loan from the Trust at a purchase price equal to the Loan Purchase Price thereof, which purchase price shall be delivered to the Servicer for deposit in the Principal and Interest Account. Other than as specified in Section 6.12 hereof, it is understood and agreed that the obligation of a Seller so to substitute or purchase any Home Equity Loan as to which such a statement set forth below is untrue in any material respect and has not been remedied shall constitute the sole remedy respecting a discovery of any such statement which is untrue in any material respect in this Section 3.04 available to the Owners and the Trustee.

     (b) Unless otherwise specified, the information set out below specifies as of the Startup Day:

          (i) The information with respect to each Home Equity Loan and the aggregate Loan Balance of all Home Equity Loans set forth in the related Schedule of Home Equity Loans is true and correct as of the Cut-Off Date;

          (ii) All the original or certified documentation set forth in Section
     3.05 (including all material documents related thereto) with respect to each Home Equity Loan has been or will be delivered to the Trustee on the Startup Day or as otherwise provided in Section 3.05;


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

          (iii) Each Home Equity Loan being transferred to the Trust is a Qualified Mortgage;

          (iv) Each Property is improved by a single (one-to-four) family residential dwelling, which may include condominiums and townhouses, manufactured housing or small multifamily or mixed-use property but shall not include co-operatives or mobile homes; provided, however, that not more than 0.04% and 0.09% of the aggregate Loan Balance of the Home Equity Loans in Group I and Group II, respectively, are secured by condominiums with more than 4 stories and no more than 0.56% and 1.28% of the Loan Balance of the Home Equity Loans in Group I and Group II, respectively, are secured by condominiums of less than 4 stories;

          (v) No Home Equity Loan in Group I has a Loan-to-Value Ratio in excess of 85%, except 13% of such Home Equity Loans which have a Loan-to-Value Ratio not greater than 95% and no Home Equity Loan in Group II has a Loan-to-Value Ratio in excess of 85%, except 4.6% of such Home Equity Loans which have a Loan-to-Value Ratio not greater than 95%;

          (vi) Each Home Equity Loan is being serviced by the Servicer;

          (vii) The Note related to each Home Equity Loan in Group I bears a fixed Coupon Rate of at least 7.625% per annum, and the Note related to each Home Equity Loan in Group II bears a current Coupon Rate of at least 5.990% per annum. The weighted average Coupon Rate of the Home Equity Loans in Group I is at least 11.568% and the weighted average Coupon Rate of the Home Equity Loans in Group II is at least 10.185%;

          (viii) Each Note with respect to the Home Equity Loans will provide for a schedule of substantially level and equal monthly Scheduled Payments which are sufficient to amortize fully the principal balance of such Note on or before its maturity date (other than Notes representing not more than 50.6% of the aggregate Loan Balance of the Initial Home Equity Loans in Group I, which may provide for a "balloon" payment due at the end of the 15th year, which maturity date is not more than 15 years from the date of origination);

          (ix) As of the Startup Day, each Mortgage is a valid and subsisting first or second lien of record on the Property subject in the case of any Second Mortgage Loan only to a Senior Lien on such Property and subject in all cases to the exceptions to title set forth in the title insurance policy or attorney's opinion of title with respect to the related Home Equity Loan, which exceptions are generally acceptable to banking institutions in connection with their regular mortgage lending activities, and such other exceptions to which similar properties are commonly subject and which do not individually, or in the aggregate, materially and adversely affect the benefits of the security intended to be provided by such Mortgage;

          (x) Immediately prior to the transfer and assignment of the Home Equity Loans by the related Seller to the Depositor and by the Depositor to the Trust herein contemplated, such Seller and the Depositor, as the case may be, held good and indefeasible title to, and was the sole owner of, each Home Equity Loan (including the related Note) conveyed by such Seller subject to no liens, charges, mortgages, encumbrances or rights of others except as set forth in clause (ix) or other liens which will be released simultaneously with such transfer and assignment; and immediately upon the transfer and assignment herein contemplated, the Trustee will hold good and indefeasible title to, and be the sole owner of, each Home Equity Loan subject to no liens, charges, mortgages, encumbrances or rights of others except as set forth in paragraph (ix) or other liens which will be released simultaneously with such transfer and assignment;


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


          (xi) As of the Startup Day, (a) no more than 0.79% and 0.51% of the Home Equity Loans in Group I and II, respectively, as a percentage of the outstanding aggregate Loan Balance of the Home Equity Loans are 30-59 days Delinquent, (b) no more than 0.14% and 0.10% of the Home Equity Loans in Group I and II, respectively, as a percentage of the outstanding aggregate Loan Balance of the Home Equity Loans in such Group, are 60-89 days Delinquent, (c) none of the Home Equity Loans, is 90 or more days Delinquent, (d) no Mortgagor of any Home Equity Loan has been 30 days or more Delinquent more than once during the 12 months immediately preceding the Startup Day except as indicated on Schedule III attached hereto and (e) no Mortgagor of any Home Equity Loan has been 90 or more days Delinquent during the 12 months immediately preceding the Startup Day except as indicated on Schedule III attached hereto.

          (xii) There is no delinquent tax or assessment lien on any Property, and each Property is free of substantial damage and is in good repair;

          (xiii) There is no valid and enforceable offset, defense or counterclaim to any Note or Mortgage, including the obligation of the related Mortgagor to pay the unpaid principal of or interest on such Note;

          (xiv) There is no mechanics' lien or claim for work, labor or material affecting any Property which is or may be a lien prior to, or equal with, the lien of the related Mortgage except those which are insured against by any title insurance policy referred to in paragraph (xvi) below;

          (xv) Each Home Equity Loan at the time it was made complied in all material respects with applicable state and federal laws and regulations, including, without limitation, the federal Truth-in-Lending Act and other consumer protection laws, usury, equal credit opportunity, disclosure and recording laws;

          (xvi) With respect to each Home Equity Loan either (a) an attorney's opinion of title has been obtained but no title policy has been obtained (provided that no title policy has been obtained with respect to not more than 1.0% of the Original Aggregate Loan Balance of the Home Equity Loans), or (b) a lender's title insurance policy, issued in standard American Land Title Association form by a title insurance company authorized to transact business in the state in which the related Property is situated, in an amount at least equal to the original balance of such Home Equity Loan together, in the case of a Second Mortgage Loan, with the then-current principal balance of the mortgage note relating to the Senior Lien, insuring the mortgagee's interest under the related Home Equity Loan as the holder of a valid first or second mortgage lien of record on the real property described in the related Mortgage, as the case may be, subject only to exceptions of the character referred to in paragraph (ix) above, was effective on the date of the origination of such Home Equity Loan, and, as of the Startup Day, such policy is valid and thereafter such policy shall continue in full force and effect;

          (xvii) Each Sub-Servicer, if any, is a qualified servicer as defined in Section 8.03 with respect to the Home Equity Loans serviced by it;

          (xviii) The improvements upon each Property are covered by a valid and existing hazard insurance policy with a generally acceptable carrier that provides for fire and extended coverage representing coverage not less than the least of (A) the outstanding principal balance of the related Home Equity Loan (together, in the case of a Second Mortgage Loan, with the outstanding principal balance of the Senior Lien), (B) the minimum amount required to compensate for damage or loss on a replacement cost basis or
     (C) the full insurable value of the Property;


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

          (xix) If any Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy in a form meeting the requirements of the current guidelines of the Flood Insurance Administration is in effect with respect to such Property with a generally acceptable carrier in an amount representing coverage not less than the least of (A) the outstanding principal balance of the related Home Equity Loan (together, in the case of a Second Mortgage Loan, with the outstanding principal balance of the Senior Lien), (B) the minimum amount required to compensate for damage or loss on a replacement cost basis or (C) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973;

          (xx) Each Mortgage and Note is the legal, valid and binding obligation of the maker thereof and is enforceable in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law), and all parties to each Home Equity Loan had full legal capacity to execute all documents relating to such Home Equity Loan and convey the estate therein purported to be conveyed;

          (xxi) Each Seller has caused and will cause to be performed any and all acts required to be performed to preserve the rights and remedies of the Trustee in any Insurance Policies applicable to any Home Equity Loans delivered by such Seller including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of co-insured, joint loss payee and mortgagee rights in favor of the Trustee;

          (xxii) As of the Startup Day, no more than 0.24% and 0.43% of the aggregate Loan Balance of the Home Equity Loans in Group I and Group II, respectively, will be secured by Properties located within any single zip code area;

          (xxiii) Each original Mortgage was recorded or is in the process of being recorded, and all subsequent assignments of the original Mortgage have been delivered for recordation or have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of or purchasers from the Seller delivering the related Home Equity Loan (or, subject to Section 3.05 hereof, are in the process of being recorded);

          (xxiv) The terms of each Note and each Mortgage have not been impaired, altered or modified in any respect, except by a written instrument which has been recorded, if necessary, to protect the interest of the Owners and which has been delivered to the Trustee. The substance of any such alteration or modification is reflected on the related Schedule of Home Equity Loans;

          (xxv) The proceeds of each Home Equity Loan have been fully disbursed, and there is no obligation on the part of the mortgagee to make future advances thereunder. Any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing or recording such Home Equity Loans were paid;

          (xxvi) The related Note is not and has not been secured by any collateral, pledged account or other security except the lien of the corresponding Mortgage;

          (xxvii) No Home Equity Loan was originated under a buydown plan;

          (xxviii) No Home Equity Loan has a shared appreciation feature, or other contingent interest feature;


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


          (xxix) Each Property is located in the state identified in the respective Schedule of Home Equity Loans and consists of one or more parcels of real property with a residential dwelling erected thereon;

          (xxx) Each Mortgage contains a provision for the acceleration of the payment of the unpaid principal balance of the related Home Equity Loan in the event the related Property is sold without the prior consent of the mortgagee thereunder;

          (xxxi) Any advances made after the date of origination of a Home Equity Loan but prior to the Cut-Off Date have been consolidated with the outstanding principal amount secured by the related Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the respective Schedule of Home Equity Loans. The consolidated principal amount does not exceed the original principal amount of the related Home Equity Loan. No Note permits or obligates the Servicer to make future advances to the related Mortgagor at the option of the Mortgagor;

          (xxxii) There is no proceeding pending or threatened for the total or partial condemnation of any Property, nor is such a proceeding currently occurring, and each Property is undamaged by waste, fire, water, flood, earthquake or earth movement.

          (xxxiii) All of the improvements which were included for the purposes of determining the Appraised Value of any Property lie wholly within the boundaries and building restriction lines of such Property, and no improvements on adjoining properties encroach upon such Property, and are stated in the title insurance policy and affirmatively insured;

          (xxxiv) No improvement located on or being part of any Property is in violation of any applicable zoning law or regulation. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of each Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities and such Property is lawfully occupied under the applicable law;

          (xxxv) With respect to each Mortgage constituting a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Owners or the Trust to the trustee under the deed of trust, except in connection with a trustee's sale after default by the related Mortgagor;

          (xxxvi) Each Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the related Property of the benefits of the security, including (A) in the case of a Mortgage designated as a deed of trust, by trustee's sale and (B) otherwise by judicial foreclosure. There is no homestead or other exemption available to the related Mortgagor which would materially interfere with the right to sell the related Property at a trustee's sale or the right to foreclose the related Mortgage;

          (xxxvii) There is no default, breach, violation or event of acceleration existing under any Mortgage or the related Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; and neither the Servicer nor the related Seller has waived any default, breach, violation or event of acceleration;


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

          (xxxviii) No instrument of release or waiver has been executed in connection with any Home Equity Loan, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement which has been approved by the primary mortgage guaranty insurer, if any, and which has been delivered to the Trustee;

          (xxxix) The maturity date of each Home Equity Loan is at least twelve months prior to the maturity date of the related first mortgage loan if such first mortgage loan provides for a balloon payment;

          (xl) Each Home Equity Loan conforms, and all such Home Equity Loans in the aggregate conform, in all material respects to the description thereof set forth in the Prospectus Supplement;

          (xli) The credit underwriting guidelines applicable to each Home Equity Loan conform in all material respects to the description thereof set forth in the Prospectus Supplement;

          (xlii) Each Home Equity Loan was originated based upon a full appraisal, which included an interior inspection of the subject property;

          (xliii) The Home Equity Loans were not selected for inclusion in the Trust by the Sellers on any basis intended to adversely affect the Trust;

          (xliv) No more than 4.22% and 4.21% of the aggregate Loan Balance of the Home Equity Loans in Group I and Group II, respectively, are secured by Properties that are non-owner occupied Properties (i.e., investor-owned and vacation);

          (xlv) No more than 4.7% and 8.0% of the aggregate Loan Balance of the Home Equity Loans in Group I and Group II, respectively, are secured by Home Equity Loans which were originated under ContiMortgage's non-income verification program;

          (xlvi) Neither Seller has any actual knowledge that there exist any hazardous substances, hazardous wastes or solid wastes, as such terms are defined in the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act of 1976, or other federal, state or local environmental legislation on any Property;

          (xlvii) Both Sellers were properly licensed or otherwise authorized, to the extent required by applicable law, to originate or purchase each Home Equity Loan; and the consummation of the transactions herein contemplated, including, without limitation, the receipt of interest by the Owners and the ownership of the Home Equity Loans by the Trustee as trustee of the Trust will not involve the violation of such laws;

          (xlviii) With respect to each Property subject to a ground lease (i) the current ground lessor has been identified and all ground rents which have previously become due and owing have been paid; (ii) the ground lease term extends, or is automatically renewable, for at least five years beyond the maturity date of the related Home Equity Loan; (iii) the ground lease has been duly executed and recorded; (iv) the amount of the ground rent and any increases therein are clearly identified in the lease and are for predetermined amounts at predetermined times; (v) the ground rent payment is included in the borrower's monthly payment as an expense item; (vi) the Trust has the right to cure defaults on the ground lease; and (vii) the terms and conditions of the leasehold do not prevent the free and absolute marketability of the Property. As of the Cut-Off Date, the Loan Balance of the Home Equity Loans with related Properties subject to ground leases does not exceed 1% of the Original Aggregate Loan Balance;


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

          (xlix) All taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable;

          (l) As of the Startup Day, neither Seller has received a notice of default of any first mortgage loan secured by any Property which has not been cured by a party other than such Seller;

          (li) All of the Home Equity Loans in Group II are in a first lien position;

          (lii) As of the Cut-off Date, each Home Equity Loan has an outstanding balance of less than $450,000;

          (liii) Each Home Equity Loan is secured by a mortgage on property which, at the time of origination of each Home Equity Loan, has an appraised value of not more than $1,100,000;

          (liv) No more than 7.24% of the Home Equity Loans in Group I and none of the Home Equity Loans in Group II are in a second priority position; and

          (lv) The weighted average margin of the Home Equity Loans in Group II is 6.454%.

     (c) In the event that any such repurchase results in a prohibited transaction tax, the Trustee shall immediately notify the related Seller in writing thereof and such Seller will, within 10 days of receiving notice thereof from the Trustee, deposit the amount due from the Trust with the Trustee for the payment thereof, including any interest and penalties, in immediately available funds. In the event that any Qualified Replacement Mortgage is delivered by either Seller to the Trust pursuant to Section 3.03, Section 3.04 or Section
3.06 hereof, such Seller shall be obligated to take the actions described in
Section 3.04(a) with respect to such Qualified Replacement Mortgage upon the discovery by any of the Owners, the other Seller, the Servicer, any Sub-Servicer or the Trustee that the statements set forth in clause (ix), (x), (xiii), (xxxvi), (xl) or (xli) of subsection (b) above are untrue in any material respect on the date such Qualified Replacement Mortgage is conveyed to the Trust or that any of the other statements set forth in subsection (b) above are untrue on the date such Qualified Replacement Mortgage is conveyed to the Trust such that the interests of the Owners in the related Qualified Replacement Mortgage are materially and adversely affected; provided, however, that for the purposes of this subsection (c) the statements in subsection (b) above referring to items "as of the Cut-Off Date" or "as of the Startup Day" shall be deemed to refer to such items as of the date such Qualified Replacement Mortgage is conveyed to the Trust. Notwithstanding the fact that a representation contained in subsection
(b) above may be limited to a Seller's knowledge, such limitation shall not relieve a Seller of its repurchase obligation under this Section and Section
3.05 hereof.


     (d) It is understood and agreed that the covenants set forth in this
Section 3.04 shall survive delivery of the respective Home Equity Loans (including Qualified Replacement Mortgages) to the Trustee.

     (e) The Trustee shall have no duty to conduct any affirmative investigation other than as specifically set forth in this Agreement as to the occurrence of any condition requiring the repurchase or substitution of any Home Equity Loan pursuant to this Article III or the eligibility of any Home Equity Loan for the purpose of this Agreement.


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


     Section 3.05 Conveyance of the Home Equity Loans and Qualified Replacement
                  Mortgages.

     (a) On the Startup Day each Seller, concurrently with the execution and delivery hereof, hereby transfers, assigns, sets over and otherwise conveys to the Depositor and the Depositor, concurrently with the execution and delivery hereof, transfers, assigns, sets over and otherwise conveys, without recourse, to the Trust all of their respective right, title and interest in and to the Trust Estate; provided, however, that each Seller reserves and retains all of its right, title and interest in and to principal (including Prepayments) collected and interest accrued on each Home Equity Loan on or prior to the Cut-Off Date. The transfer by the Depositor of the Home Equity Loans set forth on the Schedule of Home Equity Loans to the Trustee is absolute and is intended by the Owners and all parties hereto to be treated as a sale by the Depositor.

     It is intended that the sale, transfer, assignment and conveyance herein contemplated constitute a sale of the Home Equity Loans conveying good title thereto free and clear of any liens and encumbrances from each Seller to the Depositor and from the Depositor to the Trust and that the Home Equity Loans not be part of the Depositor's or either Seller's estate in the event of insolvency. In the event that such conveyance is deemed to be a loan, the parties intend that each Seller shall be deemed to have granted to the Depositor and the Depositor shall be deemed to have granted to the Trustee a first priority perfected security interest in the Trust Estate, and that this Agreement shall constitute a security agreement under applicable law.

     In connection with such sale, transfer, assignment, and conveyance from the Sellers to the Depositor, each Seller has filed, in the appropriate office or offices in the States of Delaware, Pennsylvania and Nevada, as the case may be, a UCC-1 financing statement executed by such Seller as debtor, naming the Depositor as secured party and listing the Home Equity Loans and the other property described above as collateral. The characterization of a Seller as debtor and the Depositor as secured party on such financing statements is solely for protective purposes and shall in no way be construed as being contrary to the intent of the parties that this transaction be treated as a sale of such Seller's entire right, title and interest in and to the Trust Estate. In connection with such filing, each Seller agrees that it shall cause to be filed all necessary continuation statements thereof and to take or cause to be taken such actions and execute such documents as are necessary to perfect and protect the Trustee's and the Owners' interest in the Trust Estate.

     In connection with such sale, transfer, assignment, and conveyance from the Depositor to the Trustee, the Depositor has filed, in the appropriate office or offices in the States of New York and Delaware, a UCC-1 financing statement executed by the Depositor as debtor, naming the Trustee as secured party and listing the Home Equity Loans and the other property described above as collateral. The characterization of the Depositor as debtor and the Trustee as secured party in such financing statements is solely for protective purposes and shall in no way be construed as being contrary to the intent of the parties that this transaction be treated as a sale of the Depositor's entire right, title and interest in and to the Trust Estate. In connection with such filing, the Depositor agrees that it shall cause to be filed all necessary continuation statements thereof and to take or cause to be taken such actions and execute such documents as are necessary to perfect and protect the Trustee's and the Owners' interest in the Trust Estate.

     (b) In connection with the transfer and assignment of the Home Equity Loans, the Depositor agrees to:

          (i) deliver without recourse to the Trustee on the Startup Day with respect to each Home Equity Loan (A) the original Notes endorsed in blank or to the order of the Trustee, (B) the original title insurance policy or a copy certified by the issuer of the title insurance policy, or the attorney's opinion of title, (C) originals or certified copies of all intervening assignments, showing a complete chain of title from origination to the Trustee, if any, including warehousing assignments, with evidence of recording thereon, (D) originals of all assumption and modification agreements, if any and (E) either: (1) the original Mortgage, with evidence of recording thereon (if such original Mortgage has been returned to the related Seller from the applicable recording office or a certified copy



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


     thereof if such original Mortgage has not been returned to the related Seller from the applicable recording office), or (2) a copy of the Mortgage certified by the public recording office in those instances where the original recorded Mortgage has been lost,

          (ii) cause, within 60 days following the Startup Day, assignments of the Mortgages to "Manufacturers and Traders Trust Company, as Trustee of ContiMortgage Home Equity Loan Trust 1997-3 under the Pooling and Servicing Agreement dated as of June 1, 1997" to be submitted for recording in the appropriate jurisdictions; provided, however, that the Depositor shall not be required to record an assignment of a Mortgage if the Depositor furnishes to the Trustee, on or before the Startup Day, at the Depositor's expense an opinion of counsel with respect to the relevant jurisdiction that such recording is not necessary to perfect the Trustee's interest in the related Home Equity Loans (in form and substance and from counsel satisfactory to the Rating Agencies); and

          (iii) deliver the title insurance policy or title searches, the original Mortgages and such recorded assignments, together with originals or duly certified copies of any and all prior assignments, to the Trustee within 15 days of receipt thereof by the Depositor (but in any event, with respect to any Mortgage as to which original recording information has been made available to the Depositor, within one year after the Startup Day).

     Notwithstanding anything to the contrary contained in this Section 3.05, in those instances where the public recording office retains the original Mortgage, the assignment of a Mortgage or the intervening assignments of the Mortgage after it has been recorded, the Depositor shall be deemed to have satisfied its obligations hereunder upon delivery to the Trustee of a copy of such Mortgage, such assignment or assignments of Mortgage certified by the public recording office to be a true copy of the recorded original thereof.

     Not later than ten days following the end of the 60-day period referred in clause (ii) of the second preceding paragraph, each Seller shall deliver to the Trustee a list of all Mortgages with respect to Home Equity Loans delivered by such Seller for which no Mortgage assignment has yet been submitted for recording by such Seller, which list shall state the reason why such Seller has not yet submitted such Mortgage assignments for recording. With respect to any Mortgage assignment disclosed on such list as not yet submitted for recording for a reason other than a lack of original recording information, the Trustee shall make an immediate demand on such Seller to prepare such Mortgage assignments. Thereafter, the Trustee shall cooperate in executing any documents submitted to the Trustee in connection with this provision. Following the expiration of the 60-day period referred to in clause (ii) of the second preceding paragraph, each Seller shall promptly prepare a Mortgage assignment for any Mortgage with respect to Home Equity Loans delivered by such Seller for which original recording information is subsequently received by such Seller, and shall promptly deliver a copy of such Mortgage assignment to the Trustee. Each Seller agrees that it will follow its normal servicing procedures and attempt to obtain the original recording information necessary to complete a Mortgage assignment with respect to Home Equity Loans delivered by such Seller. In the event that a Seller is unable to obtain such recording information with respect to any Mortgage prior to the end of the 18th calendar month following the Startup Day and has not provided to the Trustee a Mortgage assignment with evidence of recording thereon relating to the assignment of such Mortgage to the Trustee, the Trustee shall notify such Seller of such Seller's obligation to provide a completed assignment (with evidence of recording thereon) on or before the end of the 20th calendar month following the Startup Day with respect to the Home Equity Loans. A copy of such notice shall be sent by the Trustee to the Rating Agencies. If no such completed assignment (with evidence of recording thereon) is provided before the end of such 20th calendar month, the related Home Equity Loan shall be deemed to have breached the representation contained in clause (xxiii) of Section 3.04(b) hereof; provided, however, that if as of the end of such 20th calendar month either Seller then required to deliver such a completed assignment demonstrates to the satisfaction of the Trustee that it is exercising its best efforts to obtain such completed assignment and, during each month thereafter until such completed assignment is delivered to the Trustee, such Seller continues to demonstrate to the satisfaction of the Trustee that it is exercising its best efforts to obtain such completed assignment, the related Home Equity Loan will not be deemed to have breached such


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

representation. The requirement to deliver a completed assignment with evidence of recording thereon will be deemed satisfied upon delivery of a copy of the completed assignment certified by the applicable public recording office.

     Copies of all Mortgage assignments received by the Trustee shall be retained in the related File.

     All recording required pursuant to this Section 3.05 with respect to one or more Home Equity Loans shall be accomplished at the expense of the Seller delivering such Home Equity Loan.

     (c) In the case of Home Equity Loans which have been prepaid in full after the Cut-Off Date and prior to the Startup Day, the Depositor, in lieu of the foregoing, will deliver within six (6) days after the Startup Day to the Trustee a certification of an Authorized Officer in the form set forth in Exhibit D.

     (d) Each Seller shall transfer, assign, set over and otherwise convey, without recourse, to the Trustee all right, title and interest of such Seller in and to any Qualified Replacement Mortgage delivered to the Trustee on behalf of the Trust by such Seller pursuant to Section 3.03, 3.04 or 3.06 hereof and all its right, title and interest to principal and interest due on such Qualified Replacement Mortgage after the applicable Replacement Cut-Off Date; provided, however, that such Seller shall reserve and retain all right, title and interest in and to payments of principal and interest due on such Qualified Replacement Mortgage on or prior to the applicable Replacement Cut-Off Date.

     (e) As to each Home Equity Loan released from the Trust in connection with the conveyance of a Qualified Replacement Mortgage therefor, the Trustee will transfer, assign, set over and otherwise convey without recourse or representation, on the order of the Seller delivering such Home Equity Loan, all of its right, title and interest in and to such released Home Equity Loan and all the Trust's right, title and interest to principal and interest due on such released Home Equity Loan after the applicable Replacement Cut-Off Date; provided, however, that the Trust shall reserve and retain all right, title and interest in and to payments of principal and interest due on such released Home Equity Loan on or prior to the applicable Replacement Cut-Off Date.

     (f) In connection with any transfer and assignment of a Qualified Replacement Mortgage to the Trustee on behalf of the Trust, each Seller agrees to (i) deliver without recourse to the Trustee on the date of delivery of such Qualified Replacement Mortgage the original Note relating thereto, endorsed in blank or to the order of the Trustee, (ii) cause promptly to be recorded an assignment in the appropriate jurisdictions, (iii) deliver the original Qualified Replacement Mortgage and such recorded assignment, together with original or duly certified copies of any and all prior assignments, to the Trustee within 15 days of receipt thereof by such Seller (but in any event within 120 days after the date of conveyance of such Qualified Replacement Mortgage) and (iv) deliver the title insurance policy, or where no such policy is required to be provided under Section 3.05(b)(i)(B), the other evidence of title in the same manner required in Section 3.05(b)(i)(B).

     (g) As to each Home Equity Loan released from the Trust in connection with the conveyance of a Qualified Replacement Mortgage the Trustee shall deliver on the date of conveyance of such Qualified Replacement Mortgage and on the order of the Seller delivering such Qualified Replacement Mortgage (i) the original Note relating thereto, endorsed without recourse or representation, to such Seller, (ii) the original Mortgage so released and all assignments relating thereto and (iii) such other documents as constituted the File with respect thereto.

     (h) If a Mortgage assignment is lost during the process of recording, or is returned from the recorder's office unrecorded due to a defect therein, the Seller that delivered the corresponding Home Equity Loan shall prepare a substitute assignment or cure such defect, as the case may be, and thereafter cause each such assignment to be duly recorded.


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


     Section 3.06 Acceptance by Trustee; Certain Substitutions of
                  Home Equity Loans; Certification by Trustee.

     (a) The Trustee agrees to execute and deliver on the Startup Day an acknowledgment of receipt of the items delivered by each of the Sellers and the Depositor in the form attached as Exhibit E hereto, and declares that it will hold such documents and any amendments, replacement or supplements thereto, as well as any other assets included in the definitions of Trust Estate and delivered to the Trustee, as Trustee in trust upon and subject to the conditions set forth herein for the benefit of the Owners. The Trustee agrees, for the benefit of the Owners, to review such items within 45 days after the Startup Day (or, with respect to any document delivered after the Startup Day, within 45 days of receipt and with respect to any Qualified Replacement Mortgage, within 45 days after the assignment thereof) and to deliver to the Depositor, each of the Sellers and the Servicer a certification in the form attached hereto as Exhibit F (a "Pool Certification") to the effect that, as to each Home Equity Loan listed in the Schedule of Home Equity Loans (other than any Home Equity Loan paid in full or any Home Equity Loan specifically identified in such Pool Certification as not covered by such Pool Certification), (i) all documents required to be delivered to it pursuant to Section 3.05(b)(i) of this Agreement are in its possession, (ii) such documents have been reviewed by it and have not been mutilated, damaged or torn and relate to such Home Equity Loan and (iii) based on its examination and only as to the foregoing documents, the information set forth on the Schedule of Home Equity Loans accurately reflects the information set forth in the File. The Trustee shall have no responsibility for reviewing any File except as expressly provided in this subsection 3.06(a). Without limiting the effect of the preceding sentence, in reviewing any File, the Trustee shall have no responsibility for determining whether any document is valid and binding, whether the text of any assignment is in proper form (except to determine if the Trustee is the assignee), whether any document has been recorded in accordance with the requirements of any applicable jurisdiction or whether a blanket assignment is permitted in any applicable jurisdiction, but shall only be required to determine whether a document has been executed, that it appears to be what it purports to be, and, where applicable, that it purports to be recorded. The Trustee shall be under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they are other than what they purport to be on their face, nor shall the Trustee be under any duty to determine independently whether there are any intervening assignments or assumption or modification agreements with respect to any Home Equity Loan.

     (b) If the Trustee during such 45-day period finds any document constituting a part of a File which is not executed, has not been received, or is unrelated to the Home Equity Loans identified in the Schedule of Home Equity Loans, or that any Home Equity Loan does not conform to the description thereof as set forth in the Schedule of Home Equity Loans, the Trustee shall promptly so notify the Depositor, each of the Sellers and the Owners. In performing any such review, the Trustee may conclusively rely as to the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Trustee's review of the items delivered by each of the Sellers pursuant to
Section 3.05(b)(i) is limited solely to confirming that the documents listed in
Section 3.05(b)(i) have been executed and received, relate to the Files identified in the Schedule of Home Equity Loans and conform to the description thereof in the Schedule of Home Equity Loans. Each Seller agrees to use reasonable efforts to remedy a material defect in a document constituting part of a File delivered by such Seller of which it is so notified by the Trustee. If, however, within 60 days after the Trustee's notice to it respecting such defect the related Seller has not remedied the defect and the defect materially and adversely affects the interest of the Owners in the related Home Equity Loan such Seller will (or will cause an affiliate of such Seller to) on the next succeeding Monthly Remittance Date (i) substitute in lieu of such Home Equity Loan a Qualified Replacement Mortgage and deliver the Substitution Amount to the Servicer for deposit in the Principal and Interest Account or (ii) purchase such Home Equity Loan at a purchase price equal to the Loan Purchase Price thereof, which purchase price shall be delivered to the Servicer for deposit in the Principal and Interest Account.


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

     (c) In addition to the foregoing, the Trustee also agrees to make a review during the 12th month after the Startup Day indicating the current status of the exceptions previously indicated on the Pool Certification (the "Final Certification"). After delivery of the Final Certification, the Trustee and the Servicer shall monitor no less frequently than monthly, updated certifications indicating the then current status of exceptions, until all such exceptions have been eliminated.


                               END OF ARTICLE III


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



                                   ARTICLE IV

                        ISSUANCE AND SALE OF CERTIFICATES

     Section 4.01 Issuance of Certificates

     On the Startup Day, upon the Trustee's receipt from the Depositor of an executed Delivery Order in the form set forth as Exhibit G hereto, the Trustee shall authenticate and deliver the Certificates on behalf of the Trust.

     Section 4.02 Sale of Certificates.

     At 11 a.m. New York City time on the Startup Day (the "Closing"), at the offices of Dewey Ballantine, 1301 Avenue of the Americas, New York, New York (or at such other location acceptable to the Seller), the Sellers will sell and convey the Home Equity Loans and the money, instruments and other property related thereto to the Depositor and the Depositor will sell and convey the Home Equity Loans and the money, instruments and other property related thereto to the Trustee, and the Trustee will deliver (i) to the Underwriters the Offered Certificates with an aggregate Percentage Interest in each Class equal to 100%, registered in the name of Cede & Co., or in such other names as the Underwriters shall direct, against payment of the purchase price thereof by wire transfer of immediately available funds to the Trustee and (ii) to the respective registered Owners thereof, a Class C Certificate with a Percentage Interest equal to 100%, registered in the name of ContiSecurities Asset Funding II, L.L.C., a Class R Certificate with a Percentage Interest equal to 99.999%, registered in the name of ContiSecurities Asset Funding II, L.L.C. and a Class R Certificate with a Percentage Interest equal to .001%, registered in the name of ContiFunding Corporation.

     Upon the Trustee's receipt of the entire net proceeds of the sale of the Certificates, the Trustee shall remit the entire balance of such net proceeds to the Depositor in accordance with instructions delivered by the Depositor.



                                END OF ARTICLE IV


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



                                    ARTICLE V

                     CERTIFICATES AND TRANSFER OF INTERESTS

     Section 5.01 Terms.

     (a) The Certificates are pass-through securities having the rights described therein and herein. Notwithstanding references herein or therein with respect to the Certificates to "principal" and "interest" no debt of any Person is represented thereby, nor are the Certificates or the underlying Notes guaranteed by any Person (except that the Notes may be recourse to the Mortgagors thereof to the extent permitted by law). The Certificates are payable solely from payments received on or with respect to the Home Equity Loans (other than the Servicing Fees), moneys in the Principal and Interest Account, earnings on moneys and the proceeds of property held as a part of the Trust Estate. Each Certificate entitles the Owner thereof to receive monthly on each Payment Date, in order of priority of distributions with respect to such Class of Certificates as set forth in Section 7.03, a specified portion of such payments with respect to the Home Equity Loans, pro rata in accordance with such Owner's Percentage Interest.

     (b) Each Owner is required, and hereby agrees, to return to the Trustee any Certificate with respect to which the Trustee has made the final distribution due thereon. Any such Certificate as to which the Trustee has made the final distribution thereon shall be deemed canceled and shall no longer be Outstanding for any purpose of this Agreement, whether or not such Certificate is ever returned to the Trustee.

     Section 5.02 Forms.

     The Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-6 Certificates, the Class A-7 Certificates, the Class A-8 Certificates, the Class A-9 Certificates, the Class A-10 Certificates, the Class A-11IO Certificates, the Class M-1F Certificates, the Class M-1A Certificates, the Class M-2F Certificates, the Class M-2A Certificates, the Class B-1F Certificates, the Class B-1A Certificates, the Class C Certificates and the Class R Certificates shall be in substantially the forms set forth in Exhibits A-1, A-2, A-3, A-4, A-5, A-6, A-7, A-8, A-9, A-10, A-11IO, B-1, B-2, B-3, B-4,
B-5, B-6, C-1 and C-2 hereof, respectively, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement or as may in the Depositor's judgment be necessary, appropriate or convenient to comply, or facilitate compliance, with applicable laws, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any applicable securities laws or as may, consistently herewith, be determined by the Authorized Officer of the Depositor executing such Certificates, as evidenced by his execution thereof.

     Section 5.03 Execution, Authentication and Delivery.

     Each Certificate shall be executed on behalf of the Trust, by the manual or facsimile signature of one of the Depositor's Authorized Officers and shall be authenticated by the manual or facsimile signature of one of the Trustee's Authorized Officers.

     Certificates bearing the manual signature of individuals who were at any time the proper officers of the Depositor shall, upon proper authentication by the Trustee, bind the Trust, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the execution and delivery of such Certificates or did not hold such offices at the date of authentication of such Certificates.


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

     The initial Certificates shall be dated as of the Startup Day and delivered at the Closing to the parties specified in Section 4.02 hereof. Subsequently issued Certificates will be dated as of the issuance of the Certificate.

     No Certificate shall be valid until executed and authenticated as set forth above.

     Section 5.04 Registration and Transfer of Certificates.

     (a) The Trustee shall cause to be kept a register (the "Register") in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and the registration of transfer of Certificates. The Trustee is hereby initially appointed Registrar for the purpose of registering Certificates and transfers of Certificates as herein provided. The Owners and the Trustee shall have the right to inspect the Register during the Trustee's normal hours and to obtain copies thereof, and the Trustee shall have the right to rely upon a certificate executed on behalf of the Registrar by an Authorized Officer thereof as to the names and addresses of the Owners of the Certificates and the principal amounts and numbers of such Certificates.

     If a Person other than the Trustee is appointed as Registrar by the Owners of a majority of the aggregate Percentage Interests represented by the Offered Certificates then Outstanding, or if there are no longer any Offered Certificates then Outstanding, by such majority of the Percentage Interests represented by the Class R Certificates, the Trustee will give the Owners prompt written notice of the appointment of such Registrar and of the location, and any change in the location, of the Register. In connection with any such appointment the annual fees of the bank then serving as Trustee and Registrar shall thenceforth be reduced by the amount to be agreed upon by the Trustee and the Depositor at such time and the reasonable fees of the Registrar shall be paid, as expenses of the Trust, pursuant to Section 7.05 hereof.

     (b) Subject to the provisions of Section 5.08 hereof, upon surrender for registration of transfer of any Certificate at the office designated as the location of the Register, upon the direction of the Registrar the Depositor shall execute and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like Class and in the aggregate principal amount or percentage interest of the Certificate so surrendered.

     (c) At the option of any Owner, Certificates of any Class owned by such Owner may be exchanged for other Certificates authorized of like Class and tenor and a like aggregate original principal amount or percentage interest and bearing numbers not contemporaneously outstanding, upon surrender of the Certificates to be exchanged at the office designated as the location of the Register. Whenever any Certificate is so surrendered for exchange, upon the direction of the Registrar, the Depositor and the Trustee shall execute, authenticate and deliver the Certificate or Certificates which the Owner making the exchange is entitled to receive.

     (d) All Certificates issued upon any registration of transfer or exchange of Certificates shall be valid evidence of the same ownership interests in the Trust and entitled to the same benefits under this Agreement as the Certificates surrendered upon such registration of transfer or exchange.

     (e) Every Certificate presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by the Owner thereof or his attorney duly authorized in writing.

     (f) No service charge shall be made to an Owner for any registration of transfer or exchange of Certificates, but the Registrar or Trustee may require


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

payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates; any other expenses in connection with such transfer or exchange shall be an expense of the Trust.

     (g) It is intended that the Offered Certificates be registered so as to participate in a global book-entry system with the Depository, as set forth herein. Each Class of Offered Certificates shall, except as otherwise provided in Subsection (h), be initially issued in the form of a single fully registered Certificate of such Class. Upon initial issuance, the ownership of each such Certificate shall be registered in the Register in the name of Cede & Co., or any successor thereto, as nominee for the Depository.

     On the Startup Day, the Offered Certificates (other than the Class A-11IO Certificates) shall be issued in denominations of no less than $1,000 and integral multiples thereof. On the Startup Day, the Class A-11IO Certificates shall be issued in denominations of no less than $1,000 (based on the Class A-11IO Notional Principal Amount thereof) and integral multiples thereof.

     The Depositor and the Trustee are hereby authorized to execute and deliver the Representation Letter with the Depository.

     With respect to the Offered Certificates registered in the Register in the name of Cede & Co., as nominee of the Depository, the Depositor, the Servicer, the Sellers and the Trustee shall have no responsibility or obligation to Direct or Indirect Participants or beneficial owners for which the Depository holds Offered Certificates from time to time as a Depository. Without limiting the immediately preceding sentence, the Depositor, the Servicer, the Sellers and the Trustee shall have no responsibility or obligation with respect to (i) the accuracy of the records of the Depository, Cede & Co., or any Direct or Indirect Participant with respect to the ownership interest in the Offered Certificates,
(ii) the delivery to any Direct or Indirect Participant or any other Person, other than a registered Owner of an Offered Certificate as shown in the Register, of any notice with respect to the Offered Certificates or (iii) the payment to any Direct or Indirect Participant or any other Person, other than a registered Owner of a Offered Certificate as shown in the Register, of any amount with respect to any distribution of principal or interest on the Offered Certificates. No Person other than a registered Owner of a Offered Certificate as shown in the Register shall receive a certificate evidencing such Offered Certificate.

     Upon delivery by the Depository to the Trustee of written notice to the effect that the Depository has determined to substitute a new nominee in place of Cede & Co., and subject to the provisions hereof with respect to the payment of interest by the mailing of checks or drafts to the registered Owners of Offered Certificates appearing as registered Owners in the registration books maintained by the Trustee at the close of business on a Record Date, the name "Cede & Co." in this Agreement shall refer to such new nominee of the Depository.

     (h) In the event that (i) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Offered Certificates and the Depositor or the Trustee is unable to locate a qualified successor or (ii) the Depositor at its sole option elects to terminate the book-entry system through the Depository, the Offered Certificates shall no longer be restricted to being registered in the Register in the name of Cede & Co. (or a successor nominee) as nominee of the Depository. At that time, the Depositor may determine that the Offered Certificates shall be registered in the name of and deposited with a successor depository operating a global book-entry system, as may be acceptable to the Depositor and at the Depositor's expense, or such depository's agent or designee but, if the Depositor does not select such alternative global book-entry system, then the Offered Certificates may be registered in whatever name or names registered Owners of Offered Certificates transferring the Offered Certificates shall designate, in accordance with the provisions hereof.

     (i) Notwithstanding any other provision of this Agreement to the contrary, so long as any of the Offered Certificates is registered in the name of Cede & Co., as nominee of the Depository, all distributions of principal or interest on such Offered Certificates and all notices with respect to such Offered Certificates shall be made and given, respectively, in the manner provided in the Representation Letter.

     Section 5.05 Mutilated, Destroyed, Lost or Stolen Certificates.

     If (i) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) in the case of any mutilated Certificate, such mutilated Certificate shall first be surrendered to the Trustee, and in the case of any destroyed, lost or stolen Certificate, there shall be first delivered to the Trustee such security or indemnity as may be reasonably required by it to hold the Trustee harmless, then, in the absence of notice to the Trustee or the Registrar that such Certificate has been acquired by a bona fide purchaser, the Depositor shall execute and the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and aggregate principal amount, bearing a number not contemporaneously outstanding.

     Upon the issuance of any new Certificate under this Section, the Registrar or Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto; any other expenses in connection with such issuance shall be an expense of the Trust.

     Every new Certificate issued pursuant to this Section in exchange for or in lieu of any mutilated, destroyed, lost or stolen Certificate shall constitute evidence of a substitute interest in the Trust, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Certificates of the same Class duly issued hereunder and such mutilated, destroyed, lost or stolen Certificate shall not be valid for any purpose.

     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates.

     Section 5.06 Persons Deemed Owners.

     The Trustee and any agent of the Trustee may treat the Person in whose name any Certificate is registered as the Owner of such Certificate for the purpose of receiving distributions with respect to such Certificate and for all other purposes whatsoever and the Trustee or any agent of the Trustee shall not be affected by notice to the contrary.

     Section 5.07 Cancellation.

     All Certificates surrendered for registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it. No Certificate shall be authenticated in lieu of or in exchange for any Certificate canceled as provided in this Section, except as expressly permitted by this Agreement. All canceled Certificates may be held by the Trustee in accordance with its standard retention policy.

     Section 5.08 Limitation on Transfer of Ownership Rights.


     (a) No sale or other transfer of record or beneficial ownership of a Class R Certificate or assignment of an interest in the Lower-Tier REMIC Residual Class (whether pursuant to a purchase, a transfer resulting from a default under a secured lending agreement or otherwise) shall be made to a Disqualified Organization or an agent of a Disqualified Organization. The transfer, sale or other disposition of a Class R Certificate or assignment of an interest in the Lower-Tier REMIC Residual Class (whether pursuant to a purchase, a transfer resulting from a default under a secured lending agreement or otherwise) to a Disqualified Organization shall be deemed to be of no legal force or effect whatsoever and such transferee shall not be deemed to be an Owner for any purpose hereunder, including, but not limited to, the receipt of distributions on such Class R Certificate or Lower-Tier REMIC Residual Class. Furthermore, in no event shall the Trustee accept surrender for transfer, registration of transfer, or register the transfer, of any Class R Certificate nor authenticate and make available any new Class R Certificate unless the Trustee has received an affidavit from the proposed transferee in the form attached hereto as Exhibit I. Each holder of a Class R Certificate by his acceptance thereof, shall be deemed for all purposes to have consented to the provisions of this Section 5.08(a). The Lower-Tier REMIC Residual Class is not transferable except that the Owner of the Tax Matters Person Residual Interest in the Lower-Tier REMIC may assign its interest to another Person who accepts such assignment and the designation as Tax Matters Person pursuant to Section 11.18 hereof.

     (b) No other sale or other transfer of record or beneficial ownership of a Class C Certificate or a Class R Certificate shall be made unless such transfer is exempt from the registration requirements of the Securities Act and any applicable state securities laws or is made in accordance with said Act and laws. In the event such a transfer is to be made within three years from the Startup Day, (i) the Trustee or the Depositor shall require a written opinion of counsel acceptable to and in form and substance satisfactory to the Depositor in the event that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which opinion of counsel shall not be an expense of the Trustee or the Trust Estate, and (ii) the Trustee shall require the Transferee to execute an investment letter acceptable to and in form and substance satisfactory to each of the Sellers certifying to the Trustee and each of the Sellers the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee, the Trust Estate, or either of the Sellers. The Owner of a Class C Certificate or a Class R Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor and each of the Sellers against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     (c) No transfer of a Mezzanine Certificate, Class B Certificate, Class C Certificate or Class R Certificate shall be made unless the Trustee shall have received a representation letter from the transferee of such Mezzanine Certificate, Class B Certificate, Class C Certificate or Class R Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA nor a plan or other arrangement subject to Section 406 of ERISA nor a plan or other arrangement subject to Section 4975 of the Code (collectively, a "Plan"), nor is acting on behalf of any Plan nor using the assets of any Plan to effect such transfer. Notwithstanding anything else to the contrary herein, any purported transfer of a Certificate to or on behalf of any Plan without the delivery to the Trustee a representation letter as described above shall be null and void and of no effect.

     (d) No sale or other transfer of any Offered Certificate may be made to the Depositor, the Sellers or the Servicer. No sale or other transfer of any Offered Certificate may be made to an affiliate of either Seller unless the Trustee shall have been furnished with an opinion of counsel acceptable to the Trustee experienced in federal bankruptcy matters to the effect that such sale or transfer would not adversely affect the character of the conveyance of the Home Equity Loans to the Trust as a sale. No sale or other transfer of the Class R Certificate issued to ContiFunding Corporation on the Startup Day may be transferred or sold to any Person, except to a person who accepts the appointment of Tax Matters Person pursuant to Section 11.18 hereof.

     Section 5.09 Assignment of Rights.

     An Owner may pledge, encumber, hypothecate or assign all or any part of its right to receive distributions hereunder, but such pledge, encumbrance, hypothecation or assignment shall not constitute a transfer of an ownership interest sufficient to render the transferee an Owner of the Trust without compliance with the provisions of Section 5.04 and Section 5.08 hereof.


                                END OF ARTICLE V

                                   ARTICLE VI
                                    COVENANTS

     Section 6.01 Distributions.

     On each Payment Date, the Trustee will withdraw amounts from the related Account(s) and make the distributions with respect to the Certificates in accordance with the terms of the Certificates and this Agreement. Such distributions shall be made (i) by check or draft mailed on each Payment Date or
(ii) if requested by any Owner of (A) an Offered Certificate (other than the Class A-11IO Certificates) having an original principal balance of not less than $1,000,000, (B) a Class A-11IO Certificate having an original Notional Principal Amount of not less than $1,000,000 or (C) a Class C Certificate or Class R Certificate having a Percentage Interest of not less than 10% in writing not later than one Business Day prior to the applicable Record Date (which request does not have to be repeated unless it has been withdrawn), to such Owner by wire transfer to an account within the United States designated no later than five Business Days prior to the related Record Date, made on each Payment Date, in each case to each Owner of record on the immediately preceding Record Date.

     Section 6.02 Money for Distributions to be Held in Trust; Withholding.

     (a) All payments of amounts due and payable with respect to any Certificate that are to be made from amounts withdrawn from the Certificate Account, shall be made by and on behalf of the Trustee, and no amounts so withdrawn from the Certificate Account, for payments of Certificates except as provided in this Section.

     (b) Whenever the Depositor has appointed one or more Paying Agents pursuant to Section 11.15 hereof, the Trustee will, on the Business Day immediately preceding each Payment Date, deposit with such Paying Agents in immediately available funds an aggregate sum sufficient to pay the amounts then becoming due (to the extent funds are then available for such purpose in the Certificate Account for the Class to which such amounts are due) such sum to be held in trust for the benefit of the Owners entitled thereto.

     (c) The Depositor may at any time direct any Paying Agent to pay to the Trustee all sums held in trust by such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

     (d) The Depositor shall require each Paying Agent, including the Trustee on behalf of the Trust to comply with all requirements of the Code and applicable state and local law with respect to the withholding from any distributions made by it to any Owner of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

     (e) Any money held by the Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Offered Certificate and remaining unclaimed by the Owner of such Certificate for the period then specified in the escheat laws of the State of New York after such amount has become due and payable shall be discharged from such trust and be paid to the Owners of the Class R Certificates; and the Owner of such Offered Certificate shall thereafter, as an unsecured general creditor, look only to the Owners of the Class R Certificates for payment thereof (but only to the extent of the amounts so paid to the Owners of the Class R Certificates) and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Trustee or such Paying Agent before being required to make any such payment, may, at the expense of the Trust, cause to be published once, in the eastern edition of The Wall Street Journal, notice that such money remains unclaimed and that, after a date specified therein, which shall be not fewer than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be paid to the Owners of the Class R Certificates. The Trustee shall, at the direction of the Depositor, also adopt


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and employ, at the expense of the Trust, any other reasonable means of notification of such payment (including but not limited to mailing notice of such payment to Owners whose right to or interest in moneys due and payable but not claimed is determinable from the records of the Registrar, the Trustee or any Paying Agent, at the last address of record for each such Owner).

     Section 6.03 Protection of Trust Estate.

     (a) The Trustee will hold the Trust Estate in trust for the benefit of the Owners and, at the request of the Depositor, will from time to time execute and deliver all such supplements and amendments hereto pursuant to Section 11.14 hereof and all instruments of further assurance and other instruments, and will take such other action upon such request from the Depositor, to:

          (i) more effectively hold in trust all or any portion of the Trust Estate;

          (ii) perfect, publish notice of, or protect the validity of any grant made or to be made by this Agreement;

          (iii) enforce any of the Home Equity Loans; or

          (iv) preserve and defend title to the Trust Estate and the rights of the Trustee, and the ownership interests of the Owners represented thereby, in such Trust Estate against the claims of all Persons and parties.

     The Trustee shall send copies of any request received from the Depositor to take any action pursuant to this Section 6.03 to the other parties hereto.

     (b) The Trustee shall have the power to enforce, and shall enforce the obligations and rights of the other parties to this Agreement or the Owners, by action, suit or proceeding at law or equity, provided, however, that nothing in this Section shall require any action by the Trustee unless the Trustee shall first (i) have been furnished indemnity satisfactory to it and (ii) when required by this Agreement, have been requested by the Owners of a majority of the Percentage Interests represented by the Offered Certificates then Outstanding or, if there are no longer any Offered Certificates then outstanding, by such majority of the Percentage Interests represented by the Class R Certificates.

     (c) The Trustee shall execute any instrument required pursuant to this Section so long as such instrument does not conflict with this Agreement or with the Trustee's fiduciary duties, or adversely affect its rights and immunities hereunder.

     Section 6.04 Performance of Obligations.

     The Trustee will not take any action that would release any Person from any of such Person's covenants or obligations under any instrument or document relating to the Certificates or which would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or document, except as expressly provided in this Agreement or such other instrument or document.

     The Trustee may contract with other Persons to assist it in performing its duties hereunder pursuant to Section 10.03(g).



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     Section 6.05 Negative Covenants.

     The Trustee will not permit the Trust to:

          (i) sell, transfer, exchange or otherwise dispose of any of the Trust Estate except as expressly permitted by this Agreement;

          (ii) claim any credit on or make any deduction from the distributions payable in respect of, the Certificates (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Owner by reason of the payment of any taxes levied or assessed upon any of the Trust Estate;

          (iii) incur, assume or guaranty any indebtedness of any Person except pursuant to this Agreement;

          (iv) dissolve or liquidate in whole or in part, except pursuant to
     Article IX hereof; or

          (v)(A) permit the validity or effectiveness of this Agreement to be impaired, or permit any Person to be released from any covenants or obligations with respect to the Trust or to the Certificates under this Agreement, except as may be expressly permitted hereby or (B) permit any lien, charge, adverse claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof.

     Section 6.06 No Other Powers.

     The Trustee will not permit the Trust to engage in any business activity or transaction other than those activities permitted by Section 2.03 hereof.

     Section 6.07 Limitation of Suits.

     No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to this Agreement or for the appointment of a receiver or trustee of the Trust, or for any other remedy with respect to an event of default hereunder, unless:

     (1) such Owner has previously given written notice to the Depositor and the Trustee of such Owner's intention to institute such proceeding;

     (2) the Owners of not less than 25% of the Percentage Interests represented by the Offered Certificates then Outstanding or, if there are no Offered Certificates then Outstanding, by such percentage of the Percentage Interests represented by the Class C Certificates and the Class R Certificates, shall have made written request to the Trustee to institute such proceeding in its own name as Trustee establishing the Trust;

     (3) such Owner or Owners have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

     (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such proceeding;

     (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Owners of a majority of the Percentage Interests represented by the Offered Certificates or, if there are no Offered Certificates then Outstanding, by such majority of the Percentage Interests represented by the Class C Certificates and the Class R Certificates;

it being understood and intended that no one or more Owners shall have any right in any manner whatever by virtue of, or by availing themselves of, any provision of this Agreement to affect, disturb or prejudice the rights of any other Owner of the same Class or to obtain or to seek to obtain priority or preference over any other Owner of the same Class or to enforce any right under this Agreement, except in the manner herein provided and for the equal and ratable benefit of all the Owners of the same Class.

     In the event the Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Owners, each representing less than a majority of the applicable Class of Certificates and each conforming to paragraphs (1)-(5) of this Section 6.07, the Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provision of this Agreement.

     Section 6.08 Unconditional Rights of Owners to Receive Distributions.

     Notwithstanding any other provision in this Agreement, the Owner of any Certificate shall have the right, which is absolute and unconditional, to receive distributions to the extent provided herein and therein with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

     Section 6.09 Rights and Remedies Cumulative.

     Except as otherwise provided herein, no right or remedy herein conferred upon or reserved to the Trustee or the Owners is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. Except as otherwise provided herein, the assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     Section 6.10 Delay or Omission Not Waiver.

     No delay of the Trustee or any Owner of any Certificate to exercise any right or remedy under this Agreement with respect to any event described in
Section 8.20(a) or (b) shall impair any such right or remedy or constitute a waiver of any such event or an acquiescence therein. Every right and remedy given by this Article VI or by law to the Trustee or the Owners may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or the Owners, as the case may be.

     Section 6.11 Control by Owners.

     The Owners of a majority of the Percentage Interests represented by the Offered Certificates then Outstanding or if there are no longer any Offered Certificates then Outstanding, by such majority of the Percentage Interests represented by the Class R Certificates then Outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to the Certificates or exercising any trust or power conferred on the Trustee with respect to the Certificates or the Trust Estate, including, but not limited to, those powers set forth in Section 6.03 and
Section 8.20 hereof, provided that:

     (1) such direction shall not be in conflict with any rule of law or with this Agreement;


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

     (2) the Trustee shall have been provided with indemnity satisfactory to it; and

     (3) the Trustee may take any other action deemed proper by the Trustee, as the case may be, which is not inconsistent with such direction; provided, however, that neither of the Sellers nor the Trustee, as the case may be, need take any action which it determines might involve it in liability or may be unjustly prejudicial to the Owners not so directing.

     Section 6.12 Indemnification.

     The Depositor agrees to indemnify and hold the Trustee and each Owner harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Trustee and any Owner may sustain in any way related to the failure of the Depositor to perform its duties in compliance with the terms of this Agreement. The Depositor shall immediately notify the Trustee and each Owner if such a claim is made by a third party with respect to this Agreement, and the Depositor shall assume (with the consent of the Trustee) the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Servicer, either of the Sellers, the Trustee and/or any Owner in respect of such claim. The Trustee may, if necessary, reimburse the Depositor from amounts otherwise distributable on the Class C or Class R Certificates for all amounts advanced by it pursuant to the preceding sentence, except when the claim relates directly to the failure of the Depositor to perform its duties in compliance with the terms of this Agreement. In addition to the foregoing, ContiMortgage agrees to indemnify and hold the Trustee and each Owner harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and other costs, fees and expenses that the Trustee and any Owner may sustain in any way related to the breach by ContiMortgage of its representations and warranties set forth in
Section 3.04(b)(xiii) or (xv) hereof with respect to a Home Equity Loan if such Home Equity Loan qualifies as a "high cost mortgage" pursuant to Section 226.32 of the Truth-in-Lending Act, as amended. The provisions of this Section 6.12 shall survive the termination of this Agreement and the payment of the outstanding Certificates.

     Section 6.13 Access to Owners of Certificates' Names and Addresses.

     (a) If any Owner (for purposes of this Section 6.13, an "Applicant") applies in writing to the Trustee, and such application states that the Applicant desires to communicate with other Owners with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such Applicant proposes to transmit, then the Trustee shall, at the expense of such Applicant, within ten (10) Business Days after the receipt of such application, furnish or cause to be furnished to such Applicant a list of the names and addresses of the Owners of record as of the most recent Payment Date.

     (b) Every Owner, by receiving and holding such list, agrees with the Trustee that the Trustee shall not be held accountable in any way by reason of the disclosure of any information as to the names and addresses of the Owners hereunder, regardless of the source from which such information was derived.

                                END OF ARTICLE VI

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                                   ARTICLE VII
                      ACCOUNTS, DISBURSEMENTS AND RELEASES

     Section 7.01 Collection of Money.

     Except as otherwise expressly provided herein, the Trustee shall demand payment or delivery of all money and other property payable to or receivable by the Trustee pursuant to this Agreement, including all payments due on the Home Equity Loans in accordance with the respective terms and conditions of such Home Equity Loans and required to be paid over to the Trustee by the Servicer or by any Sub-Servicer. The Trustee shall hold all such money and property received by it, other than pursuant to or as contemplated by Section 6.02(e) hereof, as part of the Trust Estate and shall apply it as provided in this Agreement.

     Section 7.02 Establishment of Accounts.

     The Depositor shall cause to be established on the Startup Day, and the Trustee shall maintain, at the Corporate Trust Office, the Certificate Account, the Upper-Tier Group I Distribution Account, the Upper-Tier Group II Distribution Account, each of which is to be held by the Trustee on behalf of the Owners of the Certificates and the Trustee.

     Section 7.03 Flow of Funds.

     (a)(i) The Trustee shall deposit to the Certificate Account with respect to each Home Equity Loan Group, without duplication, upon receipt, the proceeds of any liquidation of the assets of the Trust, all remittances made to the Trustee pursuant to Section 8.08(d)(ii) and the Monthly Remittance Amount remitted by the Servicer.

     (ii) On each Payment Date, the Trustee shall transfer the Lower-Tier Group I Distribution Amount from the Certificate Account to the Upper-Tier Group I Distribution Account.

     (iii) On each Payment Date, the Trustee shall transfer the Lower-Tier Group II Distribution Amount from the Certificate Account to the Upper-Tier Group II Distribution Account.

     (b) With respect to the Upper-Tier Group I Distribution Account on each Payment Date, the Trustee shall make the following disbursements from the Group I Interest Remittance Amount transferred thereto pursuant to subsection (a)(ii), in the following order of priority, and each such disbursement shall be treated as having occurred only after all preceding disbursements have occurred:

     (i) First, to the Trustee, the portion of the Trustee Fee relating to Group I;

     (ii) Second, to the Owners of the Class A Certificates related to Group I (including the Class A-11IO Certificates), the related Class A Current Interest plus the related Class A Interest Carry Forward Amount with respect to each such Class of Class A Certificates without any priority among such Class A Certificates; provided, that if the Interest Amount Available is not sufficient to make a full distribution of interest with respect to all Classes of the Class A Certificates related to Group I, the Group I Interest Amount Available will be distributed among the outstanding Classes of Class A Certificates related to Group I pro rata based on the aggregate amount of interest due on each such Class, and the amount of the shortfall will be carried forward as the Class A Interest Carry Forward Amount;



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

     (iii) Third, to the extent of the Group I Interest Amount Available then remaining, to the Owners of the Class M-1F Certificates, the Class M-1F Current Interest;

     (iv) Fourth, to the extent of the Group I Interest Amount Available then remaining, to the Owners of the Class M-2F Certificates, the Class M-2F Current Interest;

     (v) Fifth, to the extent of the Group I Interest Amount Available then remaining, to the Owners of the Class B-1F Certificates, the Class B-1F Current Interest; and

     (vi) Sixth, the Group I Monthly Excess Interest Amount shall be applied or distributed as provided in subsection (f) of this Section 7.03.

     (c) With respect to the Upper-Tier Group II Distribution Account on each Payment Date, the Trustee shall make the following disbursements from the Group II Interest Remittance Amount transferred thereto pursuant to subsection
(a)(ii), in the following order of priority, and each such disbursement shall be treated as having occurred only after all preceding disbursements have occurred:

     (i) First, to the Trustee, the portion of the Trustee Fee relating to Group II;

     (ii) Second, to the Owners of the Class A-10 Certificates, the Class A-10 Current Interest plus the Class A-10 Interest Carry Forward Amount;

     (iii) Third, to the extent of the Group II Interest Amount Available then remaining, to the Owners of the Class M-1A Certificates, the Class M-1A Current Interest;

     (iv) Fourth, to the extent of the Group II Interest Amount Available then remaining, to the Owners of the Class M-2A Certificates, the Class M-2A Current Interest;

     (v) Fifth, to the extent of the Group II Interest Amount Available then remaining, to the Owners of the Class B-1A Certificates, the Class B-1A Current Interest; and

     (vi) Sixth, the Group II Monthly Excess Interest Amount shall be applied or distributed as provided in subsection (g) of this Section 7.03.

     (d) With respect to the Upper-Tier Group I Distribution Account, on each Payment Date, the Trustee shall make the following disbursements from amounts relating to principal transferred thereto pursuant to subsection (a)(ii), in the following order of priority and each such disbursement shall be treated as having occurred only after all preceding disbursements have occurred:

     (i) On each Payment Date (a) before the Group I Stepdown Date or (b) with respect to which a Group I Trigger Event is in effect, Owners of the Class A Certificates related to Group I (other than the Class A-11IO Certificates) will be entitled to receive payment of 100% of the Group I Principal Distribution Amount as follows: (I) to the Owners of the Class A-9 Certificates, the Class A-9 Lockout Distribution Amount and (II) the remainder paid to the Owners of the Class A Certificates related to Group I (other than the Class A-11IO Certificates), as follows: first, to the Owners of the Class A-1 Certificates, until the Class A-1 Certificate Principal Balance is reduced to zero; second, to the Owners of the Class A-2 Certificates, until the Class A-2 Certificate Principal Balance is reduced to zero; third, to the Owners of the Class A-3 Certificates, until the Class A-3 Certificate Principal Balance is reduced to zero; fourth, to the


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

           Owners of the Class A-4 Certificates, until the Class A-4 Certificate Principal Balance is reduced to zero; fifth, to the Owners of the Class A-5 Certificates, until the Class A-5 Certificate Principal Balance is reduced to zero; sixth, to the Owners of the Class A-6 Certificates, until the Class A-6 Certificate Principal Balance is reduced to zero; seventh, to the Owners of the Class A-7 Certificates, until the Class A-7 Certificate Principal Balance is reduced to zero; eighth to the Owners of the Class A-8 Certificates, until the Class A-8 Certificate Principal Balance is reduced to zero; and, ninth, to the Owners of the Class A-9 Certificates, until the Class A-9 Certificate Principal Balance is reduced to zero. Notwithstanding the foregoing, on any Payment Date on which the sum of the Certificate Principal Balance of the Subordinate Certificates related to Group I and the Group I Overcollateralization Amount is zero, any amounts of principal payable to the Owners of the Class A Certificates related to Group I on such Payment Date shall be distributed pro rata.

     (ii) Notwithstanding the provisions of Section 7.03(d)(i) in the event that on any Payment Date on or after the Group I Stepdown Date in which a Group I Trigger Event is in effect, the Owners of the Class A Certificates related to Group I will be entitled to receive payment of 100% of the Group I Principal Distribution Amount until the Group I Stepped Up Enhancement Level is met. Thereafter, if the Certificate Principal Balance of the Class A Certificate related to Group I is reduced to zero, the Owners of the Class M-1F Certificates will be entitled to receive payment of 100% of the Group I Principal Distribution Amount until the Group I Stepped Up Enhancement Level is met. Thereafter, if the Class M-1F Certificate Principal Balance is reduced to zero, the Owners of the Class M-2F Certificates will be entitled to receive payments of 100% of the Group I Principal Distribution Amount until the Group I Stepped Up Enhancement Level is met. Finally, if the class M-2F Certificate Principal Balance is reduced to zero, the Owners of the Class B-1F Certificates will be entitled to receive 100% of the Group I Principal Distribution Amount until the Group Stepped Up Enhancement Level is met.

     (iii) On each Payment Date (a) on or after the Group I Stepdown Date and
           (b) as long as a Group I Trigger Event is not in effect, the Owners of the Group I Certificates (other than the Class A-11IO Certificates) will be entitled to receive payments of principal, in the order of priority, in the amounts set forth below and to the extent of the Group I Principal Distribution Amount as follows:

           (A) First, the lesser of (x) the Group I Principal Distribution Amount and (y) the Group I Class A Principal Distribution Amount shall be distributed (I) to the Owners of the Class A-9 Certificates, in an amount equal to the Class A-9 Lockout Distribution Amount and (II) the remainder paid to the Owners of the Class A Certificates related to Group I (other than the Class A-11IO Certificates) as follows: first, to the Owners of the Class A-1 Certificates, until the Class A-1 Certificate Principal Balance is reduced to zero; second, to the Owners of the Class A-2 Certificates, until the Class A-2 Certificate Principal Balance is reduced to zero; third, to the Owners of the Class A-3 Certificates, until the Class A-3 Certificate Principal Balance is reduced to zero; fourth, to the Owners of the Class A-4 Certificates, until the Class A-4 Certificate Principal Balance is reduced to zero; fifth, to the Owners of the Class A-5 Certificates, until the Class A-5 Certificate Principal Balance is reduced to zero; sixth, to the Owners of the Class A-6 Certificates, until the Class A-6 Certificate Principal Balance is reduced to zero; seventh, to the Owners of the Class A-7 Certificates, until the Class A-7 Certificate


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

                Principal Balance is reduced to zero; eighth to the Owners of the Class A-8 Certificates, until the Class A-8 Certificate Principal Balance is reduced to zero; and, ninth, to the Owners of the Class A-9 Certificates, until the Class A-9 Certificate Principal Balance is reduced to zero. Notwithstanding the foregoing, on any Payment Date on which the sum of the Certificate Principal Balance of the Subordinate Certificates related to Group I and the Group I Overcollateralization Amount is zero, any amounts of principal payable to the Owners of the Class A Certificates related to Group I on such Payment Date shall be distributed pro rata.

           (B) Second, the lesser of (x) the excess of (i) the Group I Principal Distribution Amount over (ii) the amount distributed to the Owners of the Class A Certificates related to Group I in clause (A) above and (y) the Class M-1F Principal Distribution Amount shall be distributed to the Owners of the Class M-1F Certificates, until the Class M-1F Certificate Principal Balance has been reduced to zero;

           (C) Third, the lesser of (x) the excess of (i) the Group I Principal Distribution Amount over (ii) the sum of the amount distributed to the Owners of the Class A Certificates related to Group I in clause (A) above and the amount distributed to the Owners of the Class M-1F Certificates in clause (B) above and (y) the Class M-2F Principal Distribution Amount shall be distributed to the Owners of the Class M-2F Certificates, until the Class M- 2F Certificate Principal Balance has been reduced to zero;

           (D) Fourth, the lesser of (x) the excess of (i) the Group I Principal Distribution Amount over (ii) the sum of the amount distributed to the Owners of the Class A Certificates related to Group I pursuant to clause (A) above, the amount distributed to the Owners of the Class M-1F Certificates pursuant to clause (B) above and the amount distributed to the Owners of the Class M-2F Certificates pursuant to clause (C) above and (y) the Class B-1F Principal Distribution Amount shall be delivered to the Owners of the Class B-1F Certificates, until the Class B-1F Certificate Principal Balance has been reduced to zero; and

           (E) Fifth, any portion of the Group I Principal Remittance Amount remaining after making all of the distributions in clauses (A),
                (B), (C) and (D) above shall be distributed as provided in subsection (f) of this Section 7.03.

     (e) With respect to the Upper-Tier Group II Distribution Account, on each Payment Date, the Trustee shall make the following disbursements from amounts relating to principal transferred thereto pursuant to subsection (a)(iii), in the following order of priority and each such disbursement shall be treated as having occurred only after all preceding disbursements have occurred:

     (i) On each Payment Date (a) before the Group II Stepdown Date or (b) with respect to which a Group II Trigger Event is in effect, Owners of the Class A-10 Certificates will be entitled to receive payment of 100% of the Group II Principal Distribution Amount.

     (ii) Notwithstanding the provisions of Section 7.03(e)(i) in the event that on any Payment Date on or after the Group II Stepdown Date in which a Group II Trigger Event is in effect, the Owners of the Class A-10 Certificates will be entitled to receive payment of

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


          100% of the Group II Principal Distribution Amount until the Group II Stepped Up Enhancement Level is met. Thereafter, if the Class A-10 Certificate Principal Balance is reduced to zero, the Owners of the Class M-1A Certificates will be entitled to receive payment of 100% of the Group II Principal Distribution Amount until the Group II Stepped Up Enhancement Level is met. Thereafter, if the Class M-1A Certificate Principal Balance is reduced to zero, the Owners of the Class M-2A Certificates will be entitled to receive payment of 100% of the Group II Principal Distribution Amount until the Group II Stepped Up Enhancement Level is met. Finally, if the Class M-2A Certificate Principal Balance is reduced to zero, the Owners of the Class B-1A Certificates will be entitled to receive 100% of the Group II Principal Distribution Amount until the Grouip II Stepped Up Enhancement Level is met.

     (iii) On each Payment Date (a) on or after the Group II Stepdown Date and
           (b) as long as a Group II Trigger Event is not in effect, the Owners of the Group II Certificates will be entitled to receive payments of principal, in the order of priority, in the amounts set forth below and to the extent of the Group II Principal Distribution Amount as follows:

           (A) First, the lesser of (x) the Group II Principal Distribution Amount and (y) the Group II Class A Principal Distribution Amount shall be distributed to the Owners of the Class A-10 Certificates;

           (B) Second, the lesser of (x) the excess of (i) the Group II Principal Distribution Amount over (ii) the amount distributed to the Owners of the Class A-10 Certificates in clause (A) above and (y) the Class M-1A Principal Distribution Amount shall be distributed to the Owners of the Class M-1A Certificates, until the Class M-1A Certificate Principal Balance has been reduced to zero;

           (C) Third, the lesser of (x) the excess of (i) the Group II Principal Distribution Amount over (ii) the sum of the amount distributed to the Owners of the Class A-10 Certificates in clause (A) above and the amount distributed to the Owners of the Class M-1A Certificates in clause (B) above and (y) the Class M-2A Principal Distribution Amount shall be distributed to the Owners of the Class M-2A Certificates, until the Class M-2A Certificate Principal Balance has been reduced to zero;

           (D) Fourth, the lesser of (x) the excess of (i) the Group II Principal Distribution Amount over (ii) the sum of the amount distributed to the Owners of the Class A-10 Certificates pursuant to clause (A) above, the amount distributed to the Owners of the Class M-1A Certificates pursuant to clause (B) above and the amount distributed to the Owners of the Class M-2A Certificates pursuant to clause (C) above and (y) the Class B-1A Principal Distribution Amount shall be delivered to the Owners of the Class B-1A Certificates, until the Class B-1A Certificate Principal Balance has been reduced to zero; and

           (E) Fifth, any portion of the Group II Principal Remittance Amount remaining after making all of the distributions in clauses (A),
                (B), (C) and (D) above shall be distributed as provided in subsection (g) of this Section 7.03.

     (f) On any Payment Date, the Group I Monthly Excess Cashflow Amount is required to be applied in the following order of priority on such Payment Date:


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           (1)  to fund the Class A Interest Carry Forward Amount, if any, with respect to Group I;

           (2) to fund the Group I Extra Principal Distribution Amount for such Payment Date;

           (3)  to fund the Class M-1F Interest Carry Forward Amount, if any;

           (4) to fund the Class M-1F Realized Loss Amortization Amount for such Payment Date;

           (5)  to fund the Class M-2F Interest Carry Forward Amount, if any;

           (6) to fund the Class M-2F Realized Loss Amortization Amount for such Payment Date;

           (7)  to fund the Class B-1F Interest Carry Forward Amount, if any;

           (8) to fund the Class B-1F Realized Loss Amortization Amount for such Payment Date;

           (9) to fund any amounts listed in clauses (1) through (8) of Section 7.03(g) to the extent such amounts have not been funded in full through the application of Group II Monthly Excess Cashflow Amounts; and

           (10) as provided in Section 7.03(h) hereof.

     (g) On any Payment Date, the Group II Monthly Excess Cashflow Amount is required to be applied in the following order of priority on such Payment Date:

           (1)  to fund the Class A-10 Interest Carry Forward Amount, if any;

           (2) to fund the Group II Extra Principal Distribution Amount for such Payment Date;

           (3)  to fund the Class M-1A Interest Carry Forward Amount, if any;

           (4) to fund the Class M-1A Realized Loss Amortization Amount for such Payment Date;

           (5)  to fund the Class M-2A Interest Carry Forward Amount, if any;

           (6) to fund the Class M-2A Realized Loss Amortization Amount for such Payment Date;

           (7)  to fund the Class B-1A Interest Carry Forward Amount, if any;

           (8) to fund the Class B-1A Realized Loss Amortization Amount for such Payment Date;

           (9) to fund any amounts listed in clauses (1) through (8) of Section 7.03(f) to the extent such amounts have not been funded in full through the application of Group I Monthly Excess Cashflow Amounts; and

           (10) as provided in Section 7.03(h) hereof.

     (h) On any Payment Date, any Group I Monthly Excess Cashflow Amount remaining after the application of Section 7.03(f)(1)-(9) and any Group II Monthly Excess Cashflow Amount remaining after the application of Section 7.03(g)(1)-(9) shall be distributed as follows:


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


           (1) to the Servicer to the extent of any unreimbursed Delinquency Advances or Servicing Advances;

           (2) to fund a distribution to Owners of the Class C Certificates, the lesser of (x) the amount of the Monthly Excess Cashflow Amount then remaining and (y) the Class C Distribution Amount; and

           (3) to fund a distribution to the Owners of the Class R Certificates, the remainder.

     (i) On each Payment Date, the Trustee shall allocate the excess of the Group I Certificate Principal Balance over the Loan Balance of the Home Equity Loans in Group I to reduce the Certificate Principal Balances of the Subordinate Certificates related to Group I in the following order of priority:

          (i) to the Class B-1F Certificates until the Class B-1F Certificate Principal Balance is reduced to zero;

          (ii) to the Class M-2F Certificates until the Class M-2F Certificate Principal Balance is reduced to zero; and

          (iii) to the Class M-1F Certificates until the Class M-1F Certificate Principal Balance is reduced to zero.

     (j) On each Payment Date, the Trustee shall allocate the excess of the Group II Certificate Principal Balance over the Loan Balance of the Home Equity Loans in Group II to reduce the Certificate Principal Balances of the Subordinate Certificates related to Group II in the following order of priority:

          (i) to the Class B-1A Certificates until the Class B-1A Certificate Principal Balance is reduced to zero;

          (ii) to the Class M-2A Certificates until the Class M-2A Certificate Principal Balance is reduced to zero; and

          (iii) to the Class M-1A Certificates until the Class M-1A Certificate Principal Balance is reduced to zero.

     (k) Notwithstanding anything above, the aggregate amounts distributed on all Payment Dates to the Owners of the Certificates on account of principal pursuant to clauses (d) and (e) shall not exceed the original Certificate Principal Balance of the related Certificates.

     (l) The rights of the Owners to receive distributions from the proceeds of the Trust Estate and all ownership interests of the Owners in such distributions, shall be as set forth in this Agreement. In this regard, all rights of the Owners of the Class C Certificates and the Class R Certificates to receive distributions in respect of the Class C Certificates and the Class R Certificates, and all ownership interests of the Owners of the Class C Certificates and the Class R Certificates in and to such distributions, shall be subject and subordinate to the preferential rights of the holders of the Offered Certificates to receive distributions thereon and the ownership interests of such Owners in such distributions, as described herein. In accordance with the foregoing, the ownership interests of the Owners of the Class C Certificates and the Class R Certificates in amounts deposited in the Accounts from time to time shall not vest unless and until such amounts are distributed in respect of the Class C Certificates and the Class R Certificates in accordance with the terms of this Agreement. Notwithstanding anything contained in this Agreement to the contrary, the Owners of the Class C Certificates


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


and the Class R Certificates shall not be required to refund any amount properly distributed on the Class C Certificates and the Class R Certificates pursuant to this Section 7.03.

     Section 7.04 Reserved.

     Section 7.05 Investment of Accounts.

     (a) Consistent with any requirements of the Code, all or a portion of any Account held by the Trustee for the benefit of the Owners shall be invested and reinvested by the Trustee in the name of the Trustee for the benefit of the Owners, as directed in writing by the Depositor, in one or more Eligible Investments bearing interest or sold at a discount. The bank serving as Trustee or any affiliate thereof may be the obligor on any investment which otherwise qualifies as an Eligible Investment. No investment in any Account shall mature later than the Business Day immediately preceding the next Payment Date.

     (b) If any amounts are needed for disbursement from any Account held by the Trustee and sufficient uninvested funds are not available to make such disbursement, the Trustee shall cause to be sold or otherwise converted to cash a sufficient amount of the investments in such Account. No investments will be liquidated prior to maturity unless the proceeds thereof are needed for disbursement.

     (c) Subject to Section 10.01 hereof, the Trustee shall not in any way be held liable by reason of any insufficiency in any Account held by the Trustee resulting from any loss on any Eligible Investment included therein (except to the extent that the bank serving as Trustee is the obligor thereon).

     (d) The Trustee shall invest and reinvest funds in the Accounts held by the Trustee, in accordance with the written instructions delivered to the Trustee on the Startup Day, but only in one or more Eligible Investments bearing interest or sold at a discount.

     If the Depositor shall have failed to give investment directions to the Trustee then the Trustee shall invest in money market funds described in Section 7.07(h); to be redeemable without penalty no later than the Business Day immediately preceding the next Payment Date.

     (e) All income or other gain from investments in any Account held by the Trustee shall be deposited in such Account immediately on receipt, and any loss resulting from such investments shall be charged to such Account, as appropriate, subject to the requirement of Section 8.08(b) that the Servicer contribute funds in an amount equal to such loss in the case of the Principal and Interest Account.

     Section 7.06 Payment of Trust Expenses.

     (a) The Trustee shall make demand on ContiMortgage to pay the amount of the expenses of the Trust (including Trustee's fees and expenses not covered by Section 7.03(b)(i) or (c)(i)) and ContiMortgage shall promptly pay such expenses directly to the Persons to whom such amounts are due.

     (b) The Depositor shall pay directly the reasonable fees and expenses of counsel to the Trustee.

     Section 7.07 Eligible Investments.

     The following are Eligible Investments:

     (a) direct general obligations of, or obligations fully and unconditionally guaranteed as to the timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;



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

     (b) Federal Housing Administration debentures; FHLMC senior debt obligations, and FannieMae senior debt obligations, but excluding any of such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption; and consolidated senior debt obligations of any Federal Home Loan Banks; provided, that any such investment shall be rated in one of the two highest ratings categories by each Rating Agency.

     (c) Federal funds, certificates of deposit, time deposits, and bankers' acceptances (having original maturities of not more than 365 days) of any domestic bank, the short-term debt obligations of which have been rated F-1+ or better by Fitch, A-1+ or better by Standard & Poor's and P-1 by Moody's;

     (d) Deposits of any bank or savings and loan association (the long-term deposit rating of which is Baa3 or better by Moody's and BBB by each of Standard & Poor's and Fitch) which has combined capital, surplus and undivided profits of at least $50,000,000 which deposits are insured by the FDIC and held up to the limits insured by the FDIC;

     (e) Investment agreements provided:

          1. The agreement is with a bank or insurance company which has unsecured, uninsured and unguaranteed senior debt obligations rated Aa2 or better by Moody's and AA or better by each of Standard & Poor's and Fitch, and

          2. Moneys invested thereunder may be withdrawn without any penalty, premium or charge upon not more than one day's notice (provided such notice may be amended or canceled at any time prior to the withdrawal date), and

          3. The agreement is not subordinated to any other obligations of such insurance company or bank, and

          4. The same guaranteed interest rate will be paid on any future deposits made pursuant to such agreement, and

          5. The Trustee receives an opinion of counsel that such agreement is an enforceable obligation of such insurance company or bank;

     (f) Repurchase agreements collateralized by securities described in (a) above with any registered broker/dealer subject to the Securities Investors Protection Corporation's jurisdiction and subject to applicable limits therein promulgated by Securities Investors Protection Corporation or any commercial bank, if such broker/dealer or bank has an uninsured, unsecured and unguaranteed short-term or long-term obligation rated P-1 or Aa2, respectively, or better by Moody's A-1+ or AA, respectively or better by Standard & Poor's and F-1+ or AA, respectively, or better by Fitch, provided:

          a. A master repurchase agreement or specific written repurchase agreement governs the transaction, and

          b. The securities are held free and clear of any lien by the Trustee or an independent third party acting solely as agent for the Trustee, and such third party is (a) a Federal Reserve Bank or (b) a bank which is a member of the FDIC and which has combined capital, surplus and undivided profits of not less than $125 million and the Trustee shall have received written confirmation from such third party that it holds such securities, free and clear of any lien, as agent for the Trustee, and


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

          c. A perfected first security interest under the Uniform Commercial Code, or book entry procedures prescribed at 31 CFR 306.1 et seq. or 31 CFR
     350.0 et seq., in such securities is created for the benefit of the Trustee, and

          d. The repurchase agreement has a term of thirty days or less and the Trustee will value the collateral securities no less frequently than weekly and will liquidate the collateral securities if any deficiency in the required collateral percentage is not restored within two business days of such valuation, and

          e. The fair market value of the collateral securities in relation to the amount of the repurchase obligation, including principal and interest, is equal to at least 106% and such collateral securities must be valued weekly and market-to-market at current market price plus accrued interest.

     (g) Commercial paper (having original maturities of not more than 270 days) rated in the highest short-term rating categories of each Rating Agency; and

     (h) Investments in no load money market funds registered under the Investment Company Act of 1940 whose shares are registered under the Securities Act and rated AAAm or AAAm-G by Standard & Poor's, Aaa by Moody's, and AAA, if rated by Fitch;

provided that no instrument described above shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provided a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations; and provided, further, that all instruments described hereunder shall mature at par on or prior to the next succeeding Payment Date unless otherwise provided in this Agreement and that no instrument described hereunder may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to stated maturity.

     Section 7.08 Accounting and Directions by Trustee.

     (a) By 12:00 noon New York time, on the Business Day preceding each Payment Date (or such earlier period as shall be agreed by the Depositor and the Trustee), the Trustee shall notify (subject to the terms of Section 10.03(j) hereof, based solely on information provided to the Trustee by the Servicer) the Depositor, each of the Sellers and each Owner of the following information with respect to the next Payment Date (which notification may be given by facsimile or by telephone promptly confirmed in writing):

          (1) The aggregate amount then on deposit in the Certificate Account;

          (2) The Class A Distribution Amount, with respect to each Class individually and all Classes of the Class A Certificates in the aggregate, on the next Payment Date the related Class M-1 Distribution Amount, the related Class M-2 Distribution Amount and the related Class B Distribution Amount;

          (3) The application of the amounts described in clause (1) preceding to the allocation and distribution of the related Class A Distribution Amount, the related Class M-1 Distribution Amount, the related Class M-2 Distribution Amount and the related Class B Distribution Amount, on such Payment Date in accordance with Section 7.03 hereof;

          (4) The Certificate Principal Balance of each Class of the Offered Certificates, the Class A-11IO Notional Principal Amount, the aggregate amount of the principal of each Class of Certificates to be paid on such Payment Date and the remaining Certificate Principal Balance (or Class A-11IO Notional Principal Amount) of each Class of Certificates following any such payment;

          (5) The amount, if any, of any Realized Losses relating to each Group for the related Remittance Period and the amount of Cumulative Realized Losses as of the last day of the related Remittance Period; and

          (6) The amount of 60+ Day Delinquent Loans relating to each Group and the Three-Month Rolling Average of 60+ Day Delinquent Loans relating to each Group

     Section 7.09 Reports by Trustee to Owners.

     (a) On each Payment Date the Trustee shall report in writing to the Depositor, each Owner, the Underwriters and the Rating Agencies:


          (i) the amount of the distribution with respect to such Owners' Certificates (based on a Certificate in the original principal amount of $1,000);

          (ii) the amount of such Owner's distributions allocable to principal, separately identifying the aggregate amount of any Prepayments or other recoveries of principal included therein;

          (iii) the amount of such Owner's distributions allocable to interest (based on a Certificate in the original principal amount of $1,000);

          (iv) the Interest Carry Forward Amount for each Class;

          (v) the principal amount (or notional principal amount) of each Class of Offered Certificates (based on a Certificate in the original principal amount of $1,000) which will be Outstanding after giving effect to any payment of principal on such Payment Date;

          (vi) the aggregate Loan Balance of all Home Equity Loans after giving effect to any payment of principal on such Payment Date both in the aggregate and in each of the Home Equity Loan Groups;

          (vii) based upon information furnished by the Depositor, such information as may be required by Section 6049(d)(7)(C) of the Code and the regulations promulgated thereunder to assist the Owners in computing their market discount;

          (viii) the total of any Substitution Amounts and any Loan Purchase Price amounts included in such distribution with respect to each Group;

          (ix) the weighted average Coupon Rate of the Home Equity Loans with respect to each Group;

          (x) whether a Group I Trigger Event or a Group II Trigger Event has occurred and whether a Cumulative Realized Loss Trigger Event has occurred;

          (xi) the amount of any Group I Extra Principal Distribution Amount or any Group II Extra Principal Distribution Amount;


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

          (xii) the Group I Senior Enhancement Percentage and the Group II Senior Enhancement Percentage;

          (xiii) the Group I Overcollateralization Amount, the Group II Overcollateralization Amount and the Certificate Principal Balance of each Class of the Offered Certificates then outstanding after giving effect to any payment of principal on such Payment Date; and

          (xiv) the amount of any Group I or Group II Applied Realized Loss Amount, Group I or Group II Realized Loss Amortization Amount and Unpaid Realized Loss Amount for each Class as of the close of such Payment Date.

     The Servicer shall provide to the Trustee the information described in
Section 8.08(d)(iii) and in clause (b) below to enable the Trustee to perform its reporting obligations under this Section, and such obligations of the Trustee under this Section are conditioned upon such information being received and the information provided in clauses (ii), (vii), (viii), (ix), (xi), (xii),
(xiii) and (xiv) shall be based solely upon information contained in the monthly servicing report provided by the Servicer to the Trustee pursuant to Section
8.01 hereof.

     (b) In addition, on each Payment Date the Trustee will distribute to the Depositor, each Owner, the Underwriters and the Rating Agencies, together with the information described in Subsection (a) preceding, the following information with respect to each Home Equity Loan Group which is hereby required to be prepared by the Servicer and furnished to the Trustee for such purpose on or prior to the related Monthly Remittance Date:

          (i) the number and aggregate Loan Balances of Home Equity Loans in each Group (and in the aggregate) (a) 30-59 days Delinquent, (b) 60-89 days Delinquent and (c) 90 or more days Delinquent, as of the close of business on the last Business Day of the calendar month next preceding such Payment Date,

          (ii) the status and the number and dollar amounts of all Home Equity Loans in each Group (and in the aggregate) in foreclosure proceedings as of the close of business on the last Business Day of the calendar month next preceding such Payment Date, separately stating, for this purpose, all Home Equity Loans in each Group with respect to which foreclosure proceedings were commenced in the immediately preceding calendar month;

          (iii) the number of Mortgagors and the Loan Balances of Home Equity Loans of (a) the related Mortgages involved in bankruptcy proceedings as of the close of business on the last Business Day of the calendar month next preceding such Payment Date and (b) Home Equity Loans in each Group that are "balloon" loans;

          (iv) the existence and status of any REO Properties in each Group, as of the close of business of the last Business Day of the month next preceding the Payment Date;

          (v) the book value of any REO Property in each Group as of the close of business on the last Business Day of the calendar month next preceding the Payment Date;

          (vi) the amount of Group I Cumulative Realized Losses, Group II Cumulative Realized Losses; and the aggregate Cumulative Realized Losses for both Groups.

          (vii) the aggregate Loan Balance of 60+ Day Delinquent Loans with respect to each Group; and


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


          (viii) the Three-Month Rolling Average of 60+ Day Delinquent Loans with respect to each Group and whether a Group I Trigger Event or a Group II Trigger Event is in effect.

     (c) The Servicer shall furnish to the Trustee during the term of this Agreement, such periodic, special, or other reports or information not specifically provided for herein, as may be necessary, reasonable, or appropriate with respect to the Trustee, or otherwise with respect to the purposes of this Agreement, all such reports or information to be provided by and in accordance with such applicable instructions and directions as the Trustee may reasonably require; provided, that the Servicer shall be entitled to be reimbursed by the requesting party for the fees and actual expenses associated with providing such reports, if such reports are not generally produced in the ordinary course of business.

     Section 7.10 Reports by Trustee.

     (a) The Trustee shall report to the Depositor, each of the Sellers, the Underwriters and each Owner, with respect to the amount on deposit in the Certificate Account and the identity of the investments included therein, as the Depositor or the Seller may from time to time request. Without limiting the generality of the foregoing, the Trustee shall, at the request of the Depositor or either of the Sellers transmit promptly to the Depositor and each of the Sellers copies of all accounting of receipts in respect of the Home Equity Loans furnished to it by the Servicer and shall notify each of the Sellers if any Monthly Remittance Amount has not been received by the Trustee when due.

     (b) The Trustee shall report to each Owner with respect to any written notices it may from time to time receive which provide an Authorized Officer with actual knowledge that any of the statements set forth in Section 3.04(b) hereof are inaccurate.


                               END OF ARTICLE VII

                                  ARTICLE VIII

                          SERVICING AND ADMINISTRATION
                              OF HOME EQUITY LOANS

     Section 8.01 Servicer and Sub-Servicers.

     Acting directly or through one or more Sub-Servicers as provided in Section 8.03, the Servicer shall service and administer the Home Equity Loans in accordance with this Agreement and the servicing standards set forth in the FannieMae Guide and shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. It is the intent of the parties hereto that the Servicer shall have all of the servicing obligations hereunder which a lender would have under the FannieMae Guide (as such provisions relate to second lien mortgages); provided, however, that to the extent that such standards, such obligations or the FannieMae Guide are amended by FannieMae after the date hereof and the effect of such amendment would be to impose upon the Servicer any material additional costs or other burdens relating to such servicing obligations, the Servicer may, at its option, determine not to comply with such amendment.

     Subject to Section 8.03 hereof, the Servicer may, and is hereby authorized to, perform any of its servicing responsibilities with respect to all or certain of the Home Equity Loans through a Sub-Servicer as it may from time to time designate, but no such designation of a Sub-Servicer shall serve to release the Servicer from any of its obligations under this Agreement. Such Sub-Servicer shall have all the rights and powers of the Servicer with respect to such Home Equity Loans under this Agreement.

     Without limiting the generality of the foregoing, but subject to Sections
8.13 and 8.14, the Servicer in its own name or in the name of a Sub-Servicer may be authorized and empowered pursuant to a power of attorney executed and delivered by the Trustee to execute and deliver, and may be authorized and empowered by the Trustee, to execute and deliver, on behalf of itself, the Owners and the Trustee or any of them, (i) any and all instruments of satisfaction or cancellation or of partial or full release or discharge and all other comparable instruments with respect to the Home Equity Loans and with respect to the Properties, (ii) to institute foreclosure proceedings or obtain a deed in lieu of foreclosure so as to effect ownership of any Property in the name of the Servicer on behalf of the Trustee, and (iii) to hold title to any Property upon such foreclosure or deed in lieu of foreclosure on behalf of the Trustee; provided, however, that Section 8.14(a) shall constitute an authorization from the Trustee to the Servicer to execute an instrument of satisfaction (or assignment of mortgage without recourse) with respect to any Home Equity Loan paid in full (or with respect to which payment in full has been escrowed). The Trustee shall execute any documentation furnished to it by the Servicer for recordation by the Servicer in the appropriate jurisdictions as shall be necessary to effectuate the foregoing. Subject to Sections 8.13 and 8.14, the Trustee shall execute any authorizations and other documents as the Servicer or such Sub-Servicer shall reasonably request that are furnished to the Trustee to enable the Servicer and such Sub-Servicer to carry out their respective servicing and administrative duties hereunder.

     The Servicer shall give prompt notice to the Trustee of any action, of which the Servicer has actual knowledge, to (i) assert a claim against the Trust or (ii) assert jurisdiction over the Trust.

     Servicing Advances incurred by the Servicer or any Sub-Servicer in connection with the servicing of the Home Equity Loans (including any penalties in connection with the payment of any taxes and assessments or other charges) on any Property shall be recoverable by the Servicer or such Sub-Servicer to the extent described in Section 8.09(b) hereof.

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

     Section 8.02 Collection of Certain Home Equity Loan Payments.

     The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Home Equity Loans, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any applicable Insurance Policy, follow collection procedures for all Home Equity Loans at least as rigorous as those described in the FannieMae Guide. Consistent with the foregoing, the Servicer may in its discretion waive or permit to be waived any late payment charge, prepayment charge, assumption fee or any penalty interest in connection with the prepayment of a Home Equity Loan or any other fee or charge which the Servicer would be entitled to retain hereunder as servicing compensation. In the event the Servicer shall consent to the deferment of the due dates for payments due on a Note, the Servicer shall nonetheless make payment of any required Delinquency Advance with respect to the payments so extended to the same extent as if such installment were due, owing and Delinquent and had not been deferred, and shall be entitled to reimbursement therefor in accordance with Section 8.09(a) hereof.

     Section 8.03 Sub-Servicing Agreements Between Servicer and Sub-Servicers.

     The Servicer may enter into Sub-Servicing Agreements for any servicing and administration of Home Equity Loans with any institution that is in compliance with the laws of each state necessary to enable it to perform its obligations under such Sub-Servicing Agreement and (x) has (i) been designated an approved seller-servicer by FHLMC or FannieMae for second mortgage loans and (ii) has equity of at least $5,000,000, as determined in accordance with generally accepted accounting principles or (y) is a Servicer Affiliate. The Servicer shall give notice to the Trustee and the Rating Agencies of the appointment of any Sub-Servicer. For purposes of this Agreement, the Servicer shall be deemed to have received payments on Home Equity Loans when any Sub-Servicer has received such payments. Each Sub-Servicer shall be required to service the Home Equity Loans in accordance with this Agreement and any such Sub-Servicing Agreement shall be consistent with and not violate the provisions of this Agreement. Each Sub-Servicing Agreement shall provide that a successor Servicer shall have the option to terminate such agreement without payment of any fees if the original Servicer is terminated or resigns.

     Section 8.04 Successor Sub-Servicers.

     The Servicer shall be entitled to terminate any Sub-Servicing Agreement in accordance with the terms and conditions of such Sub-Servicing Agreement and to either itself directly service the related Home Equity Loans or enter into a Sub-Servicing Agreement with a successor Sub-Servicer which qualifies under
Section 8.03.

     Section 8.05 Liability of Servicer; Indemnification .

     (a) The Servicer shall not be relieved of its obligations under this Agreement notwithstanding any Sub-Servicing Agreement or any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Sub-Servicer and the Servicer shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Home Equity Loans. The Servicer shall be entitled to enter into any agreement with a Sub-Servicer for indemnification of the Servicer by such Sub-Servicer and nothing contained in such Sub-Servicing Agreement shall be deemed to limit or modify this Agreement.

     (b) The Servicer (except Manufacturers and Traders Trust Company if it is required to succeed the Servicer hereunder) agrees to indemnify and hold the Trustee and each Owner harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Trustee and any Owner may sustain in any way related to the failure of the Servicer to perform its duties and service the Home Equity Loans in compliance with the terms of this Agreement. The Servicer shall immediately notify the Trustee and each Owner if a claim is made by a third party with respect to this Agreement, and the Servicer shall assume (with


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the consent of the Trustee) the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Servicer, the Trustee and/or Owner in respect of such claim. The Trustee may, if necessary, reimburse the Servicer from amounts otherwise distributable on the Class R Certificates for all amounts advanced by it pursuant to the preceding sentence except when the claim relates directly to the failure of the Servicer to service and administer the Home Equity Loans in compliance with the terms of this Agreement. The provisions of this Section 8.05 shall survive the termination of this Agreement and the payment of the outstanding Certificates.

     Section 8.06 No Contractual Relationship Between Sub-Servicer, Trustee or
                  the Owners.

     Any Sub-Servicing Agreement and any other transactions or services relating to the Home Equity Loans involving a Sub-Servicer shall be deemed to be between the Sub-Servicer and the Servicer alone and the Trustee and the Owners shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to any Sub-Servicer except as set forth in Section 8.07.

     Section 8.07 Assumption or Termination of Sub-Servicing Agreement by
                  Trustee.

     In connection with the assumption of the responsibilities, duties and liabilities and of the authority, power and rights of the Servicer hereunder by the Trustee pursuant to Section 8.20, it is understood and agreed that the Servicer's rights and obligations under any Sub-Servicing Agreement then in force between the Servicer and a Sub-Servicer shall be assumed simultaneously by the Trustee without act or deed on the part of the Trustee; provided, however, that the successor Servicer may terminate the Sub-Servicer as provided in
Section 8.03.

     The Servicer shall, upon the reasonable request of the Trustee, but at the expense of the Servicer, deliver to the assuming party documents and records relating to each Sub-Servicing Agreement and an accounting of amounts collected and held by it and otherwise use its best reasonable efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreements to the assuming party.

     Section 8.08 Principal and Interest Account.

     (a) The Servicer shall establish and maintain at one or more Designated Depository Institutions the Principal and Interest Account to be held as a trust account. Each Principal and Interest Account shall be identified on the records of the Designated Depository Institution as follows: Manufacturers and Traders Trust Company, as Trustee under the Pooling and Servicing Agreement dated as of June 1, 1997. If the institution at any time holding the Principal and Interest Account ceases to be eligible as a Designated Depository Institution hereunder, then the Servicer shall, within 30 days, be required to name a successor institution meeting the requirements for a Designated Depository Institution hereunder. If the Servicer fails to name such a successor institution, then the Principal and Interest Account shall thenceforth be held as a trust account with a qualifying Designated Depository Institution. The Servicer shall notify the Trustee and the Owners if there is a change in the name, account number or institution holding the Principal and Interest Account.

     Subject to Subsection (c) below, the Servicer shall deposit all receipts required pursuant to Subsection (c) below and related to the Home Equity Loans to the Principal and Interest Account on a daily basis (but no later than the first Business Day after receipt).

     (b) All funds in the Principal and Interest Account shall be held (i) uninvested (up to the limits insured by the FDIC) or (ii) invested in Eligible Investments. Any investments of funds in the Principal and Interest Account shall mature or be withdrawable at par on or prior to the immediately succeeding Monthly Remittance Date. The Principal and Interest Account shall be held in trust in the name of the Trustee for the benefit of the Owners. Any investment earnings on funds held in the Principal and Interest Account shall be for the account of the Servicer and may only be withdrawn from the Principal and Interest Account by the Servicer immediately following the remittance of the Monthly Remittance Amount (and the Monthly Excess Interest Amount included therein) by the Servicer. Any investment losses on funds held in the Principal and Interest Account shall be for the account of the Servicer and promptly upon


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the realization of such loss shall be contributed by the Servicer to the
Principal and Interest Account. Any references herein to amounts on deposit in the Principal and Interest Account shall refer to amounts net of such investment earnings.

     (c) The Servicer shall deposit to the Principal and Interest Account on the Business Day after receipt all principal collections on the Home Equity Loans received, and interest collections on the Home Equity Loans accrued after the Cut-Off Date including any Prepayments and Net Liquidation Proceeds, other recoveries or amounts related to the Home Equity Loans received by the Servicer and any income from REO Properties, but net of (i) the Servicing Fee with respect to each Home Equity Loan and other servicing compensation to the Servicer as permitted by Section 8.15 hereof, (ii) principal collected and interest accrued on any Home Equity Loan on or prior to the Cut-Off Date, (iii) Net Liquidation Proceeds to the extent such Net Liquidation Proceeds exceed the sum of (I) the Loan Balance of the related Home Equity Loan immediately prior to liquidation, (II) accrued and unpaid interest on such Home Equity Loan (net of the Servicing Fee) to the date of such liquidation, and (III) any Realized Losses incurred during the related Remittance Period, (iv) reimbursements for Delinquency Advances and (v) reimbursements for amounts deposited in the Principal and Interest Account representing payments of principal and/or interest on a Note by a Mortgagor which are subsequently returned by a depository institution as unpaid (all such net amount herein referred to as "Daily Collections").

     (d)(i) The Servicer may make withdrawals for its own account from the amounts on deposit in the Principal and Interest Account, with respect to each Home Equity Loan Group, only in the following priority and for the following purposes:

     (A) to withdraw interest paid with respect to any Home Equity Loans that had accrued for periods prior to the Cut-Off Date;

     (B) to withdraw investment earnings on amounts on deposit in the Principal and Interest Account;

     (C) to reimburse itself pursuant to Section 8.09(a) for unrecovered Delinquency Advances and Servicing Advances;

     (D) to withdraw amounts that have been deposited to the Principal and Interest Account in error; and

     (E) to clear and terminate the Principal and Interest Account following the termination of the Trust pursuant to Article IX.

     (ii) The Servicer shall (a) remit to the Trustee for deposit in the Certificate Account by wire transfer, or otherwise make funds available in immediately available funds, without duplication, the Daily Collections allocable to a Remittance Period not later than the related Monthly Remittance Date and Loan Purchase Prices and Substitution Amounts two Business Days following the related purchase or substitution, and (b) on each Monthly Remittance Date, deliver to the Trustee a monthly servicing report, with respect to each Home Equity Loan Group, containing the following information: principal and interest collected, scheduled interest, Liquidated Loans, summary and detailed delinquency reports, Liquidation Proceeds and other similar information concerning the servicing of the Home Equity Loans. In addition, the Servicer shall inform the Trustee on each Monthly Remittance Date with respect to each Home Equity Loan Group of the amounts of any Loan Purchase Prices or Substitution Amounts so remitted during the related Remittance Period.

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     (iii) The Servicer shall provide to the Trustee the information described in Section 8.08(d)(ii)(b) and in Section 7.09(c) to enable the Trustee to perform its reporting requirements under Section 7.09 and the Trustee shall forward such information to the Underwriters within five Business Days of receipt thereof.

     Section 8.09 Delinquency Advances and Servicing Advances.

     (a) If the amount on deposit in the Certificate Account as of any Monthly Remittance Date is less than the sum of (I) the Interest Remittance Amount on such Monthly Remittance Date and (II) the Principal Remittance Amount on such Monthly Remittance Date, the Servicer shall remit to the Trustee for deposit into the Certificate Account a sufficient amount of its own funds to make the total amount remitted to the Trustee equal to such sum. Such amounts of the Servicer's own funds so deposited are "Delinquency Advances", including but not limited to any amount advanced due to the invocation by a Mortgagor of the relief provisions provided by the Soldiers' and Sailors' Civil Relief Act of 1940.

     The Servicer shall be permitted to fund its payment of Delinquency Advances on any Business Day and to reimburse itself for any Delinquency Advances paid from the Servicer's own funds from collections on any Home Equity Loan in the related Home Equity Loan Group deposited to the Principal and Interest Account subsequent to the related Remittance Period and shall deposit into the Principal and Interest Account with respect thereto (i) collections from the Mortgagor whose Delinquency gave rise to the shortfall which resulted in such Delinquency Advance and (ii) Net Liquidation Proceeds recovered on account of the related Mortgage Loan to the extent of the amount of aggregate Delinquency Advances related thereto. If not recovered from the related Mortgagor or the related Net Liquidation Proceeds, the Servicer shall recover Delinquency Advances pursuant to Section 7.03(h).

     Notwithstanding the foregoing, in the event that the Servicer determines that the aggregate unreimbursed Delinquency Advances exceed the aggregate remaining Scheduled Payments due on the Home Equity Loans, the Servicer shall not be required to make any future Delinquency Advances, and shall be entitled to reimbursement for such aggregate unreimbursed Delinquency Advances as provided above. The Servicer shall give written notice of such determination to the Trustee; and the Trustee shall promptly furnish a copy of such notice to the Owners of the Class R Certificates; provided, that the Servicer shall be entitled to recover any unreimbursed Delinquency Advances from the aforesaid Liquidation Proceeds prior to the payment of the Liquidation Proceeds to any other party to this Agreement.

     (b) The Servicer will pay all "out-of-pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, the cost of (i) Preservation Expenses, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of REO Property and (iv) advances required by Section 8.13(a), but the Servicer is only required to pay such costs and expenses to the extent the Servicer reasonably believes such costs and expenses will be recoverable from the related Home Equity Loan. Each such expenditure will constitute a "Servicing Advance". The Servicer may recover Servicing Advances (x) from the Mortgagors to the extent permitted by the Home Equity Loans or, if not recovered from the Mortgagor on whose behalf such Servicing Advance was made, from Liquidation Proceeds realized upon the liquidation of the related Home Equity Loan and (y) as provided in
Section 7.03(h). The Servicer shall be entitled to recover the Servicing Advances from the aforesaid Liquidation Proceeds prior to the payment of the Liquidation Proceeds to any other party to this Agreement. Except as provided in the previous sentence, in no case may the Servicer recover Servicing Advances from the principal and interest payments on any Home Equity Loan or from any amounts relating to any other Home Equity Loan except as provided in Section 7.03(h).


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     Section 8.10 Compensating Interest; Repurchase of Home Equity Loans.

     (a) If a Prepayment of a Home Equity Loan occurs during any calendar month or if the amount received with respect to a date-of-payment or simple interest Home Equity Loan represents less than a full month's interest, any difference between the interest collected from the Mortgagor and the full month's interest at the Coupon Rate less the Servicing Fee ("Compensating Interest") that is due shall be deposited by the Servicer (but not in excess of the aggregate Servicing Fee for the related Remittance Period) to the Principal and Interest Account on the next succeeding Monthly Remittance Date and shall be included in the Monthly Remittance to be made available to the Trustee on such Monthly Remittance Date.

     (b) The Servicer has the right and the option, but not the obligation, for administrative convenience, to purchase for its own account any Home Equity Loan which becomes Delinquent, in whole or in part, as to four consecutive monthly installments or any Home Equity Loan as to which enforcement proceedings have been brought by the Servicer pursuant to Section 8.13; provided, however, that the Servicer may not purchase any such Home Equity Loan unless the Servicer has delivered to the Trustee an opinion of counsel experienced in federal income tax matters acceptable to the Trustee to the effect that such a purchase would not constitute a Prohibited Transaction for the Trust or otherwise subject the Trust to tax and would not jeopardize the status of either the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC. Any such Loan so purchased shall be purchased by the Servicer on a Monthly Remittance Date at a purchase price equal to the Loan Purchase Price thereof, which purchase price shall be deposited in the Principal and Interest Account.

     (c) The Net Liquidation Proceeds from the disposition of any REO Property shall be deposited in the Principal and Interest Account and remitted to the Trustee as part of the Daily Collections remitted by the Servicer to the Trustee.

     Section 8.11 Maintenance of Insurance.

     (a) The Servicer shall cause to be maintained with respect to each Home Equity Loan a hazard insurance policy with a generally acceptable carrier that provides for fire and extended coverage, and which provides for a recovery by the Trust of insurance proceeds relating to such Home Equity Loan in an amount not less than the least of (i) the outstanding principal balance of the Home Equity Loan (plus the related senior lien loan, if any), (ii) the minimum amount required to compensate for damage or loss on a replacement cost basis and (iii) the full insurable value of the premises. The Servicer shall maintain the insurance policies required hereunder in the name of the mortgagee, its successors and assigns, as loss payee. The policies shall require the insurer to provide the mortgagee with 30 days' notice prior to any cancellation or as otherwise required by law. The Servicer may also maintain a blanket hazard insurance policy or policies if the insurer or insurers of such policies are rated investment grade by each Rating Agency. Upon the request of the Trustee, the Servicer will cause to be delivered to such requesting Person a certified true copy of such blanket policy.

     (b) If the Home Equity Loan at the time of origination relates to a Property in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the Servicer will cause to be maintained with respect thereto a flood insurance policy in a form meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable carrier in an amount representing coverage, and which provides for a recovery by the Trust of insurance proceeds relating to such Home Equity Loan of not less than the least of (i) the outstanding principal balance of the Home Equity Loan (plus the related senior lien loan, if any), (ii) the minimum amount required to compensate for damage or loss on a replacement cost basis and (iii) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973. The Servicer shall indemnify the Trust out of the Servicer's own funds for any loss to the Trust resulting from the Servicer's failure to maintain premiums for such insurance required by this Section when so permitted by the terms of the Mortgage as to which such loss relates.


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     Section 8.12 Due-on-Sale Clauses; Assumption and Substitution Agreements.

     When a Property has been or is about to be conveyed by the Mortgagor, the Servicer shall, to the extent it has knowledge of such conveyance or prospective conveyance, exercise its rights to accelerate the maturity of the related Home Equity Loan under any "due-on-sale" clause contained in the related Mortgage or Note; provided, however, that the Servicer shall not exercise any such right if the "due-on-sale" clause, in the reasonable belief of the Servicer, is not enforceable under applicable law. An opinion of counsel to the foregoing effect shall conclusively establish the reasonableness of such belief. In such event, the Servicer shall enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Note and, unless prohibited by applicable law or the Mortgage Documents, the Mortgagor remains liable thereon. If the foregoing is not permitted under applicable law, the Servicer is authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as Mortgagor and becomes liable under the Note. The Home Equity Loan, as assumed, shall conform in all respects to the requirements, representations and warranties of this Agreement. The Servicer shall notify the Trustee that any such assumption or substitution agreement has been completed by forwarding to the Trustee the original copy of such assumption or substitution agreement (indicating the File to which it relates) which copy shall be added by the Trustee to the related File and which shall, for all purposes, be considered a part of such File to the same extent as all other documents and instruments constituting a part thereof. The Servicer shall be responsible for recording any such assumption or substitution agreements. In connection with any such assumption or substitution agreement, the required monthly payment on the related Home Equity Loan shall not be changed but shall remain as in effect immediately prior to the assumption or substitution, the stated maturity or outstanding principal amount of such Home Equity Loan shall not be changed nor shall any required monthly payments of principal or interest be deferred or forgiven. Any fee collected by the Servicer or the Sub-Servicer for consenting to any such conveyance or entering into an assumption or substitution agreement shall be retained by or paid to the Servicer as additional servicing compensation.

     Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Home Equity Loan by operation of law or any assumption which the Servicer may be restricted by law from preventing, for any reason whatsoever.

     Section 8.13 Realization Upon Defaulted Home Equity Loans; Modification.

     (a) The Servicer shall foreclose upon or otherwise comparably effect the ownership in the name of the Servicer on behalf of the Trust of Properties relating to defaulted Home Equity Loans as to which no satisfactory arrangements can be made for collection of Delinquent payments and which the Servicer has not purchased pursuant to Section 8.10(b). In connection with such foreclosure or other conversion, the Servicer shall exercise such of the rights and powers vested in it hereunder, and use the same degree of care and skill in their exercise or use, as prudent mortgage lenders would exercise or use under the circumstances in the conduct of their own affairs and consistent with the servicing standards set forth in the FannieMae Guide, including, but not limited to, advancing funds for the payment of taxes, amounts due with respect to Senior Liens, and insurance premiums. Any amounts so advanced shall constitute "Servicing Advances" within the meaning of Section 8.09(b) hereof. The Servicer shall sell any REO Property within 23 months of its acquisition by the Trust, at such price as the Servicer deems necessary to comply with this covenant unless the Seller which delivered the related Home Equity Loan obtains for the Trustee and the Servicer an opinion of counsel experienced in federal income tax matters acceptable to the Trustee, addressed to the Trustee and the Servicer, to the effect that the holding by the Trust of such REO Property for any greater period will not result in the imposition of taxes on "Prohibited Transactions" of the Trust or any REMIC therein as defined in Section 860F of the Code or cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC under the REMIC Provisions at any time that any Certificates are outstanding. Notwithstanding the generality of the foregoing provisions, the


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Servicer shall manage, conserve, protect and operate each REO Property for the
Owners solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by the Lower-Tier REMIC or the Upper Tier REMIC of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions. Pursuant to its efforts to sell such REO Property, the Servicer shall either itself or through an agent selected by the Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Owners, rent the same, or any part thereof, as the Servicer deems to be in the best interest of the Owners for the period prior to the sale of such REO Property. The Servicer shall take into account the existence of any hazardous substances, hazardous wastes or solid wastes, as such terms are defined in the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act of 1976, or other federal, state or local environmental legislation, on a Property in determining whether to foreclose upon or otherwise comparably convert the ownership of such Property. With respect to any Home Equity Loan secured by a mixed use Property, the Servicer shall, prior to foreclosing upon or otherwise comparably effecting the ownership in the name of the Servicer on behalf of the Trust, either (x) perform a "phase one environmental study" of such Property or (y) repurchase such Property at the Loan Purchase Price.

     (b) The Servicer shall determine, with respect to each defaulted Home Equity Loan and in accordance with the procedures set forth in the FannieMae Guide, when it has recovered, whether through trustee's sale, foreclosure sale or otherwise, all amounts it expects to recover from or on account of such defaulted Home Equity Loan, whereupon such Home Equity Loan shall become a "Liquidated Loan". After a Home Equity Loan has become a Liquidated Loan, the Servicer shall promptly prepare and forward to the Depositor and the Trustee a report detailing the Liquidation Proceeds received from the Liquidated Loan, expenses incurred with respect thereto, and any loss incurred in connection therewith.

     (c) The Servicer shall not agree to any modification, waiver or amendment of any provision of any Home Equity Loan unless, in the Servicer's good faith judgment, such modification, waiver or amendment would minimize the loss that might otherwise be experienced with respect to such Home Equity Loan and only in the event of a payment default with respect to such Home Equity Loan or in the event that a payment default with respect to such Home Equity Loan is reasonably foreseeable by the Servicer; provided, however, that no such modification, waiver or amendment shall extend the maturity date of such Home Equity Loan beyond the Remittance Period related to the Final Scheduled Payment Date of the latest Class of Certificates remaining in the Trust. Notwithstanding anything set out in this Section 8.13(c) or elsewhere in this Agreement to the contrary, the Servicer shall be permitted to modify, waive or amend any provision of a Home Equity Loan if required by statute or a court of competent jurisdiction to do so.

     (d) The Servicer shall deliver to the Trustee for deposit in the related File, an original counterpart of any agreement relating to such modification, waiver or amendment, promptly following the execution thereof.

     Section 8.14 Trustee to Cooperate; Release of Files.

     (a) Upon the payment in full of any Home Equity Loan (including any liquidation of such Home Equity Loan through foreclosure or otherwise), or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer shall deliver to the Trustee the FannieMae "Request for Release of Documents" (FannieMae Form 2009). Upon receipt of such Request for Release of Documents, the Trustee shall promptly release the related File, in trust, in its reasonable discretion to (i) the Servicer, (ii) an escrow agent or (iii) any employee, agent or attorney of the Trustee. Upon any such payment in full, or the receipt of such notification that such funds have been placed in escrow, the Servicer is authorized to give, as attorney-in-fact for the Trustee and the mortgagee under the Mortgage which secured the Note, an instrument of satisfaction (or assignment of Mortgage


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without recourse) regarding the Property relating to such Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of payment in full, it being understood and agreed that no expense incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Principal and Interest Account. In lieu of executing any such satisfaction or assignment, as the case may be, the Servicer may prepare and submit to the Trustee a satisfaction (or assignment without recourse, if requested by the Person or Persons entitled thereto) in form for execution by the Trustee with all requisite information completed by the Servicer; in such event, the Trustee shall execute and acknowledge such satisfaction or assignment, as the case may be, and deliver the same with the related File, as aforesaid.

     (b) From time to time and as appropriate in the servicing of any Home Equity Loan, including, without limitation, foreclosure or other comparable conversion of a Home Equity Loan or collection under any applicable Insurance Policy, the Trustee shall (except in the case of the payment or liquidation pursuant to which the related File is released to an escrow agent or an employee, agent or attorney of the Trustee), upon request of the Servicer and delivery to the Trustee of a receipt signed by an Authorized Officer of the Servicer, release the related File to the Servicer and shall execute such documents as shall be necessary to the prosecution of any such proceedings, including, without limitation, an assignment without recourse of the related Mortgage to the Servicer; provided that there shall not be released and unreturned at any one time more than 10% of the entire number of Files. Such receipt shall obligate the Servicer to return the File to the Trustee when the need therefor by the Servicer no longer exists unless the Home Equity Loan shall be liquidated, in which case, upon receipt of the FannieMae "Liquidation Schedule" relating to such liquidation, the receipt shall be released by the Trustee to the Servicer.

     (c) The Servicer shall have the right to accept applications of Mortgagors for consent to (i) partial releases of Mortgages, (ii) alterations and (iii) removal, demolition or division of properties subject to Mortgages. No application for approval shall be considered by the Servicer unless: (x) the provisions of the related Note and Mortgage have been complied with; (y) the Loan-to-Value Ratio after any release does not exceed the Loan-to-Value Ratio of such Home Equity Loan as of the date of origination thereof; and (z) the lien priority of the related Mortgage is not affected. Upon receipt by the Trustee of an Officer's Certificate executed on behalf of the Servicer setting forth the action proposed to be taken in respect of a particular Home Equity Loan and certifying that the criteria set forth in the immediately preceding sentence have been satisfied, the Trustee shall execute and deliver to the Servicer the consent or partial release so requested by the Servicer. A proposed form of consent or partial release, as the case may be, shall accompany any Officer's Certificate delivered by the Servicer pursuant to this paragraph. The Servicer shall notify the Rating Agencies if an application is approved under clause (y) above.

     Section 8.15 Servicing Compensation.

     As compensation for its activities hereunder, the Servicer shall be entitled to retain the amount of the Servicing Fee with respect to each Home Equity Loan. Additional servicing compensation in the form of prepayment charges, release fees, bad check charges, assumption fees, late payment charges, prepayment penalties, or any other servicing-related fees, Net Liquidation Proceeds not required to be deposited in the Principal and Interest Account pursuant to Section 8.08(c)(ii) and similar items may, to the extent collected from Mortgagors, be retained by the Servicer.

     Section 8.16 Annual Statement as to Compliance.

     The Servicer, at its own expense, will deliver to the Trustee, the Depositor and the Rating Agencies, on or before March 31 of each year, commencing in 1998, an Officer's Certificate stating, as to each signer thereof, that (i) a review of the activities of the Servicer during such preceding calendar year and of performance under this Agreement has been made under such officers' supervision, and (ii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement for such year, or, if there has been a default in the fulfillment of


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all such obligations, specifying each such default known to such officers and the nature and status thereof including the steps being taken by the Servicer to remedy such default.

     Section 8.17 Annual Independent Certified Public Accountants' Reports.

     On or before June 30 of any year, commencing in 1998, the Servicer, at its own expense (or if the Trustee is then acting as Servicer, at the expense of the Depositor, which in no event shall exceed $1,000 per annum), shall cause to be delivered to the Trustee and the Rating Agencies a letter or letters of a firm of independent, nationally recognized certified public accountants, dated as of the date of the Servicer's fiscal audit for subsequent letters, stating that such firm has examined the Servicer's overall servicing operations in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, and stating such firm's conclusions relating thereto.

     Section 8.18 Access to Certain Documentation and Information Regarding the
                  Home Equity Loans.

     The Servicer shall provide to the Trustee the FDIC and the supervisory agents and examiners of each of the foregoing (which, in the case of supervisory agents and examiners, may be required by applicable state and federal regulations) access to the documentation regarding the Home Equity Loans, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Servicer designated by it.

     Section 8.19 Assignment of Agreement.

     The Servicer may not assign its obligations under this Agreement, in whole or in part, unless it shall have first obtained the written consent of the Trustee, which consent shall not be unreasonably withheld; provided, however, that any assignee must meet the eligibility requirements set forth in Section 8.20(i) hereof for a successor servicer.

     Section 8.20 Removal of Servicer; Resignation of Servicer.

     (a) The Trustee acting upon the request of a majority of the Percentage Interests of the Offered Certificates then Outstanding, may remove the Servicer upon the occurrence of any of the following events:

          (i) The Servicer shall (I) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian or similar entity with respect to itself or its property, (II) admit in writing its inability to pay its debts generally as they become due, (III) make a general assignment for the benefit of creditors, (IV) be adjudicated a bankrupt or insolvent, (V) commence a voluntary case under the federal bankruptcy laws of the United States of America or file a voluntary petition or answer seeking reorganization, an arrangement with creditors or an order for relief or seeking to take advantage of any insolvency law or file an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization or insolvency proceeding or (VI) take corporate action for the purpose of effecting any of the foregoing; or

          (ii) If without the application, approval or consent of the Servicer, a proceeding shall be instituted in any court of competent jurisdiction, under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking in respect of the Servicer an order for relief or an adjudication in bankruptcy, reorganization, dissolution, winding up, liquidation, a composition or arrangement with creditors, a readjustment of debts, the appointment of a trustee, receiver, liquidator or custodian or similar entity with respect to the Servicer or of all or any substantial part of its assets, or other like relief in respect thereof under any bankruptcy or insolvency law, and, if such proceeding is being contested by


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     the Servicer in good faith, the same shall (A) result in the entry of an order for relief or any such adjudication or appointment or (B) continue undismissed or pending and unstayed for any period of seventy-five (75) consecutive days; or

          (iii) The Servicer shall fail to perform any one or more of its obligations hereunder and shall continue in default thereof for a period of thirty (30) days (one (1) Business Day in the case of a delay in making a required payment to the Trustee under Section 8.08(d)(ii)(a)) after the earlier of (a) actual knowledge of an officer of the Servicer or (b) receipt of notice from the Trustee of said failure; or

          (iv) The Servicer shall fail to cure any breach of any of its representations and warranties set forth in Section 3.02 which materially and adversely affects the interests of the Owners for a period of sixty
     (60) days after the earlier of the Servicer's discovery or receipt of notice thereof; or

          (v) The merger, consolidation or other combination of the Servicer with or into any other entity, unless (1) the Servicer is the surviving entity of such combination or (2) the surviving entity is a corporation or a state-chartered or national bank (acceptable to the Owners of the Class R Certificates as provided below) organized and doing business under the laws of any state or the United States; or

          (vi) The occurrence of a Cumulative Realized Loss Termination Trigger.

     (b) Reserved.

     (c) Each party hereto agrees to use its best efforts to inform the Trustee of any materially adverse information regarding the Servicer's servicing activities that comes to the attention of such party from time to time.

     (d) Reserved.

     (e) The Servicer shall not resign from the obligations and duties hereby imposed on it, except upon determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Servicer so causing such a conflict being of a type and nature carried on by the Servicer at the date of this Agreement. Any such determination permitting the resignation of the Servicer shall be evidenced by an opinion of counsel to such effect which shall be delivered to the Trustee.

     (f) No removal or resignation of the Servicer shall become effective until the Trustee or a successor Servicer shall have assumed the Servicer's responsibilities and obligations in accordance with this Section.

     (g) Upon removal or resignation of the Servicer, the Servicer at its own expense also shall promptly deliver or cause to be delivered to a successor servicer or the Trustee all the books and records (including, without limitation, records kept in electronic form) that the Servicer has maintained for the Home Equity Loans, including all tax bills, assessment notices, insurance premium notices and all other documents as well as all original documents then in the Servicer's possession.

     (h) Any collections then being held by the Servicer prior to its removal and any collections received by the Servicer after removal or resignation shall be endorsed by it to the Trustee and remitted directly and immediately to the Trustee or the successor Servicer.


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     (i) Upon removal or resignation of the Servicer, the Trustee (x) may solicit bids for a successor servicer as described below, and (y) pending the appointment of a successor servicer as a result of soliciting such bids, shall serve as Servicer. The Trustee shall, if it is unable to obtain a qualifying bid and is prevented by law from acting as Servicer, appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution, bank or mortgage servicing institution which has been designated as an approved seller-servicer by FannieMae or FHLMC for first and second mortgage loans and having equity of not less than $10,000,000, as determined in accordance with generally accepted accounting principles and acceptable to the Owners of the Class R Certificates as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder. The compensation of any successor Servicer (including, without limitation, the Trustee) so appointed shall be the aggregate Servicing Fee, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in Sections 8.08 and 8.15; provided, however, that if the Trustee acts as successor Servicer then ContiMortgage agrees to pay to the Trustee at such time that the Trustee becomes such successor Servicer a set-up fee of twenty-five dollars ($25.00) for each Home Equity Loan then included in the Trust Estate. The Trustee shall be obligated to serve as successor Servicer whether or not the fee described in the preceding sentence is paid by ContiMortgage, but shall in any event be entitled to receive, and to enforce payment of, such fee from ContiMortgage.

     (j) In the event the Trustee solicits bids as provided above, the Trustee shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth above. Such public announcement shall specify that the successor Servicer shall be entitled to the full amount of the aggregate Servicing Fees as servicing compensation, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in Sections 8.08 and 8.15. Within thirty days after any such public announcement, the Trustee shall negotiate and effect the sale, transfer and assignment of the servicing rights and responsibilities hereunder to the qualified party submitting the highest satisfactory bid as to the price they will pay to obtain servicing. The Trustee shall deduct from any sum received by the Trustee from the successor Servicer in respect of such sale, transfer and assignment all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder. After such deductions, the remainder of such sum less any amounts due the Trustee or the Trust from the Servicer shall be paid by the Trustee to the Servicer at the time of such sale, transfer and assignment to the successor Servicer.

     (k) The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession, including the notification to all Mortgagors of the transfer of servicing. The Servicer agrees to cooperate with the Trustee and any successor Servicer in effecting the termination of the Servicer's servicing responsibilities and rights hereunder and shall promptly provide the Trustee or such successor Servicer, as applicable, all documents and records reasonably requested by it to enable it to assume the Servicer's functions hereunder and shall promptly also transfer to the Trustee or such successor Servicer, as applicable, all amounts which then have been or should have been deposited in the Principal and Interest Account by the Servicer or which are thereafter received with respect to the Home Equity Loans. Neither the Trustee nor any other successor Servicer shall be held liable by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Servicer. If the Servicer resigns or is replaced hereunder, the Seller agrees to reimburse the Trust and the Owners for the costs and expenses associated with the transfer of servicing to the replacement Servicer, but subject to a maximum reimbursement to all such parties in the amount of twenty-five dollars ($25.00) for each Home Equity Loan then included in the Trust Estate.

     (l) The Trustee or any other successor Servicer, upon assuming the duties of Servicer hereunder, shall immediately make all Delinquency Advances and deposit them to the Principal and Interest Account which the Servicer has theretofore failed to remit with respect to the Home Equity Loans; provided, however, that


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if the Trustee is acting as successor Servicer, the Trustee shall only be required to make Delinquency Advances (including the Delinquency Advances described in this clause (l)) if, in the Trustee's reasonable good faith judgment, such Delinquency Advances will ultimately be recoverable from the Home Equity Loans.

     (m) The Servicer which is being removed or is resigning shall give notice to the Mortgagors and the Rating Agencies of the transfer of the servicing to the successor Servicer.

     (n) The Trustee shall give notice to the Owners, the Trustee, the Seller, and the Rating Agencies of the occurrence of any event described in paragraphs
(a) or (b) above of which the Trustee is aware.

     Section 8.21 Inspections; Errors and Omissions Insurance.

     (a) At any reasonable time and from time to time upon reasonable notice, the Trustee or any agents thereof may inspect the Servicer's servicing operations and discuss the servicing operations of the Servicer during the Servicer's normal business hours with any of its officers or directors; provided, however, that the costs and expenses incurred by the Servicer or its agents or representatives in connection with any such examinations or discussions shall be paid by the Servicer;

     (b) The Servicer agrees to maintain errors and omissions coverage and a fidelity bond, each at least to the extent required by Section 305 of Part I of the FannieMae Guide or any successor provision thereof; provided, however, that if the Trustee shall become the Servicer, any customary insurance coverage that the Trustee maintains shall be deemed sufficient hereunder; provided, further, that in the event that the fidelity bond or the errors and omissions coverage is no longer in effect, the Trustee shall promptly give such notice to the Owners. Upon the request of the Trustee, the Servicer shall cause to be delivered to such requesting Person a certified true copy of such fidelity bond or errors and omission policy.


                               END OF ARTICLE VIII



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                                   ARTICLE IX

                              TERMINATION OF TRUST

     Section 9.01 Termination of Trust.

     The Trust created hereunder and all obligations created by this Agreement will terminate upon the payment to the Owners of all Certificates of all amounts held by the Trustee and required to be paid to such Owners pursuant to this Agreement upon the latest to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Home Equity Loan in the Trust Estate, (b) the disposition of all property acquired in respect of any Home Equity Loan remaining in the Trust Estate and (c) at any time when a Qualified Liquidation of both Home Equity Loan Groups included within the Trust is effected as described below. To effect a termination of this Agreement pursuant to clause (c) above, the Owners of all Certificates then Outstanding shall (i) unanimously direct the Trustee on behalf of the Lower-Tier REMIC and the Upper-Tier REMIC to adopt a plan of complete liquidation for each of the Home Equity Loan Groups as contemplated by Section 860F(a)(4) of the Code and
(ii) provide to the Trustee an opinion of counsel experienced in federal income tax matters acceptable to the Trustee to the effect that each such liquidation constitutes a Qualified Liquidation, and the Trustee either shall sell the Home Equity Loans and distribute the proceeds of the liquidation of the Trust Estate, or shall distribute equitably in kind all of the assets of the Trust Estate to the remaining Owners of the Certificates each in accordance with such plan, so that the liquidation or distribution of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of this Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation. In no event, however, will the Trust created by this Agreement continue beyond the expiration of twenty-one (21) years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of Saint James, living on the date hereof. The Trustee shall give written notice of termination of the Agreement to each Owner in the manner set forth in Section 11.05.

     Section 9.02 Termination Upon Option of Owners of Class R Certificates.

     (a) On any Monthly Remittance Date on or after the Clean-Up Call Date, the Owners of a majority of the Percentage Interests represented by the Class R Certificates then outstanding may determine to purchase and may cause the purchase from the Trust of all (but not fewer than all) Home Equity Loans and all property theretofore acquired in respect of any Home Equity Loan by foreclosure, deed in lieu of foreclosure, or otherwise then remaining in the Trust Estate at a price equal to 100% of the aggregate Loan Balances of the related Home Equity Loans as of the day of purchase minus amounts remitted from the Principal and Interest Account to the Certificate Account representing collections of principal on the Home Equity Loans during the current Remittance Period, plus one month's interest on such amount computed at the Termination Date Pass-Through Rate, plus all accrued and unpaid Servicing Fees plus the aggregate amount of any unreimbursed Delinquency Advances and Servicing Advances and any Delinquency Advances which the Servicer has theretofore failed to remit. In connection with such purchase, the Servicer shall remit to the Trustee all amounts then on deposit in the Principal and Interest Account for deposit to the Certificate Account, which deposit shall be deemed to have occurred immediately preceding such purchase.

     (b) In connection with any such purchase, such Owners of the Class R Certificates shall unanimously direct the Trustee to adopt and the Trustee shall adopt, as to the Lower-Tier REMIC and the Upper-Tier REMIC, a plan of complete liquidation of both Home Equity Loan Groups included within the Trust as contemplated by Section 860F(a)(4) of the Code and shall provide to the Trustee an opinion of counsel experienced in federal income tax matters acceptable to the Trustee to the effect that such purchase and liquidations constitutes, as to the Lower-Tier REMIC and the Upper-Tier REMIC, a Qualified Liquidation. In addition, such Owners of the Class R Certificates shall provide to the Trustee an opinion of counsel acceptable to the Trustee to the effect that such purchase

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and liquidation does not constitute a preference payment pursuant to the United
States Bankruptcy Code.

     (c) Promptly following any purchase described in this Section 9.02, the Trustee will release the Files to the Owners of such Class R Certificates or otherwise upon their order, in a manner similar to that described in Section
8.14 hereof.

     Section 9.03 Termination Upon Loss of REMIC Status.

     (a) Following a final determination by the Internal Revenue Service or by a court of competent jurisdiction, in either case from which no appeal is taken within the permitted time for such appeal or, if any appeal is taken, following a final determination of such appeal from which no further appeal can be taken, to the effect that either the Lower-Tier REMIC or the Upper-Tier REMIC does not and will no longer qualify as a REMIC pursuant to Section 860D of the Code (the "Final Determination"), at any time on or after the date which is 30 calendar days following such Final Determination the Owners of a majority in Percentage Interests represented by the Offered Certificates then Outstanding may direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation, as contemplated by Section 860F(a)(4) of the Code.

     The Trustee shall notify the Owners of the Class R Certificates of such election to liquidate or such determination to purchase, as the case may be (the "Termination Notice"). The Owners of a majority of the Percentage Interests of the Class R Certificates then Outstanding may, within 60 days from the date of receipt of the Termination Notice (the "Purchase Option Period"), at their option, purchase from the Trust all (but not fewer than all) Home Equity Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise then remaining in the Trust Estate at a purchase price equal to the aggregate Loan Balances of all Home Equity Loans as of the date of such purchase, plus (a) one month's interest on such amount at the Termination Date Pass-Through Rate, (b) the aggregate amount of any unreimbursed Delinquency Advances and Servicing Advances and (c) any Delinquency Advances which the Servicer has theretofore failed to remit. If, during the Purchase Option Period, the Owners of the Class R Certificates have not exercised the option described in the immediately preceding paragraph, then upon the expiration of the Purchase Option Period in the event that the Owners of the Offered Certificates have given the Trustee the direction described in clause (a)(i) above, the Trustee shall sell the Home Equity Loans and distribute the proceeds of the liquidation of the Trust Estate, each in accordance with the plan of complete liquidation, such that, if so directed, the liquidation of the Trust Estate, the distribution of the proceeds of the liquidation and the termination of this Agreement occur no later than the close of the 60th day, or such later day as the Owners of the Offered Certificates shall permit or direct in writing, after the expiration of the Purchase Option Period. In connection with such purchase, the Servicer shall remit to the Trustee all amounts then on deposit in the Principal and Interest Account for deposit to the Certificate Account, which deposit shall be deemed to have occurred immediately preceding such purchase.

     (b) Following a Final Determination, the Owners of a majority of the Percentage Interests of the Class R Certificates then Outstanding may, at their option and upon delivery to the Trustee of an opinion of counsel experienced in federal income tax matters acceptable to the Trustee selected by the Owners of the Class R Certificates, which opinion shall be reasonably satisfactory in form and substance to Trustee, to the effect that the effect of the Final Determination is to increase substantially the probability that the gross income of the Trust will be subject to federal taxation, purchase from the Trust all (but not fewer than all) Home Equity Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise then remaining in the Trust Estate at a purchase price equal to the aggregate Loan Balances of all Home Equity Loans as of the date of such purchase, plus (a) one month's interest on such amount computed at the Termination Date Pass-Through Rate, (b) the aggregate amount of unreimbursed Delinquency Advances and (c) any Delinquency Advances which the Servicer has theretofore failed to remit. In connection with such purchase, the Servicer shall remit to the Trustee all amounts then on deposit in the Principal and Interest Account for deposit to the Certificate Account, which deposit shall be deemed to have occurred immediately preceding such purchase. The foregoing opinion shall be deemed satisfactory unless the


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Trustee gives the Owners of a majority of the Percentage Interests of the Class
R Certificates notice that such opinion is not satisfactory within thirty days after receipt of such opinion. In connection with any such purchase, such Owners shall direct the Trustee to adopt a plan of complete liquidation as contemplated by Section 860F(a)(4) of the Code and shall provide to the Trustee an opinion of counsel experienced in federal income tax matters to the effect that such purchase constitutes a Qualified Liquidation.

     Section 9.04 Disposition of Proceeds.

     The Trustee shall, upon receipt thereof, deposit the proceeds of any liquidation of the Trust Estate pursuant to this Article IX to the Certificate Account; provided, however, that any amounts representing unreimbursed Delinquency Advances and Servicing Advances theretofore funded by the Servicer from the Servicer's own funds shall be paid by the Trustee to the Servicer from the proceeds of the Trust Estate.


                                END OF ARTICLE IX


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                                    ARTICLE X

                                   THE TRUSTEE

     Section 10.01 Certain Duties and Responsibilities.

     (a) The Trustee (i) (A) undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Trustee and (B) the banking institution that is the Trustee shall serve as the Trustee at all times under this Agreement, and (ii) in the absence of bad faith on its part, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished pursuant to and conforming to the requirements of this Agreement; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement.

     (b) Notwithstanding the appointment of the Servicer hereunder, the Trustee is hereby empowered to perform the duties of the Servicer it being expressly understood, however, that the foregoing describes a power and not an obligation of the Trustee, and that all parties hereto agree that, prior to any termination of the Servicer, the Servicer and, thereafter, the Trustee or any other successor servicer shall perform such duties. Specifically, and not in limitation of the foregoing, the Trustee shall upon termination or resignation of the Servicer, and pending the appointment of any other Person as successor Servicer, have the power and duty during its performance as successor Servicer:

      (i) to collect Mortgagor payments;

     (ii) to foreclose on defaulted Home Equity Loans;

    (iii) to enforce due-on-sale clauses and to enter into assumption and substitution agreements as permitted by Section 8.12 hereof;

     (iv) to deliver instruments of satisfaction pursuant to Section 8.14;

      (v) to enforce the Home Equity Loans; and

     (vi) to make Delinquency Advances and Servicing Advances and to pay Compensating Interest.

       (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

      (i) this subsection shall not be construed to limit the effect of subsection (a) of this Section;

     (ii) the Trustee shall not be personally liable for any error of judgment made in good faith by an Authorized Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

    (iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Owners of a majority in Percentage Interest of the Certificates of the affected Class or Classes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement relating to such Certificates.


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     (d) Whether or not therein expressly so provided, every provision of this
Agreement relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

     (e) No provision of this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. None of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement.

     (f) The permissive right of the Trustee to take actions enumerated in this Agreement shall not be construed as a duty and the Trustee shall not be answerable for other than its own negligence or willful misconduct.

     (g) The Trustee shall be under no obligation to institute any suit, or to take any remedial proceeding under this Agreement, or to take any steps in the execution of the trusts hereby created or in the enforcement of any rights and powers hereunder until it shall be indemnified to its satisfaction against any and all costs and expenses, outlays and counsel fees and other reasonable disbursements and against all liability, except liability which is adjudicated to have resulted from its negligence or willful misconduct, in connection with any action so taken.

     (h) Neither the Servicer, the Seller nor the Trustee knowingly shall take any action that would cause the Class A-10 Certificates or the Class M-1A Certificates to fail to qualify as "mortgage related securities" within the meaning of the Securities Exchange Act of 1934, as amended.

     Section 10.02 Removal of Trustee for Cause.

     (a) The Trustee may be removed pursuant to paragraph (b) hereof upon the occurrence of any of the following events (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (1) the Trustee shall fail to distribute to the Owners entitled hereto on any Payment Date amounts available for distribution in accordance with the terms hereof; (provided, however, that any such failure which is due to circumstances beyond the control of the Trustee shall not be a cause for removal hereunder); or

          (2) the Trustee shall fail in the performance of, or breach, any covenant or agreement of the Trustee in this Agreement, or if any representation or warranty of the Trustee made in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall prove to be incorrect in any material respect as of the time when the same shall have been made, and such failure or breach shall continue or not be cured for a period of 30 days after there shall have been given, by registered or certified mail, to the Trustee by the Sellers, or by the Owners of at least 25% of the aggregate Percentage Interests in the Trust Estate represented by the Offered Certificates then Outstanding, or, if there are no Offered Certificates then Outstanding, by such Percentage Interests represented by the Class R Certificates, a written notice specifying such failure or breach and requiring it to be remedied; or

          (3) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Trustee, and such decree or order shall have remained in force undischarged or unstayed for a period of 75 days; or

          (4) a conservator or receiver or liquidator or sequestrator or custodian of the property of the Trustee is appointed in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Trustee or relating to all or substantially all of its property; or

          (5) the Trustee shall become insolvent (however insolvency is evidenced), generally fail to pay its debts as they come due, file or consent to the filing of a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take corporate action for the purpose of any of the foregoing.

     The Depositor shall give notice to the Rating Agencies of the occurrence of any such event of which the Depositor is aware.

     (b) If any event described in paragraph (a) occurs and is continuing, then and in every such case the Depositor and the Owners of a majority of the Percentage Interests represented by the Offered Certificates or if there are no Offered Certificates then outstanding by such majority of the Percentage Interests represented by the Retained Certificates, may, whether or not the Trustee resigns pursuant to Section 10.09(b) hereof, immediately, concurrently with the giving of notice to the Trustee, and without delaying the 30 days required for notice therein, appoint a successor Trustee pursuant to the terms of Section 10.09 hereof.

     (c) The Servicer shall not be liable for any costs relating to the removal of the Trustee or the appointment of a new Trustee.

     Section 10.03 Certain Rights of the Trustee.

     Except as otherwise provided in Section 10.01 hereof:

     (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

     (b) any request or direction of the Depositor, either of the Sellers or the Owners of any Class of Certificates mentioned herein shall be sufficiently evidenced in writing;

     (c) whenever in the administration of this Agreement the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer's Certificate;

     (d) the Trustee may consult with counsel, and the written advice of such counsel (selected in good faith by the Trustee) shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reasonable reliance thereon;

     (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request or direction of any of the Owners pursuant to this Agreement, unless such Owners shall have offered to


                                      110
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the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

     (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document, but the Trustee in its discretion may make such further inquiry or investigation into such facts or matters as it may see fit;

     (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys or custodians;

     (h) the Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized by the Authorized Officer of any Person or within its rights or powers under this Agreement other than as to validity and sufficiency of its authentication of the Certificates;

     (i) the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act;

     (j) pursuant to the terms of this Agreement, the Servicer is required to furnish to the Trustee from time to time certain information and to make various calculations which are relevant to the performance of the Trustee's duties under this Agreement. The Trustee shall be entitled to rely in good faith on any such information and calculations in the performance of its duties hereunder, (i) unless and until an Authorized Officer of the Trustee has actual knowledge, or is advised by any Owner of a Certificate (either in writing or orally with prompt written or telecopies confirmation), that such information or calculations is or are incorrect, or (ii) unless there is a manifest error in any such information; and

     (k) the Trustee shall not be required to give any bond or surety in respect of the execution of the Trust Estate created hereby or the powers granted hereunder.

     Section 10.04 Not Responsible for Recitals or Issuance of Certificates.

     The recitals and representations contained herein and in the Certificates, except any such recitals and representations relating to the Trustee, shall be taken as the statements of the Depositor and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Agreement, of the Certificates, or any Home Equity Loan or document related thereto other than as to validity and sufficiency of its authentication of the Certificates. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor, either of the Sellers or the Servicer in respect of the Home Equity Loans or deposited into or withdrawn from the Principal and Interest Account or the Certificate Account by the Depositor, the Servicer or either of the Sellers, and shall have no responsibility for filing any financing or continuation statement in any public office at any time or otherwise to perfect or maintain the perfection of any security interest or lien or to prepare or file any tax returns or Securities and Exchange Commission filings for the Trust or to record this Agreement. The Trustee shall not be required to take notice or be deemed to have notice or knowledge of any default unless an Authorized Officer of the Trustee shall have received written notice thereof or an Authorized Officer has actual knowledge thereof. In the absence of receipt of such notice, the Trustee may conclusively assume that no default has occurred.

     Section 10.05 May Hold Certificates.


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     The Trustee, any Paying Agent, Registrar or any other agent of the Trust, in its individual or any other capacity, may become an Owner or pledgee of Certificates and may otherwise deal with the Trust with the same rights it would have if it were not Trustee, any Paying Agent, Registrar or such other agent.

     Section 10.06 Money Held in Trust.

     Money held by the Trustee in trust hereunder need not be segregated from other trust funds except to the extent required herein or required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Seller and except to the extent of income or other gain on investments which are deposits in or certificates of deposit of the Trustee in its commercial capacity.

     Section 10.07 Compensation and Reimbursement; No Lien for Fees.

     The Trustee shall receive compensation for fees and reimbursement for expenses pursuant to Section 2.05, Section 7.03(b)(i) or (c)(i) and Section 7.06 hereof. The Trustee shall have no lien on either the Trust Estate for the payment of such fees and expenses.

     Section 10.08 Corporate Trustee Required; Eligibility.

     There shall at all times be a Trustee hereunder which shall be a corporation or association organized and doing business under the laws of the United States of America or of any State authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 subject to supervision or examination by the United States of America, and having a deposit rating of at least A2 by Moody's (or such lower rating as may be acceptable to Moody's), and deposit rating of A- by Standard & Poor's (or such lower rating as may be acceptable to Standard & Poor's) and, if rated by Fitch, having a rating of at least A- from Fitch (or such lower rating as may be acceptable to Fitch). If such Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall, upon the request of ContiMortgage resign immediately in the manner and with the effect hereinafter specified in this Article X.

     Section 10.09 Resignation and Removal; Appointment of Successor.

     (a) No resignation or removal of the Trustee and no appointment of a successor trustee pursuant to this Article X shall become effective until the acceptance of appointment by the successor trustee under Section 10.10 hereof.

     (b) The Trustee, or any trustee or trustees hereafter appointed, may resign at any time by giving written notice of resignation to the Depositor and by mailing notice of resignation by first-class mail, postage prepaid, to the Owners at their addresses appearing on the Register; provided, that the Trustee cannot resign solely for the failure to receive the Trustee Fee. A copy of such notice shall be sent by the resigning Trustee to the Rating Agencies. Upon receiving notice of resignation, the Depositor shall promptly appoint a successor trustee or trustees by written instrument, in duplicate, executed on behalf of the Trust by an Authorized Officer of ContiMortgage, one copy of which instrument shall be delivered to the Trustee so resigning and one copy to the successor trustee or trustees. If no successor trustee shall have been appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Owner may, on



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behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and appropriate, appoint a successor trustee.

     (c) If at any time the Trustee shall cease to be eligible under Section
10.08 hereof and shall fail to resign after written request therefor by the Depositor, the Depositor may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed on behalf of the Trust by an Authorized Officer of the Depositor, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

     (d) The Owners of a majority of the Percentage Interests represented by the Offered Certificates or, if there are no Offered Certificates then Outstanding, by such majority of the Percentage Interests represented by the Class R Certificates, may at any time remove the Trustee and appoint a successor trustee by delivering to the Trustee to be removed, to the successor trustee so appointed, to the Depositor and to the Servicer copies of the record of the act taken by the Owners, as provided for in Section 11.03 hereof.

     (e) If the Trustee fails to perform its duties in accordance with the terms of this Agreement, or becomes ineligible pursuant to Section 10.08 to serve as Trustee, ContiMortgage may remove the Trustee and appoint a successor trustee by written instrument, in triplicate, signed by ContiMortgage duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Trustee so removed and one complete set to the successor Trustee so appointed.

     (f) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee for any cause, ContiMortgage shall promptly appoint a successor trustee. If within one year after such resignation, removal or incapability or the occurrence of such vacancy, a successor trustee shall be appointed by act of ContiMortgage or the Owners of a majority of the Percentage Interests represented by the Offered Certificates then Outstanding, the successor trustee so appointed shall forthwith upon its acceptance of such appointment become the successor trustee and supersede the successor trustee appointed by the Depositor. If no successor trustee shall have been so appointed by the Depositor or the Owners and shall have accepted appointment in the manner hereinafter provided, any Owner may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

     (g) The Depositor shall give notice of any removal of the Trustee by mailing notice of such event by first-class mail, postage prepaid, to the Rating Agencies and to the Owners as their names and addresses appear in the Register. Each notice shall include the name of the successor Trustee and the address of its corporate trust office.

     Section 10.10 Acceptance of Appointment by Successor Trustee.

     Every successor trustee appointed hereunder shall execute, acknowledge and deliver to the Depositor on behalf of the Trust and to its predecessor Trustee an instrument accepting such appointment hereunder and stating its eligibility to serve as Trustee hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of its predecessor hereunder; but, on request of the Depositor or the successor Trustee, such predecessor Trustee shall, upon payment of its charges then unpaid, execute and deliver an instrument transferring to such successor trustee all of the rights, powers and trusts of the Trustee so ceasing to act, and shall duly assign, transfer and deliver to such successor trustee all property and money held by such Trustee so ceasing to act hereunder. Upon request of any such successor trustee, the Depositor on behalf of the Trust shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor trustee all such rights, powers and trusts.


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     Upon acceptance of appointment by a successor Trustee as provided in this
Section, the Depositor shall mail notice thereof by first-class mail, postage prepaid, to the Owners at their last addresses appearing upon the Register. The Depositor shall send a copy of such notice to the Rating Agencies. If the Depositor fails to mail such notice within ten days after acceptance of appointment by the successor Trustee, the successor trustee shall cause such notice to be mailed at the expense of the Trust.

     No successor trustee shall accept its appointment unless at the time of such acceptance such successor shall be qualified and eligible under this
Article X.

     Section 10.11 Merger, Conversion, Consolidation or Succession to Business
                   of the Trustee.

     Any corporation or association into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or association succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that such corporation or association shall be otherwise qualified and eligible under this Article X. In case any Certificates have been executed, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such Trustee may adopt such execution and deliver the Certificates so executed with the same effect as if such successor Trustee had itself executed such Certificates.

     Section 10.12 Reporting; Withholding.

     (a) The Trustee shall timely provide to the Owners the Internal Revenue Service's Form 1099 and any other statement required by applicable Treasury regulations as determined by the Tax Matters Person, and shall withhold, as required by applicable law, federal, state or local taxes, if any, applicable to distributions to the Owners, including but not limited to backup withholding under Section 3406 of the Code and the withholding tax on distributions to foreign investors under Sections 1441 and 1442 of the Code.

     (b) As required by law or upon request of the Tax Matters Person and except as otherwise specifically set forth in subsection (a) above, the Trustee shall timely file all reports prepared by the Depositor and required to be filed by the Trust with any federal, state or local governmental authority having jurisdiction over the Trust, including other reports that must be filed with the Owners, such as the Internal Revenue Service's Form 1066 and Schedule Q and the form required under Section 6050K of the Code, if applicable to REMICs. Furthermore, the Trustee shall report to Owners, if required, with respect to the allocation of expenses pursuant to Section 212 of the Code in accordance with the specific instructions to the Trustee by the Depositor with respect to such allocation of expenses. The Trustee shall, upon request of the Depositor, collect any forms or reports from the Owners determined by the Depositor to be required under applicable federal, state and local tax laws.

     (c) The Depositor covenants and agrees that it shall provide to the Trustee any information necessary to enable the Trustee to meet its obligations under subsections (a) and (b) above.

     (d) Except as otherwise provided, the Depositor shall have the responsibility for preparation of all returns, forms, reports and other documents referred to in this Section and the Trustee's responsibility shall be to execute such documents.


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    Section 10.13 Liability of the Trustee.

    The Trustee shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Trustee herein. Neither the Trustee nor any of the directors, officers, employees or agents of the Trustee shall be under any liability on any Certificate or otherwise to the Depositor, either of the Sellers, the Servicer or any Owner for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Trustee, its directors, officers, employees or agents or any such Person against any liability which would otherwise be imposed by reason of negligent action, negligent failure to act or willful misconduct in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. Subject to the foregoing sentence, the Trustee shall not be liable for losses on investments of amounts in the Certificate Account (except for any losses on obligations on which the bank serving as Trustee is the obligor). In addition, the Depositor, each of the Sellers and Servicer covenant and agree to indemnify the Trustee, and when the Trustee is acting as Servicer, the Servicer, from, and hold it harmless against, any and all losses, liabilities, damages, claims or expenses (including legal fees and expenses) of whatsoever kind arising out of or in connection with the performance of its duties hereunder other than those resulting from the negligence or bad faith of the Trustee, and the Depositor shall pay all amounts not otherwise paid pursuant to Sections 2.05 and 7.06 hereof. The Trustee and any director, officer, employee or agent of the Trustee may rely and shall be protected in acting or refraining from acting in good faith on any certificate, notice or other document of any kind prima facie properly executed and submitted by the Authorized Officer of any Person respecting any matters arising hereunder. The provisions of this Section 10.13 shall survive the termination of this Agreement and the payment of the outstanding Certificates.

    Section 10.14  Appointment of Co-Trustee or Separate Trustee .

    Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Estate or Property may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-Trustee or co-Trustees, jointly with the Trustee, of all or any part of the Trust Estate or separate Trustee or separate Trustees of any part of the Trust Estate, and to vest in such Person or Persons, in such capacity and for the benefit of the Owners, such title to the Trust Estate, or any part thereof, and, subject to the other provisions of this Section 10.14, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in the case any event indicated in Section 8.20(a) shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-Trustee or separate Trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 10.08 and no notice to Owners of the appointment of any co-Trustee or separate Trustee shall be required under
Section 10.09.

    Every separate Trustee and co-Trustee shall, to the extent permitted, be appointed and act subject to the following provisions and conditions:

          (i) All rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate Trustee or co-Trustee jointly (it being understood that such separate Trustee or co-Trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate Trustee or co-Trustee, but solely at the direction of the Trustee;


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          (ii) No co-Trustee hereunder shall be held personally liable by reason of any act or omission of any other co-Trustee hereunder; and

          (iii) The Servicer and the Trustee acting jointly may at any time accept the resignation of or remove any separate Trustee or co-Trustee.

     Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate Trustees and co-Trustees, as effectively as if given to each of them. Every instrument appointing any separate Trustee or co-Trustee shall refer to this Agreement and the conditions of this Section 10.14. Each separate Trustee and co-Trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer.

     Any separate Trustee or co-Trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate Trustee or co-Trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

     The Servicer and the Trustee hereby appoint First Union National Bank (the "Initial Co-Trustee") as co-trustee with respect to the Mortgage Loans secured by Mortgaged Properties situated in New Jersey and any other part of the Trust Estate or property securing the same that at any time may be situated in New Jersey.


                                END OF ARTICLE X


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                                   ARTICLE XI

                                  MISCELLANEOUS

     Section 11.01 Compliance Certificates and Opinions.

     Upon any application or request by the Depositor, the Seller or the Owners to the Trustee to take any action under any provision of this Agreement, the Depositor, either of the Sellers or the Owners, as the case may be, shall furnish to the Trustee a certificate stating that all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Agreement relating to such particular application or request, no additional certificate need be furnished.

     Except as otherwise specifically provided herein, each certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement (including one furnished pursuant to specific requirements of this Agreement relating to a particular application or request) shall include:

          (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; and

          (c) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

     Section 11.02 Form of Documents Delivered to the Trustee.

     In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

    Any certificate or opinion of an Authorized Officer of the Trustee may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Authorized Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of an Authorized Officer of the Trustee or any opinion of counsel may be based, insofar as it relates to factual matters upon a certificate or opinion of, or representations by, one or more Authorized Officers of the Depositor, either of the Sellers or the Servicer, stating that the information with respect to such factual matters is in the possession of the Depositor, such Seller or the Servicer, unless such Authorized Officer or counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous. Any opinion of counsel may also be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Authorized Officer of the Trustee, stating that the information with respect to such matters is in the possession of the Trustee, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous. Any opinion of counsel may be based on the written opinion of other counsel, in which event such opinion of counsel shall be accompanied by a copy of such other counsel's opinion and shall include a statement to the effect that such counsel believes that such counsel and the Trustee may reasonably rely upon the opinion of such other counsel.


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     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Agreement, they may, but need not, be consolidated and form one instrument.

     Section 11.03 Acts of Owners.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by the Owners may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Owners in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to one or both of the Sellers. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "act" of the Owners signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Trust, if made in the manner provided in this Section.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by an officer of a corporation or a member of a partnership on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority.

     (c) The ownership of Certificates shall be proved by the Register.

     (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Owner of any Certificate shall bind the Owner of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Trust in reliance thereon, whether or not notation of such action is made upon such Certificates.

     Section 11.04 Notices, etc. to Trustee.

     Any request, demand, authorization, direction, notice, consent, waiver or act of the Owners or other documents provided or permitted by this Agreement to be made upon, given or furnished to, or filed with the Trustee by any Owner the Depositor or either of the Sellers shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with and received by the Trustee at the Corporate Trust Office.

     Section 11.05 Notices and Reports to Owners; Waiver of Notices.

     Where this Agreement provides for notice to Owners of any event or the mailing of any report to Owners, such notice or report shall be sufficiently given (unless otherwise herein expressly provided) if mailed, first-class postage prepaid, to each Owner affected by such event or to whom such report is required to be mailed, at the address of such Owner as it appears on the Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice or the mailing of such report. In any case where a notice or report to Owners is mailed in the manner provided above, neither the failure to mail such notice or report nor any defect in any notice or report so mailed to any particular Owner shall affect the sufficiency of such notice or report with respect to other Owners, and any notice or report which is mailed in the manner herein provided shall be conclusively presumed to have been duly given or provided. Notwithstanding the foregoing, if the Servicer is removed or resigns or the Trust is terminated, notice of any such events shall be made by overnight courier, registered mail or telecopy followed by a telephone call.


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


     Where this Agreement provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Owners shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Owners when such notice is required to be given pursuant to any provision of this Agreement, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

     Where this Agreement provides for notice to any rating agency that rated any Certificates, failure to give such notice shall not affect any other rights or obligations created hereunder.

     Section 11.06 Rules by Trustee.

     The Trustee may make reasonable rules for any meeting of Owners.

     Section 11.07 Successors and Assigns.

     All covenants and agreements in this Agreement by any party hereto shall bind its successors and assigns, whether so expressed or not.

     Section 11.08 Severability.

     In case any provision in this Agreement or in the Certificates shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 11.09 Benefits of Agreement.

     Nothing in this Agreement or in the Certificates, expressed or implied, shall give to any Person, other than the Owners and the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement.

     Section 11.10 Legal Holidays.

     In any case where the date of any Monthly Remittance Date, any Payment Date, any other date on which any distribution to any Owner is proposed to be paid, or any date on which a notice is required to be sent to any Person pursuant to the terms of this Agreement shall not be a Business Day, then (notwithstanding any other provision of the Certificates or this Agreement) payment or mailing need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made or mailed on the nominal date of any such Monthly Remittance Date, such Payment Date, or such other date for the payment of any distribution to any Owner or the mailing of such notice, as the case may be, and no interest shall accrue for the period from and after any such nominal date, provided such payment is made in full on such next succeeding Business Day.

     Section 11.11 Governing Law; Submission to Jurisdiction.

     (a) In view of the fact that Owners are expected to reside in many states and outside the United States and the desire to establish with certainty that this Agreement will be governed by and construed and interpreted in accordance with the law of a state having a well-developed body of commercial and financial


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

law relevant to transactions of the type contemplated herein, this Agreement and each Certificate shall be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed therein, without giving effect to the conflicts of law principles thereof.

     (b) The parties hereto hereby irrevocably submit to the jurisdiction of the United States District Court for the Southern District of New York and any court in the State of New York located in the City and County of New York, and any appellate court from any thereof, in any action, suit or proceeding brought against it or in connection with this Agreement or any of the related documents or the transactions contemplated hereunder or for recognition or enforcement of any judgment, and the parties hereto hereby irrevocably and unconditionally agree that all claims in respect of any such action or proceeding may be heard or determined in such New York State court or, to the extent permitted by law, in such federal court. The parties hereto agree that a final judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. To the extent permitted by applicable law, the parties hereto hereby waive and agree not to assert by way of motion, as a defense or otherwise in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the related documents or the subject matter thereof may not be litigated in or by such courts.

     (c) Each of the Depositor, the Sellers and the Servicer hereby irrevocably appoints and designates the Trustee as its true and lawful attorney and duly authorized agent for acceptance of service of legal process with respect to any action, suit or proceeding set forth in paragraph (b) hereof. Each of the Sellers and the Servicer agrees that service of such process upon the Trustee shall constitute personal service of such process upon it.

     (d) Nothing contained in this Agreement shall limit or affect the right of the Depositor, the Seller or the Servicer or any third-party beneficiary hereunder, as the case may be, to serve process in any other manner permitted by law or to start legal proceedings relating to any of the Home Equity Loans against any Mortgagor in the courts of any jurisdiction.

     Section 11.12 Counterparts.

     This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     Section 11.13 Usury.

     The amount of interest payable or paid on any Certificate under the terms of this Agreement shall be limited to an amount which shall not exceed the maximum nonusurious rate of interest allowed by the applicable laws of the State of New York or any applicable law of the United States permitting a higher maximum nonusurious rate that preempts such applicable New York laws, which could lawfully be contracted for, charged or received (the "Highest Lawful Rate"). In the event any payment of interest on any Certificate exceeds the Highest Lawful Rate, the Trust stipulates that such excess amount will be deemed to have been paid to the Owner of such Certificate as a result of an error on the part of the Trustee acting on behalf of the Trust and the Owner receiving such excess payment shall promptly, upon discovery of such error or upon notice thereof from the Trustee on behalf of the Trust, refund the amount of such excess or, at the option of such Owner, apply the excess to the payment of principal of such Certificate, if any, remaining unpaid. In addition, all sums paid or agreed to be paid to the Trustee for the benefit of Owners of Certificates for the use, forbearance or detention of money shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such Certificates.

     Section 11.14 Amendment.

     (a) The Trustee, the Depositor, either of the Sellers and the Servicer may, at any time and from time to time, and without notice to or the consent of the Owners amend this Agreement, subject to the provisions of Section 11.16 and
11.17 and the Trustee shall consent to such amendment, for the purpose of (i) curing any ambiguity, correcting or supplementing any provision hereof which may be inconsistent with any other provision hereof, or adding provisions hereto which are not inconsistent with the provisions hereof; (ii) upon receipt of an opinion of counsel experienced in federal income tax matters to the effect that no entity-level tax will be imposed on the Trust or upon the transferor of a Class R Certificate as a result of the ownership of any Class R Certificate by a Disqualified Organization, removing the restriction on transfer set forth in
Section 5.08(b) hereof or (iii) complying with the requirements of the Code and the regulations proposed or promulgated thereunder including any amendments necessary to maintain REMIC status or (iv) for any other purpose, provided that in the case of this clause (iv) such amendment shall not adversely affect in any material respect any Owner. Any such amendment shall be deemed not to adversely affect in any material respect any Owner if there is delivered to the Trustee written notification from each Rating Agency that such amendment will not cause such Rating Agency to reduce its then current rating assigned to any Class of the Certificates. Notwithstanding anything to the contrary herein, no such amendment shall change in any manner the amount of, or change the timing of, payments which are required to be distributed to any Owner without the consent of the Owner of such Certificate.

     (b) Promptly after the execution of any such amendment, the Trustee shall furnish written notification of the substance of such amendment to each Owner in the manner set forth in Section 11.05, and to the Rating Agencies.

     (c) The Rating Agencies shall be provided with copies of any amendments to this Agreement, together with copies of any opinions or other documents or instruments executed in connection therewith.

     Section 11.15 Paying Agent; Appointment and Acceptance of Duties.

     The Trustee is hereby appointed Paying Agent. The Depositor may, subject to the eligibility requirements for the Trustee set forth in Section 10.08 hereof, appoint one or more other Paying Agents or successor Paying Agents.

     Each Paying Agent, immediately upon such appointment, shall signify its acceptance of the duties and obligations imposed upon it by this Agreement by written instrument of acceptance deposited with the Trustee.

     Each such Paying Agent other than the Trustee shall execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of Section 6.02, that such Paying Agent will:

          (a) allocate all sums received for distribution to the Owners of Certificates of each Class for which it is acting as Paying Agent on each Payment Date among such Owners in the proportion specified by the Trustee; and

          (b) hold all sums held by it for the distribution of amounts due with respect to the Certificates in trust for the benefit of the Owners entitled thereto until such sums shall be paid to such Owners or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided.

     Any Paying Agent other than the Trustee may at any time resign and be discharged of the duties and obligations created by this Agreement by giving at least sixty (60) days written notice to the Trustee. Any such Paying Agent may be removed at any time by an instrument filed with such Paying Agent and signed by the Trustee.

     In the event of the resignation or removal of any Paying Agent other than the Trustee such Paying Agent shall pay over, assign and deliver any moneys held by it as Paying Agent to its successor, or if there be no successor, to the Trustee.

     Upon the appointment, removal or notice of resignation of any Paying Agent, the Trustee shall notify the Owners by mailing notice thereof at their addresses appearing on the Register.

     Section 11.16 REMIC Status.

     (a) The parties hereto intend that the Lower-Tier REMIC and the Upper-Tier REMIC shall each constitute, and that the affairs of the Lower-Tier REMIC and the Upper-Tier REMIC shall each be conducted so as to qualify it as a REMIC in accordance with the REMIC Provisions. In furtherance of such intention, ContiFunding Corporation or such other person designated pursuant to Section
11.18 hereof shall act as agent for the Trust and as "tax matters person" (as defined in the REMIC Provisions) for the Trust and in such capacity it shall:
(i) prepare or cause to be prepared and filed, in a timely manner, annual tax returns and any other tax return required to be filed by the Lower-Tier REMIC and the Upper-Tier REMIC established hereunder using a calendar year as the taxable year for the Lower-Tier REMIC and the Upper-Tier REMIC established hereunder; (ii) in the related first such tax return, make (or cause to be made) an election satisfying the requirements of the REMIC Provisions, on behalf of the Lower-Tier REMIC and the Upper-Tier REMIC, for it to be treated as a REMIC;
(iii) prepare and forward, or cause to be prepared and forwarded, to the Owners all information, reports or tax returns required with respect to the Lower-Tier REMIC and the Upper-Tier REMIC as, when and in the form required to be provided to the Owners, and to the Internal Revenue Service and any other relevant governmental taxing authority in accordance with the REMIC Provisions and any other applicable federal, state or local laws, including without limitation information reports relating to "original issue discount" as defined in the Code based upon the prepayment assumption and calculated by using the "Issue Price" (within the meaning of Section 1273 of the Code) of the Certificates of the related Class; (iv) not take any action or omit to take any action that would cause the termination of the REMIC status of either the Lower-Tier REMIC or the Upper-Tier REMIC, except as provided under this Agreement; (v) represent the Trust of the Lower-Tier REMIC or the Upper-Tier REMIC in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to a taxable year of the Trust or the Lower-Tier REMIC or the Upper-Tier REMIC, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of the Trust or the Lower-Tier REMIC or the Upper-Tier REMIC, and otherwise act on behalf of the Trust or any REMIC therein in relation to any tax matter involving the Trust or any REMIC therein; (vi) comply with all statutory or regulatory requirements with regard to its conduct of activities pursuant to the foregoing clauses of this Section 11.16, including, without limitation, providing all notices and other information to the Internal Revenue Service and Owners of Class R Certificates required of a "tax matters person" pursuant to subtitle F of the Code and the Treasury Regulations thereunder; (vii) make available information necessary for the computation of any tax imposed (A) on transferors of residual interests to certain Disqualified Organizations or (B) on pass-through entities, any interest in which is held by a Disqualified Organization; and (viii) acquire and hold the Tax Matters Person Residual Interest. The obligations of ContiFunding Corporation or such other designated Tax Matters Person pursuant to this Section
11.16 shall survive the termination or discharge of this Agreement.

     (b) Each of the Sellers, the Depositor, the Trustee and the Servicer covenant and agree for the benefit of the Owners (i) to take no action which would result in the termination of "REMIC" status for the Lower-Tier REMIC or the Upper-Tier REMIC, (ii) not to engage in any "prohibited transaction", as such term is defined in Section 860F(a)(2) of the Code, (iii) not to engage in any other action which may result in the imposition on the Trust of any other taxes under the Code and (iv) to cause the Servicer not to take or engage in any such action, to the extent the Sellers are aware of any such proposed action by the Servicer.

     (c) The Lower-Tier REMIC and the Upper-Tier REMIC shall, for federal income tax purposes, maintain books on a calendar year basis and report income on an accrual basis.

     (d) Except as otherwise permitted by Section 7.05(b), no Eligible Investment shall be sold prior to its stated maturity (unless sold pursuant to a plan of liquidation in accordance with Article IX hereof).

     (e) Neither the Depositor, either of the Sellers nor the Trustee shall enter into any arrangement by which the Trustee will receive a fee or other compensation for services rendered pursuant to this Agreement, other than as expressly contemplated by this Agreement.

     (f) Notwithstanding the foregoing clauses (d) and (e), neither the Trustee nor either of the Sellers may engage in any of the transactions prohibited by such clauses, unless the Trustee shall have received an opinion of counsel experienced in federal income tax matters acceptable to the Trustee to the effect that such transaction does not result in a tax imposed on the Trustee or cause a termination of REMIC status for the Lower-Tier REMIC or the Upper-Tier REMIC; provided, however, that such transaction is otherwise permitted under this Agreement.

     (g) The Servicer and Tax Matters Person agree to indemnify the Trust for any tax imposed on the Trust or the Lower-Tier REMIC or the Upper-Tier REMIC as a result of their negligence.

     Section 11.17 Additional Limitation on Action and Imposition of Tax.

     Any provision of this Agreement to the contrary notwithstanding, the Trustee shall not, without having obtained an opinion of counsel experienced in federal income tax matters acceptable to the effect that such transaction does not result in a tax imposed on the Trust or the Lower-Tier REMIC or the Upper-Tier REMIC or cause a termination of REMIC status for the Lower-Tier REMIC or the Upper-Tier REMIC, (i) sell any assets in the Trust Estate, (ii) accept any contribution of assets after the Startup Day or (iii) agree to any modification of this Agreement. To the extent that sufficient amounts cannot be so retained to pay or provide for the payment of such tax, the Trustee is hereby authorized to and shall segregate, into a separate non-interest bearing account, the net income from any such Prohibited Transactions of the Lower-Tier REMIC and the Upper-Tier REMIC and use such income, to the extent necessary, to pay such tax; provided that, to the extent that any such income is paid to the Internal Revenue Service, the Trustee shall retain an equal amount from future amounts otherwise distributable to the Owners of Class R Certificates and shall distribute such retained amounts to the Owners of Offered Certificates to the extent they are fully reimbursed and then to the Owners of the Class R Certificates. If any tax, including interest penalties or assessments, additional amounts or additions to tax, is imposed on the Trust, such tax shall be charged against amounts otherwise distributable to the owners of the Class R Certificates on a pro rata basis. The Trustee is hereby authorized to and shall retain from amounts otherwise distributable to the Owners of the Class R Certificates sufficient funds to pay or provide for the payment of, and to actually pay, such tax as is legally owed by the Trust (but such authorization shall not prevent the Trustee from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings).

     Section 11.18 Appointment of Tax Matters Person.

     A Tax Matters Person will be appointed for the Lower-Tier REMIC and the Upper-Tier REMIC for all purposes of the Code and such Tax Matters Person will perform, or cause to be performed, such duties and take, or cause to be taken, such actions as are required to be performed or taken by the Tax Matters Person under the Code. The Tax Matters Person for the Lower-Tier REMIC and the Upper-Tier REMIC shall be ContiFunding Corporation as long as it owns a Class R Certificate. If ContiFunding Corporation does not own a Class R Certificate, the Tax Matters Person may be any other entity that owns a Class R Certificate and accepts a designation hereunder as Tax Matters person by delivering an affidavit in the form of Exhibit I. ContiFunding Corporation shall notify the Trustee in writing of the name and address of another person who accepts a designation as Tax Matters Person hereunder.

     Section 11.19 Notices.

     All notices hereunder shall be given as follows, until any superseding instructions are given to all other Persons listed below:

     The  Trustee:      Manufacturers and Traders Trust Company
                        One M&T Plaza
                        Buffalo, New York  14203-2399
                        Tel:  (716) 842-5589
                        Fax:  (716) 842-4474
                        Attention:  Corporate Trust Administration

     The  Depositor:    ContiSecurities Asset Funding Corp.
                        277 Park Avenue, 38th Floor
                        New York, New York  10172
                        Attention:  Chief Counsel
                        Tel:  (212) 207-2822
                        Fax:  (212) 207-5251

     The Sellers:       ContiMortgage Corporation
                        500 Enterprise Road
                        Horsham, PA  19044
                        Attention:  President and Chief Counsel
                        Tel:  (215) 957-3700
                        Fax:  (215) 957-2897

                        ContiWest Corporation
                        3811 West Charleston Boulevard
                        Suite 104
                        Las Vegas, Nevada  89102
                        Tel:  (702) 822-5836
                        Fax:  (702) 822-5839

     The Servicer:      ContiMortgage Corporation
                        500 Enterprise Road
                        Horsham, PA 19044
                        Attention:  Senior Vice President and Chief Counsel
                        Tel:  (215) 957-3700
                        Fax:  (215) 957-2897

     Moody's:           Moody's Investors Service
                        99 Church Street
                        New York, New York  10007
                        Attention:  The Home Equity Monitoring Department
                        Tel:  (212) 553-0300
                        Fax:  (212) 553-4773

     Fitch:             Fitch Investors Service, L.P.
                        One State Street Plaza
                        New York, New York  10004
                        Tel:  (800) 753-4824
                        Fax:  (212) 376-6964

     Standard & Poor's: Standard & Poor's
                        20 Broadway, 15th Floor
                        New York, New York  10004
                        Tel:  (212) 208-8000
                        Fax:  (212) 412-0224

     Underwriters:      Morgan Stanley & Co. Incorporated
                        1585 Broadway
                        New York, New York  10036
                        Tel:  (212) 761-4000
                        Fax:  (212) 761-0782

                        Bear, Stearns & Co.
                        245 Park Avenue, 4th Floor
                        New York, New York 10167
                        Tel: (212) 272-3311
                        Fax: (212) 272-7294

                        ContiFinancial Services Corporation
                        277 Park Avenue, 38th Floor
                        New York, New York  10172
                        Attention:  Chief Counsel, Chief Financial Officer
                                    and Chief Operating Officer
                        Tel:  (212) 207-2822
                        Fax:  (212) 207-5251

                        Credit Suisse First Boston
                        11 Madison Avenue
                        New York, New York  10010
                        Attention:  Asset Finance
                        Tel:  (212) 325-2000
                        Fax:  (212) 325-8261

                        Greenwich Capital Markets, Inc.
                        600 Steamboat Rd.
                        Greenwich, CT  06830
                        Tel:  (203) 622-5693
                        Fax:  (203) 622-3650

                        Lehman Brothers Inc.
                        Three World Financial Center
                        New York, New York  10283
                        Tel:  (212) 526-7000
                        Fax:  (212) 528-6049

                        Merrill Lynch, Pierce, Fenner & Smith, Inc.
                        26th Floor
                        World Financial Center, North Tower
                        New York, New York 10281-1326
                        Tel: (212) 449-1000
                        Fax: (212) 449-9015

     Owners:            As set forth in the Register.

     Others: Any notice to the Depositor, either Seller or the Servicer shall also be furnished to:

                        ContiTrade Services L.L.C.
                        Chief Counsel
                        277 Park Avenue, 38th Floor
                        New York, New York  10172
                        Tel:  (212) 207-2822
                        Fax:  (212) 207-5251


                                END OF ARTICLE XI

     IN WITNESS WHEREOF, the Depositor, the Seller, the Servicer and the Trustee have caused this Agreement to be duly executed by their respective officers thereunto duly authorized, all as of the day and year first above written.

                              CONTISECURITIES ASSET FUNDING CORP.,
                              as Depositor


                              By: /s/ A. John Banu
                                  -------------------------------------
                              Title: Authorized Signatory
                                     ----------------------------------

                              By: /s/ Susan C. Valenti
                                  -------------------------------------
                              Title: Authorized Signatory
                                     ----------------------------------

                              CONTIMORTGAGE CORPORATION, as Seller


                              By: /s/ Robert J. Babjak
                                  -------------------------------------
                              Title: Executive Vice President & COO
                                     ----------------------------------

                              By: /s/ Daniel J. Egan
                                  -------------------------------------
                              Title: Senior Vice President and CFO
                                     ----------------------------------

                              CONTIWEST CORPORATION, as Seller


                              By: /s/ Peter Abeles
                                  -------------------------------------
                              Title: President
                                     ----------------------------------

                              By: /s/ Robert E. Riedl
                                  -------------------------------------
                              Title: Secretary
                                     ----------------------------------

                              CONTIMORTGAGE CORPORATION, as Servicer


                              By:  /s/ Robert J. Babjak
                                  -------------------------------------
                              Title: Executive Vice President & COO
                                     ----------------------------------

                              By: /s/ Daniel J. Egan
                                  -------------------------------------
                              Title: Senior Vice Presient & CFO
                                     ----------------------------------

                              MANUFACTURERS AND TRADERS TRUST COMPANY, as Trustee

                              By: /s/ Neil B. Witoff
                                  -------------------------------------
                              Title: Assistant Vice President
                                     ----------------------------------

STATE OF NEW YORK       )
                        : ss.:
COUNTY OF NEW YORK      )



     On the 9th day of June 1997, before me personally came A. John Banu and Susan C. Valenti, to me known, who, being by me duly sworn, did depose and say that he/she resides at 5 Surrey Lane, Mahwah, NJ 07430 and 171 Hoyt Street, Darien, CT 06820, respectively; that he/she is an Authorized Signatory of ContiSecurities Asset Funding Corp., a Delaware Corporation; and that he/she signed his/her name thereto by order of the respective Boards of Directors of said corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



NOTARIAL SEAL

              /s/ JoAnn Leible
              ------------------------
                   Notary Public

STATE OF PENNSYLVANIA
                 : ss.:
COUNTY OF MONTGOMERY



     On the 10 day of June, 1997, before me personally came Robert J. Babjak, to me known, who, being by me duly sworn, did depose and say that he/she resides at Bucks County; that he/she is a Executive VP of ContiMortgage Corporation, a Delaware Corporation; and that he signed his name thereto by order of the respective Boards of Directors of said corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



NOTARIAL SEAL

              /s/ Ursula M. Hiller
              -------------------------------
                   Notary Public

STATE OF PENNSYLVANIA )
                     : ss.:
COUNTY OF MONTGOMERY  )



     On the 10 day of June, 1997, before me personally came Daniel J. Egan, to me known, who, being by me duly sworn, did depose and say that he/she resides at Montgomery County; that he/she is a Sr. Vice President of ContiMortgage Corporation, a Delaware corporation; and that he signed his name thereto by order of the respective Boards of Directors of said corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



NOTARIAL SEAL

              /s/ Ursula M. Hiller
              -------------------------------
                   Notary Public

STATE OF NEW YORK
                : ss.:
COUNTY OF NEW YORK



     On the 9th day of June, 1997, before me personally came Peter Abeles and Robert E. Riedl, to me known, who, being by me duly sworn, did depose and say that he resides at 10244 Ojai-Santa Paula Road, Ojai, CA 93023 and 9430 Gregory Way, Beverly Hills, CA 90212 respectively; that he is a President and Secretary, respectively, of ContiWest Corporation, a Nevada corporation; and that he signed his name thereto by order of the respective Boards of Directors of said corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



NOTARIAL SEAL

              /s/ Victoria Thiel
              -------------------------------
                  Notary Public

STATE OF NEW YORK      )
                     ): ss.:
COUNTY OF NEW YORK  )



     On the 12th day of June, 1997, before me personally came Neil B. Witoff, to me known, who, being by me duly sworn did depose and say that he resides at Clarence, New York; that he is an Assistant Vice President of Manufacturers and Traders Trust Company, the New York banking corporation described in and that executed the above instrument as Trustee; and that he signed his name thereto by order of the Board of Directors of said New York banking corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.




NOTARIAL SEAL

              /s/ Mary Jane Constant
              -------------------------------
                  Notary Public

                                  SCHEDULE I-A

                      SCHEDULE OF GROUP I HOME EQUITY LOANS

     A copy of this Schedule is maintained by the Trustee at the Corporate Trust Office and by the Seller at its principal office.

                                  SCHEDULE I-B

                     SCHEDULE OF GROUP II HOME EQUITY LOANS

     A copy of this Schedule is maintained by the Trustee at the Corporate Trust Office and by the Seller at its principal office.

                                   SCHEDULE II

                                    RESERVED

                                  SCHEDULE III

               HOME EQUITY LOANS WITH DELINQUENCY CHARACTERISTICS

     A copy of this Schedule is maintained by the Trustee at the Corporate Trust Office and by the Seller at its principal office.

                                   SCHEDULE IV

                HOME EQUITY LOANS WITH 15-YEAR "BALLOON" PAYMENTS

     A copy of this Schedule is maintained by the Trustee at the Corporate Trust Office and by the Seller at its principal office.

                                   SCHEDULE V

                HOME EQUITY LOANS WITH 5-YEAR "BALLOON" PAYMENTS

     A copy of this Schedule is maintained by the Trustee at the Corporate Trust Office and by the Seller at its principal office.

                                                                     EXHIBIT A-1

                                                   FORM OF CLASS A-1 CERTIFICATE

     SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

                   CONTIMORTGAGE HOME EQUITY LOAN TRUST 1997-3
                    HOME EQUITY LOAN PASS-THROUGH CERTIFICATE
                                    CLASS A-1
                           (_____% Pass-Through Rate)

            Representing Certain Interests in a Pool of Home Equity
                               Loans Serviced by

                           CONTIMORTGAGE CORPORATION

     (This certificate does not represent an interest in, or an obligation of, nor are the underlying Home Equity Loans insured or guaranteed by, ContiSecurities Asset Funding Corp., ContiWest Corporation or ContiMortgage Corporation. This Certificate represents a fractional ownership interest in the Home Equity Loans and certain other property held by the Trust.)

     Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer ("ContiMortgage Home Equity Loan Trust 1997-3") or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized repre sentative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

No:  A-1-
                                                           ---------------------
                                                                   CUSIP

   $                               June __, 1997
---------------------             ---------------          ---------------------
Original Certificate                    Date                   Final Scheduled
Principal Balance                                               Payment Date

                                     CEDE & CO.
                                -------------------
                                  Registered Owner

Trustee Authentication
MANUFACTURERS AND TRADERS TRUST COMPANY, as Trustee
By: __________________________
Name: ________________________
Title: _______________________
Date of Authentication: ______

                                     A-1-1

     The registered Owner named above is the registered beneficial Owner of a fractional interest in (a) the Home Equity Loans listed in Schedule I-A to the Pooling and Servicing Agreement which each Seller has caused to be delivered to the Depositor and the Depositor has caused to be delivered to the Trustee (and all substitutions therefor as provided by Section 3.03, 3.04 and 3.06 of the Pooling and Servicing Agreement), together with the related Home Equity Loan documents and each Sellers' interest in any Property which secured a Home Equity Loan but which has been acquired by foreclosure or deed in lieu of foreclosure, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts as may be held by the Trustee in the Certificate Account and the Upper-Tier Group I Distribution Account together with investment earnings on such amounts and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, exclusive of investment earnings thereon (except as otherwise provided herein), whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by the Servicer); and (c) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified in the Pooling and Servicing Agreement.

     The Owner hereof is entitled to principal payments on each Payment Date, as hereinafter described, which will fully amortize such original Certificate Principal Balance over the period from the date of initial issuance of the Certificates to the final Payment Date for the Class A-1 Certificates. Therefore, the actual Outstanding principal amount of this Certificate may, on any date subsequent to July 15, 1997 (the first Payment Date) be less than the original Certificate Principal Balance set forth above.

     Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement (as defined below) provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

     NEITHER THIS CERTIFICATE NOR THE UNDERLYING HOME EQUITY LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

     THE PRINCIPAL OF THIS CERTIFICATE IS PAYABLE IN INSTALLMENTS. THEREFORE, THE ACTUAL OUTSTANDING PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY ON ANY DATE SUBSEQUENT TO July 15, 1997 (THE FIRST PAYMENT DATE) BE LESS THAN ITS ORIGINAL CERTIFICATE PRINCIPAL BALANCE.

     THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

     This Certificate is one of a Class of duly-authorized Certificates designated as ContiMortgage Home Equity Loan Trust 1997-3, Home Equity Loan Pass-Through Certificates, Class A-1 (the "Class A-1 Certificates") and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of June 1, 1997 (the "Pooling and Servicing Agreement") by and among ContiMortgage Corporation, in its capacity as a Seller (a "Seller") and as the Servicer (the "Servicer"), ContiWest Corporation, in its capacity as a Seller (a "Seller"), ContiSecurities Asset Funding Corp., in its capacity as Depositor, (the "Depositor") and Manufacturers and Traders Trust Company, a New York banking

                                     A-1-2
corporation, in its capacity as the Trustee (the "Trustee"), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Certificates designated as ContiMortgage Home Equity Loan Trust 1997-3 Home Equity Loan Pass-Through Certificates, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11IO (collectively, including the Class A-1 Certificates, the "Class A Certificates"), Class M-1A, Class M-1F (the "Class M-1 Certificates"), Class M-2A, Class M-2F (the "Class M-2 Certificates" and collectively with the Class M-1 Certificates, the "Mezzanine Certificates"), Class B-1A, Class B-1F (the "Class B Ce rtificates" and collectively with the Class A Certificates and the Mezzanine Certificates, the "Offered Certificates"), the Class C Certificates (the "Class C Certificates") and Class R (Residual Interest) (the "Class R Certificates"). The Offered Certificates, the Class C Certificates and the Class R Certificates are together referred to herein as the "Certificates." Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

     On the 15th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Payment Date") commencing July 15, 1997, the Owners of the Class A-1 Certificates as of the close of business on the last day of the calendar month immediately preceding the calendar month in which a Payment Date occurs (the "Record Date") will be entitled to receive the Class A-1 Distribution Amount relating to such Certificate on such Payment Date. Distributions will be made in immediately available funds to Owners of Certificates having an aggregate original Class A-1 Certificate Principal Balance of at least $1,000,000 (by wire transfer or otherwise) to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

     Each Owner of record of a Class A-1 Certificate will be entitled to receive such Owner's Percentage Interest in the amounts due on such Payment Date to the Owners of the Class A-1 Certificates. The Percentage Interest of each Class A-1 Certificate as of any date of determination will be equal to the percentage obtained by dividing the original Certificate Principal Balance of such Class A-1 Certificate on the Startup Day by the aggregate Class A-1 Certificate Principal Balance on the Startup Day.

     The Trustee or any duly-appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

     The Home Equity Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Home Equity Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

     This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Home Equity Loans insured or guaranteed by, ContiSecurities Asset Funding Corp., ContiWest Corporation or ContiMortgage Corporation or any of their affiliates. This Certificate is limited in right of payment to certain collections and recoveries relating to the Home Equity Loans and amounts on deposit in the Certificate Account and the Principal and Interest Account (except as otherwise pro vided in the Pooling and Servicing Agreement).

                                     A-1-3

     No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

     Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

     The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the latest to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Home Equity Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Home Equity Loan remaining in the Trust Estate or (c) at any time when a Qualified Liquidation of the Trust Estate is effected as described below. To effect a termination of the Pooling and Servicing Agreement pursuant to clause (c) above, the Owners of all Certificates then Outstanding shall unanimously direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation as contemplated by Section 860F(a)(4) of the Code, and the Trustee shall either sell the Home Equity Loans and distribute the proceeds of the liquidation of the Trust, or shall distribute equitably in kind all of the assets of the Trust Estate to the remaining Owners of the Certificates, each in accor dance with such plan, so that the liquidation or distribution of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of the Pooling and Servicing Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation.

     The Pooling and Servicing Agreement additionally provides that (i) the Owners of the Class R Certificates may, at their option, purchase from the Trust all remaining Home Equity Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Monthly Remittance Date after the Clean-Up Call Date and (ii) under certain circumstances relating to the qualification of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC under the Code the Home Equity Loans may be sold, thereby effecting the early retirement of the Certificates.

     The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

     The Owners of the majority of the Percentage Interests represented by the Offered Certificates have the right to exercise any trust or power set forth in
Section 6.11 of the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

     The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee, the Sellers and the Servicer at any time and from time to time, and without the consent of the Owners; provided, that in certain circumstances provided for in the Pooling and Servicing Agreement, such consent of the Owners will be required prior to amendments. Any such consent by the Owner at the time of the giving thereof, of this Certificate shall be conclusive and binding upon such Owner and upon all future

                                     A-1-4

Owners of the Certificate and of any Certificate issued upon the registration of Transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

     The Trustee is required to furnish certain information on each Payment Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

     The Class A-1 Certificates are issuable only as registered Certificates in minimum denominations of $1,000 original Certificate Principal Balance. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class A-1 Certificates are exchangeable for new Class A-1 Certificates of authorized denominations evidencing the same aggregate principal amount.

     No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary, except as may otherwise be specifically provided in the Pooling and Servicing Agreement.


                                     A-1-5

     IN WITNESS WHEREOF, the Depositor has caused this Certificate to be duly executed on behalf of the Trust.


                                   CONTISECURITIES ASSET FUNDING CORP.,
                                     as Depositor


                                   By: ________________________________

                                   Name: ______________________________

                                   Title: _____________________________



                                   By: ________________________________

                                   Name: ______________________________

                                   Title: _____________________________


                                     A-1-6

                                                                     EXHIBIT A-2

                                                   FORM OF CLASS A-2 CERTIFICATE

     SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

                   CONTIMORTGAGE HOME EQUITY LOAN TRUST 1997-3
                    HOME EQUITY LOAN PASS-THROUGH CERTIFICATE
                                    CLASS A-2
                           (_____% Pass-Through Rate)

             Representing Certain Interests in a Pool of Home Equity
                                Loans Serviced by

                            CONTIMORTGAGE CORPORATION

     (This certificate does not represent an interest in, or an obligation of, nor are the underlying Home Equity Loans insured or guaranteed by, ContiSecurities Asset Funding Corp., ContiWest Corporation or ContiMortgage Corporation. This Certificate represents a fractional ownership interest in the Home Equity Loans and certain other property held by the Trust.)

     Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer ("ContiMortgage Home Equity Loan Trust 1997-3") or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized repre sentative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

No:  A-2-
                                                           ---------------------
                                                                   CUSIP

   $                               June __, 1997
--------------------              ---------------          ---------------------
Original Certificate                    Date                   Final Scheduled
Principal Balance                                               Payment Date

                                     CEDE & CO.
                                -------------------
                                  Registered Owner

Trustee Authentication
MANUFACTURERS AND TRADERS TRUST COMPANY, as Trustee
By: __________________________
Name: ________________________
Title: _______________________
Date of Authentication: ______

                                     A-2-1

     The registered Owner named above is the registered beneficial Owner of a fractional interest in (a) the Home Equity Loans listed in Schedule I-A to the Pooling and Servicing Agreement which each Seller has caused to be delivered to the Depositor and the Depositor has caused to be delivered to the Trustee (and all substitutions therefor as provided by Section 3.03, 3.04 and 3.06 of the Pooling and Servicing Agreement), together with the related Home Equity Loan documents and each Sellers' interest in any Property which secured a Home Equity Loan but which has been acquired by foreclosure or deed in lieu of foreclosure, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts as may be held by the Trustee in the Certificate Account and the Upper-Tier Group I Distribution Account together with investment earnings on such amounts and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, exclusive of investment earnings thereon (except as otherwise provided herein), whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by the Servicer); and (c) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified in the Pooling and Servicing Agreement.

     The Owner hereof is entitled to principal payments on each Payment Date, as hereinafter described, which will fully amortize such original Certificate Principal Balance over the period from the date of initial issuance of the Certificates to the final Payment Date for the Class A-2 Certificates. Therefore, the actual Outstanding principal amount of this Certificate may, on any date subsequent to July 15, 1997 (the first Payment Date) be less than the original Certificate Principal Balance set forth above.

     Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement (as defined below) provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

     NEITHER THIS CERTIFICATE NOR THE UNDERLYING HOME EQUITY LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

     THE PRINCIPAL OF THIS CERTIFICATE IS PAYABLE IN INSTALLMENTS. THEREFORE, THE ACTUAL OUTSTANDING PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY ON ANY DATE SUBSEQUENT TO July 15, 1997 (THE FIRST PAYMENT DATE) BE LESS THAN ITS ORIGINAL CERTIFICATE PRINCIPAL BALANCE.

     THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

                                     A-2-2

     This Certificate is one of a Class of duly-authorized Certificates designated as ContiMortgage Home Equity Loan Trust 1997-3, Home Equity Loan Pass-Through Certificates, Class A-2 (the "Class A-2 Certificates") and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of June 1, 1997 (the "Pooling and Servicing Agreement") by and among ContiMortgage Corporation, in its capacity as a Seller (a "Seller") and as the Servicer (the "Servicer"), ContiWest Corporation, in its capacity as a Seller (a "Seller"), ContiSecurities Asset Funding Corp., in its capacity as Depositor, (the "Depositor") and Manufacturers and Traders Trust Company, a New York banking corporation, in its capacity as the Trustee (the "Trustee"), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Certificates designated as ContiMortgage Home Equity Loan Trust 1997-3 Home Equity Loan Pass-Through Certificates, Class A-1, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11IO (collectively, including the Class A-2 Certificates, the "Class A Certificates"), Class M-1A, Class M-1F (the "Class M-1 Certificates"), Class M-2A, Class M-2F (the "Class M-2 Certificates" and collectively with the Class M-1 Certificates, the "Mezzanine Certificates"), Class B (the "Class B Certificates" and collectively with the Class A Certificates and the Mezzanine Certificates, the "Offered Certificates"), the Class C Certificates (the "Class C Certificates") and Class R (Residual Interest) (the "Class R Certificates"). The Offered Certificates, the Class C Certificates and the Class R Certificates are together referred to herein as the "Certificates." Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

     On the 15th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Payment Date") commencing July 15, 1997, the Owners of the Class A-2 Certificates as of the close of business on the last day of the calendar month immediately preceding the calendar month in which a Payment Date occurs (the "Record Date") will be entitled to receive the Class A-2 Distribution Amount relating to such Certificate on such Payment Date. Distributions will be made in immediately available funds to Owners of Certificates having an aggregate original Class A-2 Certificate Principal Balance of at least $1,000,000 (by wire transfer or otherwise) to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

     Each Owner of record of a Class A-2 Certificate will be entitled to receive such Owner's Percentage Interest in the amounts due on such Payment Date to the Owners of the Class A-2 Certificates. The Percentage Interest of each Class A-2 Certificate as of any date of determination will be equal to the percentage obtained by dividing the original Certificate Principal Balance of such Class A-2 Certificate on the Startup Day by the aggregate Class A-2 Certificate Principal Balance on the Startup Day.

     The Trustee or any duly-appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

     The Home Equity Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Home Equity Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

A-2-3

     This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Home Equity Loans insured or guaranteed by, ContiSecurities Asset Funding Corp., ContiWest Corporation or ContiMortgage Corporation or any of their affiliates. This Certificate is limited in right of payment to certain collections and recoveries relating to the Home Equity Loans and amounts on deposit in the Certificate Account and the Principal and Interest Account (except as otherwise provided in the Pooling and Servicing Agreement).

     No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

     Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

     The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the latest to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Home Equity Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Home Equity Loan remaining in the Trust Estate or (c) at any time when a Qualified Liquidation of the Trust Estate is effected as described below. To effect a termination of the P ooling and Servicing Agreement pursuant to clause (c) above, the Owners of all Certificates then Outstanding shall unanimously direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation as contemplated by Section 860F(a)(4) of the Code, and the Trustee shall either sell the Home Equity Loans and distribute the proceeds of the liquidation of the Trust, or shall distribute equitably in kind all of the assets of the Trust Estate to the remaining Owners of the Certificates, each in accor dance with such plan, so that the liquidation or distribution of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of the Pooling and Servicing Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation.

     The Pooling and Servicing Agreement additionally provides that (i) the Owners of the Class R Certificates may, at their option, purchase from the Trust all remaining Home Equity Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Monthly Remittance Date after the Clean-Up Call Date and (ii) under certain circumstances relating to the qualification of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC under the Code the Home Equity Loans may be sold, thereby effecting the early retirement of the Certificates.

     The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

     The Owners of the majority of the Percentage Interests represented by the Offered Certificates have the right to exercise any trust or power set forth in
Section 6.11 of the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

                                      A-2-4

     The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee, the Sellers and the Servicer at any time and from time to time, and without the consent of the Owners; provided, that in certain circumstances provided for in the Pooling and Servicing Agreement, such consent of the Owners will be required prior to amendments. Any such consent by t he Owner at the time of the giving thereof, of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of Transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

     The Trustee is required to furnish certain information on each Payment Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

     The Class A-2 Certificates are issuable only as registered Certificates in minimum denominations of $1,000 original Certificate Principal Balance. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class A-2 Certificates are exchangeable for new Class A-2 Certificates of authorized denominations evidencing the same aggregate principal amount.

     No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary, except as may otherwise be specifically provided in the Pooling and Servicing Agreement.

                                     A-2-5

     IN WITNESS WHEREOF, the Depositor has caused this Certificate to be duly executed on behalf of the Trust.

                                   CONTISECURITIES ASSET FUNDING CORP.,
                                     as Depositor


                                   By: ________________________________

                                   Name: ______________________________

                                   Title: _____________________________



                                   By: ________________________________

                                   Name: ______________________________

                                   Title: _____________________________


                                     A-2-6

                                                                     EXHIBIT A-3

                                                   FORM OF CLASS A-3 CERTIFICATE

     SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

                   CONTIMORTGAGE HOME EQUITY LOAN TRUST 1997-3
                    HOME EQUITY LOAN PASS-THROUGH CERTIFICATE
                                    CLASS A-3
                           (_____% Pass-Through Rate)

            Representing Certain Interests in a Pool of Home Equity
                               Loans Serviced by

                            CONTIMORTGAGE CORPORATION

     (This certificate does not represent an interest in, or an obligation of, nor are the underlying Home Equity Loans insured or guaranteed by, ContiSecurities Asset Funding Corp., ContiWest Corporation or ContiMortgage Corporation. This Certificate represents a fractional ownership interest in the Home Equity Loans and certain other property held by the Trust.)

     Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer ("ContiMortgage Home Equity Loan Trust 1997-3") or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized repre sentative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

No:  A-3-
                                                           ---------------------
                                                                   CUSIP

   $                               June __, 1997
--------------------              ---------------          ---------------------
Original Certificate                    Date                   Final Scheduled
Principal Balance                                               Payment Date

                                     CEDE & CO.
                                -------------------
                                  Registered Owner

Trustee Authentication
MANUFACTURERS AND TRADERS TRUST COMPANY, as Trustee
By: __________________________
Name: ________________________
Title: _______________________
Date of Authentication: ______

                                     A-3-1

     The registered Owner named above is the registered beneficial Owner of a fractional interest in (a) the Home Equity Loans listed in Schedule I-A to the Pooling and Servicing Agreement which each Seller has caused to be delivered to the Depositor and the Depositor has caused to be delivered to the Trustee (and all substitutions therefor as provided by Section 3.03, 3.04 and 3.06 of the Pooling and Servicing Agreement), together with the related Home Equity Loan documents and each Sellers' interest in any Property which secured a Home
Equity Loan but which has been acquired by foreclosure or deed in lieu of foreclosure, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts as may be held by the Trustee in the Certificate Account and the Upper-Tier Group I Distribution Account together with investment earnings on such amounts and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, exclusive of investment earnings thereon (except as otherwise provided herein), whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by the Servicer); and (c) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified in the Pooling and Servicing Agreement.

     The Owner hereof is entitled to principal payments on each Payment Date, as hereinafter described, which will fully amortize such original Certificate Principal Balance over the period from the date of initial issuance of the Certificates to the final Payment Date for the Class A-3 Certificates. Therefore, the actual Outstanding principal amount of this Certificate may, on any date subsequent to July 15, 1997 (the first Payment Date) be less than the original Certificate Principal Balance set forth above.

     Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement (as defined below) provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

     NEITHER THIS CERTIFICATE NOR THE UNDERLYING HOME EQUITY LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

     THE PRINCIPAL OF THIS CERTIFICATE IS PAYABLE IN INSTALLMENTS. THEREFORE, THE ACTUAL OUTSTANDING PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY ON ANY DATE SUBSEQUENT TO July 15, 1997 (THE FIRST PAYMENT DATE) BE LESS THAN ITS ORIGINAL CERTIFICATE PRINCIPAL BALANCE.

     THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

     This Certificate is one of a Class of duly-authorized Certificates designated as ContiMortgage Home Equity Loan Trust 1997-3, Home Equity Loan Pass-Through Certificates, Class A-3 (the "Class A-3 Certificates") and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of June 1, 1997 (the "Pooling and Servicing Agreement") by and among ContiMortgage Corporation, in its capacity as a Seller (a "Seller") and as the Servicer (the "Servicer"), ContiWest Corporation, in its capacity as a Seller (a "Seller"), ContiSecurities Asset Funding Corp., in its capacity as Depositor, (the "Depositor") and Manufacturers and Traders Trust Company, a New York banking

                                     A-3-2
corporation, in its capacity as the Trustee (the "Trustee"), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Certificates designated as ContiMortgage Home Equity Loan Trust 1997-3 Home Equity Loan Pass-Through Certificates, Class A-1, Class A-2, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11IO (collectively, including the Class A-3 Certificates, the "Class A Certificates"), Class M-1A, Class M-1F (the "Class M-1 Certificates"), Class M-2A, Class M-2F (the "Class M-2 Certificates" and collectively with the Class M-1 Certificates, the "Mezzanine Certificates"), Class B (the "Class B Certificates" and collectively with the Class A Certificates and the Mezzanine Certificates, the "Offered Certificates"), the Class C Certificates (the "Class C Certificates") and Class R (Residual Interest) (the "Class R Certificates"). The Offered Certificates, the Class C Certificates and the Class R Certificates are together referred to herein as the "Certificates." Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

     On the 15th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Payment Date") commencing July 15, 1997, the Owners of the Class A-3 Certificates as of the close of business on the last day of the calendar month immediately preceding the calendar month in which a Payment Date occurs (the "Record Date") will be entitled to receive the Class A-3 Distribution Amount relating to such Certificate on such Payment Date. Distributions will be made in immediately available funds to Owners of Certificates having an aggregate original Class A-3 Certificate Principal Balance of at least $1,000,000 (by wire transfer or otherwise) to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

     Each Owner of record of a Class A-3 Certificate will be entitled to receive such Owner's Percentage Interest in the amounts due on such Payment Date to the Owners of the Class A-3 Certificates. The Percentage Interest of each Class A-3 Certificate as of any date of determination will be equal to the percentage obtained by dividing the original Certificate Principal Balance of such Class A-3 Certificate on the Startup Day by the aggregate Class A-3 Certificate Principal Balance on the Startup Day.

     The Trustee or any duly-appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

     The Home Equity Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Home Equity Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

     This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Home Equity Loans insured or guaranteed by, ContiSecurities Asset Funding Corp., ContiWest Corporation or ContiMortgage Corporation or any of their affiliates. This Certificate is limited in right of payment to certain collections and recoveries relating to the Home Equity Loans and amounts on deposit in the Certificate Account and the Principal and Interest Account (except as otherwise provided in the Pooling and Servicing Agreement).

                                     A-3-3

     No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

     Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

     The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the latest to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Home Equity Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Home Equity Loan remaining in the Trust Estate or (c) at any time when a Qualified Liquidation of the Trust Estate is effected as described below. To effect a termination of the Pooling and Servicing Agreement pursuant to clause (c) above, the Owners of all Certificates then Outstanding shall unanimously direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation as contemplated by Section 860F(a)(4) of the Code, and the Trustee shall either sell the Home Equity Loans and distribute the proceeds of the liquidation of the Trust, or shall distribute equitably in kind all of the assets of the Trust Estate to the remaining Owners of the Certificates, each in accordance with such plan, so that the liquidation or distribution of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of the Pooling and Servicing Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation.

     The Pooling and Servicing Agreement additionally provides that (i) the Owners of the Class R Certificates may, at their option, purchase from the Trust all remaining Home Equity Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Monthly Remittance Date after the Clean-Up Call Date and (ii) under certain circumstances relating to the qualification of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC under the Code the Home Equity Loans may be sold, thereby effecting the early retirement of the Certificates.

     The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

     The Owners of the majority of the Percentage Interests represented by the Offered Certificates have the right to exercise any trust or power set forth in
Section 6.11 of the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

     The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee, the Sellers and the Servicer at any time and from time to time, and without the consent of the Owners; provided, that in certain circumstances provided for in the Pooling and Servicing Agreement, such consent of the Owners will be required prior to amendments. Any such consent by the Owner at the time of the giving thereof, of this Certificate shall be conclusive and binding upon such Owner and upon all future

                                     A-3-4

Owners of the Certificate and of any Certificate issued upon the registration of Transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

     The Trustee is required to furnish certain information on each Payment Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

     The Class A-3 Certificates are issuable only as registered Certificates in minimum denominations of $1,000 original Certificate Principal Balance. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class A-3 Certificates are exchangeable for new Class A-3 Certificates of authorized denominations evidencing the same aggregate principal amount.

     No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary, except as may otherwise be specifically provided in the Pooling and Servicing Agreement.

                                     A-3-5

     IN WITNESS WHEREOF, the Depositor has caused this Certificate to be duly executed on behalf of the Trust.


                                   CONTISECURITIES ASSET FUNDING CORP.,
                                     as Depositor


                                   By: ________________________________

                                   Name: ______________________________

                                   Title: _____________________________



                                   By: ________________________________

                                   Name: ______________________________

                                   Title: _____________________________


                                     A-3-6

                                                                     EXHIBIT A-4

                                                   FORM OF CLASS A-4 CERTIFICATE

     SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

                   CONTIMORTGAGE HOME EQUITY LOAN TRUST 1997-3
                    HOME EQUITY LOAN PASS-THROUGH CERTIFICATE
                                    CLASS A-4
                           (_____% Pass-Through Rate)

            Representing Certain Interests in a Pool of Home Equity
                               Loans Serviced by

                            CONTIMORTGAGE CORPORATION

     (This certificate does not represent an interest in, or an obligation of, nor are the underlying Home Equity Loans insured or guaranteed by, ContiSecurities Asset Funding Corp., ContiWest Corporation or ContiMortgage Corporation. This Certificate represents a fractional ownership interest in the Home Equity Loans and certain other property held by the Trust.)

     Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer ("ContiMortgage Home Equity Loan Trust 1997-3") or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

No:  A-4-
                                                           ---------------------
                                                                   CUSIP

   $                               June __, 1997
--------------------              ---------------          ---------------------
Original Certificate                    Date                   Final Scheduled
Principal Balance                                               Payment Date

                                     CEDE & CO.
                                -------------------
                                  Registered Owner

Trustee Authentication
MANUFACTURERS AND TRADERS TRUST COMPANY, as Trustee
By: __________________________
Name: ________________________
Title: _______________________
Date of Authentication: ______

                                     A-4-1

     The registered Owner named above is the registered beneficial Owner of a fractional interest in (a) the Home Equity Loans listed in Schedule I-A to the Pooling and Servicing Agreement which each Seller has caused to be delivered to the Depositor and the Depositor has caused to be delivered to the Trustee (and all substitutions therefor as provided by Section 3.03, 3.04 and 3.06 of the Pooling and Servicing Agreement), together with the related Home Equity Loan documents and each Sellers' interest in any Property which secured a Home
Equity Loan but which has been acquired by foreclosure or deed in lieu of foreclosure, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts as may be held by the Trustee in the Certificate Account and the Upper-Tier Group I Distribution Account together with investment earnings on such amounts and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, exclusive of investment earnings thereon (except as otherwise provided herein), whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by the Servicer); and (c) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified in the Pooling and Servicing Agreement.

     The Owner hereof is entitled to principal payments on each Payment Date, as hereinafter described, which will fully amortize such original Certificate Principal Balance over the period from the date of initial issuance of the Certificates to the final Payment Date for the Class A-4 Certificates. Therefore, the actual Outstanding principal amount of this Certificate may, on any date subsequent to July 15, 1997 (the first Payment Date) be less than the original Certificate Principal Balance set forth above.

     Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement (as defined below) provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

     NEITHER THIS CERTIFICATE NOR THE UNDERLYING HOME EQUITY LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

     THE PRINCIPAL OF THIS CERTIFICATE IS PAYABLE IN INSTALLMENTS. THEREFORE, THE ACTUAL OUTSTANDING PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY ON ANY DATE SUBSEQUENT TO July 15, 1997 (THE FIRST PAYMENT DATE) BE LESS THAN ITS ORIGINAL CERTIFICATE PRINCIPAL BALANCE.

     THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

     This Certificate is one of a Class of duly-authorized Certificates designated as ContiMortgage Home Equity Loan Trust 1997-3, Home Equity Loan Pass-Through Certificates, Class A-4 (the "Class A-4 Certificates") and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of June 1, 1997 (the "Pooling and Servicing Agreement") by and among ContiMortgage Corporation, in its capacity as a Seller (a "Seller") and as the Servicer (the "Servicer"), ContiWest Corporation, in its capacity as a Seller (a "Seller"), ContiSecurities Asset Funding Corp., in its capacity as Depositor, (the "Depositor") and Manufacturers and Traders Trust Company, a New York banking

                                     A-4-2
corporation, in its capacity as the Trustee (the "Trustee"), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Certificates designated as ContiMortgage Home Equity Loan Trust 1997-3 Home Equity Loan Pass-Through Certificates, Class A-1, Class A-2, Class A-3, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11IO (collectively, including the Class A-4 Certificates, the "Class A Certificates"), Class M-1A, Class M-1F (the "Class M-1 Certificates"), Class M-2A, Class M-2F (the "Class M-2 Certificates" and collectively with the Class M-1 Certificates, the "Mezzanine Certificates"), Class B (the "Class B Certificates" and collectively with the Class A Certificates and the Mezzanine Certificates, the "Offered Certificates"), the Class C Certificates (the "Class C Certificates") and Class R (Residual Interest) (the "Class R Certificates"). The Offered Certificates, the Class C Certificates and the Class R Certificates are together referred to herein as the "Certificates." Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

     On the 15th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Payment Date") commencing July 15, 1997, the Owners of the Class A-4 Certificates as of the close of business on the last day of the calendar month immediately preceding the calendar month in which a Payment Date occurs (the "Record Date") will be entitled to receive the Class A-4 Distribution Amount relating to such Certificate on such Payment Date. Distributions will be made in immediately available funds to Owners of Certificates having an aggregate original Class A-4 Certificate Principal Balance of at least $1,000,000 (by wire transfer or otherwise) to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

     Each Owner of record of a Class A-4 Certificate will be entitled to receive such Owner's Percentage Interest in the amounts due on such Payment Date to the Owners of the Class A-4 Certificates. The Percentage Interest of each Class A-4 Certificate as of any date of determination will be equal to the percentage obtained by dividing the original Certificate Principal Balance of such Class A-4 Certificate on the Startup Day by the aggregate Class A-4 Certificate Principal Balance on the Startup Day.

     The Trustee or any duly-appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

     The Home Equity Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Home Equity Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

     This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Home Equity Loans insured or guaranteed by, ContiSecurities Asset Funding Corp., ContiWest Corporation or ContiMortgage Corporation or any of their affiliates. This Certificate is limited in right of payment to certain collections and recoveries relating to the Home Equity Loans and amounts on deposit in the Certificate Account and the Principal and Interest Account (except as otherwise provided in the Pooling and Servicing Agreement).

                                     A-4-3

     No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

     Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

     The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the latest to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Home Equity Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Home Equity Loan remaining in the Trust Estate or (c) at any time when a Qualified Liquidation of the Trust Estate is effected as described below. To effect a termination of the Pooling and Servicing Agreement pursuant to clause (c) above, the Owners of all Certificates then Outstanding shall unanimously direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation as contemplated by Section 860F(a)(4) of the Code, and the Trustee shall either sell the Home Equity Loans and distribute the proceeds of the liquidation of the Trust, or shall distribute equitably in kind all of the assets of the Trust Estate to the remaining Owners of the Certificates, each in accordance with such plan, so that the liquidation or distribution of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of the Pooling and Servicing Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation.

     The Pooling and Servicing Agreement additionally provides that (i) the Owners of the Class R Certificates may, at their option, purchase from the Trust all remaining Home Equity Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Monthly Remittance Date after the Clean-Up Call Date and (ii) under certain circumstances relating to the qualification of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC under the Code the Home Equity Loans may be sold, thereby effecting the early retirement of the Certificates.

     The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

     The Owners of the majority of the Percentage Interests represented by the Offered Certificates have the right to exercise any trust or power set forth in
Section 6.11 of the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

     The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee, the Sellers and the Servicer at any time and from time to time, and without the consent of the Owners; provided, that in certain circumstances provided for in the Pooling and Servicing Agreement, such consent of the Owners will be required prior to amendments. Any such consent by the Owner at the time of the giving thereof, of this Certificate shall be conclusive and binding upon such Owner and upon all future

                                     A-4-4

Owners of the Certificate and of any Certificate issued upon the registration of Transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

     The Trustee is required to furnish certain information on each Payment Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

     The Class A-4 Certificates are issuable only as registered Certificates in minimum denominations of $1,000 original Certificate Principal Balance. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class A-4 Certificates are exchangeable for new Class A-4 Certificates of authorized denominations evidencing the same aggregate principal amount.

     No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary, except as may otherwise be specifically provided in the Pooling and Servicing Agreement.

                                     A-4-5

     IN WITNESS WHEREOF, the Depositor has caused this Certificate to be duly executed on behalf of the Trust.


                                   CONTISECURITIES ASSET FUNDING CORP.,
                                     as Depositor

                                   By: ________________________________

                                   Name: ______________________________

                                   Title: _____________________________



                                   By: ________________________________

                                   Name: ______________________________

                                   Title: _____________________________


                                     A-4-6

                                                                     EXHIBIT A-5

                                                   FORM OF CLASS A-5 CERTIFICATE

     SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

                   CONTIMORTGAGE HOME EQUITY LOAN TRUST 1997-3
                    HOME EQUITY LOAN PASS-THROUGH CERTIFICATE
                                    CLASS A-5
                           (_____% Pass-Through Rate)

            Representing Certain Interests in a Pool of Home Equity
                               Loans Serviced by

                            CONTIMORTGAGE CORPORATION

     (This certificate does not represent an interest in, or an obligation of, nor are the underlying Home Equity Loans insured or guaranteed by, ContiSecurities Asset Funding Corp., ContiWest Corporation or ContiMortgage Corporation. This Certificate represents a fractional ownership interest in the Home Equity Loans and certain other property held by the Trust.)

     Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer ("ContiMortgage Home Equity Loan Trust 1997-3") or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized repre sentative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

No:  A-5-
                                                           ---------------------
                                                                   CUSIP

   $                               June __, 1997
--------------------              ---------------          ---------------------
Original Certificate                    Date                   Final Scheduled
Principal Balance                                               Payment Date

                                     CEDE & CO.
                                -------------------
                                  Registered Owner

Trustee Authentication
MANUFACTURERS AND TRADERS TRUST COMPANY, as Trustee
By: __________________________
Name: ________________________
Title: _______________________
Date of Authentication: ______


                                     A-5-1

     The registered Owner named above is the registered beneficial Owner of a fractional interest in (a) the Home Equity Loans listed in Schedule I-A to the Pooling and Servicing Agreement which each Seller has caused to be delivered to the Depositor and the Depositor has caused to be delivered to the Trustee (and all substitutions therefor as provided by Section 3.03, 3.04 and 3.06 of the Pooling and Servicing Agreement), together with the related Home Equity Loan documents and each Sellers' interest in any Property which secured a Home
Equity Loan but which has been acquired by foreclosure or deed in lieu of foreclosure, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts as may be held by the Trustee in the Certificate Account and the Upper-Tier Group I Distribution Account together with investment earnings on such amounts and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, exclusive of investment earnings thereon (except as otherwise provided herein), whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by the Servicer); and (c) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified in the Pooling and Servicing Agreement.

     The Owner hereof is entitled to principal payments on each Payment Date, as hereinafter described, which will fully amortize such original Certificate Principal Balance over the period from the date of initial issuance of the Certificates to the final Payment Date for the Class A-5 Certificates. Therefore, the actual Outstanding principal amount of this Certificate may, on any date subsequent to July 15, 1997 (the first Payment Date) be less than the original Certificate Principal Balance set forth a bove.

     Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement (as defined below) provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

     NEITHER THIS CERTIFICATE NOR THE UNDERLYING HOME EQUITY LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

     THE PRINCIPAL OF THIS CERTIFICATE IS PAYABLE IN INSTALLMENTS. THEREFORE, THE ACTUAL OUTSTANDING PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY ON ANY DATE SUBSEQUENT TO July 15, 1997 (THE FIRST PAYMENT DATE) BE LESS THAN ITS ORIGINAL CERTIFICATE PRINCIPAL BALANCE.

     THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

     This Certificate is one of a Class of duly-authorized Certificates designated as ContiMortgage Home Equity Loan Trust 1997-3, Home Equity Loan Pass-Through Certificates, Class A-5 (the "Class A-5 Certificates") and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of June 1, 1997 (the "Pooling and Servicing Agreement") by and among ContiMortgage Corporation, in its capacity as a Seller (a "Seller") and as the Servicer (the "Servicer"), ContiWest Corporation, in its capacity as a Seller (a "Seller"), ContiSecurities Asset Funding Corp., in its capacity as Depositor, (the "Depositor") and Manufacturers and Traders Trust Company, a New York banking

                                     A-5-2
corporation, in its capacity as the Trustee (the "Trustee"), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Certificates designated as ContiMortgage Home Equity Loan Trust 1997-3 Home Equity Loan Pass-Through Certificates, Class A-1, Class A-2, Class A-3, Class A-4, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11IO (collectively, including the Class A-5 Certificates, the "Class A Certificates"), Class M-1A, Class M-1F (the "Class M-1 Certificates"), Class M-2A, Class M-2F (the "Class M-2 Certificates" and collectively with the Class M-1 Certificates, the "Mezzanine Certificates"), Class B (the "Class B Certificates" and collectively with the Class A Certificates and the Mezzanine Certificates, the "Offered Certificates"), the Class C Certificates (the "Class C Certificates") and Class R (Residual Interest) (the "Class R Certificates"). The Offered Certificates, the Class C Certificates and the Class R Certificates are together referred to herein as the "Certificates." Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

     On the 15th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Payment Date") commencing July 15, 1997, the Owners of the Class A-5 Certificates as of the close of business on the last day of the calendar month immediately preceding the calendar month in which a Payment Date occurs (the "Record Date") will be entitled to receive the Class A-5 Distribution Amount relating to such Certificate on such Payment Date. Distributions will be made in immediately available funds to Owners of Certificates having an aggregate original Class A-5 Certificate Principal Balance of at least $1,000,000 (by wire transfer or otherwise) to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

     Each Owner of record of a Class A-5 Certificate will be entitled to receive such Owner's Percentage Interest in the amounts due on such Payment Date to the Owners of the Class A-5 Certificates. The Percentage Interest of each Class A-5 Certificate as of any date of determination will be equal to the percentage obtained by dividing the original Certificate Principal Balance of such Class A-5 Certificate on the Startup Day by the aggregate Class A-5 Certificate Principal Balance on the Startup Day.

     The Trustee or any duly-appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

     The Home Equity Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Home Equity Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

     This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Home Equity Loans insured or guaranteed by, ContiSecurities Asset Funding Corp., ContiWest Corporation or ContiMortgage Corporation or any of their affiliates. This Certificate is limited in right of payment to certain collections and recoveries relating to the Home Equity Loans and amounts on deposit in the Certificate Account and the Principal and Interest Account (except as otherwise provided in the Pooling and Servicing Agreement).

                                     A-5-3

     No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

     Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

     The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the latest to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Home Equity Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Home Equity Loan remaining in the Trust Estate or (c) at any time when a Qualified Liquidation of the Trust Estate is effected as described below. To effect a termination of the Pooling and Servicing Agreement pursuant to clause (c) above, the Owners of all Certificates then Outstanding shall unanimously direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation as contemplated by Section 860F(a)(4) of the Code, and the Trustee shall either sell the Home Equity Loans and distribute the proceeds of the liquidation of the Trust, or shall distribute equitably in kind all of the assets of the Trust Estate to the remaining Owners of the Certificates, each in accor dance with such plan, so that the liquidation or distribution of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of the Pooling and Servicing Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation.

     The Pooling and Servicing Agreement additionally provides that (i) the Owners of the Class R Certificates may, at their option, purchase from the Trust all remaining Home Equity Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Monthly Remittance Date after the Clean-Up Call Date and (ii) under certain circumstances relating to the qualification of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC under the Code the Home Equity Loans may be sold, thereby effecting the early retirement of the Certificates.

     The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

     The Owners of the majority of the Percentage Interests represented by the Offered Certificates have the right to exercise any trust or power set forth in
Section 6.11 of the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

     The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee, the Sellers and the Servicer at any time and from time to time, and without the consent of the Owners; provided, that in certain circumstances provided for in the Pooling and Servicing Agreement, such consent of the Owners will be required prior to amendments. Any such consent by the Owner at the time of the giving thereof, of this Certificate shall be conclusive and binding upon such Owner and upon all future

                                     A-5-4

Owners of the Certificate and of any Certificate issued upon the registration of Transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

     The Trustee is required to furnish certain information on each Payment Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

     The Class A-5 Certificates are issuable only as registered Certificates in minimum denominations of $1,000 original Certificate Principal Balance. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class A-5 Certificates are exchangeable for new Class A-5 Certificates of authorized denominations evidencing the same aggregate principal amount.

     No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary, except as may otherwise be specifically provided in the Pooling and Servicing Agreement.

                                     A-5-5

     IN WITNESS WHEREOF, the Depositor has caused this Certificate to be duly executed on behalf of the Trust.


                                   CONTISECURITIES ASSET FUNDING CORP.,
                                     as Depositor


                                   By: ________________________________

                                   Name: ______________________________

                                   Title: _____________________________



                                   By: ________________________________

                                   Name: ______________________________

                                   Title: _____________________________


                                     A-5-6

                                                                     EXHIBIT A-6

                                                   FORM OF CLASS A-6 CERTIFICATE

     SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

                   CONTIMORTGAGE HOME EQUITY LOAN TRUST 1997-3
                    HOME EQUITY LOAN PASS-THROUGH CERTIFICATE
                                    CLASS A-6
                           (_____% Pass-Through Rate)

            Representing Certain Interests in a Pool of Home Equity
                               Loans Serviced by

                            CONTIMORTGAGE CORPORATION

     (This certificate does not represent an interest in, or an obligation of, nor are the underlying Home Equity Loans insured or guaranteed by, ContiSecurities Asset Funding Corp., ContiWest Corporation or ContiMortgage Corporation. This Certificate represents a fractional ownership interest in the Home Equity Loans and certain other property held by the Trust.)

    Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer ("ContiMortgage Home Equity Loan Trust 1997-3") or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized repres entative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

No:  A-6-
                                                           ---------------------
                                                                   CUSIP

   $                               June __, 1997
--------------------              ---------------          ---------------------
Original Certificate                    Date                   Final Scheduled
Principal Balance                                               Payment Date

                                     CEDE & CO.
                                -------------------
                                  Registered Owner

Trustee Authentication
MANUFACTURERS AND TRADERS TRUST COMPANY, as Trustee
By: __________________________
Name: ________________________
Title: _______________________
Date of Authentication: ______


                                     A-6-1

     The registered Owner named above is the registered beneficial Owner of a fractional interest in (a) the Home Equity Loans listed in Schedule I-A to the Pooling and Servicing Agreement which each Seller has caused to be delivered to the Depositor and the Depositor has caused to be delivered to the Trustee (and all substitutions therefor as provided by Section 3.03, 3.04 and 3.06 of the Pooling and Servicing Agreement), together with the related Home Equity Loan documents and eac h Sellers' interest in any Property which secured a Home Equity Loan but which has been acquired by foreclosure or deed in lieu of foreclosure, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts as may be held by the Trustee in the Certificate Account and the Upper-Tier Group I Distribution Account together with investment earnings on such amounts and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, exclusive of investment earnings thereon (except as otherwise provided herein), whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by the Servicer); and (c) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified in the Pooling and Servicing Agreement.

    The Owner hereof is entitled to principal payments on each Payment Date, as hereinafter described, which will fully amortize such original Certificate Principal Balance over the period from the date of initial issuance of the Certificates to the final Payment Date for the Class A-6 Certificates. Therefore, the actual Outstanding principal amount of this Certificate may, on any date subsequent to July 15, 1997 (the first Payment Date) be less than the original Certificate Principal Balance set forth ab ove.

     Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement (as defined below) provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

    NEITHER THIS CERTIFICATE NOR THE UNDERLYING HOME EQUITY LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

     THE PRINCIPAL OF THIS CERTIFICATE IS PAYABLE IN INSTALLMENTS. THEREFORE, THE ACTUAL OUTSTANDING PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY ON ANY DATE SUBSEQUENT TO July 15, 1997 (THE FIRST PAYMENT DATE) BE LESS THAN ITS ORIGINAL CERTIFICATE PRINCIPAL BALANCE.

    THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

    This Certificate is one of a Class of duly-authorized Certificates designated as ContiMortgage Home Equity Loan Trust 1997-3, Home Equity Loan Pass-Through Certificates, Class A-6 (the "Class A-6 Certificates") and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of June 1, 1997 (the "Pooling and Servicing Agreement") by and among ContiMortgage Corporation, in its capacity as a Seller (a "Seller") and as the Servicer (the "Servicer"), ContiWest Corporation, in its capacity as a Seller (a "Seller"), ContiSecurities Asset Funding Corp., in its capacity as Depositor, (the "Depositor") and Manufacturers and Traders Trust Company, a New York banking

                                     A-6-2
corporation, in its capacity as the Trustee (the "Trustee"), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Certificates designated as ContiMortgage Home
Equity Loan Trust 1997-3 Home Equity Loan Pass-Through Certificates, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11IO (collectively, including the Class A-6 Certificates, the "Class A Certificates"), Class M-1A, Class M-1F (the "Class M-1 Certificates"), Class M-2A, Class M-2F (the "Class M-2 Certificates" and collectively with the Class M-1 Certificates, the "Mezzanine Certificates"), Class B (the "Class B Certificates" and collectively with the Class A Certificates and the Mezzanine Certificates, the "Offered Certificates"), the Class C Certificates (the "Class C Certificates") and Class R (Residual Interest) (the "Class R Certificates"). The Offered Certificates, the Class C Certificates and the Class R Certificates are together referred to herein as the "Certificates." Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

     On the 15th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Payment Date") commencing July 15, 1997, the Owners of the Class A-6 Certificates as of the close of business on the last day of the calendar month immediately preceding the calendar month in which a Payment Date occurs (the "Record Date") will be entitled to receive the Class A-6 Distribution Amount relating to such Certificate on such Payment Date. Distributions will be made in immediately available funds to Owners of Certificates having an aggregate original Class A-6 Certificate Principal Balance of at least $1,000,000 (by wire transfer or otherwise) to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

     Each Owner of record of a Class A-6 Certificate will be entitled to receive such Owner's Percentage Interest in the amounts due on such Payment Date to the Owners of the Class A-6 Certificates. The Percentage Interest of each Class A-6 Certificate as of any date of determination will be equal to the percentage obtained by dividing the original Certificate Principal Balance of such Class A-6 Certificate on the Startup Day by the aggregate Class A-6 Certificate Principal Balance on the Startup Day.

     The Trustee or any duly-appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

     The Home Equity Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Home Equity Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

     This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Home Equity Loans insured or guaranteed by, ContiSecurities Asset Funding Corp., ContiWest Corporation or ContiMortgage Corporation or any of their affiliates. This Certificate is limited in right of payment to certain collections and recoveries relating to the Home Equity Loans and amounts on deposit in the Certificate Account and the Principal and Interest Account (except as otherwise provided in the Pooling and Servicing Agreement).

                                     A-6-3

     No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

     Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

     The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the latest to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Home Equity Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Home Equity Loan remaining in the Trust Estate or (c) at any time when a Qualified Liquidation of the Trust Estate is effected as described below. To effect a termination of the Pooling and Servicing Agreement pursuant to clause (c) above, the Owners of all Certificates then Outstanding shall unanimously direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation as contemplated by Section 860F(a)(4) of the Code, and the Trustee shall either sell the Home Equity Loans and distribute the proceeds of the liquidation of the Trust, or shall distribute equitably in kind all of the assets of the Trust Estate to the remaining Owners of the Certificates, each in accord ance with such plan, so that the liquidation or distribution of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of the Pooling and Servicing Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation.

     The Pooling and Servicing Agreement additionally provides that (i) the Owners of the Class R Certificates may, at their option, purchase from the Trust all remaining Home Equity Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Monthly Remittance Date after the Clean-Up Call Date and (ii) under certain circumstances relating to the qualification of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC under the Code the Home Equity Loans may be sold, thereby effecting the early retirement of the Certificates.

     The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

     The Owners of the majority of the Percentage Interests represented by the Offered Certificates have the right to exercise any trust or power set forth in
Section 6.11 of the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

     The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee, the Sellers and the Servicer at any time and from time to time, and without the consent of the Owners; provided, that in certain circumstances provided for in the Pooling and Servicing Agreement, such consent of the Owners will be required prior to amendments. Any such consent by the Owner at the time of the giving thereof, of this Certificate shall be conclusive and binding upon such Owner and upon all future

                                     A-6-4

Owners of the Certificate and of any Certificate issued upon the registration of Transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

    The Trustee is required to furnish certain information on each Payment Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

     The Class A-6 Certificates are issuable only as registered Certificates in minimum denominations of $1,000 original Certificate Principal Balance. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class A-6 Certificates are exchangeable for new Class A-6 Certificates of authorized denominations evidencing the same aggregate principal amount.

    No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

    The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary, except as may otherwise be specifically provided in the Pooling and Servicing Agreement.

                                     A-6-5

    IN WITNESS WHEREOF, the Depositor has caused this Certificate to be duly executed on behalf of the Trust.


                                   CONTISECURITIES ASSET FUNDING CORP.,
                                     as Depositor


                                   By: ________________________________

                                   Name: ______________________________

                                   Title: _____________________________



                                   By: ________________________________

                                   Name: ______________________________

                                   Title: _____________________________


                                     A-6-6

                                                                     EXHIBIT A-7

                                                   FORM OF CLASS A-7 CERTIFICATE

     SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

                   CONTIMORTGAGE HOME EQUITY LOAN TRUST 1997-3
                    HOME EQUITY LOAN PASS-THROUGH CERTIFICATE
                                    CLASS A-7
                           (_____% Pass-Through Rate)*

            Representing Certain Interests in a Pool of Home Equity
                               Loans Serviced by

                            CONTIMORTGAGE CORPORATION

     (This certificate does not represent an interest in, or an obligation of, nor are the underlying Home Equity Loans insured or guaranteed by, ContiSecurities Asset Funding Corp., ContiWest Corporation or ContiMortgage Corporation. This Certificate represents a fractional ownership interest in the Home Equity Loans and certain other property held by the Trust.)

    Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer ("ContiMortgage Home Equity Loan Trust 1997-3") or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized repres entative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

---------------
* Subject to certain limitations described in the Pooling and Servicing
  Agreement.


No:  A-7-
                                                           ---------------------
                                                                   CUSIP

   $                               June __, 1997
--------------------              ---------------          ---------------------
Original Certificate                    Date                   Final Scheduled
Principal Balance                                               Payment Date

                                     CEDE & CO.
                                -------------------
                                  Registered Owner

Trustee Authentication
MANUFACTURERS AND TRADERS TRUST COMPANY, as Trustee
By: __________________________
Name: ________________________
Title: _______________________
Date of Authentication: ______


                                     A-7-1

     The registered Owner named above is the registered beneficial Owner of a fractional interest in (a) the Home Equity Loans listed in Schedule I-A to the Pooling and Servicing Agreement which each Seller has caused to be delivered to the Depositor and the Depositor has caused to be delivered to the Trustee (and all substitutions therefor as provided by Section 3.03, 3.04 and 3.06 of the Pooling and Servicing Agreement), together with the related Home Equity Loan documents and eac h Sellers' interest in any Property which secured a Home Equity Loan but which has been acquired by foreclosure or deed in lieu of foreclosure, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts as may be held by the Trustee in the Certificate Account and the Upper-Tier Group I Distribution Account together with investment earnings on such amounts and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, exclusive of investment earnings thereon (except as otherwise provided herein), whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by the Servicer); and (c) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified in the Pooling and Servicing Agreement.

    The Owner hereof is entitled to principal payments on each Payment Date, as hereinafter described, which will fully amortize such original Certificate Principal Balance over the period from the date of initial issuance of the Certificates to the final Payment Date for the Class A-7 Certificates. Therefore, the actual Outstanding principal amount of this Certificate may, on any date subsequent to July 15, 1997 (the first Payment Date) be less than the original Certificate Principal Balance set forth above.

     Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement (as defined below) provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

    NEITHER THIS CERTIFICATE NOR THE UNDERLYING HOME EQUITY LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

     THE PRINCIPAL OF THIS CERTIFICATE IS PAYABLE IN INSTALLMENTS. THEREFORE, THE ACTUAL OUTSTANDING PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY ON ANY DATE SUBSEQUENT TO July 15, 1997 (THE FIRST PAYMENT DATE) BE LESS THAN ITS ORIGINAL CERTIFICATE PRINCIPAL BALANCE.

    THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

     This Certificate is one of a Class of duly-authorized Certificates designated as ContiMortgage Home Equity Loan Trust 1997-3, Home Equity Loan Pass-Through Certificates, Class A-7 (the "Class A-7 Certificates") and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of June 1, 1997 (the "Pooling and Servicing Agreement") by and among ContiMortgage Corporation, in its capacity as a Seller (a "Seller") and as the Servicer (the "Servicer"), ContiWest Corporation, in its capacity as a Seller (a "Seller"), ContiSecurities Asset Funding Corp., in its capacity as Depositor, (the "Depositor") and Manufacturers and Traders Trust Company, a New York banking

                                     A-7-3
corporation, in its capacity as the Trustee (the "Trustee"), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Certificates designated as ContiMortgage Home
Equity Loan Trust 1997-3 Home Equity Loan Pass-Through Certificates, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-8, Class A-9, Class A-10, Class A-11IO (collectively, including the Class A-7 Certificates, the "Class A Certificates"), Class M-1A, Class M-1F (the "Class M-1 Certificates"), Class M-2A, Class M-2F (the "Class M-2 Certificates" and collectively with the Class M-1 Certificates, the "Mezzanine Certificates"), Class B (the "Class B Certificates" and collectively with the Class A Certificates and the Mezzanine Certificates, the "Offered Certificates"), the Class C Certificates (the "Class C Certificates") and Class R (Residual Interest) (the "Class R Certificates"). The Offered Certificates, the Class C Certificates and the Class R Certificates are together referred to herein as the "Certificates." Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

     On the 15th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Payment Date") commencing July 15, 1997, the Owners of the Class A-7 Certificates as of the close of business on the last day of the calendar month immediately preceding the calendar month in which a Payment Date occurs (the "Record Date") will be entitled to receive the Class A-7 Distribution Amount relating to such Certificate on such Payment Date. Distributions will be made in immediately available funds to Owners of Certificates having an aggregate original Class A-7 Certificate Principal Balance of at least $1,000,000 (by wire transfer or otherwise) to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

     Each Owner of record of a Class A-7 Certificate will be entitled to receive such Owner's Percentage Interest in the amounts due on such Payment Date to the Owners of the Class A-7 Certificates. The Percentage Interest of each Class A-7 Certificate as of any date of determination will be equal to the percentage obtained by dividing the original Certificate Principal Balance of such Class A-7 Certificate on the Startup Day by the aggregate Class A-7 Certificate Principal Balance on the Startup Day.

     The Trustee or any duly-appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

     The Home Equity Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Home Equity Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

     This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Home Equity Loans insured or guaranteed by, ContiSecurities Asset Funding Corp., ContiWest Corporation or ContiMortgage Corporation or any of their affiliates. This Certificate is limited in right of payment to certain collections and recoveries relating to the Home Equity Loans and amounts on deposit in the Certificate Account and the Principal and Interest Account (except as otherwise provided in the Pooling and Servicing Agreement).

                                     A-7-4

     No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

     Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

    The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the latest to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Home Equity Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Home Equity Loan remaining in the Trust Estate or (c) at any time when a Qualified Liquidation of the Trust Estate is effected as described below. To effect a termination of the Pooling and Servicing Agreement pursuant to clause (c) above, the Owners of all Certificates then Outstanding shall unanimously direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation as contemplated by Section 860F(a)(4) of the Code, and the Trustee shall either sell the Home Equity Loans and distribute the proceeds of the liquidation of the Trust, or shall distribute equitably in kind all of the assets of the Trust Estate to the remaining Owners of the Certificates, each in accord ance with such plan, so that the liquidation or distribution of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of the Pooling and Servicing Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation.

    The Pooling and Servicing Agreement additionally provides that (i) the Owners of the Class R Certificates may, at their option, purchase from the Trust all remaining Home Equity Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Monthly Remittance Date after the Clean-Up Call Date and (ii) under certain circumstances relating to the qualification of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC under the Code the Home Equity Loans may be sold, thereby effecting the early retirement of the Certificates.

    The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

    The Owners of the majority of the Percentage Interests represented by the Offered Certificates have the right to exercise any trust or power set forth in
Section 6.11 of the Pooling and Servicing Agreement.

    As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

     The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee, the Sellers and the Servicer at any time and from time to time, and without the consent of the Owners; provided, that in certain circumstances provided for in the Pooling and Servicing Agreement, such consent of the Owners will be required prior to amendments. Any such consent by the Owner at the time of the giving thereof, of this Certificate shall be conclusive and binding upon such Owner and upon all future

                                     A-7-5

Owners of the Certificate and of any Certificate issued upon the registration of Transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

    The Trustee is required to furnish certain information on each Payment Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

     The Class A-7 Certificates are issuable only as registered Certificates in minimum denominations of $1,000 original Certificate Principal Balance. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class A-7 Certificates are exchangeable for new Class A-7 Certificates of authorized denominations evidencing the same aggregate principal amount.

    No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

    The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary, except as may otherwise be specifically provided in the Pooling and Servicing Agreement.

                                     A-7-6

    IN WITNESS WHEREOF, the Depositor has caused this Certificate to be duly executed on behalf of the Trust.


                                   CONTISECURITIES ASSET FUNDING CORP.,
                                     as Depositor


                                   By: ________________________________

                                   Name: ______________________________

                                   Title: _____________________________



                                   By: ________________________________

                                   Name: ______________________________

                                   Title: _____________________________


                                     A-7-7

                                                                     EXHIBIT A-8

                                                   FORM OF CLASS A-8 CERTIFICATE

     SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

                   CONTIMORTGAGE HOME EQUITY LOAN TRUST 1997-3
                    HOME EQUITY LOAN PASS-THROUGH CERTIFICATE
                                    Class A-8
                           (_____% Pass-Through Rate)*

            Representing Certain Interests in a Pool of Home Equity
                               Loans Serviced by

                            CONTIMORTGAGE CORPORATION

     (This certificate does not represent an interest in, or an obligation of, nor are the underlying Home Equity Loans insured or guaranteed by, ContiSecurities Asset Funding Corp., ContiWest Corporation or ContiMortgage Corporation. This Certificate represents a fractional ownership interest in the Home Equity Loans and certain other property held by the Trust.)

     Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer ("ContiMortgage Home Equity Loan Trust 1997-3") or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized repres entative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

---------------
* Subject to certain limitations described in the Pooling and Servicing
  Agreement.

No:  A-8-
                                                           ---------------------
                                                                   CUSIP

   $                               June __, 1997
--------------------              ---------------          ---------------------
Original Certificate                    Date                   Final Scheduled
Principal Balance                                               Payment Date

                                     CEDE & CO.
                                -------------------
                                  Registered Owner

Trustee Authentication
MANUFACTURERS AND TRADERS TRUST COMPANY, as Trustee
By: __________________________
Name: ________________________
Title: _______________________
Date of Authentication: ______


                                     A-8-1

     The registered Owner named above is the registered beneficial Owner of a fractional interest in (a) the Home Equity Loans listed in Schedule I-A to the Pooling and Servicing Agreement which each Seller has caused to be delivered to the Depositor and the Depositor has caused to be delivered to the Trustee (and all substitutions therefor as provided by Section 3.03, 3.04 and 3.06 of the Pooling and Servicing Agreement), together with the related Home Equity Loan documents and eac h Sellers' interest in any Property which secured a Home Equity Loan but which has been acquired by foreclosure or deed in lieu of foreclosure, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts as may be held by the Trustee in the Certificate Account and the Upper-Tier Group I Distribution Account together with investment earnings on such amounts and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, exclusive of investment earnings thereon (except as otherwise provided herein), whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by the Servicer); and (c) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper , checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified in the Pooling and Servicing Agreement.

     The Owner hereof is entitled to principal payments on each Payment Date, as hereinafter described, which will fully amortize such original Certificate Principal Balance over the period from the date of initial issuance of the Certificates to the final Payment Date for the Class A-8 Certificates. Therefore, the actual Outstanding principal amount of this Certificate may, on any date subsequent to July 15, 1997 (the first Payment Date) be less than the original Certificate Principal Balance set forth ab ove.

     Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement (as defined below) provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

     NEITHER THIS CERTIFICATE NOR THE UNDERLYING HOME EQUITY LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

     THE PRINCIPAL OF THIS CERTIFICATE IS PAYABLE IN INSTALLMENTS. THEREFORE, THE ACTUAL OUTSTANDING PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY ON ANY DATE SUBSEQUENT TO July 15, 1997 (THE FIRST PAYMENT DATE) BE LESS THAN ITS ORIGINAL CERTIFICATE PRINCIPAL BALANCE.

     THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

     This Certificate is one of a Class of duly-authorized Certificates designated as ContiMortgage Home Equity Loan Trust 1997-3, Home Equity Loan Pass-Through Certificates, Class A-8 (the "Class A-8 Certificates") and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of June 1, 1997 (the "Pooling and Servicing Agreement") by and among ContiMortgage Corporation, in its capacity as a Seller (a "Seller") and as the Servicer (the "Servicer"), ContiWest Corporation, in its capacity as a Seller (a "Seller"), ContiSecurities Asset Funding Corp., in its capacity as Depositor, (the "Depositor") and Manufacturers and Traders Trust Company, a New York banking

                                     A-8-2
corporation, in its capacity as the Trustee (the "Trustee"), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Certificates designated as C ontiMortgage Home Equity Loan Trust 1997-3 Home Equity Loan Pass-Through Certificates, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-9, Class A-10, Class A-11IO (collectively, including the Class A-8 Certificates, the "Class A Certificates"), Class M-1A, Class M-1F (the "Class M-1 Certificates"), Class M-2A, Class M-2F (the "Class M-2 Certificates" and collectively with the Class M-1 Certificates, the "Mezzanine Certificates"), Class B (the "Class B Certificates" and collectively with the Class A Certificates and the Mezzanine Certificates, the "Offered Certificates"), the Class C Certificates (the "Class C Certificates") and Class R (Residual Interest) (the "Class R Certificates"). The Offered Certificates, the Class C Certificates and the Class R Certificates are together referred to herein as the "Certificates." Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

     On the 15th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Payment Date") commencing July 15, 1997, the Owners of the Class A-8 Certificates as of the close of business on the last day of the calendar month immediately preceding the calendar month in which a Payment Date occurs (the "Record Date") will be entitled to receive the Class A-8 Distribution Amount relating to such Certificate on such Payment Date. Distributions will be made in immediately available funds to Owners of Certificates having an aggregate original Class A-8 Certificate Principal Balance of at least $1,000,000 (by wire transfer or otherwise) to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

     Each Owner of record of a Class A-8 Certificate will be entitled to receive such Owner's Percentage Interest in the amounts due on such Payment Date to the Owners of the Class A-8 Certificates. The Percentage Interest of each Class A-8 Certificate as of any date of determination will be equal to the percentage obtained by dividing the original Certificate Principal Balance of such Class A-8 Certificate on the Startup Day by the aggregate Class A-8 Certificate Principal Balance on the Startup Day.

     The Trustee or any duly-appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

     The Home Equity Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Home Equity Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

     This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Home Equity Loans insured or guaranteed by, ContiSecurities Asset Funding Corp., ContiWest Corporation or ContiMortgage Corporation or any of their affiliates. This Certificate is limited in right of payment to certain collections and recoveries relating to the Home Equity Loans and amounts on deposit in the Certificate Account and the Principal and Interest Account (except as otherwise provided in the Pooling and Servicing Agreement).

                                     A-8-3

     No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

     Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

     The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the latest to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Home Equity Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Home Equity Loan remaining in the Trust Estate or (c) at any time when a Qualified Liquidation of the Trust Estate is effected as described below. To effect a termination of the Pooling and Servicing Agreement pursuant to clause (c) above, the Owners of all Certificates then Outstanding shall unanimously direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation as contemplated by Section 860F(a)(4) of the Code, and the Trustee shall either sell the Home Equity Loans and distribute the proceeds of the liquidation of the Trust, or shall distribute equitably in kind all of the assets of the Trust Estate to the remaining Owners of the Certificates, each in accordance with such plan, so that the liquidation or distribution of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of the Pooling and Servicing Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation.

     The Pooling and Servicing Agreement additionally provides that (i) the Owners of the Class R Certificates may, at their option, purchase from the Trust all remaining Home Equity Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Monthly Remittance Date after the Clean-Up Call Date and (ii) under certain circumstances relating to the qualification of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC under the Code the Home Equity Loans may be sold, thereby effecting the early retirement of the Certificates.

     The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

     The Owners of the majority of the Percentage Interests represented by the Offered Certificates have the right to exercise any trust or power set forth in
Section 6.11 of the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

     The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee, the Sellers and the Servicer at any time and from time to time, and without the consent of the Owners; provided, that in certain circumstances provided for in the Pooling and Servicing Agreement, such consent of the Owners will be required prior to amendments. Any such consent by the Owner at the time of the giving thereof, of this Certificate shall be conclusive and binding upon such Owner and upon all future

                                     A-8-4

Owners of the Certificate and of any Certificate issued upon the registration of Transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

    The Trustee is required to furnish certain information on each Payment Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

     The Class A-8 Certificates are issuable only as registered Certificates in minimum denominations of $1,000 original Certificate Principal Balance. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class A-8 Certificates are exchangeable for new Class A-8 Certificates of authorized denominations evidencing the same aggregate principal amount.

    No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

    The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary, except as may otherwise be specifically provided in the Pooling and Servicing Agreement.

                                     A-8-5

    IN WITNESS WHEREOF, the Depositor has caused this Certificate to be duly executed on behalf of the Trust.


                                   CONTISECURITIES ASSET FUNDING CORP.,
                                     as Depositor


                                   By: ________________________________

                                   Name: ______________________________

                                   Title: _____________________________



                                   By: ________________________________

                                   Name: ______________________________

                                   Title: _____________________________


                                     A-8-6

                                                                     EXHIBIT A-9

                                                   FORM OF CLASS A-9 CERTIFICATE

     SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

                   CONTIMORTGAGE HOME EQUITY LOAN TRUST 1997-3
                    HOME EQUITY LOAN PASS-THROUGH CERTIFICATE
                                    Class A-9
                           (_____% Pass-Through Rate)

            Representing Certain Interests in a Pool of Home Equity
                               Loans Serviced by

                            CONTIMORTGAGE CORPORATION

     (This certificate does not represent an interest in, or an obligation of, nor are the underlying Home Equity Loans insured or guaranteed by, ContiSecurities Asset Funding Corp., ContiWest Corporation or ContiMortgage Corporation. This Certificate represents a fractional ownership interest in the Home Equity Loans and certain other property held by the Trust.)

     Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer ("ContiMortgage Home Equity Loan Trust 1997-3") or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized repres entative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

No:  A-9-
                                                           ---------------------
                                                                   CUSIP

   $                               June __, 1997
--------------------              ---------------          ---------------------
Original Certificate                    Date                   Final Scheduled
Principal Balance                                               Payment Date

                                     CEDE & CO.
                                -------------------
                                  Registered Owner

Trustee Authentication
MANUFACTURERS AND TRADERS TRUST COMPANY, as Trustee
By: __________________________
Name: ________________________
Title: _______________________
Date of Authentication: ______

                                     A-9-1

     The registered Owner named above is the registered beneficial Owner of a fractional interest in (a) the Home Equity Loans listed in Schedule I-A to the Pooling and Servicing Agreement which each Seller has caused to be delivered to the Depositor and the Depositor has caused to be delivered to the Trustee (and all substitutions therefor as provided by Section 3.03, 3.04 and 3.06 of the Pooling and Servicing Agreement), together with the related Home Equity Loan documents and each Sellers' interest in any Property which secured a Home Equity Loan but which has been acquired by foreclosure or deed in lieu of foreclosure, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts as may be held by the Trustee in the Certificate Account and the Upper-Tier Group I Distribution Account together with investment earnings on such amounts and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, exclusive of investment earnings thereon (except as otherwise provided herein), whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by the Servicer); and (c) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified in the Pooling and Servicing Agreement.

     The Owner hereof is entitled to principal payments on each Payment Date, as hereinafter described, which will fully amortize such original Certificate Principal Balance over the period from the date of initial issuance of the Certificates to the final Payment Date for the Class A-9 Certificates. Therefore, the actual Outstanding principal amount of this Certificate may, on any date subsequent to July 15, 1997 (the first Payment Date) be less than the original Certificate Principal Balance set forth above.

     Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement (as defined below) provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

     NEITHER THIS CERTIFICATE NOR THE UNDERLYING HOME EQUITY LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

     THE PRINCIPAL OF THIS CERTIFICATE IS PAYABLE IN INSTALLMENTS. THEREFORE, THE ACTUAL OUTSTANDING PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY ON ANY DATE SUBSEQUENT TO July 15, 1997 (THE FIRST PAYMENT DATE) BE LESS THAN ITS ORIGINAL CERTIFICATE PRINCIPAL BALANCE.

     THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

     This Certificate is one of a Class of duly-authorized Certificates designated as ContiMortgage Home Equity Loan Trust 1997-3, Home Equity Loan Pass-Through Certificates, Class A-9 (the "Class A-9 Certificates") and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of June 1, 1997 (the "Pooling and Servicing Agreement") by and among ContiMortgage Corporation, in its capacity as a Seller (a "Seller") and as the Servicer (the "Servicer"), ContiWest Corporation, in its capacity as a Seller (a "Seller"), ContiSecurities Asset Funding Corp., in its capacity as Depositor, (the "Depositor") and Manufacturers and Traders Trust Company, a New York banking

                                     A-9-2
corporation, in its capacity as the Trustee (the "Trustee"), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Certificates designated as ContiMortgage Home
Equity Loan Trust 1997-3 Home Equity Loan Pass-Through Certificates, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-10, Class A-11IO (collectively, including the Class A-9 Certificates, the "Class A Certificates"), Class M-1A, Class M-1F (the "Class M-1 Certificates"), Class M-2A, Class M-2F (the "Class M-2 Certificates" and collectively with the Class M-1 Certificates, the "Mezzanine Certificates"), Class B (the "Class B Certificates" and collectively with the Class A Certificates and the Mezzanine Certificates, the "Offered Certificates"), the Class C Certificates (the "Class C Certificates") and Class R (Residual Interest) (the "Class R Certificates"). The Offered Certificates, the Class C Certificates and the Class R Certificates are together referred to herein as the "Certificates." Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

     On the 15th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Payment Date") commencing July 15, 1997, the Owners of the Class A-9 Certificates as of the close of business on the last day of the calendar month immediately preceding the calendar month in which a Payment Date occurs (the "Record Date") will be entitled to receive the Class A-9 Distribution Amount relating to such Certificate on such Payment Date. Distributions will be made in immediately available funds to Owners of Certificates having an aggregate original Class A-9 Certificate Principal Balance of at least $1,000,000 (by wire transfer or otherwise) to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

     Each Owner of record of a Class A-9 Certificate will be entitled to receive such Owner's Percentage Interest in the amounts due on such Payment Date to the Owners of the Class A-9 Certificates. The Percentage Interest of each Class A-9 Certificate as of any date of determination will be equal to the percentage obtained by dividing the original Certificate Principal Balance of such Class A-9 Certificate on the Startup Day by the aggregate Class A-9 Certificate Principal Balance on the Startup Day.

     The Trustee or any duly-appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

     The Home Equity Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Home Equity Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

     This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Home Equity Loans insured or guaranteed by, ContiSecurities Asset Funding Corp., ContiWest Corporation or ContiMortgage Corporation or any of their affiliates. This Certificate is limited in right of payment to certain collections and recoveries relating to the Home Equity Loans and amounts on deposit in the Certificate Account and the Principal and Interest Account (except as otherwise provided in the Pooling and Servicing Agreement).

                                     A-9-3

     No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

     Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

     The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the latest to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Home Equity Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Home Equity Loan remaining in the Trust Estate or (c) at any time when a Qualified Liquidation of the Trust Estate is effected as described below. To effect a termination of the Pooling and Servicing Agreement pursuant to clause (c) above, the Owners of all Certificates then Outstanding shall unanimously direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation as contemplated by Section 860F(a)(4) of the Code, and the Trustee shall either sell the Home Equity Loans and distribute the proceeds of the liquidation of the Trust, or shall distribute equitably in kind all of the assets of the Trust Estate to the remaining Owners of the Certificates, each in accord ance with such plan, so that the liquidation or distribution of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of the Pooling and Servicing Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation.

     The Pooling and Servicing Agreement additionally provides that (i) the Owners of the Class R Certificates may, at their option, purchase from the Trust all remaining Home Equity Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Monthly Remittance Date after the Clean-Up Call Date and (ii) under certain circumstances relating to the qualification of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC under the Code the Home Equity Loans may be sold, thereby effecting the early retirement of the Certificates.

    The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

    The Owners of the majority of the Percentage Interests represented by the Offered Certificates have the right to exercise any trust or power set forth in
Section 6.11 of the Pooling and Servicing Agreement.

    As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

     The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee, the Sellers and the Servicer at any time and from time to time, and without the consent of the Owners; provided, that in certain circumstances provided for in the Pooling and Servicing Agreement, such consent of the Owners will be required prior to amendments. Any such consent by the Owner at the time of the giving thereof, of this Certificate shall be conclusive and binding upon such Owner and upon all future

                                     A-9-4

Owners of the Certificate and of any Certificate issued upon the registration of Transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

    The Trustee is required to furnish certain information on each Payment Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

     The Class A-9 Certificates are issuable only as registered Certificates in minimum denominations of $1,000 original Certificate Principal Balance. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class A-9 Certificates are exchangeable for new Class A-9 Certificates of authorized denominations evidencing the same aggregate principal amount.

     No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary, except as may otherwise be specifically provided in the Pooling and Servicing Agreement.

                                     A-9-5

    IN WITNESS WHEREOF, the Depositor has caused this Certificate to be duly executed on behalf of the Trust.


                                   CONTISECURITIES ASSET FUNDING CORP.,
                                     as Depositor


                                   By: ________________________________

                                   Name: ______________________________

                                   Title: _____________________________



                                   By: ________________________________

                                   Name: ______________________________

                                   Title: _____________________________

                                                                    EXHIBIT A-10

                                                  FORM OF CLASS A-10 CERTIFICATE

                   CONTIMORTGAGE HOME EQUITY LOAN TRUST 1997-3
                    HOME EQUITY LOAN PASS-THROUGH CERTIFICATE
                                   CLASS A-10
                         (Adjustable Pass-Through Rate)

            Representing Certain Interests in a Pool of Home Equity
                                Loans Serviced by

                            CONTIMORTGAGE CORPORATION

     (This certificate does not represent an interest in, or an obligation of, nor are the underlying Home Equity Loans insured or guaranteed by, ContiSecurities Asset Funding Corp., ContiWest Corporation or ContiMortgage Corporation. This Certificate represents a fractional ownership interest in the Home Equity Loans and certain other property held by the Trust.)

    Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer ("ContiMortgage Home Equity Loan Trust 1997-3") or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized repres entative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

No:  A-10-
                                                           ---------------------
                                                                   CUSIP

   $                               June __, 1997
--------------------              ---------------          ---------------------
Original Certificate                    Date                   Final Scheduled
Principal Balance                                               Payment Date

                                     CEDE & CO.
                                -------------------
                                  Registered Owner

Trustee Authentication
MANUFACTURERS AND TRADERS TRUST COMPANY, as Trustee
By: __________________________
Name: ________________________
Title: _______________________
Date of Authentication: ______

                                     A-10-1

     The registered Owner named above is the registered beneficial Owner of a fractional interest in (a) the Home Equity Loans listed in Schedule I-B to the Pooling and Servicing Agreement which each Seller has caused to be delivered to the Depositor and the Depositor has caused to be delivered to the Trustee (and all substitutions therefor as provided by Section 3.03, 3.04 and 3.06 of the Pooling and Servicing Agreement), together with the related Home Equity Loan documents and the Sellers' interest in any Property which secured a Home Equity Loan but which has been acquired by foreclosure or deed in lieu of foreclosure, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts as may be held by the Trustee in the Certificate Account and the Upper-Tier Group II Distribution Account together with investment earnings on such amounts and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, exclusive of investment earnings thereon (except as otherwise provided herein), whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by the Servicer); (c) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified in the Pooling and Servicing Agreement.

    The Owner hereof is entitled to principal payments on each Payment Date, as hereinafter described, which will fully amortize such original Certificate Principal Balance over the period from the date of initial issuance of the Certificates to the final Payment Date for the Class A-1 Certificates. Therefore, the actual Outstanding principal amount of this Certificate may, on any date subsequent to July 15, 1997 (the first Payment Date) be less than the original Certificate Principal Balance set forth above.

     Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement (as defined below) provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

     SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

    NEITHER THIS CERTIFICATE NOR THE UNDERLYING HOME EQUITY LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

     THE PRINCIPAL OF THIS CERTIFICATE IS PAYABLE IN INSTALLMENTS. THEREFORE, THE ACTUAL OUTSTANDING PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY ON ANY DATE SUBSEQUENT TO July 15, 1997 (THE FIRST PAYMENT DATE) BE LESS THAN ITS ORIGINAL CERTIFICATE PRINCIPAL BALANCE.

    THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

A-10-2

     This Certificate is one of a Class of duly-authorized Certificates designated as ContiMortgage Home Equity Loan Trust 1997-3, Home Equity Loan Pass-Through Certificates, Class A-10 (the "Class A-10 Certificates") and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of June 1, 1997 (the "Pooling and Servicing Agreement") by and among ContiMortgage Corporation, in its capacity as a Seller (a "Seller") and as the Servicer (the "Servicer"), ContiWest Corporation, in its capacity as a Seller (a "Seller"), ContiSecurities Asset Funding Corp., in its capacity as Depositor, (the "Depositor") and Manufacturers and Traders Trust Company, a New York banking corporation, in its capacity as the Trustee (the "Trustee"), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Certificates designated as ContiMortgage Home Equity Loan Trust 1997-3 Home Equity Loan Pass-Through Certificates, Class A-1 (the "Class A-1 Certificates"), Class A-2 (the "Class A-2 Certificates"), Class A-3 (the "Class A-3 Certificates"), Class A-4 (the "Class A-4 Certificates"), Class A-5 (the "Class A-5 Certificates"), Class A-6 (the "Class A-6 Certificates"), Class A-7 (the "Class A-7 Certificates"), Class A-8 (the "Class A-8 Certificates"), Class A-9 (the "Class A-9 Certificates"), Class A-11IO (collectively, including the Cl ass A-10 Certificates, the "Class A Certificates"), Class M-1A, Class M-1F (the "Class M-1 Certificates"), Class M-2A, Class M-2F (the "Class M-2 Certificates and collectively with the Class M-1 Certificates, the "Mezzanine Certificates"), Class B-1A, Class B-1F (the "Class B Certificates" and collectively with the Class A Certificates and the Mezzanine Certificates, the "Offered Certificates"), Class C (the "Class C Certificates") and Class R (Residual Interest) (the "Class R Certificates"). Offered Cert ificates, the Class C Certificates and the Class R Certificates are together referred to herein as the "Certificates." Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

     On the 15th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Payment Date") commencing July 15, 1997, the Owners of the Class A-10 Certificates as of the close of business on the day immediately preceding such Payment Date (the "Record Date") will be entitled to receive the Class A-10 Distribution Amount relating to such Certificate on such Payment Date. Distributions will be made in immediately available funds to Owners of Certifi cates having an aggregate original Class A-10 Certificate Principal Balance of at least $1,000,000 (by wire transfer or otherwise) to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

     Each Owner of record of a Class A-10 Certificate will be entitled to receive such Owner's Percentage Interest in the amounts due on such Payment Date to the Owners of the Class A-10 Certificates. The Percentage Interest of each Class A-10 Certificate as of any date of determination will be equal to the percentage obtained by dividing the original Certificate Principal Balance of such Class A-10 Certificate on the Startup Day by the aggregate Class A-10 Certificate Principal Balance on the Startup Day.

     The Trustee or any duly-appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

     The Home Equity Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Home Equity Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

                                     A-10-3

     This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Home Equity Loans insured or guaranteed by, ContiSecurities Asset Funding Corp., ContiWest Corporation or ContiMortgage Corporation or any of their affiliates. This Certificate is limited in right of payment to certain collections and recoveries relating to the Home Equity Loans and amounts on deposit in the Certificate Account and the Principal and Interest Account (except as otherwise provided in the Pooling and Servicing Agreement).

    No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

     Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

    The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the latest to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Home Equity Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Home Equity Loan remaining in the Trust Estate or (c) at any time when a Qualified Liquidation of the Trust Estate is effected as described below. To effect a termination of the Pooling and Servicing Agreement pursuant to clause (c) above, the Owners of all Certificates then Outstanding shall unanimously direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation, as contemplated by Section 860F(a)(4) of the Code, and the Trustee shall either sell the Home Equity Loans and distribute the proceeds of the liquidation of the Trust, or shall distribute equitably in kind all of the assets of the Trust Estate to the remaining Owners of the Certificates, each in accordance with such plan, so that the liquidation or distribution of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of the Pooling and Servicing Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation.

    The Pooling and Servicing Agreement additionally provides that (i) the Owners of the Class R Certificates may, at their option, purchase from the Trust all remaining Home Equity Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Monthly Remittance Date after the Clean-Up Call Date and (ii) under certain circumstances relating to the qualification of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC under the Code the Home Equity Loans may be sold, thereby effecting the early retirement of the Certificates.

    The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

    The Owners of the majority of the Percentage Interests represented by the Offered Certificates have the right to exercise any trust or power set forth in
Section 6.11 of the Pooling and Servicing Agreement.

    As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

                                     A-10-4

     The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee, the Sellers and the Servicer at any time and from time to time, and without the consent of the Owners; provided, that in certain circumstances provided for in the Pooling and Servicing Agreement, such consent of the Owners will be required prior to amendments. Any such consent by the Owner at the time of the giving thereof, of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of Transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

     The Trustee is required to furnish certain information on each Payment Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

     The Class A-10 Certificates are issuable only as registered Certificates in minimum denominations of $1,000 original Certificate Principal Balance. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class A-10 Certificates are exchangeable for new Class A-10 Certificates of authorized denominations evidencing the same aggregate principal amount.

     No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary, except as may otherwise be specifically provided in the Pooling and Servicing Agreement.

                                     A-10-5

    IN WITNESS WHEREOF, the Depositor has caused this Certificate to be duly executed on behalf of the Trust.


                                   CONTISECURITIES ASSET FUNDING CORP.,
                                     as Depositor


                                   By: ________________________________

                                   Name: ______________________________

                                   Title: _____________________________



                                   By: ________________________________

                                   Name: ______________________________

                                   Title: _____________________________


                                     A-10-6

                                                                  EXHIBIT A-11IO

                                                FORM OF CLASS A-11IO CERTIFICATE

     SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

                   CONTIMORTGAGE HOME EQUITY LOAN TRUST 1997-3
                    HOME EQUITY LOAN PASS-THROUGH CERTIFICATE
                                  CLASS A-11IO
                           (_____% Pass-Through Rate)

            Representing Certain Interests in a Pool of Home Equity
                               Loans Serviced by

                            CONTIMORTGAGE CORPORATION

     This certificate does not represent an interest in, or an obligation of, nor are the underlying Home Equity Loans insured or guaranteed by, ContiSecurities Asset Funding Corp., ContiWest Corporation or ContiMortgage Corporation. This Certificate represents a fractional ownership interest in the Home Equity Loans and certain other property held by the Trust.

No:  A-11IO-

   $0                            June __, 1997
--------------------            ---------------            ---------------------
Original Principal                    Date                     Final Scheduled
Amount                                                            Payment Date

                    CONTISECURITIES ASSET FUNDING II, L.L.C.
                               -------------------
                                Registered Holder

   $
--------------------
Original Notional
Principal Amount

Trustee Authentication
MANUFACTURERS AND TRADERS TRUST COMPANY, as Trustee
By: __________________________
Name: ________________________
Title: _______________________
Date of Authentication: ______


                                    A-11IO-1

     The registered Owner named above is the registered beneficial Owner of a fractional interest in (a) the Home Equity Loans listed in Schedule I-A to the Pooling and Servicing Agreement which each Seller has caused to be delivered to the Depositor and the Depositor has caused to be delivered to the Trustee (and all substitutions therefor as provided by Section 3.03, 3.04 and 3.06 of the Pooling and Servicing Agreement), together with the related Home Equity Loan documents and each Sellers' interest in any Property which secured a Home
Equity Loan but which has been acquired by foreclosure or deed in lieu of foreclosure, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts as may be held by the Trustee in the Certificate Account and the Upper-Tier Group I Distribution Account together with investment earnings on such amounts and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, exclusive of investment earnings thereon (except as otherwise provided herein), whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by the Servicer); and (c) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified in the Pooling and Servicing Agreement.

     Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement (as defined below) provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

     NEITHER THIS CERTIFICATE NOR THE UNDERLYING HOME EQUITY LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

     THE INITIAL PER ANNUM RATE OF INTEREST ON THIS CLASS A-11IO CERTIFICATE IS _____%. ASSUMING THAT THE HOME EQUITY LOANS PREPAY AT A RATE BASED ON 100% OF THE PREPAYMENT ASSUMPTION DESCRIBED IN THE PROSPECTUS SUPPLEMENT, THIS CERTIFICATE HAS BEEN ISSUED WITH APPROXIMATELY $___________ OF OID PER $1,000,000 OF CLASS A-11IO NOTIONAL PRINCIPAL AMOUNT AND THE ANNUAL YIELD TO MATURITY WILL BE _____% (COMPOUNDED MONTHLY); THE AMOUNT OF OID ALLOCABLE TO THE LONG FIRST ACCRUAL PERIOD IS $____ PER $1,000,000 OF CLASS A-11IO NOTIONAL PRINCIPAL AMOUNT COMPUTED USING DAILY COMPOUNDING.

     THIS CERTIFICATE IS AN INTEREST ONLY CERTIFICATE. THE HOLDER OF THIS CERTIFICATE SHALL NOT BE ENTITLED TO ANY DISTRIBUTIONS OF PRINCIPAL WITH RESPECT TO THE HOME EQUITY LOANS.

     THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

     This Certificate is one of a Class of duly-authorized Certificates designated as ContiMortgage Home Equity Loan Trust 1997-3, Home Equity Loan Pass-Through Certificates, Class A-11IO (the "Class A-11IO Certificates") and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of June 1, 1997 (the "Pooling and Servicing Agreement") by and among ContiMortgage Corporation, in its capacity as a Seller (a "Seller") and as the Servicer (the

                                    A-11IO-2

"Servicer"), ContiWest Corporation, in its capacity as a Seller (a "Seller"), ContiSecurities Asset Funding Corp., in its capacity as Depositor, (the "Depositor") and Manufacturers and Traders Trust Company, a New York banking corporation, in its capacity as the Trustee (the "Trustee"), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Certificates designate d as ContiMortgage Home Equity Loan Trust 1997-3 Home Equity Loan Pass-Through Certificates, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10 (collectively, including the Class A-11IO Certificates, the "Class A Certificates"), Class M-1A, Class M-1F (the "Class M-1 Certificates"), Class M-2A, Class M-2F (the "Class M-2 Certificates" and collectively with the Class M-1 Certificates, the "Mezzanine Certificates"), Class B-1A, Class B-1F (the "Class B Certificates" and collectively with the Class A Certificates and the Mezzanine Certificates, the "Offered Certificates"), the Class C Certificates (the "Class C Certificates") and Class R (Residual Interest) (the "Class R Certificates"). The Offered Certificates, the Class C Certificates and the Class R Certificates are together referred to herein as the "Certificates." Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

    On the 15th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Payment Date") commencing July 15, 1997, the Owners of the Class A-11IO Certificates as of the close of business on the last day of the calendar month immediately preceding the calendar month in which a Payment Date occurs (the "Record Date") will be entitled to receive the Class A-11IO Distribution Amount relating to such Certificate on such Payment Date. Distributions will be made in immediately available funds to Owners of Certificates having an aggregate original Class A-11IO Notional Principal Amount of at least $1,000,000 (by wire transfer or otherwise) to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

     Each Owner of record of a Class A-11IO Certificate will be entitled to receive such Owner's Percentage Interest in the amounts due on such Payment Date to the Owners of the Class A-11IO Certificates. The Percentage Interest of each Class A-11IO Certificate as of any date of determination will be equal to the portion of the Class stated or the Percentage Interest on the face thereof.

     "Class A-11IO Notional Principal Amount": As of the time of determination, the aggregate outstanding Loan Balance of the Home Equity Loans in Group I.

     The Trustee or any duly-appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

     The Home Equity Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Home Equity Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

                                    A-11IO-3

     This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Home Equity Loans insured or guaranteed by, ContiSecurities Asset Funding Corp., ContiWest Corporation or ContiMortgage Corporation or any of their affiliates. This Certificate is limited in right of payment to certain collections and recoveries relating to the Home Equity Loans and amounts on deposit in the Certificate Account and the Principal and Interest Account (except as otherwise prov ided in the Pooling and Servicing Agreement).

     No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

     Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

     The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the latest to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Home Equity Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Home Equity Loan remaining in the Trust Estate or (c) at any time when a Qualified Liquidation of the Trust Estate is effected as described below. To effect a termination of the Pooling and Servicing Agreement pursuant to clause (c) above, the Owners of all Certificates then Outstanding shall unanimously direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation as contemplated by Section 860F(a)(4) of the Code, and the Trustee shall either sell the Home Equity Loans and distribute the proceeds of the liquidation of the Trust, or shall distribute equitably in kind all of the assets of the Trust Estate to the remaining Owners of the Certificates, each in accordance with such plan, so that the liquidation or distribution of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of the Pooling and Servicing Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation.

     The Pooling and Servicing Agreement additionally provides that (i) the Owners of the Class R Certificates may, at their option, purchase from the Trust all remaining Home Equity Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Monthly Remittance Date after the Clean-Up Call Date and (ii) under certain circumstances relating to the qualification of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC under the Code the Home Equity Loans may be sold, thereby effecting the early retirement of the Certificates.

     The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

     The Owners of the majority of the Percentage Interests represented by the Offered Certificates have the right to exercise any trust or power set forth in
Section 6.11 of the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

                                    A-11IO-4

     The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee, the Sellers and the Servicer at any time and from time to time, and without the consent of the Owners; provided, that in certain circumstances provided for in the Pooling and Servicing Agreement, such consent of the Owners will be required prior to amendments. Any such consent by the Owner at the time of the giving thereof, of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of Transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

     The Trustee is required to furnish certain information on each Payment Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

     The Class A-11IO Certificates are issuable only as registered Certificates in minimum denominations of $1,000 based on the Class A-11IO Notional Principal Amount. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class A-11IO Certificates are exchangeable for new Class A-11IO Certificates of authorized denominations evidencing the same aggregate notional principal amount.

     No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary, except as may otherwise be specifically provided in the Pooling and Servicing Agreement.

                                    A-11IO-5

     IN WITNESS WHEREOF, the Depositor has caused this Certificate to be duly executed on behalf of the Trust.


                                   CONTISECURITIES ASSET FUNDING CORP.,
                                     as Depositor


                                   By: ________________________________

                                   Name: ______________________________

                                   Title: _____________________________



                                   By: ________________________________

                                   Name: ______________________________

                                   Title: _____________________________


                                    A-11IO-6

                                                                     EXHIBIT B-1

                                                  FORM OF CLASS M-1F CERTIFICATE

     THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-4, CLASS A-5, CLASS A-6, CLASS A-7, CLASS A-8, CLASS A-9, CLASS A-10 AND CLASS A-11IO CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

     SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

                   CONTIMORTGAGE HOME EQUITY LOAN TRUST 1997-3
                    HOME EQUITY LOAN PASS-THROUGH CERTIFICATE
                                   CLASS M-1F
                           (_____% Pass-Through Rate)*

            Representing Certain Interests in a Pool of Home Equity
                               Loans Serviced by

                           CONTIMORTGAGE CORPORATION

     (This certificate does not represent an interest in, or an obligation of, nor are the underlying Home Equity Loans insured or guaranteed by, ContiSecurities Asset Funding Corp., ContiWest Corporation or ContiMortgage Corporation. This Certificate represents a fractional ownership interest in the Home Equity Loans and certain other property held by the Trust.)

     Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer ("ContiMortgage Home Equity Loan Trust 1997-3") or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized repres entative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

---------------
* Subject to certain limitations described in the Pooling and Servicing
  Agreement.

No:  M-1F-
                                                           ---------------------
                                                                   CUSIP

   $                               June __, 1997
--------------------              ---------------          ---------------------
Original Certificate                    Date                   Final Scheduled
Principal Balance                                               Payment Date

                                     CEDE & CO.
                                -------------------
                                  Registered Owner

Trustee Authentication
MANUFACTURERS AND TRADERS TRUST COMPANY, as Trustee
By: __________________________
Name: ________________________
Title: _______________________
Date of Authentication: ______


                                     M-1F-1

     The registered Owner named above is the registered beneficial Owner of a fractional interest in (a) the Home Equity Loans listed in Schedule I-A to the Pooling and Servicing Agreement which each Seller has caused to be delivered to the Depositor and the Depositor has caused to be delivered to the Trustee (and all substitutions therefor as provided by Section 3.03, 3.04 and 3.06 of the Pooling and Servicing Agreement), together with the related Home Equity Loan documents and each Sellers' interest in any Property which secured a Home Equity Loan but which has been acquired by foreclosure or deed in lieu of foreclosure, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts as may be held by the Trustee in the Certificate Account and the Upper-Tier Group I Distribution Account together with investment earnings on such amounts and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, exclusive of investment earnings thereon (except as otherwise provided herein), whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by the Servicer); and (c) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified in the Pooling and Servicing Agreement.

     The Owner hereof is entitled to principal payments on each Payment Date, as hereinafter described, which will fully amortize such original Certificate Principal Balance over the period from the date of initial issuance of the Certificates to the final Payment Date for the Class M-1F Certificates. Therefore, the actual Outstanding principal amount of this Certificate may, on any date subsequent to July 15, 1997 (the first Payment Date) be less than the original Certificate Principal Balance set forth above.

     Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement (as defined below) provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

     NEITHER THIS CERTIFICATE NOR THE UNDERLYING HOME EQUITY LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

     THE PRINCIPAL OF THIS CERTIFICATE IS PAYABLE IN INSTALLMENTS. THEREFORE, THE ACTUAL OUTSTANDING PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY ON ANY DATE SUBSEQUENT TO July 15, 1997 (THE FIRST PAYMENT DATE) BE LESS THAN ITS ORIGINAL CERTIFICATE PRINCIPAL BALANCE.

     THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

     This Certificate is one of a Class of duly-authorized Certificates designated as ContiMortgage Home Equity Loan Trust 1997-3, Home Equity Loan Pass-Through Certificates, Class M-1F (the "Class M-1F Certificates") and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of June 1, 1997 (the "Pooling and Servicing Agreement") by and among ContiMortgage Corporation, in its capacity as a Seller (a "Seller") and as the Servicer (the "Servicer"), ContiWest Corporation, in its capacity as a Seller (a "Seller"), ContiSecurities Asset Funding Corp., in its capacity as Depositor, (the "Depositor") and Manufacturers and Traders Trust Company, a New York banking

                                     M-1F-2
corporation, in its capacity as the Trustee (the "Trustee"), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Certificates designated as ContiMortgage Home Equity Loan Trust 1997-3 Home Equity Loan Pass-Through Certificates, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11IO (collectively, the "Class A Certificates"), Class M-1A (the "Class M-1A Certificates" and collectively with the Class M-1F Certificates, the "Class M-1 Certificates") Class M-2A, Class M-2F (the "Class M-2 Certificates" and collectively with the Class M-1 Certificates, the "Mezzanine Certificates" ), Class B (the "Class B Certificates" and collectively with the Class A Certificates and the Mezzanine Certificates, the "Offered Certificates"), the Class C Certificates (the "Class C Certificates") and Class R (Residual Interest) (the "Class R Certificates"). The Offered Certificates, the Class C Certificates and the Class R Certificates are together referred to herein as the "Certificates." Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

     On the 15th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Payment Date") commencing July 15, 1997, the Owners of the Class M-1F Certificates as of the close of business on the last day of the calendar month immediately preceding the calendar month in which a Payment Date occurs (the "Record Date") will be entitled to receive the Class M-1F Distribution Amount relating to such Certificate on such Payment Date. Distributions will be made in immediately available funds to Owners of Certificates having an aggregate original Class M-1F Certificate Principal Balance of at least $1,000,000 (by wire transfer or otherwise) to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

     Each Owner of record of a Class M-1F Certificate will be entitled to receive such Owner's Percentage Interest in the amounts due on such Payment Date to the Owners of the Class M-1F Certificates. The Percentage Interest of each Class M-1F Certificate as of any date of determination will be equal to the percentage obtained by dividing the original Certificate Principal Balance of such Class M-1F Certificate on the Startup Day by the aggregate Class M-1F Certificate Principal Balance on the Startup Day.

     The Trustee or any duly-appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

     The Home Equity Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Home Equity Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

     This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Home Equity Loans insured or guaranteed by, ContiSecurities Asset Funding Corp., ContiWest Corporation or ContiMortgage Corporation or any of their affiliates. This Certificate is limited in right of payment to certain collections and recoveries relating to the Home Equity Loans and amounts on deposit in the Certificate Account and the Principal and Interest Account (except as otherwise prov ided in the Pooling and Servicing Agreement).

                                     M-1F-3

     No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

     Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

     The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the latest to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Home Equity Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Home Equity Loan remaining in the Trust Estate or (c) at any time when a Qualified Liquidation of the Trust Estate is effected as described below. To effect a termination of the Pooling and Servicing Agreement pursuant to clause (c) above, the Owners of all Certificates then Outstanding shall unanimously direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation as contemplated by Section 860F(a)(4) of the Code, and the Trustee shall either sell the Home Equity Loans and distribute the proceeds of the liquidation of the Trust, or shall distribute equitably in kind all of the assets of the Trust Estate to the remaining Owners of the Certificates, each in accordance with such plan, so that the liquidation or distribution of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of the Pooling and Servicing Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation.

     The Pooling and Servicing Agreement additionally provides that (i) the Owners of the Class R Certificates may, at their option, purchase from the Trust all remaining Home Equity Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Monthly Remittance Date after the Clean-Up Call Date and (ii) under certain circumstances relating to the qualification of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC under the Code the Home Equity Loans may be sold, thereby effecting the early retirement of the Certificates.

     The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

     The Owners of the majority of the Percentage Interests represented by the Offered Certificates have the right to exercise any trust or power set forth in
Section 6.11 of the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

     The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee, the Sellers and the Servicer at any time and from time to time, and without the consent of the Owners; provided, that in certain circumstances provided for in the Pooling and Servicing Agreement, such consent of the Owners will be required prior to amendments. Any such consent by the Owner at the time of the giving thereof, of this Certificate shall be conclusive and binding upon such Owner and upon all future

                                     M-1F-4

Owners of the Certificate and of any Certificate issued upon the registration of Transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

     The Trustee is required to furnish certain information on each Payment Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

     The Class M-1F Certificates are issuable only as registered Certificates in minimum denominations of $1,000 original Certificate Principal Balance. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class M-1F Certificates are exchangeable for new Class M-1F Certificates of authorized denominations evidencing the same aggregate principal amount.

     No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

    The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary, except as may otherwise be specifically provided in the Pooling and Servicing Agreement.

                                     M-1F-5

    IN WITNESS WHEREOF, the Depositor has caused this Certificate to be duly executed on behalf of the Trust.


                                   CONTISECURITIES ASSET FUNDING CORP.,
                                     as Depositor


                                   By: ________________________________

                                   Name: ______________________________

                                   Title: _____________________________



                                   By: ________________________________

                                   Name: ______________________________

                                   Title: _____________________________


                                     M-1F-6

                                                                     EXHIBIT B-2

                                                  FORM OF CLASS M-1A CERTIFICATE

     THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-4, CLASS A-5, CLASS A-6, CLASS A-7, CLASS A-8, CLASS A-9, CLASS A-10 AND CLASS A-11IO CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

     SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

                   CONTIMORTGAGE HOME EQUITY LOAN TRUST 1997-3
                    HOME EQUITY LOAN PASS-THROUGH CERTIFICATE
                                   CLASS M-1A
                         (Adjustable Pass-Through Rate)

             Representing Certain Interests in a Pool of Home Equity
                                Loans Serviced by

                           CONTIMORTGAGE CORPORATION

     (This certificate does not represent an interest in, or an obligation of, nor are the underlying Home Equity Loans insured or guaranteed by, ContiSecurities Asset Funding Corp., ContiWest Corporation or ContiMortgage Corporation. This Certificate represents a fractional ownership interest in the Home Equity Loans and certain other property held by the Trust.)

     Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer ("ContiMortgage Home Equity Loan Trust 1997-3") or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.


No:  M-1A

                                                            -------------------
                                                                   CUSIP

   $                               June __, 1997
-------------------                -------------            --------------------
Original Certificate                   Date                   Final Scheduled
Principal Balance                                              Payment Date

                                    CEDE & CO.
                                -------------------
                                 Registered Owner

Trustee Authentication
MANUFACTURERS AND TRADERS TRUST COMPANY, as Trustee
By:____________________________
Name:__________________________
Title:_________________________
Date of Authentication:________


                                     M-1A-1

     The registered Owner named above is the registered beneficial Owner of a fractional interest in (a) the Home Equity Loans listed in Schedule I-B to the Pooling and Servicing Agreement which each Seller has caused to be delivered to the Depositor and the Depositor has caused to be delivered to the Trustee (and all substitutions therefor as provided by Section 3.03, 3.04 and 3.06 of the Pooling and Servicing Agreement), together with the related Home Equity Loan documents and each Sellers' interest in any Property which secured a Home Equity Loan but which has been acquired by foreclosure or deed in lieu of foreclosure, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts as may be held by the Trustee in the Certificate Account and the Upper-Tier Group II Distribution Account together with investment earnings on such amounts and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, exclusive of investment earnings thereon (except as otherwise provided herein), whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by the Servicer); and (c) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified in the Pooling and Servicing Agreement.

     The Owner hereof is entitled to principal payments on each Payment Date, as hereinafter described, which will fully amortize such original Certificate Principal Balance over the period from the date of initial issuance of the Certificates to the final Payment Date for the Class M-1A Certificates. Therefore, the actual Outstanding principal amount of this Certificate may, on any date subsequent to July 15, 1997 (the first Payment Date) be less than the original Certificate Principal Balance set forth above.

     Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement (as defined below) provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

    NEITHER THIS CERTIFICATE NOR THE UNDERLYING HOME EQUITY LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

     THE PRINCIPAL OF THIS CERTIFICATE IS PAYABLE IN INSTALLMENTS. THEREFORE, THE ACTUAL OUTSTANDING PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY ON ANY DATE SUBSEQUENT TO July 15, 1997 (THE FIRST PAYMENT DATE) BE LESS THAN ITS ORIGINAL CERTIFICATE PRINCIPAL BALANCE.

     THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

     This Certificate is one of a Class of duly-authorized Certificates designated as ContiMortgage Home Equity Loan Trust 1997-3, Home Equity Loan Pass-Through Certificates, Class M-1A (the "Class M-1A Certificates") and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of June 1, 1997 (the "Pooling and Servicing Agreement") by and among ContiMortgage Corporation, in its capacity as a Seller (a "Seller") and as the Servicer (the "Servicer"), ContiWest Corporation, in its capacity as a Seller (a "Seller"), ContiSecurities Asset Funding Corp., in its capacity as Depositor, (the "Depositor") and Manufacturers and Traders Trust Company, a New York banking


                                     M-1A-2
corporation, in its capacity as the Trustee (the "Trustee"), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Certificates designated as ContiMortgage Home Equity Loan Trust 1997-3 Home Equity Loan Pass-Through Certificates, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11IO (collectively, the "Class A Certificates"), the Class M-1F (the "Class M-1F Certificates" and collectively with the Class M-1A Certificates, the "Class M-1 Certificates") the Class M-2A, Class M-2F (the "Class M-2 Certificates" and collectively with the Class M-1 Certificates, the "Mezzanine Certi ficates"), Class B-1A, Class B-1F (the "Class B Certificates" and collectively with the Class A Certificates and the Mezzanine Certificates, the "Offered Certificates"), the Class C Certificates (the "Class C Certificates") and Class R (Residual Interest) (the "Class R Certificates"). The Offered Certificates, the Class C Certificates and the Class R Certificates are together referred to herein as the "Certificates." Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

     On the 15th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Payment Date") commencing July 15, 1997, the Owners of the Class M-1A Certificates as of the close of business on the day immediately preceding such Payment Date (the "Record Date") will be entitled to receive the Class M-1A Distribution Amount relating to such Certificate on such Payment Date. Distributions will be made in immediately available funds to Owners of Certificates having an aggregate original Class M-1A Certificate Principal Balance of at least $1,000,000 (by wire transfer or otherwise) to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

     Each Owner of record of a Class M-1A Certificate will be entitled to receive such Owner's Percentage Interest in the amounts due on such Payment Date to the Owners of the Class M-1A Certificates. The Percentage Interest of each Class M-1A Certificate as of any date of determination will be equal to the percentage obtained by dividing the original Certificate Principal Balance of such Class M-1A Certificate on the Startup Day by the aggregate Class M-1A Certificate Principal Balance on the Startup Day.

     The Trustee or any duly-appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

     The Home Equity Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Home Equity Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

     This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Home Equity Loans insured or guaranteed by, ContiSecurities Asset Funding Corp., ContiWest Corporation or ContiMortgage Corporation or any of their affiliates. This Certificate is limited in right of payment to certain collections and recoveries relating to the Home Equity Loans and amounts on deposit in the Certificate Account and the Principal and Interest Account (except as otherwise provided in the Pooling and Servicing Agreement).

                                     M-1A-3

     No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

     Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

     The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the latest to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Home Equity Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Home Equity Loan remaining in the Trust Estate or (c) at any time when a Qualified Liquidation of the Trust Estate is effected as described below. To effect a termination of the Pooling and Servicing Agreement pursuant to clause (c) above, the Owners of all Certificates then Outstanding shall unanimously direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation as contemplated by Section 860F(a)(4) of the Code, and the Trustee shall either sell the Home Equity Loans and distribute the proceeds of the liquidation of the Trust, or shall distribute equitably in kind all of the assets of the Trust Estate to the remaining Owners of the Certificates, each in accord ance with such plan, so that the liquidation or distribution of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of the Pooling and Servicing Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation.

     The Pooling and Servicing Agreement additionally provides that (i) the Owners of the Class R Certificates may, at their option, purchase from the Trust all remaining Home Equity Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Monthly Remittance Date after the Clean-Up Call Date and (ii) under certain circumstances relating to the qualification of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC under the Code the Home Equity Loans may be sold, thereby effecting the early retirement of the Certificates.

     The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

     The Owners of the majority of the Percentage Interests represented by the Offered Certificates have the right to exercise any trust or power set forth in
Section 6.11 of the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

     The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee, the Sellers and the Servicer at any time and from time to time, and without the consent of the Owners; provided, that in certain circumstances provided for in the Pooling and Servicing Agreement, such consent of the Owners will be required prior to amendments. Any such consent by the Owner at the time of the giving thereof, of this Certificate shall be conclusive and binding upon such Owner and upon all future

                                     M-1A-4

Owners of the Certificate and of any Certificate issued upon the registration of Transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

     The Trustee is required to furnish certain information on each Payment Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

     The Class M-1A Certificates are issuable only as registered Certificates in minimum denominations of $1,000 original Certificate Principal Balance. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class M-1A Certificates are exchangeable for new Class M-1A Certificates of authorized denominations evidencing the same aggregate principal amount.

     No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary, except as may otherwise be specifically provided in the Pooling and Servicing Agreement.

                                     M-1A-5

     IN WITNESS WHEREOF, the Depositor has caused this Certificate to be duly executed on behalf of the Trust.


                                           CONTISECURITIES ASSET FUNDING CORP.,
                                             as Depositor


                                           By:_________________________________

                                           Name:_______________________________

                                           Title:______________________________



                                           By:_________________________________

                                           Name:_______________________________

                                           Title:______________________________


                                     M-1A-6

                                                                     EXHIBIT B-3

                                                FORM OF   CLASS M-2F CERTIFICATE

     THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-4, CLASS A-5, CLASS A-6, CLASS A-7, CLASS A-8, CLASS A-9, CLASS A-10, CLASS A-11IO, CLASS M-1F AND CLASS M-1A CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

     SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

                   CONTIMORTGAGE HOME EQUITY LOAN TRUST 1997-3
                    HOME EQUITY LOAN PASS-THROUGH CERTIFICATE
                                   CLASS M-2F
                           (_____% Pass-Through Rate)*

            Representing Certain Interests in a Pool of Home Equity
                               Loans Serviced by

                           CONTIMORTGAGE CORPORATION

     (This certificate does not represent an interest in, or an obligation of, nor are the underlying Home Equity Loans insured or guaranteed by, ContiSecurities Asset Funding Corp., ContiWest Corporation or ContiMortgage Corporation. This Certificate represents a fractional ownership interest in the Home Equity Loans and certain other property held by the Trust.)

     Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer ("ContiMortgage Home Equity Loan Trust 1997-3") or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

---------------
* Subject to certain limitations described in the Pooling and Servicing
Agreement.

No:  M-2F
                                                              -----------------
                                                                   CUSIP
   $                           June __, 1997
------------------             -------------                  -----------------
Original Certificate               Date                       Final Scheduled
Principal Balance                                              Payment Date

                                CEDE & CO.
                             ----------------
                             Registered Owner

Trustee Authentication
MANUFACTURERS AND TRADERS TRUST COMPANY, as Trustee
By:___________________________
Name:_________________________
Title:________________________
Date of Authentication:_______

                                     M-2F-1

     The registered Owner named above is the registered beneficial Owner of a fractional interest in (a) the Home Equity Loans listed in Schedule I-A to the Pooling and Servicing Agreement which each Seller has caused to be delivered to the Depositor and the Depositor has caused to be delivered to the Trustee (and all substitutions therefor as provided by Section 3.03, 3.04 and 3.06 of the Pooling and Servicing Agreement), together with the related Home Equity Loan documents and each Sellers' interest in any Property which secured a Home Equity Loan but which has been acquired by foreclosure or deed in lieu of foreclosure, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts as may be held by the Trustee in the Certificate Account and the Upper-Tier Group I Distribution Account together with investment earnings on such amounts and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, exclusive of investment earnings thereon (except as otherwise provided herein), whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by the Servicer); and (c) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified in the Pooling and Servicing Agreement.

     The Owner hereof is entitled to principal payments on each Payment Date, as hereinafter described, which will fully amortize such original Certificate Principal Balance over the period from the date of initial issuance of the Certificates to the final Payment Date for the Class M-2F Certificates. Therefore, the actual Outstanding principal amount of this Certificate may, on any date subsequent to July 15, 1997 (the first Payment Date) be less than the original Certificate Principal Balance set forth above.

     Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement (as defined below) provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

     NEITHER THIS CERTIFICATE NOR THE UNDERLYING HOME EQUITY LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

     THE PRINCIPAL OF THIS CERTIFICATE IS PAYABLE IN INSTALLMENTS. THEREFORE, THE ACTUAL OUTSTANDING PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY ON ANY DATE SUBSEQUENT TO July 15, 1997 (THE FIRST PAYMENT DATE) BE LESS THAN ITS ORIGINAL CERTIFICATE PRINCIPAL BALANCE.

     THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

                                     M-2F-2

     This Certificate is one of a Class of duly-authorized Certificates designated as ContiMortgage Home Equity Loan Trust 1997-3, Home Equity Loan Pass-Through Certificates, Class M-2F (the "Class M-2F Certificates") and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of June 1, 1997 (the "Pooling and Servicing Agreement") by and among ContiMortgage Corporation, in its capacity as a Seller (a "Seller") and as the Servicer (the "Servicer"), ContiWest Corporation, in its capacity as a Seller (a "Seller"), ContiSecurities Asset Funding Corp., in its capacity as Depositor, (the "Depositor") and Manufacturers and Traders Trust Company, a New York banking corporation, in its capacity as the Trustee (the "Trustee"), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Certificates designated as ContiMortgage Home Equity Loan Trust 1997-3 Home Equity Loan Pass-Through Certificates, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11IO (collectively, the "Class A Certificates"), Class M-1A, Class M-1F (the "Class M-1 Certificates") Class M-2A (the "Class M-2A Certificates" and collectively with the Class M-2F Certificates, the "Class M-2 Certificates") and collectively with the Class M-1 Certificates, the "Mezzanine Certificates "), Class B (the "Class B Certificates" and collectively with the Class A Certificates and the Mezzanine Certificates, the "Offered Certificates"), the Class C Certificates (the "Class C Certificates") and Class R (Residual Interest) (the "Class R Certificates"). The Offered Certificates, the Class C Certificates and the Class R Certificates are together referred to herein as the "Certificates." Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

     On the 15th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Payment Date") commencing July 15, 1997, the Owners of the Class M-2F Certificates as of the close of business on the last day of the calendar month immediately preceding the calendar month in which a Payment Date occurs (the "Record Date") will be entitled to receive the Class M-2F Distribution Amount relating to such Certificate on such Payment Date. Distributions will be made in immediately available funds to Owners of Certificates having an aggregate original Class M-2F Certificate Principal Balance of at least $1,000,000 (by wire transfer or otherwise) to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

     Each Owner of record of a Class M-2F Certificate will be entitled to receive such Owner's Percentage Interest in the amounts due on such Payment Date to the Owners of the Class M-2F Certificates. The Percentage Interest of each Class M-2F Certificate as of any date of determination will be equal to the percentage obtained by dividing the original Certificate Principal Balance of such Class M-2F Certificate on the Startup Day by the aggregate Class M-2F Certificate Principal Balance on the Startup Day.

     The Trustee or any duly-appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

     The Home Equity Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Home Equity Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

                                     M-2F-3

     This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Home Equity Loans insured or guaranteed by, ContiSecurities Asset Funding Corp., ContiWest Corporation or ContiMortgage Corporation or any of their affiliates. This Certificate is limited in right of payment to certain collections and recoveries relating to the Home Equity Loans and amounts on deposit in the Certificate Account and the Principal and Interest Account (except as otherwise provided in the Pooling and Servicing Agreement).

     No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

     Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

     The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the latest to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Home Equity Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Home Equity Loan remaining in the Trust Estate or (c) at any time when a Qualified Liquidation of the Trust Estate is effected as described below. To effect a termination of the Pooling and Servicing Agreement pursuant to clause (c) above, the Owners of all Certificates then Outstanding shall unanimously direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation as contemplated by Section 860F(a)(4) of the Code, and the Trustee shall either sell the Home Equity Loans and distribute the proceeds of the liquidation of the Trust, or shall distribute equitably in kind all of the assets of the Trust Estate to the remaining Owners of the Certificates, each in accord ance with such plan, so that the liquidation or distribution of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of the Pooling and Servicing Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation.

     The Pooling and Servicing Agreement additionally provides that (i) the Owners of the Class R Certificates may, at their option, purchase from the Trust all remaining Home Equity Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Monthly Remittance Date after the Clean-Up Call Date and (ii) under certain circumstances relating to the qualification of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC under the Code the Home Equity Loans may be sold, thereby effecting the early retirement of the Certificates.

     The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

     The Owners of the majority of the Percentage Interests represented by the Offered Certificates have the right to exercise any trust or power set forth in
Section 6.11 of the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

                                     M-2F-4

     The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee, the Sellers and the Servicer at any time and from time to time, and without the consent of the Owners; provided, that in certain circumstances provided for in the Pooling and Servicing Agreement, such consent of the Owners will be required prior to amendments. Any such consent by the Owner at the time of the giving thereof, of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of Transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

     The Trustee is required to furnish certain information on each Payment Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

     The Class M-2F Certificates are issuable only as registered Certificates in minimum denominations of $1,000 original Certificate Principal Balance. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class M-2F Certificates are exchangeable for new Class M-2F Certificates of authorized denominations evidencing the same aggregate principal amount.

     No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary, except as may otherwise be specifically provided in the Pooling and Servicing Agreement.

                                     M-2F-5

    IN WITNESS WHEREOF, the Depositor has caused this Certificate to be duly executed on behalf of the Trust.


                                           CONTISECURITIES ASSET FUNDING CORP.,
                                             as Depositor


                                           By:_________________________________

                                           Name:_______________________________

                                           Title:______________________________



                                           By:_________________________________

                                           Name:_______________________________

                                           Title:______________________________


                                     M-2F-6

                                                                     EXHIBIT B-4

                                                  FORM OF CLASS M-2A CERTIFICATE

     THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-4, CLASS A-5, CLASS A-6, CLASS A-7, CLASS A-8, CLASS A-9, CLASS A-10, CLASS A-11IO, CLASS M-1F AND CLASS M-1A CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

     SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

                   CONTIMORTGAGE HOME EQUITY LOAN TRUST 1997-3
                    HOME EQUITY LOAN PASS-THROUGH CERTIFICATE
                                   CLASS M-2A
                         (Adjustable Pass-Through Rate)

            Representing Certain Interests in a Pool of Home Equity
                               Loans Serviced by

                           CONTIMORTGAGE CORPORATION

     (This certificate does not represent an interest in, or an obligation of, nor are the underlying Home Equity Loans insured or guaranteed by, ContiSecurities Asset Funding Corp., ContiWest Corporation or ContiMortgage Corporation. This Certificate represents a fractional ownership interest in the Home Equity Loans and certain other property held by the Trust.)

     Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer ("ContiMortgage Home Equity Loan Trust 1997-3") or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.


No:  M-2A                                                 ---------------
                                                                CUSIP
   $                            June __, 1997
--------------------            -------------             ---------------
Original Certificate                Date                  Final Scheduled
Principal Balance                                           Payment Date

                                 CEDE & CO.
                             -------------------
                              Registered Owner

Trustee Authentication
MANUFACTURERS AND TRADERS TRUST COMPANY, as Trustee
By:___________________________
Name:_________________________
Title:________________________
Date of Authentication:_______

                                     M-2A-1

     The registered Owner named above is the registered beneficial Owner of a fractional interest in (a) the Home Equity Loans listed in Schedule I-B to the Pooling and Servicing Agreement which each Seller has caused to be delivered to the Depositor and the Depositor has caused to be delivered to the Trustee (and all substitutions therefor as provided by Section 3.03, 3.04 and 3.06 of the Pooling and Servicing Agreement), together with the related Home Equity Loan documents and each Sellers' interest in any Property which secured a Home Equity Loan but which has been acquired by foreclosure or deed in lieu of foreclosure, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts as may be held by the Trustee in the Certificate Account and the Upper-Tier Group II Distribution Account together with investment earnings on such amounts and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, exclusive of investment earnings thereon (except as otherwise provided herein), whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by the Servicer); and (c) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified in the Pooling and Servicing Agreement.

     The Owner hereof is entitled to principal payments on each Payment Date, as hereinafter described, which will fully amortize such original Certificate Principal Balance over the period from the date of initial issuance of the Certificates to the final Payment Date for the Class M-2A Certificates. Therefore, the actual Outstanding principal amount of this Certificate may, on any date subsequent to July 15, 1997 (the first Payment Date) be less than the original Certificate Principal Balance set forth above.

     Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement (as defined below) provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

     NEITHER THIS CERTIFICATE NOR THE UNDERLYING HOME EQUITY LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

     THE PRINCIPAL OF THIS CERTIFICATE IS PAYABLE IN INSTALLMENTS. THEREFORE, THE ACTUAL OUTSTANDING PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY ON ANY DATE SUBSEQUENT TO July 15, 1997 (THE FIRST PAYMENT DATE) BE LESS THAN ITS ORIGINAL CERTIFICATE PRINCIPAL BALANCE.

     THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.


                                     M-2A-2

     This Certificate is one of a Class of duly-authorized Certificates designated as ContiMortgage Home Equity Loan Trust 1997-3, Home Equity Loan Pass-Through Certificates, Class M-2A (the "Class M-2A Certificates") and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of June 1, 1997 (the "Pooling and Servicing Agreement") by and among ContiMortgage Corporation, in its capacity as a Seller (a "Seller") and as the Servicer (the "Servicer"), ContiWest Corporation, in its capacity as a Seller (a "Seller"), ContiSecurities Asset Funding Corp., in its capacity as Depositor, (the "Depositor") and Manufacturers and Traders Trust Company, a New York banking corporation, in its capacity as the Trustee (the "Trustee"), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Certificates designated as ContiMortgage Home Equity Loan Trust 1997-3 Home Equity Loan Pass-Through Certificates, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11IO (collectively, the "Class A Certificates"), Class M-1A, Class M-1F (collectively the "Class M-1 Certificates") Class M-2F (the "Class M-2F Certificates" and collectively with the Class M-2A Certificates, the "Class M-2 Certificates") and collectively with the Class M-1 Certificates, the "Mezzanine Certificates"), Class B (the "Class B Certificates" and collectively with the Class A Certificates and the Mezzanine Certificates, the "Offered Certificates"), the Class C Certificates (the "Class C Certificates") and Class R (Residual Interest) (the "Class R Certificates"). The Offered Certificates, the Class C Certificates and the Class R Certificates are together referred to herein as the "Certificates." Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

     On the 15th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Payment Date") commencing July 15, 1997, the Owners of the Class M-2A Certificates as of the close of business on the day immediately preceding such Payment Date (the "Record Date") will be entitled to receive the Class M-2A Distribution Amount relating to such Certificate on such Payment Date. Distributions will be made in immediately available funds to Owners of Certificates having an aggregate original Class M-2A Certificate Principal Balance of at least $1,000,000 (by wire transfer or otherwise) to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

     Each Owner of record of a Class M-2A Certificate will be entitled to receive such Owner's Percentage Interest in the amounts due on such Payment Date to the Owners of the Class M-2A Certificates. The Percentage Interest of each Class M-2A Certificate as of any date of determination will be equal to the percentage obtained by dividing the original Certificate Principal Balance of such Class M-2A Certificate on the Startup Day by the aggregate Class M-2A Certificate Principal Balance on the Startup Day.

     The Trustee or any duly-appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

     The Home Equity Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Home Equity Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.


                                     M-2A-3

     This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Home Equity Loans insured or guaranteed by, ContiSecurities Asset Funding Corp., ContiWest Corporation or ContiMortgage Corporation or any of their affiliates. This Certificate is limited in right of payment to certain collections and recoveries relating to the Home Equity Loans and amounts on deposit in the Certificate Account and the Principal and Interest Account (except as otherwise provided in the Pooling and Servicing Agreement).

     No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

     Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

     The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the latest to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Home Equity Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Home Equity Loan remaining in the Trust Estate or (c) at any time when a Qualified Liquidation of the Trust Estate is effected as described below. To effect a termination of the Pooling and Servicing Agreement pursuant to clause (c) above, the Owners of all Certificates then Outstanding shall unanimously direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation as contemplated by Section 860F(a)(4) of the Code, and the Trustee shall either sell the Home Equity Loans and distribute the proceeds of the liquidation of the Trust, or shall distribute equitably in kind all of the assets of the Trust Estate to the remaining Owners of the Certificates, each in accord ance with such plan, so that the liquidation or distribution of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of the Pooling and Servicing Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation.

     The Pooling and Servicing Agreement additionally provides that (i) the Owners of the Class R Certificates may, at their option, purchase from the Trust all remaining Home Equity Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Monthly Remittance Date after the Clean-Up Call Date and (ii) under certain circumstances relating to the qualification of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC under the Code the Home Equity Loans may be sold, thereby effecting the early retirement of the Certificates.

     The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

     The Owners of the majority of the Percentage Interests represented by the Offered Certificates have the right to exercise any trust or power set forth in
Section 6.11 of the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

                                     M-2A-4

     The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee, the Sellers and the Servicer at any time and from time to time, and without the consent of the Owners; provided, that in certain circumstances provided for in the Pooling and Servicing Agreement, such consent of the Owners will be required prior to amendments. Any such consent by the Owner at the time of the giving thereof, of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of Transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

     The Trustee is required to furnish certain information on each Payment Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

     The Class M-2A Certificates are issuable only as registered Certificates in minimum denominations of $1,000 original Certificate Principal Balance. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class M-2A Certificates are exchangeable for new Class M-2A Certificates of authorized denominations evidencing the same aggregate principal amount.

    No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

    The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary, except as may otherwise be specifically provided in the Pooling and Servicing Agreement.


                                     M-2A-5

     IN WITNESS WHEREOF, the Depositor has caused this Certificate to be duly executed on behalf of the Trust.


                                           CONTISECURITIES ASSET FUNDING CORP.,
                                             as Depositor


                                           By:_________________________________

                                           Name:_______________________________

                                           Title:______________________________



                                           By:_________________________________

                                           Name:_______________________________

                                           Title:______________________________


                                     M-2A-6

                                                                     EXHIBIT B-5

                                                  FORM OF CLASS B-1F CERTIFICATE

     THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-4, CLASS A-5, CLASS A-6, CLASS A-7, CLASS A-8, CLASS A-9, CLASS A-10, CLASS A-11IO, CLASS M-1F, CLASS M-1A, CLASS M-2F AND CLASS M-2A CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.


     SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

                   CONTIMORTGAGE HOME EQUITY LOAN TRUST 1997-3
                    HOME EQUITY LOAN PASS-THROUGH CERTIFICATE
                                   CLASS B-1F
                           (_____% Pass-Through Rate)*

            Representing Certain Interests in a Pool of Home Equity
                               Loans Serviced by
                           CONTIMORTGAGE CORPORATION

     (This certificate does not represent an interest in, or an obligation of, nor are the underlying Home Equity Loans insured or guaranteed by, ContiSecurities Asset Funding Corp., ContiWest Corporation or ContiMortgage Corporation. This Certificate represents a fractional ownership interest in the Home Equity Loans and certain other property held by the Trust.)

     Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer ("ContiMortgage Home Equity Loan Trust 1997-3") or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

---------------
* Subject to certain limitations described in the Pooling and Servicing
  Agreement.

No:  B-1F                                                 ---------------
                                                              CUSIP
   $                            June __, 1997
------------------              -------------             ---------------
Original Certificate                Date                  Final Scheduled
Principal Balance                                          Payment Date

                                 CEDE & CO.
                            --------------------
                              Registered Owner

Trustee Authentication
MANUFACTURERS AND TRADERS TRUST COMPANY, as Trustee
By:___________________________
Name:_________________________
Title:________________________
Date of Authentication:_______

                                     B-1F-1

     The registered Owner named above is the registered beneficial Owner of a fractional interest in (a) the Home Equity Loans listed in Schedule I-A to the Pooling and Servicing Agreement which each Seller has caused to be delivered to the Depositor and the Depositor has caused to be delivered to the Trustee (and all substitutions therefor as provided by Section 3.03, 3.04 and 3.06 of the Pooling and Servicing Agreement), together with the related Home Equity Loan documents and each Sellers' interest in any Property which secured a Home Equity Loan but which has been acquired by foreclosure or deed in lieu of foreclosure, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts as may be held by the Trustee in the Certificate Account and the Upper-Tier Group I Distribution Account together with investment earnings on such amounts and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, exclusive of investment earnings thereon (except as otherwise provided herein), whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by the Servicer); and (c) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified in the Pooling and Servicing Agreement.

     The Owner hereof is entitled to principal payments on each Payment Date, as hereinafter described, which will fully amortize such original Certificate Principal Balance over the period from the date of initial issuance of the Certificates to the final Payment Date for the Class B-1F Certificates. Therefore, the actual Outstanding principal amount of this Certificate may, on any date subsequent to July 15, 1997 (the first Payment Date) be less than the original Certificate Principal Balance set forth above.

     Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement (as defined below) provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

     NEITHER THIS CERTIFICATE NOR THE UNDERLYING HOME EQUITY LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

     THE PRINCIPAL OF THIS CERTIFICATE IS PAYABLE IN INSTALLMENTS. THEREFORE, THE ACTUAL OUTSTANDING PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY ON ANY DATE SUBSEQUENT TO July 15, 1997 (THE FIRST PAYMENT DATE) BE LESS THAN ITS ORIGINAL CERTIFICATE PRINCIPAL BALANCE.

     THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.


                                     B-1F-2

     This Certificate is one of a Class of duly-authorized Certificates designated as ContiMortgage Home Equity Loan Trust 1997-3, Home Equity Loan Pass-Through Certificates, Class B-1F (the "Class B-1F Certificates") and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of June 1, 1997 (the "Pooling and Servicing Agreement") by and among ContiMortgage Corporation, in its capacity as a Seller (a "Seller") and as the Servicer (the "Servicer"), ContiWest Corporation, in its capacity as a Seller (a "Seller"), ContiSecurities Asset Funding Corp., in its capacity as Depositor, (the "Depositor") and Manufacturers and Traders Trust Company, a New York banking corporation, in its capacity as the Trustee (the "Trustee"), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Certificates designated a s ContiMortgage Home Equity Loan Trust 1997-3 Home Equity Loan Pass-Through Certificates, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11IO (collectively, the "Class A Certificates"), Class M-1A, Class M-1F (collectively the "Class M-1 Certificates"), Class M-2A, Class M-2F (the "Class M-2 Certificates" and collectively with the Class M-1 Certificates, the "Mezzanine Certificates") Class B-1A (the "Class B-1A Certificates" and collec tively with the Class B-1F, the "Class B Certificates and collectively with the Class A Certificates and the Mezzanine Certificates, the "Offered Certificates"), the Class C Certificates (the "Class C Certificates") and Class R (Residual Interest) (the "Class R Certificates"). The Offered Certificates, the Class C Certificates and the Class R Certificates are together referred to herein as the "Certificates." Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

     On the 15th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Payment Date") commencing July 15, 1997, the Owners of the Class B-1F Certificates as of the close of business on the last day of the calendar month immediately preceding the calendar month in which a Payment Date occurs (the "Record Date") will be entitled to receive the Class B-1F Distribution Amount relating to such Certificate on such Payment Date. Distributions will be made in immediately available funds to Owners of Certificates having an aggregate original Class B-1F Certificate Principal Balance of at least $1,000,000 (by wire transfer or otherwise) to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

     Each Owner of record of a Class B-1F Certificate will be entitled to receive such Owner's Percentage Interest in the amounts due on such Payment Date to the Owners of the Class B-1F Certificates. The Percentage Interest of each Class B-1F Certificate as of any date of determination will be equal to the percentage obtained by dividing the original Certificate Principal Balance of such Class B-1F Certificate on the Startup Day by the aggregate Class B-1F Certificate Principal Balance on the Startup Day.


     The Trustee or any duly-appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

     The Home Equity Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Home Equity Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.


                                     B-1F-3

     This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Home Equity Loans insured or guaranteed by, ContiSecurities Asset Funding Corp., ContiWest Corporation or ContiMortgage Corporation or any of their affiliates. This Certificate is limited in right of payment to certain collections and recoveries relating to the Home Equity Loans and amounts on deposit in the Certificate Account and the Principal and Interest Account (except as otherwise provided in the Pooling and Servicing Agreement).

     No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

     Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

     The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the latest to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Home Equity Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Home Equity Loan remaining in the Trust Estate or (c) at any time when a Qualified Liquidation of the Trust Estate is effected as described below. To effect a termination of the Pooling and Servicing Agreement pursuant to clause (c) above, the Owners of all Certificates then Outstanding shall unanimously direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation as contemplated by Section 860F(a)(4) of the Code and the Trustee shall either sell the Home Equity Loans and distribute the proceeds of the liquidation of the Trust, or shall distribute equitably in kind all of the assets of the Trust Estate to the remaining Owners of the Certificates, each in accordance with such plan, so that the liquidation or distribution of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of the Pooling and Servicing Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation.

     The Pooling and Servicing Agreement additionally provides that (i) the Owners of the Class R Certificates may, at their option, purchase from the Trust all remaining Home Equity Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Monthly Remittance Date after the Clean-Up Call Date and (ii) under certain circumstances relating to the qualification of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC under the Code the Home Equity Loans may be sold, thereby effecting the early retirement of the Certificates.

     The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

     The Owners of the majority of the Percentage Interests represented by the Offered Certificates have the right to exercise any trust or power set forth in
Section 6.11 of the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

                                     M-1F-4

     The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee, the Sellers and the Servicer at any time and from time to time, and without the consent of the Owners; provided, that in certain circumstances provided for in the Pooling and Servicing Agreement, such consent of the Owners will be required prior to amendments. Any such consent by the Owner at the time of the giving thereof, of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of Transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

     The Trustee is required to furnish certain information on each Payment Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

     The Class B-1F Certificates are issuable only as registered Certificates in minimum denominations of $1,000 original Certificate Principal Balance. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class B-1F Certificates are exchangeable for new Class B-1F Certificates of authorized denominations evidencing the same aggregate principal amount.

     No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary, except as may otherwise be specifically provided in the Pooling and Servicing Agreement.

                                     B-1F-5

     IN WITNESS WHEREOF, the Depositor has caused this Certificate to be duly executed on behalf of the Trust.


                                           CONTISECURITIES ASSET FUNDING CORP.,
                                             as Depositor


                                           By:_________________________________

                                           Name:_______________________________

                                           Title:______________________________



                                           By:_________________________________

                                           Name:_______________________________

                                           Title:______________________________


                                     B-1F-6

                                                                     EXHIBIT B-6

                                                  FORM OF CLASS B-1A CERTIFICATE

     THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-4, CLASS A-5, CLASS A-6, CLASS A-7, CLASS A-8, CLASS A-9, CLASS A-10, CLASS A-11IO, CLASS M-1A, CLASS M-1F, CLASS M-2A AND CLASS M-2F CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

     SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

                   CONTIMORTGAGE HOME EQUITY LOAN TRUST 1997-3
                    HOME EQUITY LOAN PASS-THROUGH CERTIFICATE
                                   CLASS B-1A
                         (Adjustable Pass-Through Rate)

            Representing Certain Interests in a Pool of Home Equity
                               Loans Serviced by
                           CONTIMORTGAGE CORPORATION

     (This certificate does not represent an interest in, or an obligation of, nor are the underlying Home Equity Loans insured or guaranteed by, ContiSecurities Asset Funding Corp., ContiWest Corporation or ContiMortgage Corporation. This Certificate represents a fractional ownership interest in the Home Equity Loans and certain other property held by the Trust.)

     Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer ("ContiMortgage Home Equity Loan Trust 1997-3") or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.


No:  B-1A                                                  ---------------
                                                                CUSIP
   $                            June __, 1997
------------------              -------------              ---------------
Original Certificate                Date                   Final Scheduled
Principal Balance                                            Payment Date

                                 CEDE & CO.
                             ------------------
                              Registered Owner

Trustee Authentication
MANUFACTURERS AND TRADERS TRUST COMPANY, as Trustee
By:___________________________
Name:_________________________
Title:________________________
Date of Authentication:_______


                                     B-1A-1

     The registered Owner named above is the registered beneficial Owner of a fractional interest in (a) the Home Equity Loans listed in Schedule I-B to the Pooling and Servicing Agreement which each Seller has caused to be delivered to the Depositor and the Depositor has caused to be delivered to the Trustee (and all substitutions therefor as provided by Section 3.03, 3.04 and 3.06 of the Pooling and Servicing Agreement), together with the related Home Equity Loan documents and each Sellers' interest in any Property which secured a Home Equity Loan but which has been acquired by foreclosure or deed in lieu of foreclosure, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts as may be held by the Trustee in the Certificate Account and the Upper-Tier Group II Distribution Account together with investment earnings on such amounts and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, exclusive of investment earnings thereon (except as otherwise provided herein), whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by the Servicer); and (c) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified in the Pooling and Servicing Agreement.

     The Owner hereof is entitled to principal payments on each Payment Date, as hereinafter described, which will fully amortize such original Certificate Principal Balance over the period from the date of initial issuance of the Certificates to the final Payment Date for the Class B-1A Certificates. Therefore, the actual Outstanding principal amount of this Certificate may, on any date subsequent to July 15, 1997 (the first Payment Date) be less than the original Certificate Principal Balance set forth above.

     Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement (as defined below) provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

     NEITHER THIS CERTIFICATE NOR THE UNDERLYING HOME EQUITY LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

     THE PRINCIPAL OF THIS CERTIFICATE IS PAYABLE IN INSTALLMENTS. THEREFORE, THE ACTUAL OUTSTANDING PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY ON ANY DATE SUBSEQUENT TO July 15, 1997 (THE FIRST PAYMENT DATE) BE LESS THAN ITS ORIGINAL CERTIFICATE PRINCIPAL BALANCE.

     THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

                                     B-1A-2

     This Certificate is one of a Class of duly-authorized Certificates designated as ContiMortgage Home Equity Loan Trust 1997-3, Home Equity Loan Pass-Through Certificates, Class B-1A (the "Class B-1A Certificates") and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of June 1, 1997 (the "Pooling and Servicing Agreement") by and among ContiMortgage Corporation, in its capacity as a Seller (a "Seller") and as the Servicer (the "Servicer"), ContiWest Corporation, in its capacity as a Seller (a "Seller"), ContiSecurities Asset Funding Corp., in its capacity as Depositor, (the "Depositor") and Manufacturers and Traders Trust Company, a New York banking corporation, in its capacity as the Trustee (the "Trustee"), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Certificates designated a s ContiMortgage Home Equity Loan Trust 1997-3 Home Equity Loan Pass-Through Certificates, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11IO (collectively, the "Class A Certificates"), Class M-1A, Class M-1F (the "Class M-1 Certificates"), Class M-2A, Class M-2F (the "Class M-2 Certificates") and collectively with the Class M-1 Certificates, the "Mezzanine Certificates") and Class B-1F (the "Class B-1F Certificates" and collectively w ith the Class B-1A Certificates, the "Class B Certificates, collectively with the Class A Certificates and the Mezzanine Certificates, the "Offered Certificates"), the Class C Certificates (the "Class C Certificates") and Class R (Residual Interest) (the "Class R Certificates"). The Offered Certificates, the Class C Certificates and the Class R Certificates are together referred to herein as the "Certificates." Terms capitalized herein and not otherwise defined herein shall have the respective meanings s et forth in the Pooling and Servicing Agreement.

     On the 15th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Payment Date") commencing July 15, 1997, the Owners of the Class B-1A Certificates as of the close of business on the day immediately preceding such Payment Date (the "Record Date") will be entitled to receive the Class B-1A Distribution Amount relating to such Certificate on such Payment Date. Distributions will be made in immediately available funds to Owners of Certif icates having an aggregate original Class B-1A Certificate Principal Balance of at least $1,000,000 (by wire transfer or otherwise) to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

     Each Owner of record of a Class B-1A Certificate will be entitled to receive such Owner's Percentage Interest in the amounts due on such Payment Date to the Owners of the Class B-1A Certificates. The Percentage Interest of each Class B-1A Certificate as of any date of determination will be equal to the percentage obtained by dividing the original Certificate Principal Balance of such Class B-1A Certificate on the Startup Day by the aggregate Class B-1A Certificate Principal Balance on the Startup Day.

     The Trustee or any duly-appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

     The Home Equity Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Home Equity Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

                                     B-1A-3

     This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Home Equity Loans insured or guaranteed by, ContiSecurities Asset Funding Corp., ContiWest Corporation or ContiMortgage Corporation or any of their affiliates. This Certificate is limited in right of payment to certain collections and recoveries relating to the Home Equity Loans and amounts on deposit in the Certificate Account and the Principal and Interest Account (except as otherwise provided in the Pooling and Servicing Agreement).

     No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

     Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

     The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the latest to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Home Equity Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Home Equity Loan remaining in the Trust Estate or (c) at any time when a Qualified Liquidation of the Trust Estate is effected as described below. To effect a termination of the Pooling and Servicing Agreement pursuant to clause (c) above, the Owners of all Certificates then Outstanding shall unanimously direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation as contemplated by Section 860F(a)(4) of the Code and the Trustee shall either sell the Home Equity Loans and distribute the proceeds of the liquidation of the Trust, or shall distribute equitably in kind all of the assets of the Trust Estate to the remaining Owners of the Certificates, each in accorda nce with such plan, so that the liquidation or distribution of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of the Pooling and Servicing Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation.

     The Pooling and Servicing Agreement additionally provides that (i) the Owners of the Class R Certificates may, at their option, purchase from the Trust all remaining Home Equity Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Monthly Remittance Date after the Clean-Up Call Date and (ii) under certain circumstances relating to the qualification of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC under the Code the Home Equity Loans may be sold, thereby effecting the early retirement of the Certificates.

     The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

     The Owners of the majority of the Percentage Interests represented by the Offered Certificates have the right to exercise any trust or power set forth in
Section 6.11 of the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

                                     B-1A-4

     The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee, the Sellers and the Servicer at any time and from time to time, and without the consent of the Owners; provided, that in certain circumstances provided for in the Pooling and Servicing Agreement, such consent of the Owners will be required prior to amendments. Any such consent by the Owner at the time of the giving thereof, of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of Transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

     The Trustee is required to furnish certain information on each Payment Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

     The Class B-1A Certificates are issuable only as registered Certificates in minimum denominations of $1,000 original Certificate Principal Balance. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class B-1A Certificates are exchangeable for new Class B-1A Certificates of authorized denominations evidencing the same aggregate principal amount.

     No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary, except as may otherwise be specifically provided in the Pooling and Servicing Agreement.

                                     B-1A-5

         IN WITNESS WHEREOF, the Depositor has caused this Certificate to be duly executed on behalf of the Trust.


                                           CONTISECURITIES ASSET FUNDING CORP.,
                                             as Depositor


                                           By:_________________________________

                                           Name:_______________________________

                                           Title:______________________________



                                           By:_________________________________

                                           Name:_______________________________

                                           Title:______________________________


                                     B-1A-6

                                                                     EXHIBIT C-1

                                                     FORM OF CLASS C CERTIFICATE

         THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-4, CLASS A-5, CLASS A-6, CLASS A-7, CLASS A-8, CLASS A-9, CLASS A-10, CLASS A-11IO, CLASS M-1A, CLASS M-1F, CLASS M-2A, CLASS M-2F, CLASS B-1A AND CLASS B-1F CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

                   ContiMortgage Home Equity Loan Trust 1997-3
                    HOME EQUITY LOAN PASS-THROUGH CERTIFICATE
                        INTEREST-ONLY CLASS C CERTIFICATE

              Representing Certain Interests Relating to a Pool of
         Home Equity Loans formed by ContiSecurities Asset Funding Corp.
                                 and Serviced by

                            CONTIMORTGAGE CORPORATION
                                   as Servicer

         This certificate does not represent an interest in, or an obligation of, nor are the underlying Home Equity Loans insured or guaranteed by, ContiSecurities Asset Funding Corp., ContiWest Corporation or ContiMortgage Corporation. This certificate represents a fractional ownership interest in the Home Equity Loans as described herein, moneys in certain Accounts created pursuant to the Pooling and Servicing Agreement and certain other rights relating thereto and is payable only from amounts received by the Trustee relating to the Home Equity Loans held by the Trust.

No.:  C-1

                                  June __, 1997
                                  -------------
                                      Date

     100%
--------------------                                       ---------------
 Percentage Interest                                       Final Scheduled
                                                            Payment Date

                    CONTISECURITIES ASSET FUNDING II, L.L.C.
                    ----------------------------------------
                                Registered Holder

Trustee Authentication

Manufacturers and Traders Trust Company, as Trustee


By:________________________________
Name:______________________________
Title:_____________________________
Date of Authentication:____________


                                     C-1-1

         The registered Owner named above is the registered beneficial Owner of a fractional interest in (a) the Home Equity Loans listed in Schedules I-A and I-B to the Pooling and Servicing Agreement which each Seller has caused to be delivered to the Depositor and the Depositor has caused to be delivered to the Trustee (and all substitutions therefor as provided by Section 3.03, 3.04 and 3.06 of the Pooling and Servicing Agreement), together with the related Home Equity Loan documents and each Sellers' interest in any Property which secured a Home Equity Loan but which has been acquired by foreclosure or deed in lieu of foreclosure, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts as may be held by the Trustee in the Certificate Account the Upper-Tier Group I Distribution Account and the Upper-Tier Group II Distribution Account together with investment earnings on such amounts and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, exclusive of investment earnings thereon (except as otherwise provided herein), whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by the Servicer); and (c) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts , acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified in the Pooling and Servicing Agreement.

         Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

         THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DO ES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

         SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

         THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND,
NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

         NEITHER THIS CERTIFICATE NOR THE UNDERLYING HOME EQUITY LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

                                     C-1-2

         This Certificate is one of a Class of duly-authorized Certificates designated as ContiMortgage Home Equity Loan Trust 1997-3, Home Equity Loan Pass-Through Certificates, Class C (the "Class C Certificates") and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of June 1, 1997 (the "Pooling and Servicing Agreement") by and among ContiMortgage Corporation, in its capacity as a Seller (a "Seller") and as the Servicer (the "Servicer"), ContiWest Corporation, in its capacity as a Seller (a "Seller"), ContiSecurities Asset Funding Corp., in its capacity as Depositor, (the "Depositor") and Manufacturers and Traders Trust Company, a New York banking corporation, in its capacity as the Trustee (the "Trustee"), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Certificates designated as Conti Mortgage Home Equity Loan Trust 1997-3 Home Equity Loan Pass-Through Certificates, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11IO, (collectively, the "Class A Certificates"), Class M-1A, Class M-1F, Class M-2A, Class M-2F (together, the "Mezzanine Certificates"), Class B-1A, Class B-1F
(the "Class B Certificates" and together with the Class A Certificates and the Mezzanine Certificates, the "Offered Certificates") and Class R (the "Class R Certificates"). The Offered Certificates, the Class C Certificates and the Class R Certificates are together referred to herein as the "Certificates." Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

         Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

         On the 15th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Payment Date") commencing July 15, 1997, the Holders of the Class C Certificates as of the close of business on the last business day of the calendar month immediately preceding the calendar month in which such Payment Date occurs (the "Record Date") may be entitled to receive the Class C Distribution Amount (as defined in the Pooling and Servicing Agreement) relating to such Payment Date. Distributions will be made in immediately available funds to such Owners, by wire transfer or otherwise, to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee at least 5 business days prior to the related record date, or by check mailed to the address of the person entitled thereto as it appears on the Register.

         Each Owner of record of a Class C Certificate will be entitled to receive such Owner's Percentage Interest in the amounts due on such Payment Date to the Owners of the Class C Certificates. The Percentage Interest of each Class C Certificate as of any date of determination will be equal to the percentage interest set forth on such Class C Certificate.

         The Trustee or any duly appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code or applicable to any Owner shall be considered as hav ing been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

         The Home Equity Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Home Equity Loans. No appointment of any Sub-servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

         This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Home Equity Loans insured or guaranteed by, the Depositor or ContiMortgage or any of their

                                      C-1-3
subsidiaries and affiliates and are not insured or guaranteed by the Federal Deposit Insuran ce Corporation, the Government National Mortgage Association, or any other governmental agency. This Certificate is limited in right of payment to certain collections and recoveries relating to the Home Equity Loans and amounts on deposit in the Accounts (except as otherwise provided in the Pooling and Servicing Agreement), all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

     No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms hereof.

     Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

     The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the latest to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Home Equity Loan in the Lower-Tier REMIC or (b) the disposition of all property acquired in respect of any Home Equity Loan remaining in the Lower-Tier REMIC or
(c) at any time when a Qualified Liquidation of the Lower-Tier REMIC is effected as described below. To effect a terminati on of the Pooling and Servicing Agreement pursuant to clause (c) above, the Owners of all Certificates then Outstanding shall unanimously direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation as contemplated by Section 860F(a)(4) of the Code, and the Trustee shall either sell the Home Equity Loans and distribute the proceeds of the liquidation of the Trust, or shall distribute equitably in kind all of the assets of the Lower-Tier REMIC to the remaining Owners of the Certificates , each in accordance with such plan, so that the liquidation or distribution of the Lower-Tier REMIC, the distribution of any proceeds of the liquidation and the termination of the Pooling and Servicing Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation.

     The Pooling and Servicing Agreement additionally provides that (i) the Owners of the Class R Certificates may, at their option, purchase from the Trust all remaining Home Equity Loans and other property then constituting the Lower-Tier REMIC and the Upper-Tier REMIC, and thereby effect early retirement of the Certificates, on any Monthly Remittance Date after the Clean-Up Call Date and (ii) under certain circumstances relating to the qualification of the Lower-Tier REMIC and the Upper-Tier REMIC as a REMIC under the Code the Home Equity Loans may be sold, thereby effecting the early retirement of the Certificates.

     The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

     The Owners of a majority of the Percentage Interests represented by the Offered Certificates have the right to exercise any trust or power set forth in
Section 6.11 of the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

                                     C-1-4

     The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Trustee, the Sellers and the Servicer at any time and from time to time, without the consent of the Owners; provided that in certain circumstances provided for in the Pooling and Servicing Agreement, such consent of the Owners will be required prior to amendments. Any such consent by the Owner at the time of the giving thereof, of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of Transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

     The Trustee is required to furnish certain information on each Payment Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

     The Class C Certificates are issuable only as registered Certificates in minimum percentage interests of all interests in the Class C Certificates. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class C Certificates are exchangeable for new Class C Certificates of the same percentage interest as the Class C Certificates exchanged.

     No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary, except as may otherwise be specifically provided in the Pooling and Servicing Agreement.

                                     C-1-5

     IN WITNESS WHEREOF, the Depositor has caused this Certificate to be duly executed on behalf of the Trust.

                                           CONTISECURITIES ASSET FUNDING CORP.,
                                             as Depositor


                                           By:_________________________________

                                           Name:_______________________________

                                           Title:______________________________



                                           By:_________________________________

                                           Name:_______________________________

                                           Title:______________________________


                                     C-1-6

                                                                     EXHIBIT C-2

                                                     FORM OF CLASS R CERTIFICATE

     SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A CLASS OF "RESIDUAL INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

     THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY BE MADE ONLY IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.08 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

     TRANSFER OF THIS CLASS R CERTIFICATE IS RESTRICTED AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. NO TRANSFER OF THIS CLASS R CERTIFICATE MAY BE MADE TO A "DISQUALIFIED ORGANIZATION" AS DEFINED IN SECTION 860E(e)(5) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). SUCH TERM INCLUDES THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN CERTAIN TAXABLE INSTRUMENTALITIES), ANY COOPERATIVE ORGANIZATION FURNISHING ELECTRIC ENERGY OR PROVIDING TELEPHONE SERVICE TO PERSONS IN RURAL AREAS, OR ANY ORGANIZATION (OTHER THAN A FARMER'S COOPERATIVE) THAT IS EXEMPT FROM FEDERAL INCOME TAX UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX ON UNRELATED BUSINESS INCOME. NO TRANSFER OF THIS CLASS R CERTIFICATE WILL BE REGISTERED BY THE CERTIFICATE REGISTRAR UNLESS THE PROPOSED TRANSFEREE HAS DELIVERED AN AFFIDAVIT AFFIRMING, AMONG OTHER THINGS, THAT THE PROPOSED TRANSFERE E IS NOT A DISQUALIFIED ORGANIZATION AND IS NOT ACQUIRING THE CLASS R CERTIFICATE FOR THE ACCOUNT OF A DISQUALIFIED ORGANIZATION. A COPY OF THE FORM OF AFFIDAVIT REQUIRED OF EACH PROPOSED TRANSFEREE IS ON FILE AND AVAILABLE FROM THE TRUSTEE.

     A TRANSFER IN VIOLATION OF THE APPLICABLE RESTRICTIONS MAY GIVE RISE TO A SUBSTANTIAL TAX UPON THE TRANSFEROR OR, IN CERTAIN CASES, UPON AN AGENT ACTING FOR THE TRANSFEREE. A PASS-THROUGH ENTITY THAT HOLDS THIS CLASS R CERTIFICATE AND THAT HAS A DISQUALIFIED ORGANIZATION AS A RECORD OWNER IN ANY TAXABLE YEAR GENERALLY WILL BE SUBJECT TO A TAX FOR EACH SUCH YEAR EQUAL TO THE PRODUCT OF
(A) THE AMOUNT OF EXCESS INCLUSIONS WITH RESPECT TO THE PORTION OF THIS CERTIFICATE OWNED THROUGH SUCH PASS-THROUGH ENTITY BY SUCH DISQUALIFIED ORGANIZATION, AND (B) THE HIGHEST MARGINAL FEDERAL TAX RATE ON CORPORATIONS. FOR PURPOSES OF THE PRECEDING SENTENCE, THE TERM "PASS-THROUGH" ENTITY INCLUDES REGULATED INVESTMENT COMPANIES, REAL ESTATE INVESTMENT TRUSTS, COMMON TRUST FUNDS, PARTNERSHIPS, TRUSTS, ESTATES, COOPERATIVES TO WHICH PART I OF SUBCHAPTER 1T OF THE CODE APPLIES AND, EXCEPT AS PROVIDED IN REGULATIONS, NOMINEES.


                                     C-2-1

     NEITHER THIS CERTIFICATE NOR THE UNDERLYING HOME EQUITY LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

                   CONTIMORTGAGE HOME EQUITY LOAN TRUST 1997-3
                    HOME EQUITY LOAN PASS-THROUGH CERTIFICATE
                                     CLASS R
                               (Residual Interest)

              Representing Certain Interests Relating to a Pool of
                         Conventional Home Equity Loans
                                   Serviced by

                           CONTIMORTGAGE CORPORATION

     (This certificate does not represent an interest in, or an obligation of, nor are the underlying Home Equity Loans insured or guaranteed by, ContiSecurities Asset Funding Corp., ContiWest Corporation or ContiMortgage Corporation. This Certificate represents a fractional residual ownership inte rest in the Trust Estate.)

No:  R-1                                                   June __, 1997
                                                           -------------
                                                               Date

Percentage Interest    99.999  %
                       ---------                   ----------------------------
                                                   Final Scheduled Payment Date

                    ContiSecurities Asset Funding II, L.L.C.
                    ----------------------------------------
                                Registered Owner

     The registered Owner named above is the registered beneficial Owner of a fractional interest in (a) the Home Equity Loans listed in Schedules I-A and I-B to the Pooling and Servicing Agreement which each Seller has caused to be delivered to the Depositor and the Depositor has caused to be delivered to the Trustee (and all substitutions therefor as provided by Section 3.03, 3.04 and 3.06 of the Pooling and Servicing Agreement), together with the related Home Equity Loan documents and each Sellers' interest in any Property which secured a Home Equity Loan but which has been acquired by foreclosure or deed in lieu of foreclosure, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts as may be held by the Trustee in the Certificate Account, Upper-Tier Group I Distribution Account and the Upper-Tier Group II Distribution Account together with investment earnings on such amounts and such amounts as may be held in the name of the Trustee in the Pr incipal and Interest Account, if any, exclusive of investment earnings thereon (except as otherwise provided herein), whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by the Servicer); and (c) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified in the Pooling and Servicing Agreement.


                                     C-2-2

     THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

Trustee Authentication

MANUFACTURERS AND TRADERS TRUST COMPANY, as Trustee


By:___________________________

Name:_________________________

Title:________________________

Date of Authentication:_______


                                     C-2-3

     This Certificate is one of a Class of duly-authorized Certificates designated as ContiMortgage Home Equity Loan Trust 1997-3, Home Equity Loan Pass-Through Certificates, Class R (the "Class R Certificates") and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of June 1, 1997 (the "Pooling and Servicing Agreement") by and among ContiMortgage Corporation, in its capacity as a Seller (a "Seller") and as the Servicer (the "Servicer"), ContiWest Corporation, in its capacity as a Seller (a "Seller"), ContiSecurities Asset Funding Corp., in its capacity as Depositor, (the "Depositor") and Manufacturers and Traders Trust Company, a New York banking corporation, in its capacity as the Trustee (the "Trustee"), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Certificates designated as ContiMortgage Home Equity Loan Trust 1997-3 Home Equity Loan Pass-Through Certificates, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11IO (collectively, the "Class A Certificates"), Class M-1A, Class M-1F, Class M-2A, Class M-2F (the "Mezzanine Certificates"), Class B-1A, Class B-1F (the "Class B Certificates" and collectively with the Class A Certificates and the Mezzanine Certificates, the "Offered Certificates") and the Class C (the "Class C Certificates"). The Offered Certificates, the Class C Certificates and the Class R Certificates are together referred to herein as the "Certificates." Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

     The Home Equity Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Home Equity Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

     This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Home Equity Loans insured or guaranteed by, ContiSecurities Asset Funding Corp., ContiWest Corporation or ContiMortgage Corporation or any of their affiliates. This Certificate is limited in right of payment to certain collections and recoveries relating to the Home Equity Loans, all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

     No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

     Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

     The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the latest to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Home Equity Loan in the Upper-Tier REMIC and the Lower-Tier REMIC or (b) the disposition of all property acquired in respect of any Home Equity Loan remaining in the Trust Estate or (c) at any time when a Qualified Liquidation of the Trust Estate is effected as described below. To effect a termination of the Pooling and Servicing Agreement pursuant to clause (c) above, the Owners of all Certificates then Outstanding shall unanimously direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation as contemplated by Section 860F(a)(4) of the Code, and the Trustee shall either sell the Home Equity Loans and distribute the proceeds of the liquidation of the Trust, or shall distribute equitably in kind all of the assets of the Trust Estate to the remaining Owners of the Certificates, each in accordance with such plan, so that the

                                     C-2-4
liquidation or distribution of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of the Pooling and Servicing Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation.

     The Pooling and Servicing Agreement additionally provides that (i) the Owners of the Class R Certificates may at their option, purchase from the Trust all remaining Home Equity Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Monthly Remittance Date after the Clean-Up Call Date and (ii) under certain circumstances relating to the qualification of the Upper-Tier REMIC and the Lower-Tier REMIC as a REMIC under the Code the Home Equity Loans may be sold, thereby effecting the early retirement of the Certificates.

     The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

     The Owners of a majority of the Percentage Interests represented by the Offered Certificates, or if there are no longer any Offered Certificates then outstanding, the Owners of a majority of the Percentage Interests represented by the Class R Certificates then outstanding, have the right to exercise any trust or power set forth in Section 6.11 of the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like aggregate fractional undivided interest in the Upper-Tier REMIC will be issued to the designated transferee or transferees.

     The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee, the Sellers and the Servicer at any time and from time to time, and without the Consent of the Owners; provided that in certain other circumstances provided for in the Pooling and Servicing Agreement, such consent of the Owners will be required prior to amendments. Any such consent by the Owner at the time of the giving thereof, of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of Transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

     The Trustee is required to furnish certain information on each Payment Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

     The Class R Certificates are issuable only as registered Certificates. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class R Certificates are exchangeable for new Class R Certificates evidencing the same Percentage Interest as the Class R Certificates exchanged.

     No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by


                                     C-2-5
notice to the contrary, except as may otherwise be specifically provided in the Pooling and Servicing Agreement.

                                     C-2-6

     IN WITNESS WHEREOF, the Depositor has caused this Certificate to be duly executed on behalf of the Trust.

                                           CONTISECURITIES ASSET FUNDING CORP.,
                                                    as Depositor


                                           By:_________________________________

                                           Name:_______________________________

                                           Title:______________________________

                                           By:_________________________________

                                           Name:_______________________________

                                           Title:______________________________


                                     C-2-7

                                                                     EXHIBIT C-2

                                                     FORM OF CLASS R CERTIFICATE

     SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A CLASS OF "RESIDUAL INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

     THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY BE MADE ONLY IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.08 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

     TRANSFER OF THIS CLASS R CERTIFICATE IS RESTRICTED AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. NO TRANSFER OF THIS CLASS R CERTIFICATE MAY BE MADE TO A "DISQUALIFIED ORGANIZATION" AS DEFINED IN SECTION 860E(e)(5) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). SUCH TERM INCLUDES THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN CERTAIN TAXABLE INSTRUMENTALITIES), ANY COOPERATIVE ORGANIZATION FURNISHING ELECTRIC ENERGY OR PROVIDING TELEPHONE SERVICE TO PERSONS IN RURAL AREAS, OR ANY ORGANIZATION (OTHER THAN A FARMER'S COOPERATIVE) THAT IS EXEMPT FROM FEDERAL INCOME TAX UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX ON UNRELATED BUSINESS INCOME. NO TRANSFER OF THIS CLASS R CERTIFICATE WILL BE REGISTERED BY THE CERTIFICATE REGISTRAR UNLESS THE PROPOSED TRANSFEREE HAS DELIVERED AN AFFIDAVIT AFFIRMING, AMONG OTHER THINGS, THAT THE PROPOSED TRANSFERE E IS NOT A DISQUALIFIED ORGANIZATION AND IS NOT ACQUIRING THE CLASS R CERTIFICATE FOR THE ACCOUNT OF A DISQUALIFIED ORGANIZATION. A COPY OF THE FORM OF AFFIDAVIT REQUIRED OF EACH PROPOSED TRANSFEREE IS ON FILE AND AVAILABLE FROM THE TRUSTEE.

     A TRANSFER IN VIOLATION OF THE APPLICABLE RESTRICTIONS MAY GIVE RISE TO A SUBSTANTIAL TAX UPON THE TRANSFEROR OR, IN CERTAIN CASES, UPON AN AGENT ACTING FOR THE TRANSFEREE. A PASS-THROUGH ENTITY THAT HOLDS THIS CLASS R CERTIFICATE AND THAT HAS A DISQUALIFIED ORGANIZATION AS A RECORD OWNER IN ANY TAXABLE YEAR GENERALLY WILL BE SUBJECT TO A TAX FOR EACH SUCH YEAR EQUAL TO THE PRODUCT OF
(A) THE AMOUNT OF EXCESS INCLUSIONS WITH RESPECT TO THE PORTION OF THIS CERTIFICATE OWNED THROUGH SUCH PASS-THROUGH ENTITY BY SUCH DISQUALIFIED ORGANIZATION, AND (B) THE HIGHEST MARGINAL FEDERAL TAX RATE ON CORPORATIONS. FOR PURPOSES OF THE PRECEDING SENTENCE, THE TERM "PASS-THROUGH" ENTITY INCLUDES REGULATED INVESTMENT COMPANIES, REAL ESTATE INVESTMENT TRUSTS, COMMON TRUST FUNDS, PARTNERSHIPS, TRUSTS, ESTATES, COOPERATIVES TO WHICH PART I OF SUBCHAPTER 1T OF THE CODE APPLIES AND, EXCEPT AS PROVIDED IN REGULATIONS, NOMINEES.


                                     C-2-1

     NEITHER THIS CERTIFICATE NOR THE UNDERLYING HOME EQUITY LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.


                   CONTIMORTGAGE HOME EQUITY LOAN TRUST 1997-3
                    HOME EQUITY LOAN PASS-THROUGH CERTIFICATE
                                     CLASS R
                               (Residual Interest)

              Representing Certain Interests Relating to a Pool of
                         Conventional Home Equity Loans
                                   Serviced by

                            CONTIMORTGAGE CORPORATION

     (This certificate does not represent an interest in, or an obligation of, nor are the underlying Home Equity Loans insured or guaranteed by, ContiSecurities Asset Funding Corp., ContiWest Corporation or ContiMortgage Corporation. This Certificate represents a fractional residual ownership inte rest in the Trust Estate.)


No:  R-2                                                  June __, 1997
                                                          -------------
                                                              Date
Percentage Interest    0.001   %                   ----------------------------
                       --------
                                                   Final Scheduled Payment Date

                            ContiFunding Corporation
                            ------------------------
                                Registered Owner


     The registered Owner named above is the registered beneficial Owner of a fractional interest in (a) the Initial Home Equity Loans (other than the Retained Yield indicated in Schedule II to the Pooling and Servicing Agreement (as defined below) and any principal and interest payments received thereon prior to the Cut-Off Date) listed in Schedules I-A and I-B to the Pooling and Servicing Agreement which each Seller has caused to be delivered to the Depositor and the Depositor has caused to be delivered to the Trustee (and all substitutions therefor as provided by Section 3.03, 3.04 and 3.06 of the Pooling and Servicing Agreement), together with the related Home Equity Loan documents and each Sellers' interest in any Property which secured a Home Equity Loan but which has been acquired by foreclosure or deed in lieu of foreclosure, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts as may be held by the Trustee in the Certificate Account Upp er-Tier Group I Distribution Account and the Upper-Tier Group II Distribution Account together with investment earnings on such amounts and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, exclusive of investment earnings thereon (except as otherwise provided herein), whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by the Servicer); and (c) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified in the Pooling and Servicing Agreement.


                                     C-2-2

     THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

Trustee Authentication

MANUFACTURERS AND TRADERS TRUST COMPANY, as Trustee


By:___________________________

Name:_________________________

Title:________________________

Date of Authentication: ______


                                     C-2-3

     This Certificate is one of a Class of duly-authorized Certificates designated as ContiMortgage Home Equity Loan Trust 1997-3, Home Equity Loan Pass-Through Certificates, Class R (the "Class R Certificates") and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of June 1, 1997 (the "Pooling and Servicing Agreement") by and among ContiMortgage Corporation, in its capacity as a Seller (a "Seller") and as the Servicer (the "Servicer"), ContiWest Corporation, in its capacity as a Seller (a "Seller"), ContiSecurities Asset Funding Corp., in its capacity as Depositor, (the "Depositor") and Manufacturers and Traders Trust Company, a New York banking corporation, in its capacity as the Trustee (the "Trustee"), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Certificates designated as ContiMortgage Home Equity Loan Trust 1997-3 Home Equity Loan Pass-Through Certificates, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11IO (collectively, the "Class A Certificates"), Class M-1A, Class M-1F, Class M-2A, Class M-2F (together, the "Mezzanine Certificates"), Class B-1A, Class B-1F
(the "Class B Certificates" and, collectively with the Class A Certificates and the Mezzanine Cer tificates, the "Offered Certificates") and Class C (the Class C Certificates"). The Offered Certificates, the Class C Certificates and the Class R Certificates are together referred to herein as the "Certificates." Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

     The Home Equity Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Home Equity Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

     This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Home Equity Loans insured or guaranteed by, ContiSecurities Asset Funding Corp., ContiWest Corporation or ContiMortgage Corporation or any of their affiliates. This Certificate is limited in right of payment to certain collections and recoveries relating to the Home Equity Loans, all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

     No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

     Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

     The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the earlier of (i) the payment to the Owners of all Certificates from amounts other than those available under the Certificate Insurance Policy of all amounts held by the Trustee and required to be paid to such Owners pursuant to the Pooling and Servicing Agreement upon the later to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Home Equity Loan in the Upper-Tier REMIC and the Lower-Tier REMIC or (b) the disposition of all property acquired in respect of any Home Equity Loan remaining in the Trust Estate or (c) at any time when a Qualified Liquidation of the Trust Estate is effected as described below. To effect a termination of the Pooling and Servicing Agreement pursuant to clause
(c) above, the Owners of all Certificates then Outstanding shall unanimously direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation, as contemplated by Section 860F(a)(4) of the Code and


                                     C-2-4
the Trustee shall either sell the Home Equity Loans and distribute the proceeds of the liquidation of the Trust, or shall distribute equitably in kind all of the assets of the Trust Estate to the remaining Owners of the Certificates, each in accordance with such plan, so that the liquidation or distribution of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of the Pooling and Servicing Agreement occur no later tha n the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation.

     The Pooling and Servicing Agreement additionally provides that (i) the Owners of the Class R Certificates may at their option, purchase from the Trust all remaining Home Equity Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Monthly Remittance Date after the Clean-Up Call Date and (ii) under certain circumstances relating to the qualification of the Upper-Tier REMIC and the Lower-Tier REMIC as a REMIC under the Code the Home Equity Loans may be sold, thereby effecting the early retirement of the Certificates.

     The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

     The Owners of a majority of the Percentage Interests represented by the Offered Certificates, or if there are no longer any Offered Certificates then outstanding, the Owners of a majority of the Percentage Interests represented by the Class R Certificates then outstanding, have the right to exercise any trust or power set forth in Section 6.11 of the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like aggregate fractional undivided interest in the Upper-Tier REMIC will be issued to the designated transferee or transferees.

     The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee, the Sellers and the Servicer at any time and from time to time, and without the consent of the Owners; provided, that in certain other circumstances provided for in the Pooling and Servicing Agreement, such consent of the Owners will be required prior to amendments. Any such consent by the Owner at the time of the giving thereof, of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of Transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

     The Trustee is required to furnish certain information on each Payment Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

     The Class R Certificates are issuable only as registered Certificates. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class R Certificates are exchangeable for new Class R Certificates evidencing the same Percentage Interest as the Class R Certificates exchanged.

     No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary, except as may otherwise be specifically provided in the Pooling and Servicing Agreement.


                                     C-2-6

     IN WITNESS WHEREOF, the Depositor has caused this Certificate to be duly executed on behalf of the Trust.

                                           CONTISECURITIES ASSET FUNDING CORP.,
                                             as Depositor


                                           By:_________________________________

                                           Name:_______________________________

                                           Title:______________________________



                                           By:_________________________________

                                           Name:_______________________________

                                           Title:______________________________


                                     C-2-7

                                                                       EXHIBIT D

                   FORM OF CERTIFICATE RE: HOME EQUITY LOANS
                       PREPAID IN FULL AFTER CUT-OFF DATE

                          CERTIFICATE RE: PREPAID LOANS


     I, __________________________, _______________ of ContiMortgage Corporation
("ContiMortgage"), hereby certify that between the "Cut-Off Date" (as defined in the Pooling and Servicing Agreement dated as of June 1, 1997 among ContiSecurities Asset Funding Corp., as Depositor, ContiMortgage, as a Seller and the Servicer, ContiWest Corporation, as a Seller, and Manufacturers and Traders Trust Company, as Trustee) and the "Startup Day," the following schedule of "Home Equity Loans" (each as defined in the Pooling and Servicing Agreement) have been prepaid in full.


    Account                 Original         Current            Date Paid
    Number        Name       Amount          Balance               Off
    ------        ----       ------          -------               ---





Dated: March __, 1997


                                         By:_____________________

                                         Title:__________________

                                                                       EXHIBIT E

                                                       FORM OF TRUSTEE'S RECEIPT



                      TRUSTEE'S ACKNOWLEDGEMENT OF RECEIPT

     Manufacturers and Traders Trust Company, a New York banking corporation, in its capacity as trustee (the "Trustee") under that certain Pooling and Servicing Agreement dated as of June 1, 1997 (the "Pooling and Servicing Agreement") among ContiSecurities Asset Funding Corp., as Depositor, ContiMortgage Corporation, a Delaware corporation, as a Seller (a "Seller") and the Servicer, ContiWest Corporation, as a Seller, and Manufacturers and Traders Trust Company, as Trustee, hereby acknowledges receipt (subject to review as required by Section 3.06(a) of the Pooling and Servicing Agreement) of the items delivered to it by the Sellers and the Depositor with respect to the Home Equity Loans pursuant to
Section 3.05(b)(i) of the Pooling and Servicing Agreement.

     The Schedule of Home Equity Loans is attached to this Receipt.

     The Trustee hereby additionally acknowledges that it shall review such items as required by Section 3.06(a) of the Pooling and Servicing Agreement and shall otherwise comply with Section 3.06(b) of the Pooling and Servicing Agreement as required thereby.

                                               MANUFACTURERS AND TRADERS TRUST
                                                    COMPANY, as Trustee



                                               By:_____________________________

                                               Title:__________________________

Dated:  March __, 1997

                                                                       EXHIBIT F

                                                      FORM OF POOL CERTIFICATION

                               POOL CERTIFICATION

     WHEREAS, the undersigned is an Authorized Officer of Manufacturers and Traders Trust Company, a New York banking corporation, acting in its capacity as trustee (the "Trustee") of a certain pool of mortgage loans (the "Pool") heretofore conveyed in trust to the Trustee, pursuant to that certain Pooling and Servicing Agreement dated as of June 1, 1997 (the "Pooling and Servicing Agreement") among ContiSecurities Asset Funding Corp., as Depositor, ContiMortgage Corporation, as a Seller and the Servicer, ContiWest Corporation, as a Seller, and Manufacturers and Traders Trust Company, as Trustee; and

     WHEREAS, the Trustee is required, pursuant to Section 3.06(a) of the Pooling and Servicing Agreement, to review the Mortgage Files relating to the Pool within a specified period following the Startup Day and to notify the related Seller promptly of any defects with respect to the Pool, and such Seller is required to remedy such defects or take certain other action, all as set forth in Section 3.06(b) of the Pooling and Servicing Agreement; and

     WHEREAS, Section 3.06(a) of the Pooling and Servicing Agreement requires the Trustee to deliver this Pool Certification upon the satisfaction of certain conditions set forth therein.

     NOW, THEREFORE, the Trustee hereby certifies that it has determined that all required documents (or certified copies of documents listed in Section 3.05 of the Pooling and Servicing Agreement) have been executed or received, and that such documents relate to the Home Equity Loans identified in the Schedule of Home Equity Loans pursuant to Section 3.06(a) of the Pooling and Servicing Agreement or, in the event that such documents have not been executed and received or do not so relate to such Home Equity Loans, any remedial action by the Sellers pursuant to Section 3.06(b) of the Pooling and Servicing Agreement has been completed. The Trustee makes no certification hereby, however, with respect to any intervening assignments or assumption and modification agreements.

                                               MANUFACTURERS AND TRADERS TRUST
                                                   COMPANY, as Trustee



                                              By:______________________________

                                              Title:___________________________

Dated: March __, 1997

                                                                       EXHIBIT G

                                                          FORM OF DELIVERY ORDER

                                 DELIVERY ORDER



Manufacturers and Traders Trust Company, as Trustee
One M&T Plaza
Buffalo, New York  14240

Attention:  Corporate Trustee Department

Dear Sirs:

     Pursuant to Section 4.01 of the Pooling and Servicing Agreement, dated as of June 1, 1997 (the "Pooling and Servicing Agreement") among ContiSecurities Asset Funding Corp., as Depositor, ContiMortgage Corporation, a Delaware Corporation ("ContiMortgage"), as a Seller and the Servicer, ContiWest Corporation, as a Seller, and Manufacturers and Traders Trust Company, a New York banking corporation, as Trustee (the "Trustee"), ContiMortgage HEREBY CERTIFIES that all conditions precedent to the issuance of the ContiMortgage Home Equity Loan Trust 1997-3, Home Equity Loan Pass-Through Certificates, Class A, Class M-1, Class M-2, Class B, Class C and Class R (the "Certificates"), HAVE BEEN SATISFIED, and HEREBY REQUESTS YOU TO AUTHENTICATE AND DELIVER said Certificates, and to RELEASE said Certificates to the owners thereof, or otherwise upon their order.

                             Very truly yours,

                             CONTISECURITIES ASSET FUNDING CORP.,



                             By:___________________________

                             Title:________________________

Dated: March __, 1997

                                                                       EXHIBIT H


                                   [RESERVED]

                                                                       EXHIBIT I

                FORM OF CLASS R TAX MATTERS TRANSFER CERTIFICATE

                          AFFIDAVIT PURSUANT TO SECTION
                         860E(e) OF THE INTERNAL REVENUE
                            CODE OF 1986, AS AMENDED

STATE OF      )
              ) ss:
COUNTY OF          )

    [NAME OF OFFICER], being first duly sworn, deposes and says:

     1. That he is [Title of Officer] of [Name of Investor] (the "Investor"), a [savings institution] [corporation] duly organized and existing under the laws of [the State of ] [the United States], on behalf of which he makes this affidavit.

     2. That (i) the Investor is not a "disqualified organization" and will not be a "disqualified organization" as of [date of transfer] (For this purpose, a "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than certain taxable instrumentalities), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas, or any organization (other than a farmers' cooperative) that is exempt from federal income tax unless such organization is subject to the tax on unrelated business income.);
(ii) it is not acquiring the Class R Certificate for the account of a disqualified organization; (iii) it consents to any amendment of the Pooling and Servicing Agreement that shall be deemed necessary by the Trustee (upon advice of counsel) to constitute a reasonable arrangement to ensure that the Class R Certificate s will not be owned directly or indirectly by a disqualified organization; and (iv) it will not transfer such Class R Certificate unless (a) it has received from the transferee an affidavit in substantially the same form as this affidavit containing these same four representations and (b) as of the time of the transfer, it does not have actual knowledge that such affidavit is false.

     IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] and its corporate seal to be hereunto attached, attested by its
[Assistant] Secretary, this        day of      ,     .

                        [NAME OF INVESTOR]

                        By:_______________
                        [Name of Officer]
                        [Title of Officer]

[Corporate Seal]

Attest:

---------------------
[Assistant] Secretary

     Personally appeared before me the above-named [Name of Officer], known or proved to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Investor, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Investor.

     Subscribed and sworn before me this____day of___________,_____



----------------------------
NOTARY PUBLIC


COUNTY OF______________

STATE OF_______________

    My commission expires the____day of___________,___.



                                       I-2